Proxy Statement	Offering Circular

MERGER PROPOSAL — YOUR VOTE IS VERY IMPORTANT

Dear Prime Pacific Stockholder:

Your board of directors has unanimously approved a proposed transaction that, if completed, will result in the merger of Prime Pacific Financial Services, Inc. (“Prime Pacific”) with and into Coastal Financial Corporation (“Coastal”). As part of the transaction, Prime Pacific Bank, N.A. will also merge with and into Coastal Community Bank. You are being asked to approve the merger by approving an Amended and Restated Agreement and Plan of Merger between Prime Pacific and Coastal (which we refer to as the merger agreement) at a special meeting of stockholders to be held on ___________, 2015. The merger agreement was amended to account for the use of the Regulation A exemption from registration provided by the Securities and Exchange Commission (the “SEC”), which was adopted by the SEC after the initial execution of the merger agreement.

If the merger agreement is approved at the special meeting, and subject to the other conditions of the merger agreement, Prime Pacific will be merged into Coastal, with Coastal as the surviving entity. As a result, you will have the right to receive for each of your shares of Prime Pacific common stock 0.8047 of a share of Coastal common stock, subject to possible adjustment. In connection with the merger, Coastal expects to issue an aggregate of 7,674,599 shares of Coastal common stock to Prime Pacific stockholders. Following the merger, the stockholders of Prime Pacific as a group will hold approximately 14% of Coastal’s outstanding common stock. Coastal’s common stock is not listed on a national securities exchange and Coastal currently has no plans to list its common stock on a national securities exchange. Accordingly, there is no public market for Coastal’s common stock. However, prior to the closing of the merger, Coastal has agreed to obtain the written commitment of a broker-dealer to act as a market maker for Coastal common stock following the closing. We expect the merger to be tax-free for federal income tax purposes to you with respect to any shares of Coastal common stock you receive in exchange for your shares of Prime Pacific common stock.

After careful consideration, the board of directors of Prime Pacific has determined that the merger is in the best interests of stockholders and recommends that Prime Pacific stockholders vote “FOR” the proposal to approve the merger agreement and “FOR” each of the other items to be considered at the Prime Pacific special meeting. Approval of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Prime Pacific common stock.

This document contains information that you should consider in evaluating the merger agreement and the proposed merger. In particular, you should carefully read the section captioned “Risk Factors” beginning on page ___ for a discussion of certain risk factors relating to the merger agreement and the merger.

We cannot complete the merger unless Prime Pacific’s stockholders approve the merger agreement and we receive all applicable regulatory approvals. A favorable vote by stockholders owning at least a majority of Prime Pacific’s outstanding common stock is needed to approve the merger. Whether or not you plan to attend the special meeting of stockholders of Prime Pacific, please complete, sign, date and return the enclosed proxy card. Your vote is important. If you do not return your proxy card, it will have the same effect as a vote against the merger.

Glenn A. Deutsch
President and Chief Executive Officer
Prime Pacific Financial Services, Inc.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or completeness of this proxy statement/offering circular. Any representation to the contrary is a criminal offense. The Coastal common stock is being issued pursuant to the Regulation A exemption from registration provided by the SEC and such shares will be freely tradable following the merger.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or nonbank subsidiary of either Coastal or Prime Pacific, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This proxy statement/offering circular is dated ____________, 2015 and is first being mailed to Prime Pacific stockholders on or about ______________, 2015.

2502 196th Street SW

Suite 108

Lynnwood, Washington 98036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

A special meeting of stockholders of Prime Pacific Financial Services, Inc. (“Prime Pacific”) will be held at __________, ______, ________, Washington, at ____.m., local time, on _________, 2015.

At the special meeting, you will be asked to:

1.	Consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2015, by and between Coastal and Prime Pacific;

2.	Consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement; and

3.	Transact such other business as may be properly presented at the special meeting and any adjournments or postponements of the special meeting.

A copy of the Amended and Restated Agreement and Plan of Merger, which is referred to as the “merger agreement,” is included as Annex A to the accompanying proxy statement/offering circular. The proxy statement/offering circular describes the merger agreement and the proposed merger in detail. We urge you to read it carefully. The proxy statement/offering circular forms a part of this notice.

The board of directors of Prime Pacific recommends that Prime Pacific stockholders vote “FOR” the proposal to approve the merger agreement and “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies to vote in favor of the merger agreement.

Prime Pacific’s board of directors has fixed the close of business on ___________, 2015 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

Under Washington law, if the merger is completed, Prime Pacific stockholders of record who do not vote to approve the merger agreement, and otherwise comply with the applicable provisions of Washington law pertaining to objecting stockholders, will be entitled to exercise rights of appraisal and obtain payment in cash of the fair value of their shares of Prime Pacific common stock by following the procedures set forth in detail in the enclosed proxy statement/offering circular. A copy of the section of the Washington Business Corporation Act pertaining to objecting stockholders’ rights of appraisal is included as Annex C to the enclosed proxy statement/offering circular.

Your vote is very important. Your proxy is being solicited by Prime Pacific’s board of directors. The proposal to approve the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Prime Pacific common stock in order to complete the proposed merger. Whether or not you plan to attend the special meeting, please complete and mail the enclosed proxy card in the accompanying envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the special meeting. If you attend the special meeting and vote in person, your proxy vote will not be used.

If you have questions about the merger, or how to submit your proxy, please contact ___________, at (___) _________.

By Order of the Board of Directors

John R. Pfeifer
Corporate Secretary

Lynnwood, Washington
_______________, 2015

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE PRIME PACIFIC SPECIAL MEETING

The following are some questions that you may have about the merger and the Prime Pacific special meeting, and brief answers to those questions. We urge you to read carefully the entire proxy statement/offering circular because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting.

Unless the context otherwise requires, throughout this document, “Coastal” refers to Coastal Financial Corporation, “Prime Pacific” refers to Prime Pacific Financial Services, Inc. and “we,” “us,” and “our” refers collectively to Coastal and Prime Pacific.

Q:	What is the merger?

A:	Coastal and Prime Pacific have entered into an Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2015 (which we refer to as the “merger agreement”), pursuant to which Prime Pacific will be merged with and into Coastal, with Coastal continuing as the surviving corporation (we refer to this transaction as the “merger”). Immediately following the merger, Prime Pacific’s wholly owned subsidiary bank, Prime Pacific Bank, N.A. (which we refer to as “Prime Pacific Bank”), will merge with Coastal’s wholly owned subsidiary bank, Coastal Community Bank (we refer to this transaction as the “bank merger”). A copy of the merger agreement is attached to this proxy statement/offering circular as Annex A. The merger agreement was amended to account for the use of the Regulation A exemption from registration provided by the SEC, which was adopted by the SEC after the initial execution of the merger agreement.

Q:	Why am I receiving this proxy statement/offering circular?

A:

We are delivering this document to you because you are a stockholder of Prime Pacific and this document is a proxy statement being used by Prime Pacific’s board of directors to solicit proxies of its stockholders in connection with approval of the merger and related matters. This document is also an offering circular that is being delivered to Prime Pacific stockholders because Coastal is offering shares of its stock to Prime Pacific stockholders in connection with the merger.

The merger cannot be completed unless the stockholders of Prime Pacific approve the merger agreement (which we refer to as the “Prime Pacific merger proposal”).

Q:	In addition to the Prime Pacific merger proposal, what else are Prime Pacific stockholders being asked to vote on?

A:	Prime Pacific is also soliciting proxies from holders of its common stock with respect to a proposal to adjourn the Prime Pacific special meeting, if necessary or appropriate, to solicit additional proxies in favor of the Prime Pacific merger proposal (which we refer to as the “Prime Pacific adjournment proposal”). The completion of the merger is not conditioned upon the approval of the Prime Pacific adjournment proposal.

Q:	How does Prime Pacific’s board of directors recommend that I vote at the Prime Pacific special meeting?

A:

After careful consideration, Prime Pacific’s board of directors recommends that you vote “FOR” the Prime Pacific merger proposal and “FOR” the Prime Pacific adjournment proposal.

The directors of Prime Pacific, as well as certain key Prime Pacific stockholders, have entered into support agreements with Coastal, pursuant to which they have agreed to vote their shares “FOR” the Prime Pacific merger proposal. The directors and key stockholders that have entered into support agreements with Coastal hold an aggregate of 3,383,601 shares of Prime Pacific common stock, representing 35% of Prime Pacific’s outstanding common shares as of the record date. For more information regarding the support agreements, please see “The Merger Agreement—Support Agreements.”

For a more complete description of Prime Pacific's reasons for the merger and the recommendations of the Prime Pacific board of directors, please see “The Merger—Prime Pacific’s Reasons for the Merger; Recommendation of Prime Pacific’s Board of Directors.”

Q:	What will Prime Pacific stockholders receive in the merger?

A:	Each outstanding share of Prime Pacific common stock will be converted into the right to receive, promptly following the completion of the merger, 0.8047 of a share of Coastal common stock, subject to possible adjustment (which we refer to as the “merger consideration”). Coastal will not issue any fractional shares of Coastal common stock in the merger. Instead, each fraction of a share of Coastal common stock will be rounded up to the nearest whole share. The Coastal common stock received will be freely tradable under federal and state securities laws, although there is currently no public market for Coastal’s common stock. Prior to the closing of the merger, Coastal has agreed to obtain the written commitment of a broker-dealer to act as a market maker for Coastal common stock following the closing.

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Q:	How will the merger affect outstanding Prime Pacific stock options?

A:	Subject to the receipt of any required regulatory approval, each Prime Pacific stock option with an exercise price per share that is less than $1.36 per share and is outstanding immediately prior to the merger will be cancelled by Prime Pacific at the time of the merger or immediately prior to the merger and entitle its holder to receive a cash payment equal to: (i) the excess of (A) $1.36 per share over (B) the exercise price per share of the Prime Pacific stock option, multiplied by (ii) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option. Except as set forth below, Prime Pacific stock options with an exercise price per share equal to or greater than $1.36 per share will, at the time of the merger or immediately prior to the merger, be cancelled and terminated. Each Prime Pacific stock option granted under Prime Pacific’s 2009 Stock Option and Equity Compensation Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the closing of the merger and that has an exercise price per share equal to or greater than $1.36 shall be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such Prime Pacific stock option immediately prior to the closing of the merger (including vesting terms), the number of shares of Coastal common stock (rounded down to the nearest whole number of shares) equal to the produce of (i) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, multiplied by (ii) the exchange ratio, which such stock option shall have an exercise price per share of Coastal common stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, by (2) the exchange ratio.

Q:	When and where is the special meeting?

A:	The Prime Pacific special meeting will be held at __________, ______, ________, Washington, at ____.m., local time, on _________, 2015.

Q:	What do I need to do now?

A:

After you have carefully read this proxy statement/offering circular and have decided how you wish your shares to be voted, please promptly follow the steps set forth below so that your shares are represented and voted at Prime Pacific’s special meeting. If you hold your shares in your name as a stockholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. If your shares are held in “street name” through a bank or broker, you must direct your bank or broker how to vote in accordance with the instructions you have received from your bank or broker.

Q:	Who is entitled to vote?

A:	Holders of record of Prime Pacific common stock at the close of business on _________, 2015, which is the date that the Prime Pacific board of directors has fixed as the record date for the Prime Pacific special meeting, are entitled to vote at the Prime Pacific special meeting.

Q:	What constitutes a quorum?

A:

The presence at the Prime Pacific special meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of Prime Pacific common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be treated as shares that are present at the meeting for the purpose of determining the presence of a quorum.

Q:	If my shares are held in “street name” through a bank, broker or other nominee, will my bank, broker or other nominee vote my shares for me?

A:	No. Your bank, broker or other nominee cannot vote your shares without instructions from you. Please follow the voting instruction form provided by your bank, broker or other nominee. The effects of failing to instruct your bank, broker or other nominee how to vote your shares of Prime Pacific common stock on each of the proposals to be considered at the Prime Pacific special meetings are described below.

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Q:	What is the vote required to approve each proposal at the Prime Pacific special meeting?

A:

Prime Pacific merger proposal: To approve the Prime Pacific merger proposal, a majority of the Prime Pacific common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting or, if your shares are in street name and you fail to instruct your bank or broker how to vote with respect to the Prime Pacific merger proposal, it will have the same effect as a vote “AGAINST” the Prime Pacific merger proposal.

Prime Pacific adjournment proposal: The Prime Pacific adjournment proposal will be approved if the votes cast in favor of such proposal at the Prime Pacific special meeting exceed the votes cast in opposition. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting or, if your shares are in street name and you fail to instruct your bank or broker how to vote with respect to the Prime Pacific adjournment proposal, it will have no effect on the approval of the Prime Pacific adjournment proposal.

Q:	Why is my vote important?

A:	If you do not vote by proxy or in person at Prime Pacific’s special meeting, it will be more difficult for Prime Pacific to obtain the necessary quorum to hold its special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote “AGAINST” the merger proposal at Prime Pacific’s special meeting. The merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Prime Pacific common stock entitled to vote at the Prime Pacific special meeting.

Q:	Can I attend the Prime Pacific special meeting and vote my shares in person?

A:	Yes. All stockholders of Prime Pacific, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Prime Pacific special meeting. Holders of record of Prime Pacific common stock can vote in person at the Prime Pacific special meeting. If you wish to vote in person at Prime Pacific’s special meeting and if you are a stockholder of record, you should bring the enclosed proxy card and proof of identity. If your shares are held in street name through a broker, or beneficially own your shares through another holder of record, you will need to bring with you and provide to the inspectors of election proof of identity and a letter from your bank, broker, nominee or other holder of record confirming your beneficial ownership of common stock as of the record date and authorization for you to vote such shares at Prime Pacific’s special meeting (a “legal proxy” from your holder of record). At the appropriate time during Prime Pacific’s special meeting, the stockholders present will be asked whether anyone wishes to vote in person. You should raise your hand at this time to receive a ballot to record your vote. Everyone who attends the Prime Pacific special meeting must abide by the rules for the conduct of the meeting distributed at the Prime Pacific special meeting. Even if you intend to attend the Prime Pacific stockholder meeting, we encourage you to vote by proxy to save us the expense of further proxy solicitation efforts.

Q:	Can I change my proxy or voting instructions?

A:	Yes. If you are a holder of record of Prime Pacific common stock, you may revoke your proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation to Prime Pacific’s corporate secretary or (3) attending the Prime Pacific special meeting in person and voting by ballot at the special meeting. Attendance at the Prime Pacific special meeting by itself will not automatically revoke your proxy. A revocation or later-dated proxy received by Prime Pacific after the vote is taken at the Prime Pacific special meeting will not affect your previously submitted proxy. Prime Pacific’s corporate secretary’s mailing address is: John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036. If your shares are held in “street name” through a bank or broker, you should contact your bank or broker to change your voting instructions.

Q:	What are the U.S. federal income tax consequences of the merger to Prime Pacific stockholders?

A:	The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, which we refer to as the “Code.” Assuming the merger qualifies as a reorganization, a U.S. holder of Prime Pacific common stock generally will not recognize any gain or loss upon receipt of Coastal common stock in exchange for Prime Pacific common stock in the merger. It is a condition to the completion of the merger that Coastal and Prime Pacific receive written opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

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Q:	Am I entitled to dissenters’ rights?

A:	Yes. Under Chapter 23B.13 of the Washington Business Corporation Act, holders of Prime Pacific’s common stock are entitled to dissent from, and obtain payment of the fair value of their shares in cash together with accrued interest in the event of, the consummation of the merger, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement. If you wish to assert your statutory dissenters’ rights, you must: (1) deliver to Prime Pacific, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Prime Pacific common stock if the merger is effected, which notice must be separate from your proxy; (2) not vote your shares in favor of the merger agreement; and (3) follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act, which is attached to this proxy statement/offering circular as Annex C. If you fail to comply with these requirements, then if the merger agreement is approved by Prime Pacific’s stockholders and the merger is completed, your shares of Prime Pacific common stock will be converted into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes, but you will have no dissenters’ rights with respect to your shares of Prime Pacific common stock. Written notice of your intent to assert dissenters’ rights must be delivered to Prime Pacific at: John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036. A vote against the Prime Pacific merger proposal alone will not constitute written notice of your intent to assert your dissenters’ rights in connection with the merger.

Q:	If I am a holder of Prime Pacific common stock in certificated form, should I send in my Prime Pacific stock certificates now?

A:	No. Please do not send in your Prime Pacific stock certificates with your proxy. After completion of the merger, the exchange agent will send you instructions for exchanging Prime Pacific stock certificates for the merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange Procedures.”

Q:	Whom may I contact if I cannot locate my Prime Pacific stock certificate(s)?

A:	If you are unable to locate your original Prime Pacific stock certificate(s), you should contact Jennifer Brown at (425) 608-4173.

Q:	What should I do if I receive more than one set of voting materials?

A:	Prime Pacific stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/offering circular and multiple proxy cards or voting instruction cards. For example, if you hold shares of Prime Pacific common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold such shares. If you are a holder of record of Prime Pacific common stock and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or otherwise follow the voting instructions set forth in this proxy statement/offering circular to ensure that you vote every share of Prime Pacific common stock that you own.

Q:	When do you expect to complete the merger?

A:	Coastal and Prime Pacific expect to complete the merger in the fourth quarter of 2015 once all of the conditions to the merger are fulfilled. However, neither Coastal nor Prime Pacific can assure you of when or if the merger will be completed. We must first obtain the approval of Prime Pacific stockholders for the merger, obtain necessary regulatory approvals and satisfy certain other closing conditions.

Q:	What happens if the merger is not completed?

A:	If the merger is not completed, holders of Prime Pacific common stock will not receive any consideration for their shares in connection with the merger. Instead, Prime Pacific will remain an independent company. In addition, if the merger agreement is terminated in certain circumstances, a termination fee may be required to be paid by Prime Pacific. See “The Merger Agreement—Termination Fee” for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q:	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement/offering circular, would like additional copies of this proxy statement/offering circular or need help voting your shares of Prime Pacific common stock, please contact Jennifer Brown, Administrative Assistant, Prime Pacific Financial Services, Inc., at 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036 or (425) 608-4173 .

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SUMMARY

This summary highlights selected information from this proxy statement/offering circular and may not contain all of the information that is important to you. You should carefully read this entire document, including the appendices, and the other documents to which this document refers to fully understand the merger and the related transactions.

Information About Coastal and Prime Pacific (pages ____ and _____)

Coastal Financial Corporation

Coastal is a bank holding company incorporated under the laws of the State of Washington and headquartered in Everett, Washington. Coastal’s only subsidiary is Coastal Community Bank, a commercial bank chartered under the laws of the State of Washington. Coastal Community Bank was founded in 1997 and currently has 11 offices in Snohomish and Island Counties in Washington. Coastal Community Bank offers a wide variety of deposit and credit products to meet the needs of businesses and consumers in the Puget Sound area. As of March 31, 2015, on a consolidated basis, Coastal had total assets of $581.3 million, deposits of $505.7 million and stockholders’ equity of $53.3 million. Coastal’s principal office is located at 5415 Evergreen Way, Everett, Washington 98203 and its telephone number is (425) 257-9000. For additional information about Coastal, see “Information About Coastal.”

Prime Pacific Financial Services, Inc.

Prime Pacific is a bank holding company incorporated under the laws of the State of Washington and headquartered in Lynnwood, Washington. Prime Pacific is the parent holding company of Prime Pacific Bank, a federally chartered national banking association. Founded 20 years ago, Prime Pacific Bank is a full-service community bank with three branch offices in Lynnwood, Kenmore and Mill Creek in Washington. Providing a full range of retail banking services, Prime Pacific Bank serves individuals and small to medium-sized business located in south Snohomish County and northeast King County. As of March 31, 2015, on a consolidated basis, Prime Pacific had total assets of $121.5 million, deposits of $107.8 million and stockholders’ equity of $13.3 million. Prime Pacific’s principal office is located at 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036 and its telephone number is (425) 712-9898.

The Merger and the Merger Agreement (page ____)

The terms and conditions of the merger are contained in the merger agreement, which is attached to this proxy statement/offering circular as Annex A. We encourage you to read the merger agreement carefully, as it is the legal document that governs the merger.

In the merger, Prime Pacific will merge with and into Coastal, with Coastal as the surviving corporation. Immediately following the merger, Prime Pacific’s wholly owned subsidiary bank, Prime Pacific Bank, will merge with Coastal’s wholly owned subsidiary bank, Coastal Community Bank in the bank merger.

Merger Consideration (page ____)

If the merger is completed, each outstanding share of Prime Pacific common stock will be converted into the right to receive, promptly following the completion of the merger, 0.8047 of a share of Coastal common stock, subject to possible adjustment. Coastal will not issue any fractional shares of Coastal common stock in the merger. Instead, each fraction of a share of Coastal common stock will be rounded up to the nearest whole share.

Prime Pacific Special Meeting (page ____)

The Prime Pacific special meeting will be held at __________, ______, ________, Washington, at ____.m., local time, on _________, 2015. At the special meeting, holders of Prime Pacific common stock will be asked to:

—	approve the Prime Pacific merger proposal; and

—	approve the Prime Pacific adjournment proposal

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Only holders of record of Prime Pacific common stock at the close of business on ___________, 2015 will be entitled to vote at the Prime Pacific special meeting. Each share of Prime Pacific common stock is entitled to one vote on each proposal to be considered at the Prime Pacific special meeting. As of the record date, there were ________ shares of Prime Pacific common stock entitled to vote at the Prime Pacific special meeting. As of the record date, the directors and executive officers of Prime Pacific and their affiliates beneficially owned and were entitled to vote approximately 1,432,199 shares of Prime Pacific common stock representing approximately 15% of the shares of Prime Pacific common stock outstanding on that date, which shares owned by directors of record or beneficially are subject to the support agreements described below.

Concurrent with the execution of the merger agreement, each of Prime Pacific’s directors, as well as certain key Prime Pacific stockholders, entered into a support agreement with Coastal under which such Prime Pacific director and stockholder generally has agreed (1) to vote or cause to be voted in favor of the Prime Pacific merger proposal, all shares of Prime Pacific common stock which he or she is the record or beneficial owner as the date of the support agreement and (2) subject to limited exceptions, not to sell or otherwise dispose any of these shares of Prime Pacific common stock until after the approval of the Prime Pacific merger proposal by the stockholders of Prime Pacific. The directors and key stockholders that have entered into support agreements with Coastal hold an aggregate of 3,383,601 shares of Prime Pacific common stock, representing 35% of Prime Pacific’s outstanding common shares as of the record date. For additional information regarding the support agreements, see “The Merger Agreement—Support Agreements.”

To approve the Prime Pacific merger proposal, a majority of the shares of Prime Pacific common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The Prime Pacific adjournment proposal will be approved if a majority of the votes cast at the Prime Pacific special meeting are voted in favor of the proposal. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting or if your shares are held in street name and you fail to instruct your bank or broker how to vote with respect to the Prime Pacific merger proposal, it will have the same effect as a vote “AGAINST” the Prime Pacific merger proposal. If you mark “ABSTAIN” on your proxy, or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting or if your shares are in street name and you fail to instruct your bank or broker how to vote with respect to the Prime Pacific adjournment proposal, it will have no effect on the approval of the Prime Pacific adjournment proposal.

Recommendation of Prime Pacific’s Board of Directors (page ____)

After careful consideration, Prime Pacific’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Prime Pacific and its stockholders and has approved the merger agreement. Prime Pacific’s board of directors recommends that Prime Pacific stockholders vote “FOR” the approval of the Prime Pacific merger proposal and “FOR” the approval of the Prime Pacific adjournment proposal. For the factors considered by Prime Pacific’s board of directors in reaching its decision to approve the merger agreement, see “The Merger—Prime Pacific’s Reasons for the Merger; Recommendation of Prime Pacific’s Board of Directors.”

Opinion of Performance Trust Capital Partners, LLC — Fairness Opinion Provider to Prime Pacific (page ____)

In connection with its consideration of the merger agreement, on April 16, 2015, the Prime Pacific board of directors received financial advice and presentations regarding the financial aspects of the merger from Performance Trust Capital Partners, LLC (which we refer to as “Performance Trust”), and received Performance Trust’s written opinion, dated April 16, 2015, to the effect that, as of such date and based upon and subject to the various factors, assumptions and limitations set forth in its opinion, the merger consideration was fair, from a financial point of view, to the holders of Prime Pacific common stock. The full text of Performance Trust’s written opinions is attached as Annex B to this proxy statement/offering circular. You should read the opinion in its entirety for a discussion of, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by Performance Trust in rendering its opinion. Performance Trust’s opinion is addressed to the Prime Pacific board of directors, is directed only to the merger consideration and does not constitute a recommendation to any Prime Pacific stockholder as to how such stockholder should vote with respect to the merger proposal or any other matter.

Treatment of Prime Pacific Stock Options (page ____)

Subject to the receipt of any required regulatory approval, each Prime Pacific stock option with an exercise price per share that is less than $1.36 per share and is outstanding immediately prior to the merger will be cancelled by Prime Pacific at the time of the merger or immediately prior to the merger and entitle its holder to receive a cash payment equal to: (i) the excess of (A) $1.36 per share over (B) the exercise price per share of the Prime Pacific stock option, multiplied by (ii) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option. Except as set forth below, Prime Pacific stock options with an exercise price per share equal to or greater than $1.36 per share will, at the time of the merger or immediately prior to the merger, be cancelled and terminated. Each Prime Pacific stock option granted under Prime Pacific’s 2009 Stock Option and Equity Compensation Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the closing of the merger and that has an exercise price per share equal to or greater than $1.36 shall be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such Prime Pacific stock option immediately prior to the closing of the merger (including vesting terms), the number of shares of Coastal common stock (rounded down to the nearest whole number of shares) equal to the produce of (i) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, multiplied by (ii) the exchange ratio, which such stock option shall have an exercise price per share of Coastal common stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, by (2) the exchange ratio.

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Material U.S. Federal Income Tax Consequences of the Merger (page ____)

The merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Code. Assuming the merger qualifies as a reorganization, a U.S. holder of Prime Pacific common stock generally will not recognize any gain or loss upon receipt of Coastal common stock in exchange for Prime Pacific common stock in the merger. It is a condition to the completion of the merger that Coastal and Prime Pacific receive written opinions from their respective counsel to the effect that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Code. For further information, see “Material U.S. Federal Income Tax Consequences of the Merger.”

The U.S. federal income tax consequences described above may not apply to all holders of Prime Pacific common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.

Dissenters’ Rights in the Merger (page ____)

Under Chapter 23B.13 of the Washington Business Corporation Act, holders of Prime Pacific’s common stock are entitled to dissent from, and obtain payment of the fair value of their shares in cash together with accrued interest in the event of, the consummation of the merger, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement. If you wish to assert your statutory dissenters’ rights, you must: (1) deliver to Prime Pacific, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Prime Pacific common stock if the merger is effected, which notice must be separate from your proxy; (2) not vote your shares in favor of the merger agreement; and (3) follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act, which is attached to this proxy statement/offering circular as Annex C. If you fail to comply with these requirements, then if the merger agreement is approved by Prime Pacific’s stockholders and the merger is completed, your shares of Prime Pacific common stock will be converted into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes, but you will have no dissenters’ rights with respect to your shares of Prime Pacific common stock. Written notice of your intent to assert dissenters’ rights must be delivered to Prime Pacific at: John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036. A vote against the Prime Pacific merger proposal alone will not constitute written notice of your intent to assert your dissenters’ rights in connection with the merger.

Interests of Prime Pacific’s Directors and Executive Officers in the Merger (page ____)

Prime Pacific stockholders should be aware that some of Prime Pacific’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Prime Pacific stockholders generally. Prime Pacific’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Prime Pacific stockholders vote in favor of approving the merger agreement.

These interests include the following:

—	directors and officers will be entitled to indemnification for a period of six years.

—	certain executive officers of Prime Pacific may be eligible for severance benefits under existing agreements with, and benefit plans offered by, Prime Pacific.

—	accelerated vesting of all of the unvested stock options held by Prime Pacific executive officers.

—	Glenn A. Deutsch, President and Chief Executive Officer of Prime Pacific, will become the Chief Operating Officer of Coastal Community Bank following the merger and has entered into a change in control severance agreement and a restrictive covenant agreement with Coastal Community Bank that will become effective upon completion of the merger. Chuck Dodd, Chief Credit Officer of Prime Pacific, will become the Senior Vice President and Senior Credit Officer of Coastal Community Bank. Liz Norsby, Chief Operating Officer of Prime Pacific, will become Senior Vice President and Senior Operations Supervisor of Coastal Community Bank.

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For a more complete description of these interests, see “The Merger—Interests of Prime Pacific’s Directors and Executive Officers in the Merger.”

Regulatory Approvals (page ____)

Under applicable law, the merger must be approved by the Board of Governors of the Federal Reserve System, or the Federal Reserve Board, and the bank merger must be approved by the Federal Reserve Board and the Washington Department of Financial Institutions. The U.S. Department of Justice may review the impact of the merger and the bank merger on competition.

As of the date of this proxy statement/offering circular, all of the required applications have been filed. There can be no assurance as to whether all regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. For more information, see “The Merger Agreement—Conditions to Complete the Merger.”

Conditions to Complete the Merger (page ____)

As more fully described in this proxy statement/offering circular and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permitted, waived. These conditions include:

•	approval of the Prime Pacific merger proposal by Prime Pacific stockholders;

•	the receipt of all required regulatory approvals without the imposition of any unduly burdensome condition upon Coastal following the merger or Coastal Community Bank following the bank merger;

•	the absence of any order, injunction, decree or law preventing the completion of the merger;

•	subject to the standards set forth in the closing conditions in the merger agreement, the accuracy of the representations and warranties of Coastal and Prime Pacific on the date of the merger agreement and the closing date of the merger;

•	performance in all material respects by each of Coastal and Prime Pacific of its obligations under the merger agreement;

•	receipt by Coastal of all required approvals by state securities or “blue sky” authorities needed to consummate the merger;

•	the absence of any material litigation against Coastal or Prime Pacific, or any of their respective officers and directors, reasonably considered by Coastal to be materially burdensome with respect to the merger, or which Coastal believes could have a material adverse effect on Coastal after giving effect to the merger;

•	total core deposit account deposits and total non-interest bearing deposit accounts, each measured as the average for the 30 days immediately preceding the fifth business day prior to the effective date of the merger, totaling at least 95% of the amounts of such deposit accounts as of the date of the merger agreement;

•	shares for which dissenters’ rights are exercised may not exceed 5% of the outstanding shares of Prime Pacific common stock; and

•	receipt by each of Coastal and Prime Pacific of an opinion from its counsel as to certain U.S. federal income tax matters.

We expect to complete the merger in the fourth quarter of 2015. No assurance can be given, however, as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Agreement Not to Solicit Other Offers (page ____)

Prime Pacific has agreed that it generally will not solicit or encourage any inquiries or proposals regarding any acquisition proposals by third parties. Prime Pacific may respond to an unsolicited acquisition proposal that its board of directors believes is superior to the terms of the merger agreement if, in good faith after consultation with Prime Pacific’s outside legal counsel, the board of directors determines that failing to respond to the unsolicited acquisition proposal would constitute a breach of its fiduciary duty under applicable law. Prime Pacific must promptly notify Coastal if it receives any acquisition proposals.

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Termination of the Merger Agreement (page ____)

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by the mutual written consent of Coastal and Prime Pacific;

•	by either party, if Prime Pacific’s stockholders fail to approve the Prime Pacific merger proposal; provided, however, that Prime Pacific may only exercise this termination right if it has complied in all material respects with all of its duties under the merger regarding its receipt of a superior unsolicited acquisition proposal;

•	by either Coastal or Prime Pacific if the merger is not consummated by December 31, 2015; provided however, that this right is not available to any party whose action or failure to act has been the cause of or resulted in the delay;

•	by either Coastal or Prime Pacific if any required regulatory approval has been denied; provided however, that this right is not available to any party whose action or failure to act has been the cause of the failure to receive regulatory approval;

•	by either Coastal or Prime Pacific, if the other breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement and the breach is not cured within 30 days following written notice to the party committing the breach;

•	by Coastal, if (i) Prime Pacific materially breaches its duties with respect to the solicitation or consideration of a superior unsolicited acquisition proposal or (ii) Prime Pacific’s board of directors does not publicly recommend that Prime Pacific’s stockholders approve the Prime Pacific merger proposal or subsequently withdraws, qualifies or revises such recommendation in a manner that is materially adverse to Coastal; or

•	by Coastal or Prime Pacific if Prime Pacific’s estimated adjusted tangible common equity as of the closing date of the merger is less than $13,000,000; provided, however, that if Prime Pacific elects to exercise its termination right in this scenario, Coastal has the option for a period of five business days following receipt of notice of termination by Prime Pacific to fix the merger consideration at the amount that would be calculated under the merger agreement as if Prime Pacific’s adjusted tangible common equity was $13,000,000, in which case no termination will occur and the merger agreement will otherwise remain in effect in accordance with its terms. For information on the calculation of Prime Pacific’s estimated adjusted tangible common equity, see “The Merger Agreement—Covenants and Agreements— Tangible Common Equity; Purchase Price Adjustment.”

Termination Fee (page ____)

The merger agreement requires the payment of a $450,000 termination fee by Prime Pacific to Coastal if the merger agreement is terminated by Coastal because (i) Prime Pacific materially breaches its duties with respect to the solicitation or consideration of a superior unsolicited acquisition proposal or (ii) Prime Pacific’s board of directors does not publicly recommend that Prime Pacific’s stockholders approve the Prime Pacific merger proposal or subsequently withdraws, qualifies or revises such recommendation in a manner that is materially adverse to Coastal.

In addition, Prime Pacific must pay a termination fee to Coastal if Coastal terminates the merger agreement because Prime Pacific willfully breaches any of its representations, warranties, covenants or obligations under the merger agreement and, in either case, a superior acquisition proposal involving Prime Pacific is publicly announced on or before the date of the Prime Pacific special meeting or the termination of the merger agreement by Coastal, respectively. Under these circumstances, Prime Pacific must pay Coastal a $250,000 termination fee promptly following the termination of the merger agreement and, if Prime Pacific either consummates or enters into a definitive agreement regarding the acquisition proposal within 12 months after termination of the merger agreement, it must pay Coastal an additional $200,000 termination fee.

Finally, if the merger agreement is terminated by either Prime Pacific or Coastal because the other breaches a representation or warranty or breaches a covenant or agreement and the breach is not cured within 30 days following written notice to the party committing the breach, the non-terminating party must pay the terminating party a $250,000 termination fee.

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Rights of Prime Pacific Stockholders (page ____)

The rights of Prime Pacific stockholders will change as a result of the merger due to differences in Coastal’s and Prime Pacific’s governing documents. The rights of Prime Pacific and Coastal stockholders are governed by Washington law and by Prime Pacific’s and Coastal’s respective articles of incorporation and bylaws, each as amended to date. Upon completion of the merger, Prime Pacific stockholders will become stockholders of Coastal, as the continuing legal entity in the merger, and the rights of Prime Pacific stockholders will therefore be governed by Washington law and by Coastal’s articles of incorporation and bylaws. See “Comparison of Stockholders’ Rights” for a description of the material differences in stockholder rights under each of the Coastal and Prime Pacific governing documents.

Conversion of Shares; Exchange of Certificates (page ____)

To receive your merger consideration, you will need to surrender your Prime Pacific stock certificates. If the merger is completed, the exchange agent appointed by Coastal will send you written instructions for exchanging your Prime Pacific stock certificates. The exchange agent will be Coastal’s stock transfer agent, or an unrelated bank or trust company reasonably acceptable to Prime Pacific. Please do not send in your certificates until you receive these instructions.

Risk Factors (page ____)

You should consider all the information contained in this proxy statement/offering circular in deciding how to vote for the proposals presented in this proxy statement/offering circular. In particular, you should consider the factors under “Risk Factors.”

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RISK FACTORS

In addition to the other information included in this proxy statement/offering circular, including the matters addressed under the section “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/offering circular.

Risks Related to the Merger

The value of Coastal common stock after the merger may be affected by factors different from those affecting the shares of Prime Pacific currently.

Upon completion of the merger, holders of Prime Pacific common stock will become holders of Coastal common stock. Coastal’s business differs in important respects from that of Prime Pacific, and, accordingly, the results of operations of the Coastal and the value of Coastal’s common stock after the completion of the merger may be affected by factors different from those currently affecting the independent results of operations of Prime Pacific. Coastal is, and, following the completion of the merger, will continue to be, subject to the risks described in “—Risks Related to Coastal” below.

There is currently no public market for Coastal’s common stock.

There is currently no public market for Coastal’s common stock and there is no guarantee that there will ever be a public trading market. If an active public trading market does not develop, you may not be able to sell all of your shares of Coastal common stock on short notice or at a desirable price. Coastal’s common stock is currently traded in privately negotiated individual transactions. Prior to the closing of the merger, however, Coastal has agreed to obtain the written commitment of a broker-dealer to act as a market maker for Coastal common stock following the closing.

There is little public information about Coastal.

Coastal is not a reporting company under the Securities Exchange Act of 1934, does not file with the Securities and Exchange Commission full annual or quarterly financial statements and is not required to provide its stockholders with a proxy statement in compliance with Schedule 14A under the Securities Exchange Act of 1934. As a result, there may not be current information available to the public upon which investors may base decisions to buy and sell Coastal common stock.

Prime Pacific’s stockholders will have less influence as stockholders of Coastal than as stockholders of Prime Pacific.

Prime Pacific’s stockholders currently have the right to vote in the election of the board of directors of Prime Pacific and on other matters affecting Prime Pacific. Following the merger, the stockholders of Prime Pacific as a group will hold a maximum ownership interest of 14% of Coastal. When the merger occurs, each Prime Pacific stockholder will become a stockholder of Coastal with a percentage ownership of the combined organization that is much smaller than such stockholder’s percentage ownership of Prime Pacific. Because of this, Prime Pacific’s stockholders will have less influence on the management and policies of Coastal than they now have on the management and policies of Prime Pacific.

The shares of Coastal common stock to be received by holders of Prime Pacific common stock will have different rights from the shares of Prime Pacific common stock.

Upon completion of the merger, Prime Pacific stockholders will become Coastal stockholders and their rights as stockholders will be governed by the Washington Business Corporation Act and Coastal’s articles of incorporation and bylaws. The rights associated with Prime Pacific common stock are different from the rights associated with Coastal common stock. See “Comparison of Stockholders’ Rights.”

Regulatory approvals may not be received, may take longer than expected or may impose conditions that are not presently anticipated or that could have an adverse effect on Coastal following the merger.

Before the merger and the bank merger may be completed, Coastal and Prime Pacific must obtain approvals from the Federal Reserve Board and the Washington Department of Financial Institutions. Other approvals, waivers or consents from regulators may also be required. An adverse development in either party’s regulatory standing or other factors could result in an inability to obtain approvals or delay their receipt. These regulators may impose conditions on the completion of the merger or the bank merger or require changes to the terms of the merger or the bank merger. While Coastal and Prime Pacific do not currently expect that any such conditions or changes will be imposed, there can be no assurance that they will not be, and such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Coastal following the merger, any of which might have an adverse effect on Coastal following the merger. Coastal is not obligated to complete the merger if the regulatory approvals received in connection with the completion of the merger impose any unduly burdensome condition upon Coastal following the merger or Coastal Community Bank following the bank merger. See “The Merger—Regulatory Approvals Required for the Merger.”

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Combining the two companies may be more difficult, costly or time consuming than expected and the anticipated benefits and cost savings of the merger may not be realized.

Coastal and Prime Pacific have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger, including anticipated benefits and cost savings, will depend, in part, on our ability to successfully combine the businesses of Coastal and Prime Pacific. To realize these anticipated benefits and cost savings, after the completion of the merger, Coastal expects to integrate Prime Pacific’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect Coastal’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits and cost savings of the merger. If Coastal experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Coastal and/or Prime Pacific to lose customers or cause customers to remove their accounts from Coastal and/or Prime Pacific and move their business to competing financial institutions. Integration efforts between the two companies will also divert management attention and resources. These integration matters could have an adverse effect on each of Prime Pacific and Coastal during this transition period and for an undetermined period after completion of the merger on Coastal. In addition, the actual cost savings of the merger could be less than anticipated.

The fairness opinion obtained by Prime Pacific from Performance Trust will not reflect changes in circumstances between signing the merger agreement and completion of the merger.

Prime Pacific has not obtained an updated fairness opinion as of the date of this proxy statement/offering circular from Performance Trust. Changes in the operations and prospects of Coastal or Prime Pacific, general market and economic conditions and other factors which may be beyond the control of Coastal and Prime Pacific, and on which Performance Trust’s fairness opinion was based, may alter the value of Coastal or Prime Pacific or the prices of shares of Coastal common stock or Prime Pacific common stock by the time the merger is completed. The fairness opinion does not speak as of the time the merger will be completed or as of any date other than the dates of such opinion. Because Prime Pacific currently does not anticipate asking Performance Trust to update its fairness opinion, the fairness opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. For a description of the fairness opinion issued by Performance Trust, see “The Merger—Opinion of Performance Trust Capital Partners, LLC — Fairness Opinion Provider to Prime Pacific.” For a description of the other factors considered by the boards of directors of Coastal and Prime Pacific in determining to approve the merger agreement, see “The Merger—Prime Pacific’s Reasons for the Merger; Recommendation of Prime Pacific’s Board of Directors” and “The Merger—Coastal’s Reasons for the Merger.”

Certain of Prime Pacific’s directors and executive officers have interests in the merger that may differ from the interests of Prime Pacific’s stockholders.

Prime Pacific’s stockholders should be aware that some of Prime Pacific’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Prime Pacific’s stockholders generally. These interests and arrangements may create potential conflicts of interest. Prime Pacific’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Prime Pacific’s stockholders vote in favor of approving the merger agreement.

These interests include the following:

—	directors and officers will be entitled to indemnification for a period of six years.

—	certain executive officers of Prime Pacific may be eligible for severance benefits under existing agreements with, and benefit plans offered by, Prime Pacific.

—	accelerated vesting of all of the unvested stock options held by Prime Pacific executive officers.

—	Glenn A. Deutsch, President and Chief Executive Officer of Prime Pacific, will become the Chief Operating Officer of Coastal Community Bank following the merger and has entered into a change in control severance agreement and a restrictive covenant agreement with Coastal Community Bank that will become effective upon completion of the merger. Chuck Dodd, Chief Credit Officer of Prime Pacific, will become the Senior Vice President and Senior Credit Officer of Coastal Community Bank. Liz Norsby, Chief Operating Officer of Prime Pacific, will become Senior Vice President and Senior Operations Supervisor of Coastal Community Bank.

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For a more complete description of these interests, see “The Merger—Interests of Prime Pacific’s Directors and Executive Officers in the Merger.”

Termination of the merger agreement could negatively impact Prime Pacific or Coastal.

If the merger is not completed, the ongoing businesses of Prime Pacific and Coastal may be adversely affected and Prime Pacific and Coastal will be subject to several risks, including the following:

•	Prime Pacific and Coastal will be required to pay certain costs relating to the merger, whether or not the merger is completed, such as legal, accounting, financial advisor and printing fees;

•	under the merger agreement, Prime Pacific is subject to certain restrictions on the conduct of its business before completing the merger, which may materially and adversely affect its ability to execute certain of its business strategies;

•	under the merger agreement, Prime Pacific is required to pay a termination fee in specified circumstances if the merger agreement is terminated, including if Prime Pacific accepts an acquisition proposal from a third party other than Coastal; and

•	matters relating to the merger may require substantial commitments of time and resources by Prime Pacific and Coastal management, which could otherwise have been devoted to other opportunities that may be beneficial to Prime Pacific and Coastal as independent companies, as the case may be.

In addition, the financial markets as well as customers and employees of Prime Pacific and/or Coastal may react unfavorably if the merger is not completed. Prime Pacific and/or Coastal also could be subject to litigation related to any failure to complete the merger.

Prime Pacific will be subject to business uncertainties and contractual restrictions while the merger is pending.

Coastal and Prime Pacific have operated and, until the completion of the merger, will continue to operate, independently. Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Prime Pacific and consequently on Coastal. These uncertainties may impair Prime Pacific’s ability to attract, retain or motivate key personnel until the merger is consummated, and could cause customers and others that deal with Prime Pacific to seek to change existing business relationships with Prime Pacific. Retention of certain employees may be challenging during the pendency of the merger, as certain employees may experience uncertainty about their future roles with Coastal. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Coastal, Coastal’s business following the merger could be harmed. In addition, the merger agreement restricts Prime Pacific from making certain acquisitions and taking other specified actions until the merger occurs without the consent of Coastal. These restrictions may prevent Prime Pacific from pursuing attractive business opportunities that may arise prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements—Conduct of Businesses Prior to Completion of the Merger.”

If the merger is not completed, Prime Pacific will have incurred substantial expenses without realizing the expected benefits of the merger.

The merger is subject to closing conditions, including the approval of Prime Pacific’s stockholders, that, if not satisfied, will prevent the merger from being completed. All directors and executive officers of Prime Pacific, as well as certain other Prime Pacific stockholders, have agreed to vote their shares of Prime Pacific common stock in favor of the merger. If Prime Pacific’s stockholders do not approve the merger proposal and the merger is not completed, the resulting failure of the merger could have a material adverse impact on Prime Pacific’s business and operations. In addition to the required approvals and consents from governmental entities and the approval of Prime Pacific stockholders, the merger is subject to other conditions beyond Coastal’s and Prime Pacific’s control that may prevent, delay or otherwise materially adversely affect its completion. Neither Coastal nor Prime Pacific can predict whether and when these other conditions will be satisfied. Prime Pacific has incurred and will incur substantial expenses in connection with the due diligence, negotiation and completion of the transactions contemplated by the merger agreement, as well as the costs and expenses of preparing, printing and mailing this proxy statement/offering circular. If the merger is not completed, Prime Pacific would have to recognize these expenses without realizing the expected benefits of the merger.

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The merger agreement limits Prime Pacific’s ability to pursue acquisition proposals and requires Prime Pacific to pay a termination fee to Coastal under certain circumstances, including circumstances relating to acquisition proposals.

The merger agreement prohibits Prime Pacific from initiating, soliciting, encouraging or knowingly facilitating certain third-party acquisition proposals. The merger agreement also provides that Prime Pacific must pay a termination fee in the event that the merger agreement is terminated under certain circumstances, including involving Prime Pacific’s failure to abide by certain obligations not to solicit acquisition proposals. For more information, see “The Merger Agreement—Termination Fee.” These provisions might discourage a potential competing acquirer from considering or proposing an acquisition for all or a significant part of Prime Pacific at a greater value to Prime Pacific’s stockholders than Coastal has offered in the merger. The payment of the termination fee could also have an adverse effect on Prime Pacific’s financial condition.

The unaudited pro forma combined condensed consolidated financial information included in this document is illustrative only and the actual financial condition and results of operations after the merger may differ materially.

The unaudited pro forma combined condensed consolidated financial information in this document is presented for illustrative purposes only and is not necessarily indicative of what Coastal’s actual financial condition or results of operations would have been had the merger been completed on the dates indicated. The unaudited pro forma combined condensed consolidated financial information reflects adjustments, which are based upon preliminary estimates, to record the Prime Pacific identifiable tangible and intangible assets to be acquired and liabilities to be assumed at fair value and the resulting goodwill to be recognized. The purchase price allocation reflected in this document is preliminary and final allocation of the purchase price will be based upon the actual purchase price and the fair value of the consolidated assets and liabilities of Prime Pacific as of the date of the completion of the merger. Accordingly, the final acquisition accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/offering circular. For more information, please see “Selected Historical and Pro Forma Financial Information.”

Risks Related to Coastal

Changes in interest rates may hurt Coastal’s profits and asset values.

Coastal’s earnings and cash flows depend primarily on its net interest income. Interest rates are highly sensitive to many factors that are beyond Coastal’s control, including general economic conditions and the policies of various governmental and regulatory agencies, particularly the Federal Reserve Board. Changes in market interest rates could have an adverse effect on Coastal’s financial condition and results of operations. Coastal’s interest-bearing liabilities generally reprice or mature more quickly than its interest-earning assets. If rates increase rapidly, Coastal may have to increase the rates paid on deposits, particularly higher cost time deposits and borrowed funds, more quickly than any changes in interest rates earned on loans and investments, resulting in a negative effect on interest rate spreads and net interest income. Increases in interest rates may also make it more difficult for borrowers to repay adjustable rate loans.

Conversely, should market interest rates fall below current levels, Coastal’s net interest margin also could be negatively affected if competitive pressures keep it from further reducing rates on deposits, while the yields on Coastal’s interest-earning assets decrease more rapidly through loan prepayments and interest rate adjustments. Decreases in interest rates often result in increased prepayments of loans and mortgage-related securities, as borrowers refinance their loans to reduce borrowings costs. Under these circumstances, Coastal is subject to reinvestment risk to the extent it is unable to reinvest the cash received from such prepayments in loans or other investments that have interest rates that are comparable to the interest rates on existing loans and securities.

Changes in interest rates also affect the value of Coastal’s interest-earning assets, and in particular its securities portfolio.  Generally, the value of fixed-rate securities fluctuates inversely with changes in interest rates.  Unrealized gains and losses on securities available for sale determined to be temporary in nature are reported as a separate component of equity.  Decreases in the fair value of securities available for sale resulting from increases in interest rates therefore could have an adverse effect on Coastal’s stockholders’ equity.

A large percentage of Coastal’s loans are collateralized by real estate, and further disruptions in the real estate market may result in losses and reduce Coastal’s earnings.

A substantial portion of Coastal’s loan portfolio consists of loans collateralized by real estate.  Future disruptions in the real estate market could significantly impair the value of Coastal’s collateral and its ability to sell the collateral upon foreclosure.  The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended.  If real estate values decline in the future, it will become more likely that Coastal would be required to increase its allowance for loan losses.  If, during a period of lower real estate values, Coastal is required to liquidate the collateral securing a loan to satisfy debts or to increase its allowance for loan losses, it could materially reduce its profitability and adversely affect its financial condition.

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Strong competition within Coastal’s market area could adversely affect Coastal’s earnings and hinder growth.

Coastal faces intense competition both in making loans and attracting deposits.  Price competition for loans and deposits might result in Coastal earning less on its loans and paying more on its deposits, which reduces net interest income.  Some of Coastal’s competitors have substantially greater resources than Coastal has and may offer services that it does not provide.  Coastal expects competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing consolidation in the financial services industry.  Coastal’s profitability will depend upon its continued ability to compete successfully in its market areas.

A worsening of economic conditions could adversely affect Coastal’s financial condition and results of operations.

Although the U.S. economy has emerged from the severe recession that occurred in 2008 and 2009, recent economic growth has been slow and uneven, and unemployment levels remain high compared to long-term, historical averages. Recovery by many businesses has been impaired by lower consumer spending and a notable portion of new jobs created nationally have been in somewhat lower wage positions. A return to prolonged deteriorating economic conditions could significantly affect the markets in which Coastal operates, the value of loans and investments, and ongoing operations, costs and profitability. Further declines in real estate values and sales volumes and continued elevated unemployment levels may result in higher than expected loan delinquencies, increases in nonperforming and criticized classified assets and a decline in demand for Coastal’s products and services. These events may cause Coastal to incur losses and may adversely affect its financial condition and results of operations.

If Coastal’s allowance for loan losses is not sufficient to cover actual loan losses, Coastal’s results of operations would be negatively affected.

In determining the amount of the allowance for loan losses, Coastal analyzes its loss and delinquency experience by loan categories and considers the effect of existing economic conditions. In addition, Coastal makes various assumptions and judgments about the collectibility of the loan portfolio, including the creditworthiness of its borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of the loans. If the results of these analyses are incorrect, the allowance for loan losses may not be sufficient to cover losses inherent in our the portfolio, which would require additions to the allowance and would reduce net income.

In addition, bank regulators periodically review Coastal’s allowance for loan losses and may require it to increase the allowance for loan losses or recognize further loan charge-offs. Any increase in the allowance for loan losses or loan charge-offs as required by these regulatory authorities may have a material adverse effect on Coastal’s financial condition and results of operations.

Because Coastal emphasizes commercial real estate and commercial loan originations, its credit risk may increase and future downturns in the local real estate market or economy could adversely affect its earnings.

Commercial real estate and commercial loans generally have more inherent risk than the residential real estate loans. Because the repayment of commercial real estate and commercial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. Commercial real estate and commercial loans also may involve relatively large loan balances to individual borrowers or groups of related borrowers. A future downturn in the local economy could adversely affect the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of nonperforming loans. As Coastal’s commercial real estate and commercial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase. Furthermore, it may be difficult to assess the future performance of newly originated commercial loans, as such loans may have delinquency or charge-off levels above our historical experience, which could adversely affect Coastal’s future performance.

Coastal has never paid any dividends and has no plans to pay dividends to stockholders in the future. Coastal’s ability to pay dividends is subject to the ability of Coastal Community Bank to make capital distributions to Coastal, and also may be limited by Federal Reserve Board policy.

Coastal has never paid any dividends and has no plans to pay dividends to stockholders in the future. Coastal’s long-term ability to pay dividends to its stockholders depends primarily on the ability of Coastal Community Bank to make capital distributions to Coastal and on the availability of cash at the holding company level if Coastal Community Bank’s earnings are not sufficient to pay dividends. In addition, the Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with the its capital needs and overall financial condition. These regulatory policies may adversely affect Coastal’s ability to pay dividends or otherwise engage in capital distributions.

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Regulation of the financial services industry is undergoing major changes, and Coastal may be adversely affected by changes in laws and regulations.

Coastal is subject to extensive government regulation, supervision and examination. Such regulation, supervision and examination governs the activities in which we may engage, and is intended primarily for the protection of the deposit insurance fund and Coastal Community Bank’s depositors. In 2010 and 2011, in response to the financial crisis and recession that began in 2008, significant regulatory and legislative changes resulted in broad reform and increased regulation affecting financial institutions. The Dodd-Frank Wall Street Reform and Consumer Protection Act, which we refer to as the “Dodd-Frank Act,” has created a significant shift in the way financial institutions operate and has restructured the regulation of depository institutions by merging the Office of Thrift Supervision into the Office of the Comptroller of the Currency and assigning the regulation of savings and loan holding companies to the Federal Reserve Board. The Dodd-Frank Act also created the Consumer Financial Protection Bureau to administer consumer protection and fair lending laws, a function that was formerly performed by the depository institution regulators. As required by the Dodd-Frank Act, the federal banking regulators have implemented new consolidated capital requirements that will limit Coastal’s ability to borrow at the holding company level and invest the proceeds from such borrowings as capital in Coastal Community Bank that could be leveraged to support additional growth. The Dodd-Frank Act contains various other provisions designed to enhance the regulation of depository institutions and prevent the recurrence of a financial crisis such as that which occurred in 2008 and 2009. The Dodd-Frank Act has had and may continue to have a material impact on our operations, particularly through increased regulatory burden and compliance costs. Any future legislative changes could have a material impact on Coastal’s profitability, the value of assets held for investment or the value of collateral for loans. Future legislative changes could also require changes to business practices and potentially expose us to additional costs, liabilities, enforcement action and reputational risk.

Federal regulatory agencies have the ability to take strong supervisory actions against financial institutions that have experienced increased loan losses and other weaknesses. These actions include the entering into of written agreements and cease and desist orders that place certain limitations on their operations. If we were to become subject to a supervisory agreement such action may negatively impact Coastal’s ability to execute its business plan, and result in operational restrictions, as well as its ability to grow, pay dividends, repurchase stock or engage in mergers and acquisitions.

New regulations could restrict Coastal Community Bank’s ability to originate loans.

The Consumer Financial Protection Bureau has issued a rule designed to clarify for lenders how they can avoid monetary damages under the Dodd-Frank Act, which would hold lenders accountable for ensuring a borrower’s ability to repay a mortgage. Loans that meet this “qualified mortgage” definition will be presumed to have complied with the new ability-to-repay standard. Under the Consumer Financial Protection Bureau’s rule, a “qualified mortgage” loan must not contain certain specified features, including (i) excessive upfront points and fees (those exceeding 3% of the total loan amount, less “bona fide discount points” for prime loans); (ii) interest-only-payments; (iii) negative amortization; or (iv) terms longer than 30 years. Additionally, to qualify as a “qualified mortgage,” a borrower’s total debt-to-income ratio may not exceed 43%. Lenders must also verify and document the income and financial resources relied upon to qualify the borrower for the loan and underwrite the loan based on a fully amortizing payment schedule and maximum interest rate during the first five years, taking into account all applicable taxes, insurance and assessments. The Consumer Financial Protection Bureau’s rule on qualified mortgages could limit Coastal Community Bank’s ability or desire to make certain types of loans or loans or pursue certain borrowers, or could make it more expensive/and or time consuming to make these loans, which could limit our growth or profitability.

Changes in Coastal’s accounting policies or in accounting standards could materially affect how Coastal reports its financial condition and results of operations.

Coastal’s accounting policies are essential to understanding its financial condition and results of operations. Some of these policies require the use of estimates and assumptions that may affect the value of Coastal’s assets and liabilities, and financial results. Some of Coastal’s accounting policies are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain, and because it is likely that materially different amounts would be reported under different conditions or using different assumptions. If such estimates or assumptions underlying Coastal’s financial statements are incorrect, it may experience material losses.

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The need to account for certain assets at estimated fair value, such as loans held for sale and investment securities, may adversely affect Coastal’s financial condition and results of operations.

Coastal reports certain assets, such as loans held for sale and investment securities, at estimated fair value. Generally, for assets that are reported at fair value, Coastal uses quoted market prices or valuation models that utilize observable market inputs to estimate fair value. Because Coastal carries these assets on its books at their estimated fair value, it may incur losses even if the asset in question presents minimal credit risk.

Coastal is dependent on upon the services of key executives.

Coastal relies heavily on its executive management team and the loss of, or inability to recruit and retain, key executive officers could have a material adverse impact on Coastal’s operations because, as a small company, Coastal has fewer management-level personnel that have the experience to readily replace these individuals. Changes in key personnel and their responsibilities may be disruptive to Coastal’s business and could have a material adverse effect on Coastal’s business, financial condition and results of operations.

Because the nature of the financial services business involves a high volume of transactions, Coastal faces significant operational risks.

Coastal operates in diverse markets and relies on the ability of its employees and systems to process a significant number of transactions. Operational risk is the risk of loss resulting from operations, including the risk of fraud by employees or persons outside a company, the execution of unauthorized transactions by employees, errors relating to transaction processing and technology, breaches of the internal control system and compliance requirements, and business continuation and disaster recovery. Insurance coverage may not be available for such losses, or where available, such losses may exceed insurance limits. This risk of loss also includes the potential legal actions that could arise as a result of an operational deficiency or as a result of noncompliance with applicable regulatory standards, adverse business decisions or their implementation, and customer attrition due to potential negative publicity. If a breakdown occurs in the internal controls system, improper operation of systems or improper employee actions, Coastal could incur financial loss, face regulatory action, and suffer damage to its reputation.

Risks associated with system failures, interruptions, or breaches of security could negatively affect Coastal’s earnings.

Information technology systems are critical to Coastal’s business. Coastal uses various technology systems to manage customer relationships, general ledger, securities investments, deposits, and loans. Coastal has established policies and procedures to prevent or limit the effect of system failures, interruptions, and security breaches, but such events may still occur or may not be adequately addressed if they do occur. In addition, any compromise of Coastal’s systems could deter customers from using its products and services. Security systems may not protect systems from security breaches.

In addition, Coastal outsources some of its data processing to certain third-party providers. If these third-party providers encounter difficulties, or if Coastal has difficulty communicating with them, Coastal’s ability to adequately process and account for transactions could be affected, and business operations could be adversely affected. Threats to information security also exist in the processing of customer information through various other vendors and their personnel.

The occurrence of any system failures, interruption, or breach of security could damage Coastal’s reputation and result in a loss of customers and business thereby subjecting it to additional regulatory scrutiny, or could expose is to litigation and possible financial liability. Any of these events could have a material adverse effect on its financial condition and results of operations.

Coastal’s risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Coastal’s risk management framework is designed to minimize risk and loss to the company. Coastal seeks to identify, measure, monitor, report and control exposure to risk, including strategic, market, liquidity, compliance and operational risks. While Coastal uses a broad and diversified set of risk monitoring and mitigation techniques, these techniques are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. Economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased Coastal’s level of risk. Accordingly, Coastal could suffer losses if it fails to properly anticipate and manage these risks.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/offering circular contains a number of forward-looking statements regarding the financial condition, results of operations, earnings outlook and business prospects of Coastal, Prime Pacific and the potential combined company and may include statements for the period following the completion of the merger. You can find many of these statements by looking for words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions. Statements about the expected timing, completion and effects of the merger and all other statements in this proxy statement/offering circular other than historical facts constitute forward-looking statements.

Forward-looking statements involve certain risks and uncertainties. The ability of either Coastal or Prime Pacific to predict results or actual effects of its plans and strategies, or those of the combined company, is inherently uncertain. Accordingly, actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Some of the factors that may cause actual results or earnings to differ materially from those contemplated by the forward-looking statements include, but are not limited to, those discussed under “Risk Factors” as well as the following:

—	the expected cost savings, synergies and other financial benefits from the merger and bank merger might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected;

—	the required regulatory approvals for the merger and bank merger and/or the approval of the Prime Pacific merger proposal by the stockholders of Prime Pacific might not be obtained or other conditions to the completion of the merger set forth in the merger agreement might not be satisfied or waived;

—	the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets;

—	changes in general economic conditions, either nationally or in our market areas;

—	changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates, our net interest margin and funding sources;

—	fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas;

—	results of examinations of bank regulators or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or limit our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings;

—	legislative or regulatory changes that adversely affect our business, including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules;

—	our ability to attract and retain deposits;

—	increases in premiums for deposit insurance;

—	management’s assumptions in determining the adequacy of the allowance for loan losses;

—	our ability to control operating costs and expenses;

—	the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation;

—	difficulties in reducing risks associated with the loans on our balance sheet;

—	staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges;

—	computer systems on which we depend could fail or experience a security breach;

—	our ability to retain key members of our senior management team;

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—	costs and effects of litigation, including settlements and judgments;

—	our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may in the future acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto;

—	increased competitive pressures among financial services companies;

—	changes in consumer spending, borrowing and savings habits;

—	the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions;

—	adverse changes in the securities markets;

—	inability of key third-party providers to perform their obligations; and

—	changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

For any forward-looking statements made in this proxy statement/offering circular, Coastal and Prime Pacific claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/offering circular. Coastal and Prime Pacific do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/offering circular and attributable to Coastal, Prime Pacific or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/offering circular.

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SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

Selected Consolidated Historical Financial Data of Coastal

The following table sets forth selected historical financial and other data of Coastal for the periods and at the dates indicated. The information at December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 is derived in part from, and should be read together, with the audited consolidated financial statements and notes thereto of Coastal that are included in this proxy statement/offering circular. The selected data presented below for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for future periods.

	At March 31,	At December 31,
(In thousands)	2015	2014	2013
Total assets	$581,300	$546,510	$428,897
Cash and cash equivalents	114,553	80,167	38,625
Investment securities available-for-sale	11,216	11,288	11,891
Investment securities held-to-maturity	2,426	2,469	2,548
Loans and leases, net	425,091	425,562	355,049
Deposits	505,653	472,161	370,091
Federal Home Loan Bank advances	15,800	15,800	14,800
Total equity	53,337	52,521	38,487

	Three Months Ended March 31,	For the Year Ended December 31,
(In thousands)	2015	2014	2013
Interest income	$5,930	$22,360	$18,715
Interest expense	612	2,032	1,699
Net interest income	5,318	20,328	17,016
Provision for loan losses	130	1,690	1,493
Net interest income after provisions for loan losses	5,188	18,638	15,523
Non-interest income	735	3,136	2,097
Non-interest expense	4,805	18,300	14,447
Income before income taxes	1,118	3,474	3,173
Income tax expense	367	1,127	1,130
Net income	751	2,347	2,043

	March 31,	December 31,
	2015	2014	2013
Regulatory Capital Ratios(1):
Common equity tier 1 ratio	12.29%	—%	—%
Tier 1 leverage capital ratio (to adjusted total assets)	9.81	10.10	9.58
Tier 1 capital (to risk-weighted assets)	12.29	12.46	11.56
Total risk-based capital (to risk-weighted assets)	13.54	13.71	12.78

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.31	1.29	1.19
Allowance for loan losses as a percent of non-performing loans	179.75	365.35	163.96
Net charge-offs to average outstanding loans during the period	0.00	0.09	0.30
Non-performing loans as a percent of total loans	0.73	0.35	0.72
Non-performing assets as a percent of total assets	1.50	1.84	1.92

(1) Ratios are for Coastal Community Bank.

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Selected Consolidated Historical Financial Data of Prime Pacific

The following table sets forth selected historical financial and other data of Prime Pacific for the periods and at the dates indicated. The information at December 31, 2014 and 2013 and for the years ended December 31, 2014 and 2013 is derived in part from, and should be read together, with the audited consolidated financial statements and notes thereto of Prime Pacific that are included in this proxy statement/offering circular. The selected data presented below for the three months ended March 31, 2015 are not necessarily indicative of the results that may be expected for future periods.

	At March 31,	At December 31,
(In thousands)	2015	2014	2013
Total assets	$121,527	$120,346	$122,248
Cash and due from banks	613	435	455
Interest-bearing deposits at other financial institutions	8,931	12,059	9,348
Investment securities	7,062	6,783	6,046
Federal Reserve Bank stock	616	608	539
Net loans	92,827	89,005	89,942
Premises and equipment	5,472	5,508	6,726
Other assets	6,006	5,948	9,192
Deposits	107,767	106,983	110,791
Borrowings	—	—	5,155
Other liabilities	456	245	803
Total equity	13,304	13,118	5,499

	Three Months Ended March 31,	For the Year Ended December 31,
(In thousands)	2015	2014	2013
Interest income	$1,337	$5,446	$5,441
Interest expense	142	670	644
Net interest margin	1,195	4,776	4,797
Provision for credit losses	—	—	50
Non-interest income	227	6,354	3,102
Non-interest expense	1,208	6,899	6,610
Income before income taxes	214	4,231	1,239
Income tax expense	72	1,427	417
Net income	142	2,804	822

	March 31,	December 31,
	2015	2014	2013
Regulatory Capital Ratios(1):
Common equity tier 1 ratio	12.29%	—%	—%
Tier 1 leverage capital ratio (to adjusted total assets)	9.61	9.59	6.63
Tier 1 capital (to risk-weighted assets)	12.28	12.94	9.26
Total risk-based capital (to risk-weighted assets)	13.54	14.20	10.52

Asset Quality Ratios:
Allowance for loan losses as a percent of total loans	1.88	1.90	2.26
Allowance for loan losses as a percent of non-performing loans	113.21	111.73	42.77
Net charge-offs to average outstanding loans during the period	0.01	0.39	0.31
Non-performing loans as a percent of total loans	1.66	1.70	5.28
Non-performing assets as a percent of total assets	1.19	1.28	4.00

(1) Ratios are for Prime Pacific Bank.

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Selected Unaudited Consolidated Pro Forma Financial Data of Coastal and Prime Pacific

The following table shows selected unaudited consolidated pro forma financial data reflecting the merger of Prime Pacific with Coastal, assuming the companies had been combined at the dates and for the periods shown. The pro forma amounts reflect certain purchase accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the merger completion date. These adjustments are described in the notes to unaudited pro forma combined condensed consolidated financial information contained elsewhere in this document under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.” The pro forma financial data in the table below does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had Coastal and Prime Pacific been combined as of the dates and for the periods shown.

At December 31,
(In thousands)	2014
Total assets	$666,708
Cash and cash equivalents	92,661
Investment securities available-for-sale	18,071
Investment securities held-to-maturity	2,469
Loans and leases, net	514,567
Deposits	579,144
Federal Home Loan Bank advances	15,800
Total stockholders’ equity	65,491

Year Ended December 31,
(In thousands)	2014
Interest income	$27,836
Interest expense	2,703
Net interest income	25,133
Provision for loan losses	1,690
Net interest income after provisions for loan losses	23,443
Non-interest income	7,233
Non-interest expense	25,238
Income before income taxes	5,439
Income tax expense	1,783
Net income	3,655

Comparative Unaudited Pro Forma Per Share Data

The following table sets forth the book value per common share, cash dividends per common share, and basic and diluted earnings per common share data for each of Coastal and Prime Pacific on a historical basis, for Coastal on a pro forma combined basis and on a pro forma combined basis per Prime Pacific equivalent share. The pro forma combined and pro forma combined per equivalent share information gives effect to the merger as if the merger occurred on December 31, 2014 and as if the merger occurred on January 1, 2014, in the case of the cash dividends and earnings per common share data. The pro forma amounts reflect certain purchase accounting adjustments, which are based on estimates that are subject to change depending on fair values as of the merger completion date. These adjustments are described in the notes to unaudited pro forma combined condensed consolidated financial information contained elsewhere in this document under the heading “Unaudited Pro Forma Combined Condensed Consolidated Financial Information.” The pro forma financial data in the table below does not include any projected cost savings, revenue enhancements or other possible financial benefits of the merger to the combined company and does not attempt to suggest or predict future results. This information also does not necessarily reflect what the historical financial condition or results of operations of the combined company would have been had Coastal and Prime Pacific been combined as of the dates and for the periods shown.

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	Coastal Historical	Prime Pacific Historical	Pro Forma Combined Amounts for Coastal	Pro Forma Combined Per Prime Pacific Equivalent Share(1)
Book value per common share at December 31, 2014	$1.14	$1.38	$1.22	$0.98
Cash dividends per common share for the year ended December 31, 2014	—	—	—	—
Basic earnings per common share for the year ended December 31, 2014	0.06	0.50	0.11	0.09
Diluted earnings per common share for the year ended December 31, 2014	0.06	0.50	0.11	0.09

(1) Calculated by multiplying the pro forma combined amounts of Coastal by 0.8047, which is the exchange ratio provided for in the merger agreement for the consideration payable to holders of Prime Pacific common stock.

THE PRIME PACIFIC SPECIAL MEETING

This section contains information about the Prime Pacific special meeting that Prime Pacific has called to allow its stockholders to consider and vote on the Prime Pacific merger proposal and the other Prime Pacific proposals. Prime Pacific commenced the mailing of this proxy statement/offering circular to holders of Prime Pacific common stock on or about _____________, 2015. This proxy statement/offering circular is accompanied by a notice of the Prime Pacific special meeting and a form of proxy card that Prime Pacific’s board of directors is soliciting for use at the Prime Pacific special meeting and at any adjournments or postponements of the Prime Pacific special meeting.

Date, Time and Place of Meeting

The Prime Pacific special meeting will be held at __________, ______, ________, Washington, at ____.m., local time, on _________, 2015.

Matters to Be Considered

At the Prime Pacific special meeting, holders of Prime Pacific common stock will be asked to consider and vote on the following matters:

—	the Prime Pacific merger proposal; and

—	the Prime Pacific adjournment proposal.

Recommendation of Prime Pacific’s Board of Directors

After careful consideration, Prime Pacific’s board of directors has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of Prime Pacific and its stockholders, has approved the merger agreement and recommends that Prime Pacific stockholders vote “FOR” the Prime Pacific merger proposal and “FOR” the Prime Pacific adjournment proposal. See “The Merger—Prime Pacific’s Reasons for the Merger; Recommendation of Prime Pacific’s Board of Directors” for a more detailed discussion of Prime Pacific’s board of directors’ recommendation.

Record Date and Quorum

The Prime Pacific board of directors has fixed the close of business on ____________, 2015 as the record date for determining the holders of shares of Prime Pacific common stock entitled to receive notice of and to vote at the Prime Pacific special meeting. Only holders of record of shares of Prime Pacific common stock as of the close of business on that date will be entitled to vote at the Prime Pacific special meeting and at any adjournment or postponement of that meeting. At the close of business on the record date, there were __________ shares of Prime Pacific common stock outstanding, held by approximately ____ holders of record.

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Each holder of shares of Prime Pacific common stock outstanding as of the close of business on the record date will be entitled to one vote for each share held of record upon each matter properly submitted at the Prime Pacific special meeting and at any adjournment or postponement of that meeting. The presence at the Prime Pacific special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Prime Pacific common stock entitled to vote at the Prime Pacific special meeting will constitute a quorum for the transaction of business. All shares of Prime Pacific common stock present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Prime Pacific special meeting.

Vote Required; Treatment of Abstentions and Failure to Vote

To approve the Prime Pacific merger proposal, the affirmative vote of a majority of the shares of Prime Pacific common stock outstanding and entitled to vote thereon must be voted in favor of such proposal. The Prime Pacific adjournment proposal will be approved if a majority of the votes cast at the Prime Pacific special meeting are voted in favor of the proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting with respect to the Prime Pacific merger proposal, it will have the same effect as a vote “AGAINST” such proposal. If you mark “ABSTAIN” on your proxy or fail to submit a proxy and fail to vote in person at the Prime Pacific special meeting with respect to the Prime Pacific adjournment proposal or the Prime Pacific compensation plan proposal, it will have no effect on such proposal.

Shares Held by Directors and Executive Officers; Support Agreements

As of the record date for the Prime Pacific special meeting, Prime Pacific directors and executive officers and their affiliates owned and were entitled to vote approximately 1,432,199 shares of Prime Pacific common stock, representing approximately 15% of the outstanding shares of Prime Pacific common stock. Neither Coastal nor its directors, executive officers and their affiliates own any shares of Prime Pacific common stock.

Concurrent with the execution of the merger agreement, each of Prime Pacific’s directors, as well as certain key Prime Pacific stockholders, entered into a support agreement with Coastal under which such Prime Pacific director and stockholder generally has agreed (1) to vote or cause to be voted in favor of the Prime Pacific merger proposal, all shares of Prime Pacific common stock which he or she is the record or beneficial owner as the date of the support agreement and (2) subject to limited exceptions, not to sell or otherwise dispose any of these shares of Prime Pacific common stock until after the approval of the Prime Pacific merger proposal by the stockholders of Prime Pacific. The directors and key stockholders that have entered into support agreements with Coastal hold an aggregate of 3,383,601 shares of Prime Pacific common stock, representing 35% of Prime Pacific’s outstanding common shares as of the record date. For additional information regarding the support agreements, see “The Merger Agreement—Support Agreements.”

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/offering circular mailed to holders of Prime Pacific common stock is accompanied by a form of proxy card with instructions for voting. If you hold shares of Prime Pacific common stock in your name as a stockholder of record, you should complete and return the proxy card accompanying this proxy statement/offering circular, regardless of whether you plan to attend the special meeting.

If you hold shares of Prime Pacific common stock in “street name” through a bank, broker or other nominee, you must direct your bank, broker or other nominee how to vote in accordance with the instructions you have received from your bank, broker or other nominee. For more information, see “—Shares Held in Street Name; Broker Non-Votes.”

All shares represented by valid proxies that Prime Pacific receives through this solicitation, and that are not revoked, will be voted at the Prime Pacific special meeting in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” the Prime Pacific merger proposal and “FOR” the Prime Pacific adjournment proposal. No matters other than the matters described in this proxy statement/ offering circular are anticipated to be presented for action at the Prime Pacific special meeting or at any adjournment or postponement of the Prime Pacific special meeting. However, if other business properly comes before the Prime Pacific special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

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Shares Held in Street Name; Broker Non-Votes

If you are a Prime Pacific stockholder and your shares are held in “street name” through a bank, broker or other nominee, you must provide the record holder of your shares with instructions on how to vote the shares. Please follow the voting instructions provided by the bank, broker or other nominee. You may not vote shares held in street name by returning a proxy card directly to Prime Pacific or by voting in person at the Prime Pacific special meeting unless you provide a “legal proxy,” which you must obtain from your bank, broker or other nominee. Further, because each of the proposals to be considered at the Prime Pacific special meeting is a “non-routine” matter, under stock exchange rules, banks, brokers or other nominees who hold shares of Prime Pacific common stock on behalf of their customers may not give a proxy to Prime Pacific to vote those shares with respect to any of these proposals without specific voting instructions from their customers. Therefore, if you do not instruct your bank, broker or other nominee on how to vote your street name shares:

—	your bank, broker or other nominee may not vote your shares on the Prime Pacific merger proposal, which will have the same effect as a vote “AGAINST” this proposal; and

—	your bank, broker or other nominee may not vote your shares on the Prime Pacific adjournment proposal, which will have no effect on the vote counts for this proposal.

Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Prime Pacific special meeting, but with respect to which the broker, bank or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker, bank or nominee does not have discretionary voting power on such proposal.

Revocability of Proxies and Changes to a Prime Pacific Stockholder’s Vote

If you hold shares of Prime Pacific common stock in your name as a stockholder of record, you may revoke any proxy at any time before it is voted at the Prime Pacific special meeting by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation to Prime Pacific’s Corporate Secretary, or (3) attending the Prime Pacific special meeting in person, notifying the Corporate Secretary and voting by ballot at the Prime Pacific special meeting.

Any stockholder entitled to vote in person at the Prime Pacific special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Prime Pacific’s Corporate Secretary of revocation) of a stockholder at the Prime Pacific special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy card should be addressed to: John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036.

If your shares are held in “street name” by a bank, broker or other nominee, you must follow the instructions of your bank, broker or other nominee regarding changes in voting instructions.

Solicitation of Proxies

Prime Pacific will bear the entire cost of soliciting proxies from Prime Pacific stockholders. In addition to solicitation of proxies by mail, Prime Pacific will request that banks, brokers and other record holders send proxies and proxy material to the beneficial owners of Prime Pacific common stock and secure their voting instructions. Prime Pacific will reimburse the record holders for their reasonable expenses in taking those actions. If necessary, Prime Pacific may use its directors and several of its regular employees, who will not be specially compensated, to solicit proxies from the Prime Pacific stockholders, either personally or by telephone, facsimile, letter or electronic means.

Attending the Prime Pacific Special Meeting

All holders of Prime Pacific common stock, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Prime Pacific special meeting. If you hold your Prime Pacific shares in an account at a brokerage firm or bank, your name will not appear on Prime Pacific’s stockholder list. Please bring an account statement or a letter from your broker showing your holdings of Prime Pacific common stock. You may be asked to provide this documentation and picture identification at the meeting registration desk to attend the Prime Pacific special meeting.

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PRIME PACIFIC PROPOSALS

Prime Pacific Merger Proposal

As discussed elsewhere in this proxy statement/offering circular, Prime Pacific is asking its stockholders to approve the Prime Pacific merger proposal. Holders of Prime Pacific common stock should read carefully this proxy statement/offering circular in its entirety, including the appendices, for more detailed information concerning the merger agreement and the merger. In particular, holders of Prime Pacific common stock are directed to the merger agreement, a copy of which is attached as Annex A to this proxy statement/offering circular.

The affirmative vote of the holders of a majority of the outstanding shares of Prime Pacific common stock entitled to vote is required to approve the Prime Pacific merger proposal.

Prime Pacific’s board of directors recommends that Prime Pacific stockholders vote “FOR” the Prime Pacific merger proposal.

Each of Prime Pacific’s directors, as well as certain key Prime Pacific stockholders, has entered into a support agreement with Coastal pursuant to which each has agreed to vote “FOR” the Prime Pacific merger proposal. The directors and key stockholders that have entered into support agreements with Coastal hold an aggregate of 3,383,601 shares of Prime Pacific common stock, representing 35% of Prime Pacific’s outstanding common shares as of the record date. For more information regarding the support agreements, see “The Merger Agreement—Support Agreements.”

Prime Pacific Adjournment Proposal

The Prime Pacific special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Prime Pacific merger proposal.

If, at the Prime Pacific special meeting, the number of shares of Prime Pacific common stock present or represented and voting in favor of the Prime Pacific merger proposal is insufficient to approve the Prime Pacific merger proposal, Prime Pacific intends to move to adjourn the Prime Pacific special meeting in order to enable the Prime Pacific board of directors to solicit additional proxies for approval of the Prime Pacific merger proposal.

In this proposal, Prime Pacific is asking its stockholders to authorize the holder of any proxy solicited by the Prime Pacific board of directors on a discretionary basis to vote in favor of adjourning the Prime Pacific special meeting to another time and place for the purpose of soliciting additional proxies, including the solicitation of proxies from Prime Pacific stockholders who have previously voted.

The affirmative vote of the holders of a majority of the votes cast on the Prime Pacific adjournment proposal is required to approve the Prime Pacific adjournment proposal.

Prime Pacific’s board of directors recommends that Prime Pacific stockholders vote “FOR” the Prime Pacific adjournment proposal.

THE MERGER

The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/offering circular and incorporated herein by reference. We urge you to read carefully this entire proxy statement/offering circular, including the merger agreement attached as Annex A, for a more complete understanding of the merger.

Terms of the Merger

Each of Coastal’s and Prime Pacific's board of directors has unanimously approved the merger agreement. The merger agreement provides for the merger of Prime Pacific with and into Coastal, with Coastal continuing as the surviving corporation in the merger. Immediately following the completion of the merger, Prime Pacific's wholly owned bank subsidiary, Prime Pacific Bank, will merge with and into Coastal Community Bank, with Coastal Community Bank continuing as the resulting institution in the bank merger.

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In the merger, each share of Prime Pacific common stock, no par value per share, issued and outstanding immediately prior to the completion of the merger, except for (i) shares held by Prime Pacific stockholders that have demanded payment for the fair value of their shares of Prime Pacific common stock in accordance with Chapter 23B.13 of the Washington Business Corporation Act and (ii) shares of Prime Pacific common stock held by Coastal (other than in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive 0.8047 of a share of Coastal common stock, subject to possible adjustment. Coastal will not issue any fractional shares of Coastal common stock in the merger. Instead, each fraction of a share of Coastal common stock will be rounded up to the nearest whole share.

Prime Pacific stockholders are being asked to approve the merger agreement. See “The Merger Agreement” for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

Over the years, the President and Chief Executive Officers of Prime Pacific and Coastal have engaged in discussions concerning developments and trends in the Snohomish County banking industry and other matters, and have served on the board of directors of the Community Bankers of Washington together.

In April 2014, the President and Chief Executive Officers of Prime Pacific and Coastal met and informally discussed the possibility of a combination of the two companies and the benefits the stockholders of Prime Pacific might receive from such a combination due to the continued recovery of the Snohomish County economy. Each company was also seeing increased strength in its own financial health.

The President and Chief Executive Officers of Prime Pacific and Coastal continued to meet and discuss a possible combination, which culminated in Coastal’s Chairman of the Board and President and Chief Executive Officer making a presentation to the board of directors of Prime Pacific regarding the opportunities presented by a combination of Coastal and Prime Pacific in November 2014. Prime Pacific and Coastal continued to discuss a “Snohomish County Strategy” for the rest of the year.

In January 2015, the board of directors of Prime Pacific held a board meeting at which time they determined that a merger with Coastal could be in the best interests of the company’s stockholders. Coastal issued a letter of intent to Prime Pacific, which was executed by both parties on February 10, 2015. Prime Pacific engaged Miller Nash Graham & Dunn LLP (formerly Graham & Dunn PC), which had acted as corporate counsel to Prime Pacific previously, as its legal advisor in connection with the transaction and Prime Pacific engaged Performance Trust to give a fairness opinion.

On March 3, 2015, Coastal sent an initial draft of a merger agreement to Prime Pacific. The parties exchanged drafts and revisions over the next month and conducted due diligence investigations. On March 24, 2015, the board of directors of Coastal reviewed the merger agreement and approved the execution of the agreement. On March 30, 2015, the board of directors of Prime Pacific reviewed the terms of the merger agreement in detail and were advised by Performance Trust that they were in position to issue the requested fairness opinion. The Board approved the execution of the agreement at that time, provided that the President and Chief Executive Officer and Chairman felt that there was sufficient stockholder support for the transaction. The merger agreement and related documents were subsequently executed on April 16, 2015.

Shortly after the public announcement of the transaction, Prime Pacific was approached by another banking company, which submitted an unsolicited proposal for the consideration of the board of directors. On April 27, 2015, the board of directors met to consider the proposal in accordance with the specific provisions of the merger agreement with Coastal. The board determined, with the advice of Performance Trust, that the unsolicited proposal constituted a superior proposal under the terms of the merger agreement with Coastal. After making its superior proposal determination, the board negotiated a letter of intent with the other banking company. A letter of intent was executed by both parties on May 5, 2015. Prime Pacific proceeded to negotiate a definitive agreement with the company. Before a definitive agreement was finalized, the other company advised it was withdrawing its proposal based on considerations unrelated to Prime Pacific.

On June 29, 2015, the boards of directors of Coastal and Prime Pacific, respectfully, unanimously approved and entered into an amended and restated merger agreement. Among other things, the amended and restated agreement provided for the issuance of the shares of Coastal common stock to be offered as merger consideration to Prime Pacific stockholders in accordance with Regulation A under the Securities Act of 1933, as amended effective June 19, 2015 and that Coastal would enlist a market maker for its common stock.

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Prime Pacific’s Reasons for the Merger; Recommendation of Prime Pacific’s Board of Directors

Like a number of financial institutions, Prime Pacific continues to be impacted by the lingering effects of the recent economic recession and its effect on Prime Pacific’s market area. Prime Pacific’s board of directors and management have been carefully considering all of their options to grow Prime Pacific in an effort to remain competitive in today’s changing banking environment. These options included potential organic growth, strategic alliances and capital infusions.

After carefully considering all of its options, while recognizing its fiduciary duty to stockholders, the current competitive and regulatory environment, capital market conditions and a number of other factors discussed in this proxy statement, Prime Pacific’s board of directors determined that a merger with Coastal on the terms provided in the merger agreement is Prime Pacific’s best option to receive current and future value for our stockholders in today’s challenging and uncertain banking market. Accordingly, on April 16, 2015, Prime Pacific entered into the merger agreement with Coastal pursuant to which Prime Pacific will merge with and into Coastal.

Prime Pacific’s board of directors believes that Coastal shares Prime Pacific’s community banking philosophy and that the merged company will be able to maintain and enhance Prime Pacific’s commitment to provide a high level of personal service and range of products to Prime Pacific’s customers, as well as opportunities for some employees and support for Prime Pacific’s community.

Prime Pacific’s board of directors believes that the merger is fair to and in the best interests of Prime Pacific and its stockholders. Accordingly, the board has approved the merger agreement and recommends that you vote “FOR” the proposal to approve the merger agreement.

In approving the merger agreement, the Prime Pacific board consulted with Performance Trust, with respect to the fairness to stockholders of the proposed acquisition from a financial point of view and with its legal counsel, Miller Nash Graham & Dunn, as to its legal duties and the terms of the merger agreement and related agreements. The terms of the merger agreement, including the consideration to be paid to the Prime Pacific stockholders, were the result of arm’s length negotiations between representatives of the Prime Pacific and Coastal. In evaluating whether to merge with Coastal, Prime Pacific’s board of directors considered a number of factors, including, without limitation, the following:

•	the current and prospective economic, regulatory and competitive environment facing the financial services industry generally, and Prime Pacific in particular, including the continued consolidation in the financial services industry and the relatively high regulatory and operating costs for smaller financial institutions such as Prime Pacific;

•	the information presented by Performance Trust to the Board with respect to the merger and the opinion of Performance Trust that, as of the date of that opinion, the per share merger consideration is fair from a financial point of view to the holders of Prime Pacific common stock. See Appendix C to this proxy statement and the section below entitled “— Opinion of Performance Trust Capital Partners, LLC—Fairness Opinion Provider to Prime Pacific” for more information on the analyses and opinion, including the assumptions made, matters considered and limitations stated;

•	the Board’s determination that, as of the date of the merger agreement, and based on the opinion of Performance Trust, the per share merger consideration represented a fair price to stockholders;

•	current conditions in the U.S. capital markets, including the availability of additional capital at reasonable prices and without significant dilution to existing stockholders;

•	the fact that Prime Pacific’s existing capital resources are limiting management’s ability to make loans and significantly grow Prime Pacific to be more efficient and profitable;

•	the current condition of Prime Pacific and the future prospects of its business in light of the current economic climate;

•	the effects of increased regulatory requirements on the financial services industry generally and on our income and expenses;

•	subject to certain conditions set forth in the merger agreement, including the payment of a $450,000 break-up fee, the merger agreement allows Prime Pacific’s board of directors, in the exercise of its fiduciary duties, to consider a superior proposal, as defined in the merger agreement, which is presented to it and to withdraw its recommendation to our stockholders to approve the merger agreement;

•	the non-economic terms of the transaction, including the impact on existing customers, employees and the community;

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•	the continuity of customer care and community involvement to be provided by Prime Pacific employees whose employment will continue after the merger;

•	the likelihood of consummating the transaction generally; and

•	the likelihood that the transaction will be approved by regulatory authorities without unacceptable conditions.

Prime Pacific’s board of directors also considered a number of countervailing risks and factors concerning the proposed merger. These countervailing risks and factors included the following:

•	employee attrition and the potential effect on business and customer relationships;

•	that officers and directors of Prime Pacific may have certain interests in the merger in addition to their interests generally as the Prime Pacific stockholders, including those described in “— Interests of Prime Pacific’s Directors and Executive Officers in the Merger”;

•	the merger agreement’s restrictions on Prime Pacific’s ability to solicit or engage in discussions or negotiations with third parties, and the effect of a termination fee of $450,000 in favor of Coastal, including the risk that the termination fee might discourage third parties from proposing an alternative transaction that may be more advantageous to our stockholders;

•	the costs already incurred by Prime Pacific in connection with the merger process;

•	the fact that our officers and employees will have to focus extensively on actions required to complete the merger, as well as the substantial transaction costs that we will incur for the merger, even if it is not consummated; and

•	the fact that, pursuant to the merger agreement, we must generally conduct our business in the ordinary course and are subject to certain restrictions on the conduct of our business prior to the closing of the merger or termination of the merger agreement, which may delay or prevent us from pursuing business opportunities that may arise or preclude actions that would be advisable if Prime Pacific were to remain an independent company.

The discussion of the information, risks and factors that Prime Pacific’s board of directors considered in arriving at its decision to approve the merger agreement and recommend that our stockholders vote to approve the merger agreement is not intended to be exhaustive, but includes all material factors considered by Prime Pacific’s board of directors. In view of the wide variety of factors and risks considered in connection with its evaluation of the merger, Prime Pacific’s board of directors did not and does not believe it necessary to, and did not attempt to, rank or quantify the risks and factors. Individual members of the Board may have assigned different weights to the factors and risks in their individual assessments of the merger. The overall analysis of the factors described above included multiple discussions with and questioning of Prime Pacific’s management, financial advisors and legal counsel. Prime Pacific’s board of directors carefully considered the risks and uncertainties associated with Prime Pacific remaining an independent company.

Based on the reasons stated, the Bank’s Board believes that the merger is in the best interests of Prime Pacific and its stockholders. The Board therefore approved the merger agreement and recommends that you vote “FOR” approval of the merger agreement.

This summary of the reasoning of Prime Pacific’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of the proxy statement/offering circular entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Performance Trust Capital Partners, LLC – Fairness Opinion Provider to Prime Pacific

Prime Pacific engaged Performance Trust Capital Partners, LLC (“Performance Trust”) to render an opinion to the Prime Pacific board of directors as to the fairness, from a financial point of view, to the holders of Prime Pacific common stock, of the exchange ratio in the proposed merger of Prime Pacific with and into Coastal Financial Corporation. Prime Pacific selected Performance Trust because Performance Trust is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger. As part of its investment banking business, Performance Trust is continually engaged in the valuation of financial services businesses and their securities in connection with mergers and acquisitions.

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As part of its engagement, representatives of Performance Trust attended the meeting of the Prime Pacific board held on March 30, 2015, at which the Prime Pacific board evaluated the proposed merger. At this meeting, Performance Trust reviewed the financial aspects of the proposed merger and indicated it was prepared to issue its opinion subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Performance Trust as set forth in such opinion, that the merger consideration in the proposed merger was fair, from a financial point of view, to the holders of Prime Pacific common stock. The Performance Trust opinion was issued on April 16, 2015 when the merger agreement and related documents were executed. The Prime Pacific board approved the merger agreement at this meeting, on the condition that the President and Chief Executive Officer and Chairman felt that there was sufficient stockholder support for the transaction. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this proxy statement/offering circular and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Performance Trust in preparing the opinion.

Performance Trust’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Prime Pacific board (in its capacity as such) in connection with its consideration of the financial terms of the merger. The opinion addressed only the fairness, from a financial point of view, of the merger consideration in the merger to the holders of Prime Pacific common stock. It did not address the underlying business decision of Prime Pacific to engage in the merger or enter into the merger agreement or constitute a recommendation to the Prime Pacific board in connection with the merger, and it does not constitute a recommendation to any Prime Pacific stockholder or any stockholder of any other entity as to how to vote in connection with the merger or any other matter, nor does it constitute a recommendation on whether or not any holder of Prime Pacific common stock should enter into a voting, stockholders’, or affiliates’ agreement with respect to the merger.

Performance Trust’s opinion was reviewed and approved by Performance Trust’s Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority, Inc.

In connection with the opinion, Performance Trust reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Prime Pacific and Coastal and the merger, including, among other things:

•	the merger agreement dated April 16, 2015 and the accompanying schedules;

•	the audited financial statements for the three years ended December 31, 2014 of Prime Pacific and Coastal;

•	the unaudited financial statements for the two months ending February 28, 2015 of Prime Pacific and Coastal;

•	other publicly available financial statements and other historical information of Prime Pacific and Coastal; and

•	other information concerning the businesses and operations of Prime Pacific furnished to Performance Trust by Prime Pacific and Coastal or which Performance Trust was directed to use for the purposes of its analysis.

Performance Trust’s consideration of financial information and other factors that Performance Trust deemed appropriate under the circumstances or relevant to its analysis included, among other things, the following:

•	the historical and current financial position and results of operations of Prime Pacific and Coastal;

•	the assets and liabilities of Prime Pacific and Coastal;

•	the nature and terms of certain other merger transactions and business combinations in the banking business;

•	a comparison of certain financial and stock market information of Prime Pacific and certain financial information of Coastal with similar information for certain other companies the equity securities of which are publicly traded, including a review of the equity and debt offerings of both companies over the last three years;

•	financial and operating forecasts and projections of Prime Pacific which were prepared by, and provided to Performance Trust, and discussed with Performance Trust by, Prime Pacific management and which were used and relied upon by Performance Trust at the discretion of such management with the consent of the Board; and

•	financial and operating forecasts and projections of Coastal and estimates regarding certain pro forma financial effects of the merger on Coastal (including, without limitation, the expense savings and related expenses expected to result from the merger), that were prepared by, and provided to Performance Trust and discussed with Performance Trust by, Coastal management and which were used and relied upon by Performance Trust at the direction of Prime Pacific management with the consent of the Board.

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Performance Trust also performed such other studies and analyses as Performance Trust considered appropriate and have taken into account its assessment of general economic, market and financial conditions and Performance Trust’s experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.

Performance Trust has also held discussions with management of Prime Pacific and Coastal regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as Performance Trust deemed relevant to its inquiry. While Performance Trust considered the efforts undertaken by Prime Pacific to solicit indications of interests from third parties regarding another transaction, including the raising of additional capital, Performance Trust was not asked to solicit alternative transactions. Performance Trust’s opinion does not address whether there are alternatives for the Board to consider or whether the Board should approve the proposed Merger rather than remain independent.

In conducting its review and arriving at its opinion, Performance Trust relied upon and assumed the accuracy and completeness of all of the financial and other information that was available to Performance Trust from public sources, that was provided to Performance Trust by Prime Pacific and Coastal, or that was otherwise reviewed by Performance Trust. Performance Trust has assumed the accuracy and completeness of all of this information for its opinion. Performance Trust has not independently verified the accuracy or completeness of this information or assumed any responsibility or liability for such verification, accuracy or completeness. Performance Trust has relied upon the respective managements of Prime Pacific and Coastal as to the reasonableness and achievability of the financial and operating forecasts and projections of Prime Pacific and Coastal (and the assumptions and directionality included in this material) that were prepared by and provided to Performance Trust by and discussed with Performance Trust by the managements of Prime Pacific and Coastal. Performance Trust has further assumed, with the consent of the Board, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the managements of Prime Pacific and Coastal. Performance Trust has also assumed that these forecasts and projections will be realized in the amounts and in the time periods currently estimated by both companies’ managements. Performance Trust further relied upon Coastal management as to the reasonableness and achievability of the estimates regarding certain pro forma financial effects of the merger on Coastal that were prepared by and provided to Performance Trust by Coastal management and that were discussed with Performance Trust by the Coastal management (and the assumptions and directionality presented in these pro forma results), including without limitation, the expense savings and related expenses expected to result from the merger. Performance Trust has assumed with the consent of the Board that all such estimates were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Coastal management and that such estimates will be realized in the amounts and in the time periods currently estimated by Coastal management.

Performance Trust assumed that, in all respects material to its analyses:

•	the merger and any related transactions would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which Performance Trust assumed would not differ in any respect material to Performance Trust’s analyses from the latest draft of the merger agreement that had been reviewed by Performance Trust) with no adjustments to the exchange ratio or additional forms of consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	there are no factors that would delay or subject to any adverse conditions, any necessary regulatory or governmental approval for the merger and any related transaction and that all conditions to the completion of the merger and any related transaction would be satisfied without any waivers or modifications to the merger agreement; and

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger and any related transaction, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of Prime Pacific, Coastal, the combined entity or the contemplated benefits of the merger, including the cost savings and related expenses expected to result from the merger.

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Performance Trust assumed that the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Exchange Act and all other applicable federal and state statutes, rules and regulations. Performance Trust further assumed that Prime Pacific relied upon the advice of its counsel, independent accountants and other advisors (other than Performance Trust) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Prime Pacific, Coastal, the merger and related transactions and the merger agreement. Performance Trust did not provide advice with respect to any such matters.

Performance Trust’s opinion addressed only the fairness, from a financial point of view, as of the date of such opinion, of the exchange ratio in the merger to the holders of Prime Pacific common stock. Performance Trust expressed no view or opinion as to any terms or other aspects of the merger or any related transaction, including without limitation, the form or structure of the merger or any related transaction, any consequences of the merger to Prime Pacific, its stockholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, stockholder or other agreements, arrangements or understandings contemplated or entered into in connection with the merger or otherwise. Performance Trust’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to Performance Trust through such date. Developments subsequent to the date of Performance Trust’s opinion may have affected, and may affect, the conclusion reached in Performance Trust’s opinion and Performance Trust did not and does not have an obligation to update, revise or reaffirm its opinion. Performance Trust’s opinion did not address, and Performance Trust expressed no view or opinion with respect to:

•	the underlying business decision of Prime Pacific to engage in the merger or enter into the merger agreement;

•	the relative merits of the merger as compared to any strategic alternatives that were, or may have been available to or contemplated by Prime Pacific or the Prime Pacific board;

•	the fairness of the amount or nature of any compensation to any of Prime Pacific’s officers, directors or employees, or any class of such persons, relative to any compensation to the holders of Prime Pacific common stock;

•	the effect of the merger or any related transaction on, or the fairness of the consideration to be received by, holders of any class of securities of Prime Pacific other than Prime Pacific common stock (solely with respect to the exchange ratio, as described herein and not relative to the consideration to be received by any other class of securities), or of any class of securities of Coastal or any other party to any transaction contemplated by the merger agreement;

•	the prices, trading range or volume at which Coastal Common Stock might trade following the merger if Coastal common stock were to trade on any exchange or electronic media or in any market, nor about the actual value of Coastal common stock to be issued for a portion of the Merger Consideration;

•	any advice or opinions provided by any other advisor to any of the parties to the merger or any other transaction contemplated by the merger agreement; or

•	any legal, regulatory, accounting, tax or similar matters relating to Prime Pacific, Coastal, their respective stockholders, or relating to or arising out of or as a consequence of the merger or any related transaction, including whether or not the merger would qualify as a tax-free reorganization for United States federal income tax purposes.

In performing its analyses, Performance Trust made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Performance Trust, Prime Pacific and Coastal. Any estimates contained in the analyses performed by Performance Trust are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. In addition, the Performance Trust opinion was among several factors taken into consideration by the Prime Pacific board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Prime Pacific board with respect to the fairness of the merger consideration. The types and amount of consideration payable in the merger were determined through negotiation between Prime Pacific and Coastal and the decision to enter into the merger agreement was solely that of the Prime Pacific board.

The following is a summary of the material financial analyses performed by Performance Trust in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Performance Trust to the Prime Pacific board, but summarizes the material analyses performed and presented in connection with such opinion. The preparation of a fairness opinion is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Performance Trust did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Performance Trust believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. For purposes of its analyses, Performance Trust utilized the implied value of merger consideration of $1.36 per share of Prime Pacific common stock, consisting of the implied value of 0.8047 shares of Coastal common stock to be exchanged for each share of Prime Pacific common stock.

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Selected Companies Analysis

Prime Pacific. Using publicly available information, Performance Trust compared the financial and market performance and financial condition of Prime Pacific to a group of companies with publicly traded securities that Performance Trust deemed relevant. The group was comprised of 15 selected banks headquartered in the states of Washington, Oregon and Idaho that are publicly traded with total assets of less than $250 million. To perform the selected companies analysis with respect to Prime Pacific, Performance Trust reviewed for each selected company, financial data for, or as of the end of, the most recent three month period for which financial data was publicly available (for the period ended December 31, 2014) and market price information as of March 26, 2015. Certain financial data prepared by Performance Trust, as referenced in the tables presented below, may not correspond to the data presented in Prime Pacific’s historical financial statements as a result of the different periods, assumptions and methods used by Performance Trust to compute the financial data presented.

The banks headquartered in Washington, Oregon and Idaho comprising the group of selected companies reviewed by Performance Trust with respect to Prime Pacific were:

Centerpointe Community Bank	Clatsop Community Bank
Community 1st Bank	First Sound Bank
Idaho First Bank	Lewis & Clark Bank
Merchants Bancorp	Oregon Bancorp Inc.
Oregon Pacific Bancorp	Pacific West Bank
People’s Bank of Commerce	Plaza Bank
Summit Bank	Washington Bancorp, Inc.
Willamette Community Bank

Performance Trust’s analysis showed the following concerning the financial performance of Prime Pacific and the group of 15 selected companies:

		Selected Companies[4]
	Prime Pacific	Min	Average	Median	Max
LTM Core Return on Average Assets(1)	1.24%	-1.42%	0.34%	0.41%	1.51%
LTM Core Return on Average Equity(1)	16.2%	-12.2%	3.4%	4.1%	15.9%
Net Interest Margin	4.43%	3.24%	4.16%	4.20%	5.59%
Efficiency Ratio	47.2%	145.9%	87.9%	86.6%	53.7%
NPAs / Assets(2)	1.28%	0.00%	1.68%	1.64%	4.24%
Tier 1 Capital Ratio	12.94%	9.36%	12.85%	12.52%	17.39%
Core Deposits / Deposits (3)	52.3%	40.3%	78.5%	86.0%	96.4%
LTM Non-interest Inc. / Operating Revenue	63.3%	3.6%	14.8%	7.5%	63.3%

(1)	Excludes gain/loss on sale of securities, extraordinary items and non-recurring items.
(2)	Non-performing assets (“NPAs”) include nonaccrual loans, troubled debt restructurings (“TDRs”) and other real estate owned (“OREO”). Covered assets were excluded to the extent discernible.
(3)	Core deposits defined as total deposits minus time deposits greater than $100,000.
(4)	Selected companies excludes Prime Pacific data.

In addition, Performance Trust’s analysis showed the following concerning the market performance of the selected companies in the group (excluding the impact of certain selected company last 12 months (“LTM”) earnings per share (“EPS”) multiples considered to be not meaningful because they were negative):

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			Selected Companies[1]
	Prime Pacific		Min		Average		Median		Max
Stock Price / Tangible Book Value per Share	0.95	x	0.67	x	1.07	x	0.94	x	2.26	x
Stock Price / LTM Earnings per Share	8.2	x	11.6	x	14.9	x	15.1	x	18.4	x
Premium (Discount) / Deposits	-1.6%		-4.0%		0.2%		-1.3%		13.9%

(1)	Selected companies excludes Prime Pacific data.

Coastal. Using publicly available information, Performance Trust compared the financial performance, financial condition and market performance of Coastal to a selection of 12 publicly traded US banks with total assets between $500 million and $1.4 billion, and non-performing assets to assets ratios of less than 2%, last twelve month return on average assets greater than 0.50%, and total annual asset growth of greater than 10% in each of the years between 2012 and 2014.

The 12 selected companies with respect to Coastal were:

Bankwell Financial Group Inc.	California Republic Bancorp
Commonwealth Business Bank	First Foundation Inc.
First Virginia Community Bank	Franklin Financial Network Inc.
FS Bancorp Inc.	John Marshall Bank
LCNB Corp.	Plaza Bank
Security California Bancorp	Southern First Bancshares Inc.

To perform the selected companies analysis with respect to Coastal, Performance Trust reviewed for each selected company, financial data for, or as of the end of, the most recent three-month period for which financial data was publicly available (for the period ended December 31, 2014) and market price information as of March 26, 2015. Certain financial data prepared by Performance Trust, as referenced in the tables presented below, may not correspond to the data presented in Coastal’s historical financial statements as a result of the different periods, assumptions and methods used by Performance Trust to compute the financial data presented.

Performance Trust’s analysis showed the following concerning the financial performance of Coastal and the selected 12 companies for Coastal:

		Selected Companies[4]
	Coastal	Min	Average	Median	Max
LTM Core Return on Average Assets(1)	0.57%	0.64%	1.03%	1.02%	1.47%
LTM Core Return on Average Equity(1)	6.1%	5.2%	9.7%	9.5%	15.1%
Net Interest Margin	4.63%	3.73%	4.17%	3.98%	5.12%
Efficiency Ratio	76.0%	74.1%	62.2%	62.3%	49.3%
NPAs / Assets(2)	1.84%	0.05%	0.74%	0.59%	1.92%
Tier 1 Capital Ratio	9.60%	11.02%	13.13%	13.15%	18.13%
Core Deposits / Deposits(3)	97.0%	61.6%	78.2%	75.1%	99.7%
LTM Non-Interest Inc. / Operating Revenue	11.7%	1.5%	20.2%	18.9%	40.8%

(1)	Excludes gain/loss on sale of securities, extraordinary items and non-recurring items.
(2)	Non-performing assets (“NPAs”) include nonaccrual loans, troubled debt restructurings (“TDRs”) and other real estate owned (“OREO”). Covered assets were excluded to the extent discernible.
(3)	Core deposits defined as total deposits minus time deposits greater than $100,000.
(4)	Selected companies excludes Coastal data.

In addition, Performance Trust’s analysis showed the following concerning the market performance of the selected companies in the group (excluding the impact of certain selected company last 12 months (“LTM”) earnings per share (“EPS”) multiples considered to be not meaningful because they were negative):

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		Selected Companies
	Coastal[1]	Min		Average		Median		Max
Stock Price / Tangible Book Value per Share	NA	0.89	x	1.30	x	1.27	x	1.63	x
Stock Price / LTM Earnings per Share	NA	8.4	x	14.8	x	15.3	x	20.9	x
Premium (Discount) / Deposits	NA	-2.2%		3.5%		2.8%		9.2%

(1)	NA – Company not publicly traded.

Coastal – Second Selected Comparables. Furthermore, using publicly available information, Performance Trust compared the financial performance, financial condition and market performance of Coastal to a second group of banks, a selection of 21 publicly traded companies headquartered in the West with total assets between $500 million and $1.4 billion, non-performing assets to assets ratios of less than 2% and last twelve month return on average assets greater than 0.50%.

The 21 selected companies in the second group with respect to Coastal were:

Baker Boyer Bancorp	Bay Commercial Bank
California First National	California Republic Bancorp
Cashmere Valley Bank	Citizens Bancorp
Commonwealth Business Bank	Eagle Bancorp Montana, Inc.
First Choice Bank	First Foundation Inc.
Idaho Independent Bank	Northrim BanCorp Inc.
Oak Valley Bancorp	Open Bank
Pacific City Financial Corp	Pacific Financial Corp
Plaza Bank	Premier Valley Bank
Presidio Bank	River City Bank
Security California Bancorp

Performance Trust’s analysis showed the following concerning the financial performance of Coastal and the group of 21 selected companies:

		Selected Companies[4]
	Coastal	Min	Average	Median	Max
LTM Core Return on Average Assets(1)	0.57%	0.54%	0.91%	0.91%	1.47%
LTM Core Return on Average Equity(1)	6.1%	3.2%	8.7%	8.3%	15.1%
Net Interest Margin	4.63%	3.03%	3.82%	3.78%	4.95%
Efficiency Ratio	76.0%	94.6%	66.1%	65.6%	49.3%
NPAs / Assets(1)	1.84%	0.00%	0.67%	0.64%	1.65%
Tier 1 Capital Ratio	9.60%	9.98%	13.13%	13.15%	31.12%
Core Deposits / Deposits(2)	97.0%	33.7%	84.0%	87.5%	99.7%
LTM Non-Interest Inc. / Operating Revenue	11.7%	2.4%	20.9%	20.0%	43.6%

(1)	Excludes gain/loss on sale of securities, extraordinary items and non-recurring items.
(2)	Non-performing assets (“NPAs”) include nonaccrual loans, troubled debt restructurings (“TDRs”) and other real estate owned (“OREO”). Covered assets were excluded to the extent discernible.
(3)	Core deposits defined as total deposits minus time deposits greater than $100,000.
(4)	Selected companies excludes Coastal data.

In addition, Performance Trust’s analysis showed the following concerning the market performance of the selected companies in the second group (excluding the impact of certain selected company last 12 months (“LTM”) earnings per share (“EPS”) multiples considered to be not meaningful because they were negative):

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		Selected Companies
	Coastal[1]	Min		Average		Median		Max
Stock Price / Tangible Book Value per Share	NA	0.79	x	1.30	x	1.27	x	1.77	x
Stock Price / LTM Earnings per Share	NA	8.4	x	13.7	x	14.0	x	20.6	x
Premium (Discount) / Deposits	NA	-9.7%		1.6%		1.6%		7.7%

(1)	NA – Company not publicly traded.

No company used as a comparison in the above selected companies analyses is identical to Prime Pacific or Coastal. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Selected Transactions Analysis. Performance Trust reviewed publicly available information related to 12 selected whole bank transactions announced after January 1, 2013 in the West where the selling bank had total assets of less than $250 million and non-performing assets to total assets ratios of less than 3.5%. Terminated transactions were excluded from the selected transactions. The selected transactions included in the group were:

Acquirer:	Acquired Company
Alamogordo Financial Corp.	Bank 1440
Glacier Bancorp Inc.	Montana Community Banks Inc.
Heritage Financial Corp.	Valley Community Bancshares Inc.
HomeStreet Inc.	YNB Financial Services Corp.
Pacific Commerce Bank	Vibra Bank
Pacific Premier Bancorp	San Diego Trust Bank
Private Investors	First National Bank of Southern California
Puget Sound Bank	Core Business Bank
Sierra Bancorp	Santa Clara Valley Bank NA
Sterling Financial Corp.	Commerce National Bank
Sturm Financial Group Inc.	First Capital West Bankshares Inc.
SunPac LLC	Security First Bank

For each selected transaction, Performance Trust derived the ratio of the transaction consideration value paid for the acquired company to the following, in each case based on the latest publicly available financial statements of the acquired company available prior to the announcement of the acquisition:

•	tangible book value per share of the acquired company;

•	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000); and

•	LTM EPS of the acquired company.

The above transaction multiples for the selected transactions were compared with the corresponding transaction multiples for the proposed merger based on the implied transaction value for the proposed merger of $1.36 per share of Prime Pacific common stock and using historical financial information for Prime Pacific as of December 31, 2014.

The results of the selected transactions analysis (excluding the impact of certain selected transaction LTM EPS multiples considered to be not meaningful because they were negative) are set forth in the following table:

			Selected Transactions
	Coastal/ Prime Pacific Merger		Min		Average		Median		Max

Tangible Book Value	99%		80%		120%		124%		146%
Core Deposit Premium	-0.3%		-4.0%		3.4%		3.3%		11.4%
LTM EPS	8.6	x	9.0	x	26.5	x	23.8	x	45.1	x

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No company or transaction used as a comparison in the above selected transaction analyses is identical to Prime Pacific or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Relative Contribution Analysis. Performance Trust analyzed the relative standalone contribution of Coastal and Prime Pacific to various pro forma balance sheet and income statement items of the combined entity at several points in time. This analysis did not include purchase accounting adjustments. To perform this analysis, Performance Trust used balance sheet and income statement data for Prime Pacific and Coastal as of December 31, 2012 and December 31, 2014. This analysis also used various projected pro forma balance sheet and income statement items at December 31, 2017, which were based on financial forecasts and projections relating to the earnings and assets of Coastal and the proposed combined company prepared by Coastal, which were reviewed and provided to Performance Trust by Prime Pacific.

The results of Performance Trust’s analysis as of the December 31, 2012 period are set forth in the following table:

	Coastal	Prime Pacific	Prime Pacific %

Total assets	$370,950	$124,757	25.2%
Net loans	290,882	87,909	23.2%
Total deposits	328,308	114,150	25.8%
Core deposits(1)	289,589	56,040	16.2%
Tangible common equity	30,277	4,759	13.6%
LTM adjusted net income(2)	1,293	(2,228)	NM
Non-interest expense	12,544	6,557	34.3%

(1)	Core deposits defined as total deposits minus time deposits greater than $100,000.
(2)	Adjusted for extraordinary income items, such as, but not limited to, deferred tax asset recapture, REPO write-down reversals, and gain on sale of non-OREO bank property.

The results of Performance Trust’s analysis as of the December 31, 2014 period are set forth in the following table:

	Coastal	Prime Pacific	Prime Pacific %

Total assets	$546,510	$120,364	18.0%
Net loans	425,562	89,004	17.3%
Total deposits	472,161	106,983	18.5%
Core deposits(1)	396,501	55,920	12.4%
Tangible common equity	52,521	13,119	20.0%
LTM adjusted net income(2)	2,785	1,506	35.1%
Non-interest expense	18,300	6,895	27.4%

(1)	Core deposits defined as total deposits minus time deposits greater than $100,000.
(2)	Adjusted for extraordinary income items, such as, but not limited to, deferred tax asset recapture, REPO write-down reversals, and gain on sale of non-OREO bank property.

The results of Performance Trust’s analysis as of the projected December 31, 2017 period are set forth in the following table:

	Coastal	Prime Pacific	Prime Pacific %

Total assets	$790,757	$120,364	13.2%
Net loans	656,259	89,004	11.9%
Total deposits	686,161	106,983	13.5%
Tangible common equity	72,441	16,015	18.1%
LTM adjusted net income(2)	8,982	1,448	13.9%
Non-interest expense	22,759	5,668	19.9%

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Discounted Cash Flow Analysis. Performance Trust performed a discounted cash flow analysis to estimate a range for the implied equity value of Prime Pacific. Performance Trust compared these results to an analysis of the implied equity value of Prime Pacific’s ownership in the proposed combined company. In this analysis, Performance Trust used financial forecasts and projections relating to the earnings and assets of Prime Pacific prepared, and provided to Performance Trust, by Prime Pacific management and assumed discount rates ranging from 10.0% to 19.0%. Performance Trust also used financial forecasts and projections relating to the earnings and assets of Coastal and the proposed combined company prepared by Coastal, which were reviewed and provided to Performance Trust by Prime Pacific. The ranges of values were derived by adding (i) the present value of the estimated net income that Prime Pacific could generate over the period from 2015 to 2017 and (ii) the present value of Prime Pacific’s implied terminal value at the end of such period. In calculating the terminal value of Prime Pacific, Performance Trust applied a range of 13.0x to 21.0x estimated 2017 earnings. In calculating the terminal value of the combined company, Performance Trust applied a range of 17.0x to 25.0x estimated 2017 earnings. This discounted cash flow analysis resulted in a range of implied values per share of Prime Pacific common stock of approximately $1.50 per share to $2.77 per share, as compared to a range of implied values per pro forma equivalent share of Prime Pacific common stock of approximately $1.90 per share to $3.33 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Prime Pacific.

Miscellaneous. Performance Trust acted solely as a fairness opinion provider to Prime Pacific in connection with the proposed merger and did not act as a financial advisor to, or agent of, Prime Pacific or any other person. As part of its investment banking business, Performance Trust is continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions and valuations for various other purposes. As specialists in the securities of banking companies, Performance Trust has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, Performance Trust may from time to time purchase securities from, and sell securities to, Prime Pacific and Coastal. Performance Trust, as of the date of Performance Trust’s opinion, held no proprietary positions in Prime Pacific or Coastal.

Pursuant to the Performance Trust engagement agreement, Prime Pacific agreed to pay Performance Trust a fixed cash fee, of which a portion became payable to Performance Trust upon the rendering of the opinion, and the majority of which is contingent upon the consummation of the merger. Prime Pacific also agreed to reimburse Performance Trust for its out of pocket expenses incurred in connection with the rendering of its opinion and to indemnify Performance Trust against certain liabilities arising out of its engagement. Other than in connection with this present engagement, during the two years preceding the date of its opinion, Performance Trust has not provided investment banking and financial advisory services to Prime Pacific and has not received compensation from Prime Pacific. In the past two years, Performance Trust has not provided investment banking and financial advisory services to Coastal and has not received compensation from Coastal. Performance Trust may in the future provide investment banking and financial advisory services to Prime Pacific or Coastal and receive compensation for such services.

Coastal’s Reasons for the Merger

After careful consideration, at a meeting held on April 16, 2015, Coastal’s board of directors unanimously determined that the merger agreement, including the merger and the other transactions contemplated thereby, is in the best interests of Coastal and its stockholders.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the Coastal board of directors consulted with Coastal management, as well as its independent financial and legal advisors, and considered a number of factors, including (i) Coastal’s review of the business, operations, earnings and financial condition of Prime Pacific; and (ii) the fact that the merger would enable Coastal to expand its strategic presence through three additional bank offices in south Snohomish County and northeast King County

Coastal’s board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:

•	the potential risk of diverting management attention and resources from the operation of Coastal’s business towards the completion of the merger;

•	the potential risks associated with achieving anticipated cost synergies and savings and successfully integrating Prime Pacific’s business, operations and workforce with those of Coastal;

•	the merger-related costs; and

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•	the other risks described under “Risk Factors.”

The foregoing discussion of the information and factors considered by Coastal’s board of directors is not intended to be exhaustive, but includes the material factors considered by Coastal’s board of directors. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, Coastal’s board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Coastal’s board of directors considered all these factors as a whole, including discussions with, and questioning of, Coastal’s management and Coastal’s independent financial and legal advisors, and overall considered the factors to be favorable to, and to support, its determination.

Coastal’s board of directors unanimously approved the merger agreement.

This summary of the reasoning of Coastal’s board of directors and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the section of the proxy statement/offering circular entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Interests of Prime Pacific’s Directors and Executive Officers in the Merger

Certain members of the Prime Pacific board of directors and management may be deemed to have interests in the merger, in addition to their interests as stockholders of Prime Pacific generally. The Prime Pacific board of directors was aware of these factors and considered them, among other things, in approving the merger agreement.

Indemnification of Directors and Officers; Insurance

The merger agreement provides that Coastal will, for a period of six years following the closing of the merger, indemnify the present and former directors and officers of Prime Pacific against liabilities and costs that may arise in the future, incurred in connection with claims or actions arising out of or pertaining to matters that existed or occurred prior to the effective date of the merger. The scope of this indemnification is to the fullest extent that such persons would have been entitled to indemnification under applicable law and the articles of incorporation or bylaws of Prime Pacific.

The merger agreement also provides that, for a period of six years following the closing of the merger and subject to certain limitations, Coastal will use reasonable efforts to cause to be maintained in effect, Prime Pacific’s existing director and officer liability insurance policy.

Vesting of Stock Options

Pursuant to Prime Pacific’s stock option plans, a change in control, such as the merger, will accelerate the vesting of any unvested stock options.

Severance Benefits

Certain executive officers of Prime Pacific, including Don Kiser, may be eligible for severance benefits under existing agreements with, and benefit plans offered by, Prime Pacific.

Employment with Coastal

Certain members of the executive management of Prime Pacific will become employees of Coastal Community Bank after the consummation of the Merger. Glenn Deutsch will hold the title of Executive Vice President and Chief Operating Officer, Chuck Dodd will hold the title of Senior Vice President and Senior Credit Officer, and Liz Norsby will hold the title of Senior Vice President and Chief Operations Officer.

Change in Control Severance Agreement

Glenn Deutsch has entered into a change in control severance agreement with Coastal. Subject to certain conditions, the change in control severance agreement provides Mr. Deutsch a benefit in an amount equal to one (1) times Executive's W-2 income (before salary deferrals) received from the Company and/or the Bank for the year preceding the date of closing in connection with a change in control experienced by Coastal.

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Restrictive Covenant Agreement

Glenn Deutsch has entered into a restrictive covenant agreement with Coastal. Except under limited circumstances, the restrictive covenant agreement prohibits Mr. Deutsch from soliciting employees or customers of Coastal within the counties of King and Snohomish, Washington. The term of the restrictive covenant agreement commences upon the effective date of the merger and continues until one year after Mr. Deutsch’s termination of employment with Coastal.

Dissenters’ Rights in the Merger

Under Chapter 23B.13 of the Washington Business Corporation Act, holders of Prime Pacific’s common stock are entitled to dissent from, and obtain payment of the fair value of their shares in cash together with accrued interest in the event of, the consummation of the merger, instead of receiving the merger consideration they would otherwise be entitled to pursuant to the merger agreement. If you wish to assert your statutory dissenters’ rights, you must: (1) deliver to Prime Pacific, before the vote is taken at the special meeting regarding the merger agreement, written notice of your intent to demand payment for your shares of Prime Pacific common stock if the merger is effected, which notice must be separate from your proxy; (2) not vote your shares in favor of the merger agreement; and (3) follow the statutory procedures for perfecting dissenters’ rights under Chapter 23B.13 of the Washington Business Corporation Act, which is attached to this proxy statement/offering circular as Annex C. If you fail to comply with these requirements, then if the merger agreement is approved by Prime Pacific’s stockholders and the merger is completed, your shares of Prime Pacific common stock will be converted into the right to receive the merger consideration, without interest and subject to any applicable withholding of taxes, but you will have no dissenters’ rights with respect to your shares of Prime Pacific common stock.

Written notice of your intent to assert dissenters’ rights must be delivered to Prime Pacific at: John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036.

A vote against the Prime Pacific merger proposal alone will not constitute written notice of your intent to assert your dissenters’ rights in connection with the merger.

Regulatory Approvals

Under applicable law, the merger must be approved by the Federal Reserve Board, and the bank merger must be approved by the Federal Reserve Board and the Washington Department of Financial Institutions. The U.S. Department of Justice may review the impact of the merger and the bank merger on competition.

As of the date of this proxy statement/offering circular, all of the required applications have been filed. There can be no assurance as to whether all regulatory approvals will be obtained or as to the dates of the approvals. There also can be no assurance that the regulatory approvals received will not contain a condition or requirement that results in a failure to satisfy the conditions to closing set forth in the merger agreement. For more information, see “The Merger Agreement—Conditions to Complete the Merger.”

Accounting Treatment

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method in accordance with FASB Topic 805, “Business Combinations.” The result of this is that the recorded assets and liabilities of Coastal will be carried forward at their recorded amounts, the historical operating results will be unchanged for the prior periods being reported on and that the assets and liabilities of Prime Pacific will be adjusted to fair value at the date of the merger. In addition, all identified intangibles will be recorded at fair value and included as part of the net assets acquired. To the extent that the purchase price, consisting of the number of shares of Coastal common stock to be issued to former Prime Pacific stockholders, at fair value, exceeds the fair value of the net assets including identifiable intangibles of Prime Pacific at the merger date, that amount will be reported as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Prime Pacific being included in the operating results of Coastal beginning from the date of completion of the merger.

Coastal’s Dividend Policy

Coastal has never paid any dividends and has no plans to pay dividends to stockholders in the future.

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Coastal’s long-term ability to pay dividends to its stockholders depends primarily on the ability of Coastal Community Bank to make capital distributions to Coastal and on the availability of cash at the holding company level if Coastal Community Bank’s earnings are not sufficient to pay dividends. In addition, the Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the policy provides that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. Regulatory guidance provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with the its capital needs and overall financial condition. These regulatory policies may adversely affect Coastal’s ability to pay dividends or otherwise engage in capital distributions.

Public Trading Markets

There is currently no public market for Coastal’s or Prime Pacific’s common stock and there is no guarantee that there will ever be a public trading market. If an active public trading market does not develop for Coastal’s common stock in the future, Prime Pacific stockholders receiving shares of Coastal common stock in the merger may not be able to sell all of their shares of Coastal common stock on short notice or at a desirable price. Prior to the closing of the merger, Coastal has agreed to obtain the written commitment of a broker-dealer to act as a market maker for Coastal common stock following the closing.

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THE MERGER AGREEMENT

The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/offering circular as Annex A and is incorporated by reference into this proxy statement/offering circular. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Structure of the Merger

Each of Coastal’s and Prime Pacific’s board of directors has approved the merger agreement. The merger agreement provides for the merger of Prime Pacific with and into Coastal, with Coastal continuing as the surviving corporation. Immediately following the completion of the merger, Prime Pacific’s wholly owned subsidiary bank, Prime Pacific Bank, will merge with Coastal’s wholly owned subsidiary bank, Coastal Community Bank.

Merger Consideration

In the merger, each share of Prime Pacific common stock, no par value per share, issued and outstanding immediately prior to the completion of the merger, except for (i) shares held by Prime Pacific stockholders that have demanded payment for the fair value of their shares of Prime Pacific common stock in accordance with Chapter 23B.13 of the Washington Business Corporation Act and (ii) shares of Prime Pacific common stock held by Coastal (other than in a fiduciary capacity or in satisfaction of a debt previously contracted), will be converted into the right to receive 0.8047 of a share of Coastal common stock, subject to possible adjustment. Coastal will not issue any fractional shares of Coastal common stock in the merger. Instead, each fraction of a share of Coastal common stock will be rounded up to the nearest whole share.

Treatment of Prime Pacific Stock Options

Each Prime Pacific stock option with an exercise price per share that is less than $1.36 per share and is outstanding immediately prior to the merger will be cancelled by Prime Pacific at the time of the merger or immediately prior to the merger and entitle its holder to receive a cash payment equal to: (i) the excess of (A) $1.36 per share over (B) the exercise price per share of the Prime Pacific stock option, multiplied by (ii) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option. Except as set forth below, Prime Pacific stock options with an exercise price per share equal to or greater than $1.36 per share will, at the time of the merger or immediately prior to the merger, be cancelled and terminated. Each Prime Pacific stock option granted under Prime Pacific’s 2009 Stock Option and Equity Compensation Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the closing of the merger and that has an exercise price per share equal to or greater than $1.36 shall be converted automatically into an option to purchase, on the same terms and conditions as were applicable under such Prime Pacific stock option immediately prior to the closing of the merger (including vesting terms), the number of shares of Coastal common stock (rounded down to the nearest whole number of shares) equal to the produce of (i) the number of shares of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, multiplied by (ii) the exchange ratio, which such stock option shall have an exercise price per share of Coastal common stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Prime Pacific common stock subject to such Prime Pacific stock option immediately prior to the closing of the merger, by (2) the exchange ratio.

Closing and Effective Time of the Merger

The merger will be completed only if all conditions to the merger set forth in the merger agreement are either satisfied or waived. For more information, see “—Conditions to Complete the Merger.”

The merger will become effective as set forth in the articles of merger to be filed with the Secretary of State of the State of Washington pursuant to the applicable provisions of the Washington Business Corporation Act. The closing of the merger will occur as soon as practicable after all of the conditions to completion of the merger have been satisfied or waived (other than those that by their nature are to be satisfied or waived at the closing of the merger). It currently is anticipated that the closing of the merger will occur in the fourth quarter of 2015, subject to the receipt of regulatory approvals and other customary closing conditions. No assurances can be given as to when or if the merger will be completed.

Conversion of Shares; Exchange Procedures

The conversion of shares of Prime Pacific common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. Prior to the effective time of the merger, Coastal will appoint its transfer agent or an unrelated bank or trust company, as is reasonably acceptable to Prime Pacific, to act as exchange agent for the exchange of shares of Prime Pacific common stock for the merger consideration.

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As soon as practicable following the completion of the merger, the exchange agent will mail to each holder of record of shares of Prime Pacific common stock immediately prior to the effective time of the merger: (1) a letter of transmittal and instructions on how to surrender such holders shares of Prime Pacific common stock in exchange for the merger consideration the holder is entitled to receive under the merger agreement.

If a certificate for shares of Prime Pacific common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration upon receipt of (1) an affidavit of that fact by the claimant and (2) if required by Coastal or the exchange agent, the posting of a bond in an amount as Coastal may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such certificate.

After completion of the merger, there will be no further transfers on the stock transfer books of Prime Pacific of shares of Coastal stock that were issued and outstanding immediately prior to the effective time of the merger.

Representations and Warranties

The representations, warranties and covenants described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, are solely for the benefit of Coastal and Prime Pacific, may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between Coastal and Prime Pacific rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Coastal, Prime Pacific or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Coastal or Prime Pacific. The representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/offering circular.

The merger agreement contains customary representations and warranties of each of Coastal and Prime Pacific relating to their respective businesses. The representations and warranties in the merger agreement do not survive completion of the merger.

The representations and warranties made by each of Prime Pacific and Coastal in the merger agreement relate to a number of matters, including the following:

—	corporate matters, including due organization and qualification and subsidiaries;

—	capitalization;

—	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger or bank merger;

—	required governmental and other regulatory filings, consents and approvals in connection with the merger and the bank merger;

—	financial statements and the absence of undisclosed liabilities;

—	the absence of certain changes or events;

—	legal proceedings;

—	the absence of regulatory actions;

—	compliance with applicable laws;

—	tax matters;

—	in the case of Prime Pacific, certain contracts and agreements;

—	in the case of Prime Pacific, intellectual property;

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—	in the case of Prime Pacific, labor matters;

—	in the case of Prime Pacific, employee benefit matters;

—	in the case of Prime Pacific, real property;

—	in the case of Prime Pacific, receipt of a fairness opinion from its investment advisor and the absence of any amendment or rescission thereof;

—	in the case of Prime Pacific, broker’s fees payable in connection with the merger;

—	environmental matters;

—	in the case of Prime Pacific, loan matters;

—	inapplicability of anti-takeover statutes;

—	in the case of Prime Pacific, material interests of Prime Pacific’s directors, executive officers and certain stockholders in the merger;

—	in the case of Prime Pacific, insurance matters;

—	in the case of Prime Pacific, investment securities and derivative matters;

—	in the case of Prime Pacific, indemnification matters;

—	corporate documents and records;

—	the accuracy of information supplied for inclusion in this proxy statement/offering circular and other documents;

—	bank regulatory matters; and

—	the tax treatment of the merger.

Certain representations and warranties of Coastal and Prime Pacific are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either Coastal, Prime Pacific or the combined company, means an effect which is material and adverse to the business, financial condition, or results of operations of Prime Pacific or Coastal, as the context may dictate, and their subsidiaries taken as a whole; provided, however, that any effect resulting from any of the following events or occurrences shall not be considered in determined whether a material adverse effect has occurred:

—	changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both Coastal and Prime Pacific, or to financial and/or depository institutions generally;

—	changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates;

—	actions and omissions of Coastal or Prime Pacific taken with the prior written consent of the other; or

—	direct effects of compliance with the merger agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the merger and bank merger.

Covenants and Agreements

Conduct of Business Prior to the Completion of the Merger

Pursuant to the merger agreement, Prime Pacific has agreed to certain restrictions on its activities until the merger is completed or the merger agreement is terminated. In general, the merger agreement provides that Prime Pacific and its subsidiaries must:

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—	conduct their business in the regular, ordinary and usual course consistent with past practice;

—	use reasonable best efforts to maintain and preserve intact their business organization, employees and advantageous business relationships; and

—	take no action that would reasonably be likely to adversely affect or delay their ability to (i) obtain any necessary approvals of any regulatory agency or other governmental entities required in connection with the merger or the bank merger; (ii) perform their respective covenants and agreements under the merger agreement; or (iii) consummate the transactions contemplated by the merger agreement on a timely basis.

Prime Pacific has further agreed that it will not, and will not permit any of its subsidiaries, to do any of the following without the prior written consent of Coastal:

—	incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (i) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (ii) overnight advances from the Federal Home Loan Bank of Seattle;

—	prepay any indebtedness or other similar arrangements so as to cause Prime Pacific to incur any prepayment penalty thereunder;

—	adjust, split, combine or reclassify any capital stock;

—	make, declare or pay any dividend or any other distribution on its capital stock;

—	grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

—	issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the effective date of the merger;

—	directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock;

—	sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the date of the merger agreement;

—	except pursuant to contracts or agreements in force at the date of or permitted by the merger agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

—	enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $10,000 per annum and other than certain contracts or agreements specified in the merger agreement;

—	make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $500,000 with respect to any individual borrower, or (ii) loans or advances as to which Prime Pacific has a binding obligation to make such loans or advances as of the effective date of the merger; in each case, without first submitting a copy of the loan write up containing the information customarily submitted to the Loan Committee of Prime Pacific Bank to the chief credit officer of Coastal Community Bank three full business days prior to taking such action; provided, that, if Coastal Community Bank objects in writing to such loan or loan commitment within two full business days after receiving such loan write up, Prime Pacific Bank shall obtain the unanimous approval of the members of the Loan Committee of Prime Pacific Bank prior to making such loan or loan commitment;

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—	change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any governmental entity;

—	except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Prime Pacific or Prime Pacific Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

—	increase the compensation or benefits payable to any current or former employee, officer, director or consultant (who is a natural person), except for annual raises on the anniversary of an employee’s hire date, which shall not exceed 3% of such employee’s then current compensation;

—	pay or award, or commit to pay or award, any bonuses or incentive compensation not required by any existing plan or agreement;

—	enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant (who is a natural person);

—	grant or accelerate the vesting of any equity-based awards or other compensation;

—	enter into any new, or amend (whether in writing or through the interpretation of) any existing, employment, severance, change in control, retention, bonus guarantee, or collective bargaining agreement or arrangement;

—	elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of the merger agreement or elect to its board of directors any person who is not a member of its board of directors as of the date of the merger agreement;

—	hire any employee with annual compensation in excess of $50,000, or terminate the employment or services of any employee in a position of Vice President or above or whose annual compensation is greater than $50,000, other than for cause;

—	settle any claim, suit, action or proceeding, except for consideration not in excess of $20,000 individually or $50,000 in the aggregate or that would not impose any material restriction on its operations or the operations of any of its subsidiaries or Coastal, as the surviving corporation in the merger, or affect the merger and other transactions contemplated by the merger agreement;

—	amend its articles of incorporation or bylaws, or similar governing documents;

—	restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified;

—	make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government securities with final maturities not greater than one year;

—	make any capital expenditures other than pursuant to binding commitments existing on the effective date of the merger and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

—	establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

—	take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger set forth in the merger agreement not being satisfied or in a violation of any provision of the merger agreement;

—	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles or regulatory guidelines;

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—	knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or

—	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the prohibited actions set forth above.

Regulatory Matters

Coastal and Prime Pacific have agreed to cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities which are necessary or advisable to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and governmental entities. Specifically, Coastal and Prime Pacific have agreed, no later than 30 days following the date of the merger agreement, or as soon thereafter as practicable, to each prepare and file any applications, notices and filings required in order to obtain the regulatory approvals needed to complete the merger and the bank merger. Coastal and Prime Pacific have also agreed to use their reasonable best efforts to obtain each such requisite regulatory approval as promptly as reasonably practicable.

Employee Benefit Plan Matters

Following the closing of the merger, Coastal has agreed to provide all continuing employees of Prime Pacific with benefit plans and compensation opportunities that are substantially similar to those provided by Coastal to similarly-situated employees of Coastal. Each continuing employee will be treated as a new employee of Coastal for purposes of Coastal Community Bank’s 401(k) plan but Coastal will recognize the service of the covered employee with Prime Pacific for purposes of eligibility, participation and vesting under the 401(k) plan. To the extent that a continuing employee becomes eligible to participate in any other Coastal employee benefit plan following the closing of the merger, Coastal will recognize the service of the covered employee with Prime Pacific for purposes of eligibility, participation and vesting under such Coastal employee benefit plan.

Under the merger agreement, Prime Pacific Bank has agreed to terminate its 401(k) plan immediately prior to the effective time of the merger. Following the termination of Prime Pacific Bank’s 401(k) plan, Coastal will take any necessary action to permit continuing employees to make rollover distributions to Coastal Community Bank’s 401(k) plan.

Coastal has agreed to honor the terms of Prime Pacific’s existing change in control agreements, unless superseded by an agreement by an applicable Prime Pacific employee to enter into a similar agreement with Coastal (subject to the receipt of any required regulatory approval). All full-time employees of Prime Pacific and its subsidiaries who are not covered by a change in control or similar agreement and who are terminated at or prior to the effective time of the merger, or who are terminated by Coastal without cause during the one-year period following the effective time of the merger, will be entitled to a separation benefit equal to two week’s base compensation for each year of service, subject to a maximum payment of 12 weeks’ base compensation.

Director and Officer Indemnification and Insurance

For a period of six years following the effective time of the merger, Coastal has agreed to indemnify all directors and officers of Prime Pacific for any losses incurred by them as a result of their service for Prime Pacific to the fullest extent permitted under Prime Pacific’s articles of incorporation or bylaws to the extent permitted by Washington law.

For a period of six years following the effective time of the merger, Coastal has also agreed to maintain Prime Pacific’s existing directors’ and officers’ liability insurance coverage or provide equivalent coverage; provided, however, that Coastal is not obligated to expend an amount in excess of 200% of the amount of the annual premiums paid by Prime Pacific as of the effective date of the merger for such insurance. If the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds 200% of the amount of the annual premiums paid by Prime Pacific as of the effective date of the merger, Coastal has agreed to obtain the most advantageous coverage obtainable for an annual premium equal to 200% of the amount of the annual premiums paid by Prime Pacific as of the effective date of the merger. In lieu of the foregoing, Prime Pacific, at the request of Coastal, has agreed to obtain at or prior to the effective time of the merger a prepaid “tail” policy providing single limit equivalent coverage to that described in the preceding sentence.

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Tangible Common Equity; Purchase Price Adjustment

Prime Pacific has agreed to deliver to Coastal, no fewer than five business days prior to the closing date of the merger, a good faith estimate of Prime Pacific’s adjusted tangible common equity, as such term is defined below, as of the closing date. If Prime Pacific’s adjusted tangible common equity is estimated to be less than $13,500,000, and Coastal and Prime Pacific do not exercise their applicable rights to terminate the merger agreement, the exchange ratio used to calculate the merger consideration shall be reduced by (i) the amount of such deficiency, divided by (ii) 1.69, and (iii) further divided by the number of shares of Prime Pacific common stock outstanding on the closing date of the merger, rounded to four decimal places. For more information on Coastal’s and Prime Pacific’s right to terminate the merger agreement in the event that Prime Pacific’s adjusted tangible common equity is estimated to be less than $13,500,000, see “—Termination of the Merger Agreement.”

Under the merger agreement, “adjusted tangible common equity” is defined as the excess of (i) the total assets of Prime Pacific less (a) any asset that is considered an intangible asset under generally accepted accounting principles, including, without limitation, any goodwill and any other identifiable intangible assets recorded in accordance with generally accepted accounting principles, but excluding any Small Business Administration servicing assets recorded as an intangible asset, and (b) the amount, if any, by which the aggregate net book value of the land and buildings owned by Prime Pacific exceeds the “aggregate appraised value” (as defined below), over (ii) the total liabilities of Prime Pacific, calculated in accordance with generally accepted accounting principles, as of the closing date of the merger, adjusted, as needed, to reflect the payment or accrual of all expenses incurred by Prime Pacific in connection with the negotiation and preparation of the merger agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation professional fees, severance payments, option cancellation expenses, and the purchase of a directors’ and officers’ liability insurance policy tail.

For purposes of the foregoing provision, “aggregate appraised value” is defined as the aggregate fair value of the land and buildings owned by Prime Pacific, as reflected in appraisals ordered by Coastal within the 30 days following the date of the merger agreement from one or more appraisers licensed in the State of Washington reasonably acceptable to Prime Pacific.

Prime Pacific Stockholder Meeting and Recommendation of Prime Pacific’s Board of Directors

Under the merger agreement, Prime Pacific agreed to call the special meeting of Prime Pacific’s stockholders to allow its stockholders to vote upon the approval of the merger agreement. Under the merger agreement, Coastal agreed to prepare, with Prime Pacific’s cooperation, this proxy statement/offering circular and related materials regarding the matters to be presented at the Prime Pacific stockholder meeting.

In connection with the stockholder meeting, Prime Pacific’s board of directors agreed to recommend that Prime Pacific’s stockholders vote in favor of the approval of the Prime Pacific merger proposal. However, Prime Pacific’s board of directors may withdraw, amend or modify its previous recommendation regarding the merger with Coastal if it receives a superior proposal (as defined below) and, after having consulted with its outside legal counsel, it determines that failure to withdraw or modify its previous recommendation would constitute a breach of its fiduciary duties under applicable law.

If Prime Pacific’s board of directors seeks to withdraw, amend or modify its previous recommendation regarding the merger with Coastal, it must provide Coastal with at least five business days’ advance notice of its intent to effect a change of recommendation and with all relevant terms, conditions and transaction documents regarding the superior proposal. In addition, for a period of five business days following the delivery of such notice, Prime Pacific must negotiate in good faith with Coastal to make such adjustments and modifications to the merger agreement so that the terms of the superior proposal will no longer be superior to the terms of the merger agreement.

For purposes of the foregoing, “superior proposal” is defined as an unsolicited, bona fide written offer made by a third party to consummate an acquisition proposal that (i) Prime Pacific’s board of directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the stockholders of Prime Pacific from a financial point of view than the transactions contemplated hereby, including any adjustments to the terms and conditions of such transactions proposed by Coastal in response to such acquisition proposal (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) is not conditioned on obtaining financing, and (iii) is for 100% of the outstanding shares of common stock of Prime Pacific.

Under the merger agreement, an “acquisition proposal” is defined as any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Prime Pacific or any of its subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of Prime Pacific’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Prime Pacific’s capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

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Agreement Not to Solicit Other Offers

Under the merger agreement, Prime Pacific has agreed that Prime Pacific, its subsidiaries, and their respective officers, directors, employees and representatives may not:

—	solicit, initiate, encourage or facilitate (including by furnishing non-public information), or take any action designed to induce or facilitate, any inquiries, offers or proposals with respect to any acquisition proposal;

—	participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Coastal) regarding an acquisition proposal; or

—	enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated by the merger agreement.

In addition, Prime Pacific must immediately notify Coastal of all of the relevant details of any acquisition proposal, or request for non-public information or inquiry that could be expected to lead to an acquisition proposal, that Prime Pacific may receive.

Notwithstanding these provisions, if Prime Pacific receives an unsolicited acquisition proposal that its board of directors believes is superior to the terms of the merger with Coastal, then Prime Pacific may (i) furnish non-public information concerning Prime Pacific to the person making the proposal pursuant to a confidentiality agreement on terms that are no more favorable than those contained in the January 15, 2015 non-disclosure agreement between Prime Pacific and Coastal, and (ii) engage in discussions and negotiations with that person, but only if Prime Pacific’s board of directors determines in good faith, after consultation with Prime Pacific’s outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

For purposes of this provision, an “acquisition proposal” is defined as any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Prime Pacific or any of its subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of Prime Pacific’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Prime Pacific’s capital stock or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

Conditions to Complete the Merger

Coastal’s and Prime Pacific’s respective obligations to complete the merger are subject to the satisfaction or, to the extent legally permitted, waiver of a number of conditions. These conditions include:

•	approval of the Prime Pacific merger proposal by Prime Pacific stockholders;

•	the receipt of all required regulatory approvals without the imposition of any unduly burdensome condition upon Coastal following the merger or Coastal Community Bank following the bank merger;

•	the absence of any order, injunction, decree or law preventing the completion of the merger;

•	subject to the standards set forth in the closing conditions in the merger agreement, the accuracy of the representations and warranties of Coastal and Prime Pacific on the date of the merger agreement and the closing date of the merger;

•	performance in all material respects by each of Coastal and Prime Pacific of its obligations under the merger agreement;

•	receipt by Coastal of all required approvals by state securities or “blue sky” authorities needed to consummate the merger;

•	the absence of any material litigation against Coastal or Prime Pacific, or any of their respective officers and directors, reasonably considered by Coastal to be materially burdensome with respect to the merger, or which Coastal believes could have a material adverse effect on Coastal after giving effect to the merger;

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•	total core deposit account deposits and total non-interest bearing deposit accounts, each measured as the average for the 30 days immediately preceding the fifth business day prior to the effective date of the merger, totaling at least 95% of the amounts of such deposit accounts as of the date of the merger agreement;

•	shares for which dissenters’ rights are exercised may not exceed 5% of the outstanding shares of Prime Pacific common stock; and

•	receipt by each of Coastal and Prime Pacific of an opinion from its counsel as to certain U.S. federal income tax matters.

Coastal and Prime Pacific expect to complete the merger in the fourth quarter of 2015. No assurance can be given, however, as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement

The merger agreement can be terminated at any time prior to completion of the merger in the following circumstances:

•	by the mutual written consent of Coastal and Prime Pacific;

•	by either party, if Prime Pacific’s stockholders fail to approve the Prime Pacific merger proposal; provided, however, that Prime Pacific may only exercise this termination right if it has complied in all material respects with all of its duties under the merger regarding its receipt of a superior unsolicited acquisition proposal;

•	by either Coastal or Prime Pacific if the merger is not consummated by December 31, 2015; provided however, that this right is not available to any party whose action or failure to act has been the cause of or resulted in the delay;

•	by either Coastal or Prime Pacific if any required regulatory approval has been denied; provided however, that this right is not available to any party whose action or failure to act has been the cause of the failure to receive regulatory approval;

•	by either Coastal or Prime Pacific, if the other breaches a representation or warranty or breaches a covenant or agreement contained in the merger agreement and the breach is not cured within 30 days following written notice to the party committing the breach;

•	by Coastal, if (i) Prime Pacific materially breaches its duties with respect to the solicitation or consideration of a superior unsolicited acquisition proposal or (ii) Prime Pacific’s board of directors does not publicly recommend that Prime Pacific’s stockholders approve the Prime Pacific merger proposal or subsequently withdraws, qualifies or revises such recommendation in a manner that is materially adverse to Coastal; or

•	by Coastal or Prime Pacific if Prime Pacific’s estimated adjusted tangible common equity as of the closing date of the merger is less than $13,000,000; provided, however, that if Prime Pacific elects to exercise its termination right in this scenario, Coastal has the option for a period of five business days following receipt of notice of termination by Prime Pacific to fix the merger consideration at the amount that would be calculated under the merger agreement as if Prime Pacific’s adjusted tangible common equity was $13,000,000, in which case no termination will occur and the merger agreement will otherwise remain in effect in accordance with its terms. For information on the calculation of Prime Pacific’s estimated adjusted tangible common equity, see “—Covenants and Agreements— Tangible Common Equity; Purchase Price Adjustment.”

Effect of Termination

If the merger agreement is terminated, it will become void and have no effect, except that (1) each of Coastal and Prime Pacific will remain liable for any liabilities or damages arising out of its willful and material breach of any provision of the merger agreement and (2) designated provisions of the merger agreement will survive the termination, including those relating to payment of fees and expenses.

Termination Fee

The merger agreement requires the payment of a $450,000 termination fee by Prime Pacific to Coastal if the merger agreement is terminated by Coastal because (i) Prime Pacific materially breaches its duties with respect to the solicitation or consideration of a superior unsolicited acquisition proposal or (ii) Prime Pacific’s board of directors does not publicly recommend that Prime Pacific’s stockholders approve the Prime Pacific merger proposal or subsequently withdraws, qualifies or revises such recommendation in a manner that is materially adverse to Coastal.

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In addition, Prime Pacific must pay a termination fee to Coastal if Coastal terminates the merger agreement because Prime Pacific willfully breaches any of its representations, warranties, covenants or obligations under the merger agreement and, in either case, a superior acquisition proposal involving Prime Pacific is publicly announced on or before the date of the Prime Pacific special meeting or the termination of the merger agreement by Coastal, respectively. Under these circumstances, Prime Pacific must pay Coastal a $250,000 termination fee promptly following the termination of the merger agreement and, if Prime Pacific either consummates or enters into a definitive agreement regarding the acquisition proposal within 12 months after termination of the merger agreement, it must pay Coastal an additional $200,000 termination fee.

Finally, if the merger agreement is terminated by either Prime Pacific or Coastal because the other breaches a representation or warranty or breaches a covenant or agreement and the breach is not cured within 30 days following written notice to the party committing the breach, the non-terminating party must pay the terminating party a $250,000 termination fee.

Expenses and Fees

All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expense.

Amendment, Waiver and Extension

Prior to the effective time of the merger, any provision of the merger agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between Coastal and Prime Pacific except that, after the approval of the Prime Pacific merger proposal at the special meeting, no amendment or modification may be made to the merger agreement that would reduce the amount or alter or change the kind of merger consideration to be received by Prime Pacific stockholders or that would contravene any provision of the Washington Business Corporation Act or federal banking laws, rules and regulations.

Support Agreements

As an inducement to Coastal to enter into the merger agreement, each of Prime Pacific’s directors, as well as certain key Prime Pacific stockholders, entered into a support agreement with Coastal under which such Prime Pacific directors and stockholders generally has agreed (1) to vote or cause to be voted in favor of the Prime Pacific merger proposal, all shares of Prime Pacific common stock which he or she is the record or beneficial owner as the date of the support agreement and (2) subject to limited exceptions, not to sell or otherwise dispose any of these shares of Prime Pacific common stock until after the approval of the Prime Pacific merger proposal by the stockholders of Prime Pacific. The obligations under each Prime Pacific stockholder’s support agreement will terminate upon the earlier of: (i) the termination of the merger agreement in accordance with its terms; (ii) the approval of the merger and bank merger by Prime Pacific’s stockholders; and (iii) the mutual agreement in writing of the Prime Pacific stockholder and Coastal. The directors and key stockholders that have entered into support agreements with Coastal hold an aggregate of 3,383,601 shares of Prime Pacific common stock, representing 35% of Prime Pacific’s outstanding common shares as of the record date.

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UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following is the unaudited pro forma combined condensed consolidated financial information for Coastal and Prime Pacific after giving effect to the merger. The unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2014 give effect to the merger as if it occurred on January 1, 2014.

The unaudited pro forma combined condensed consolidated financial statements have been prepared using the acquisition method of accounting for business combinations under GAAP. Coastal is the acquirer for accounting purposes. Certain reclassifications have been made to the historical financial statements of Prime Pacific to conform to the presentation in Coastal’s financial statements.

A final determination of the fair values of Prime Pacific’s assets and liabilities, which cannot be made prior to the completion of the merger, will be based on the actual net tangible and intangible assets of Prime Pacific that exist as of the date of completion of the transaction. Consequently, fair value adjustments and amounts preliminarily allocated to goodwill and identifiable intangibles could change significantly from those allocations used in the unaudited pro forma combined condensed consolidated financial statements presented herein and could result in a material change in amortization of acquired intangible assets.

In connection with the plan to integrate the operations of Coastal and Prime Pacific following the completion of the merger, Coastal anticipates that nonrecurring charges, such as costs associated with systems implementation, severance and other costs related to exit or disposal activities, will be incurred. Coastal is not able to determine the timing, nature and amount of these charges as of the date of this proxy statement/offering circular. However, these charges will affect the results of operations of Coastal and Prime Pacific, as well as those of the combined company following the completion of the merger, in the period in which they are recorded. The unaudited pro forma combined condensed consolidated statements of operations do not include the effects of the nonrecurring costs associated with any restructuring or integration activities resulting from the merger, as they are nonrecurring in nature and not factually supportable at this time. Additionally, the unaudited pro forma adjustments do not give effect to any nonrecurring or unusual restructuring charges that may be incurred as a result of the integration of the two companies or any anticipated disposition of assets that may result from such integration.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma combined condensed consolidated financial statements as a result of, among other things:

•	capital used or generated in Prime Pacific’s operations between the signing of the merger agreement and the completion of the merger;

•	changes in the fair values of Prime Pacific’s assets and liabilities;

•	other changes in Prime Pacific’s net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and

•	the actual financial results of the combined company.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial information is based on, and should be read together with, the historical consolidated financial statements and related notes of Coastal and Prime Pacific included in this proxy statement/offering circular.

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COASTAL FINANCIAL CORPORATION AND PRIME PACIFIC FINANCIAL SERVICES, INC.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Financial Condition

As of December 31, 2014

(In thousands)

			Pro Forma	Pro
	Coastal	Prime Pacific	Adjustments	Forma
Assets

Cash and cash equivalents	$80,167	$12,494	$—	$92,661
Investment securities available for sale	11,288	6,783	—	18,071
Investment securities held to maturity	2,469	—	—	2,469
Bank stock, at cost (Federal Reserve Bank, FHLB and PCBB)	2,583	608	—	3,191

Loans – accruing (Note 4-A)	430,225	89,187	(1,741)	517,671
Loams – non-accruing	1,521	1,559	—	3,080
Gross loans	431,746	90,746	(1,741)	520,751

Net deferred fees	(627)	—	—	(627)
Allowance for loan losses (Note 4-B)	(5,557)	(1,741)	1,741	(5,557)

Net loans	425,562	89,005	—	514,567

Premises and equipment, net	10,461	5,508	—	15,969
Accrued interest receivable	1,279	298	—	1,577
Bank-owned life insurance	5,938	1,425	—	7,363
Other real estate owned and repossessed assets	3,409	—	—	3,409
Deferred taxes	2,391	2,581	—	4,972
Other assets (Notes 4-C and 4-D)	963	1,644	(148)	2,459

Total assets	$546,510	$120,346	$(148)	$666,708

Liabilities

Deposits
Total core deposits	$351,655	$41,184	$—	$392,839
Total time deposits	120,506	65,799	—	186,305
Total deposits	472,161	106,983	—	579,144

FHLB advances	15,800	—	—	15,800
Trust preferred securities	3,609	—	—	3,609
Accrued expenses and other liabilities	2,419	245	—	2,664

Total liabilities	493,989	107,228	—	601,217

Stockholders’ Equity

Common stock (no par value) (Note 4-E)	51,858	16,619	(3,649)	64,828
Retained earnings (deficit) (Note 4-F)	692	(3,534)	3,534	692
Accumulated other comprehensive income, net of tax (Note 4-G)	(29)	33	(33)	(29)

Total stockholders’ equity	52,521	13,118	(148)	65,491

Total liabilities and stockholders’ equity	$546,510	$120,346	$(148)	$666,708

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COASTAL FINANCIAL CORPORATION AND PRIME PACIFIC FINANCIAL SERVICES, INC.

Unaudited Pro Forma Combined Condensed Consolidated Statement of Income

For the Year Ended December 31, 2014

(In thousands)

	Coastal	Prime Pacific	Pro Forma Adjustments	Non-Recurring Adjustments	Pro Forma
Interest Income
Interest and fees on loans (Note 4-H)	$22,085	$5,271	$30	$—	$27,386
Securities	152	144	—	—	296
Interest-bearing deposits at other financial institutions	123	31	—	—	154

Total interest income	22,360	5,446	30	—	27,836

Interest Expense
Deposits	1,858	583	—	—	2,441
Borrowings	175	87	—	—	262

Total interest expense	2,033	670	—	—	2,703

Net interest income	20,327	4,776	30	30	25,133

Provision for loan losses	1,690	—	—	—	1,690

Net interest income after loan loss reserves	18,637	4,776	—	—	23,443

Non-Interest Income
Service charges on accounts	298	40	—	—	338
Merchant service fees	178	—	—	—	178
Point-of-sale/ATM fees	665	—	—	—	665
Non-sufficient fund/overdraft fees	358	—	—	—	358
Gain on sales of premises and Equipment (Note 4-K)	—	757	—	(757)	—
Gain on sales of loans	1,160	3,385	—	—	4,545
Bank-owned life insurance	208	—	—	—	208
Discount on debt repayment (Note 4-L)	—	1,500	—	(1,500)	—
Other	269	672	—	—	941

Total non-interest income	3,136	6,354	—	(2,257)	7,233

Non-Interest Expense
Salaries and benefits	10,455	2,809	—	—	13,264
Occupancy	1,736	439	—	—	2,175
Data processing	1,154	348	—	—	1,502
Director and staff expenses	603	—	—	—	603
FDIC assessments	332	396	—	—	728
State and local taxes	303	—	—	—	303
Advertising and marketing	713	—	—	—	713
Legal and professional fees	270	1,642	—	—	1,912
OREO expenses and write-downs	162	376	—	—	538
Repossessed assets write-downs	439	—	—	—	439
Point-of-sale expense	325	—	—	—	325
Other operating costs (Note 4-I)	1,807	889	40	—	2,736

Total non-interest expense	18,299	6,899	40	—	25,238

Net income before income tax	3,474	4,231	(10)	(2,257)	5,439

Provision for income tax (Notes 4-J and 4-M)	1,127	1,427	(3)	(767)	1,783

Net income	$2,347	$2,804	$(6)	(1,490)	$3,655

Per Share Data
Earnings per common share:
Basic	$0.06	$0.50	$—	$—	$0.11
Diluted	$0.06	$0.50	$—	$—	$0.11
Shares outstanding	46,066,021	9,536,673	—	—	53,740,534

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Notes to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements

Note 1 — Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information has been prepared under the acquisition method of accounting for business combinations. The unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2014 gives effect to the merger as if it occurred on that date. The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2014 give effect to the merger as if it occurred on January 1, 2014. This information is not intended to reflect the actual results that would have been achieved had the acquisition actually occurred on those dates. The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of both tangible and intangible assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented in this document.

Certain historical data of Prime Pacific has been reclassified on a pro forma basis to conform to Coastal’s classifications.

Note 2 — Purchase Price

Each share of Prime Pacific common stock will be converted to the right to receive, promptly following the completion of the merger, 0.8047 of a share of Coastal common stock, subject to possible adjustment. Coastal will issue an aggregate of 7,674,513 shares of Coastal common stock to Prime Pacific stockholders pursuant to the terms of the merger agreement.

Note 3 — Allocation of Purchase Price of Prime Pacific

At the merger date, Prime Pacific’s assets and liabilities are required to be adjusted to their estimated fair values. The purchase price is then allocated to the identifiable assets and liabilities based on the fair value. The excess of the purchase price over the fair value of the net assets acquired is allocated to goodwill.

The pro forma purchase price was preliminarily allocated to the assets acquired and liabilities assumed based on their estimated fair values as summaries in the following table:

At December 31, 2014
(in thousands)
Pro forma purchase price of Prime Pacific:
Fair value of Coastal common stock at $1.69 per share	$12,970
Consideration value for stock options	—
Total pro forma purchase price	$12,970

Fair value of cash assets acquired:
Cash	$12,494
Investment securities available for sale	7,391
Loans	89,005
Intangible assets	280
Other assets	11,456
Total assets and identifiable assets acquired	$120,626

Fair value of liabilities assumed:
Deposits	$106,983
Accrued expenses and other liabilities	245
Total liabilities assumed	$107,228

Fair value of net assets and identifiable intangible assets acquired	$13,398

Excess of net assets and identifiable assets acquired over consideration to be paid	$(428)

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Note 4 — Allocation of Purchase Price of Prime Pacific

The following pro forma adjustments have been included in the unaudited pro forma condensed combined financial information. Estimated fair value adjustments are based upon available information, and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The following are the pro forma adjustments made to record the transaction and to adjust Prime Pacific’s assets and liabilities to their estimated fair values at December 31, 2014 (in thousands):

A.	Adjustment to loans receivable, excluding allowance for loan losses:

	To reflect the discount on loans at the merger date, Coastal performed a fair value assessment of the loan portfolio and determined a total discount of approximately 1.92%	$(1,741)

B.	Adjustment to allowance for loan losses:

	To remove the Prime Pacific allowance for loan losses at period end as the credit risk is accounted for in the fair value adjustment for the loans receivable in Adjustment A above	$1,741

C.	Adjustment to intangible assets:

	To record the estimated fair value of the core deposit intangible asset identified in the merger as calculated by a third party	$280

D.	Adjustment to goodwill:

	To record the difference between the estimated fair value of assets acquired and adjusted common tangible equity	$(428)

E.	Adjustment to common stock:

	To record the issuance of Coastal common stock as purchase price consideration, totaling $12,970, and eliminate the common stock of Prime Pacific ($16,619)	$(3,649)

F.	Adjustment to retained earnings:

	To eliminate Prime Pacific’s historical retained earnings	$3,534

G.	Adjustment to accumulated other comprehensive income (loss)

	To eliminate Prime Pacific’s historical accumulated other comprehensive income	$(33)

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For purposes of determining the pro forma effect of the merger on the unaudited pro forma condensed combined statement of income, the following pro forma adjustments have been made as if the acquisition occurred as of January 1, 2014 (in thousands):

H.	Adjustment to interest income – interest and fees on loans:

	To reflect the accretion of interest component of the loan discount resulting from the pro forma loan fair value adjustment referenced in Adjustment A above, which was calculated by using the sum of the digits balance method over five years	$30

I.	Adjustment to non-interest expense – other operating expenses:

	To reflect the amortization of the core deposit intangible asset resulting from the pro forma fair value adjustment referenced in Adjustment D above, which was based on an amortization period of seven years using the straight line depreciation method	$40

J.	Adjustment to income tax expense (benefit):

	To reflect the income tax effect of Adjustments H and I above at the estimated 34% statutory tax rate	$(3)

K.	Adjustment for non-recurring non-interest income – gain on sale of premises and equipment:

	To reflect pro forma income without giving effect to Prime Pacific’s sale of a property for a gain of $757 during the year ended December 31, 2014	$(757)

L.	Adjustment for non-recurring non-interest expense – discount on debt repayment:

	To reflect pro forma income without giving effect to the payment and cancellation agreement entered into by Prime Pacific during the year ended December 31, 2014 providing for the redemption of trust preferred securities at a 30%, or $1,500, discount	$(1,500)

M.	Adjustment to income tax expense (benefit):

	To reflect the income tax effect of Adjustments K and L above at the estimated 34% statutory tax rate	$(767)

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following summary describes the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Prime Pacific common stock. The summary is based upon Code, applicable Treasury Regulations, judicial decisions, and administrative rulings and practice, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. This summary does not address any tax consequences of the merger under state, local or foreign laws, or any federal laws other than those pertaining to income tax.

This discussion addresses only those holders of Prime Pacific common stock that hold their Prime Pacific common stock as a capital asset within the meaning of Section 1221 of the Code. It does not address all the U.S. federal income tax consequences that may be relevant to particular holders of Prime Pacific common stock in light of their individual circumstances or to holders of Prime Pacific common stock that are subject to special rules, including, without limitation, holders that are:

•	financial institutions;

•	S corporations or other pass-through entities, or investors in pass-through entities;

•	persons who are subject to alternative minimum tax;

•	insurance companies;

•	tax-exempt organizations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting;

•	persons that hold Prime Pacific common stock as part of a straddle, hedge, constructive sale, conversion or other integrated transaction;

•	regulated investment companies;

•	real estate investment trusts;

•	persons whose “functional currency” is not the U.S. dollar;

•	persons who are not U.S. holders; and

•	holders who acquired their shares of Prime Pacific common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation.

If a partnership (or other entity that is taxed as a partnership for federal income tax purposes) holds Prime Pacific common stock, the tax treatment of a partner in that partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their own tax advisors about the tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

Neither Coastal nor Prime Pacific has sought, and neither of them will seek, any ruling from the Internal Revenue Service regarding any matters relating to the merger, and the opinions described above will not be binding on the Internal Revenue Service or any court. Consequently, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

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The obligations of the parties to complete the merger are conditioned on, among other things, the receipt by Prime Pacific and Coastal of opinions from Miller Nash Graham & Dunn LLP, or Miller Nash, and Kilpatrick Townsend & Stockton LLP, or Kilpatrick Townsend, respectively, each dated the closing date of the merger, that for U.S. federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering their respective tax opinions, each counsel is entitled to rely upon representations and covenants, including those contained in certificates of officers of Prime Pacific and Coastal, reasonably satisfactory in form and substance to each such counsel. The opinions represent each counsel’s best legal judgment. However, if any of the representations or assumptions upon which the opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger could be adversely affected. In addition, the determination by tax counsel as to whether the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code is based on the facts and law existing as of the closing date of the merger.

The actual tax consequences of the merger to you may be complex and will depend upon your specific situation and upon factors that are not within the control of Coastal or Prime Pacific. You should consult with your own tax advisor as to the tax consequences of the merger in light of your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign income or other tax laws.

Tax Consequences of the Merger Generally

The parties intend for the merger to be treated as a “reorganization” for U.S. federal income tax purposes. As such, the material U.S. federal income tax consequences of the merger will be as follows:

•	no gain or loss will be recognized by Coastal or Prime Pacific as a result of the merger;

•	gain (but not loss) will be recognized by a U.S. holder of Prime Pacific common stock who receive shares of Coastal common stock for shares of Prime Pacific common stock pursuant to the merger in an amount equal to the amount by which the sum of the fair market value of the Coastal common stock received by such U.S. holder of Prime Pacific common stock exceeds such U.S. holder’s basis in its Prime Pacific common stock;

•	the aggregate basis of the Coastal common stock received by a U.S. holder of Prime Pacific common stock in the merger will be the same as the aggregate basis of the Prime Pacific common stock for which it is exchanged, increased by the amount of gain recognized on the exchange; and

•	the holding period of Coastal common stock received by a U.S. holder of Prime Pacific common stock in the merger in exchange for such U.S. holder’s shares of Prime Pacific common stock will include such U.S. holder’s holding period of the Prime Pacific common stock for which it is exchanged.

If a U.S. holder of Prime Pacific common stock acquired different blocks of Prime Pacific common stock at different times or at different prices, any gain or loss (if applicable) will be determined separately with respect to each block of Prime Pacific common stock. U.S. holders should consult their own tax advisors regarding the manner in which Coastal common stock received in the merger should be allocated among different blocks of Prime Pacific common stock and with respect to identifying the bases or holding periods of the particular shares of Coastal common stock received in the merger.

Taxation of Capital Gain

Except as described under “—Potential Re-Characterization of Gain as a Dividend” below, gain that a U.S. holder of Prime Pacific common stock recognizes in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holder has held (or is treated as having held) its Prime Pacific common stock for more than one year as of the date of the merger. For non-corporate U.S. holders of Prime Pacific common stock, the maximum U.S. federal income tax rate on long-term capital gains is 20%.

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Potential Re-Characterization of Gain as a Dividend

All or part of the gain that a particular U.S. holder of Prime Pacific common stock recognizes could be treated as dividend income rather than capital gain if: (i) such U.S. holder is a significant stockholder of Coastal; or (ii) such U.S. holder’s percentage ownership in Coastal after the merger, taking into account constructive ownership rules, is not meaningfully reduced from what its percentage ownership would have been if it had received solely shares of Coastal common stock rather than a combination of cash and shares of Coastal common stock in the merger. This could happen, for example, because of ownership of additional shares of Coastal common stock by such holder, ownership of shares of Coastal common stock by a person related to such holder or a share repurchase by Coastal from other holders of Coastal common stock. The Internal Revenue Service has indicated in rulings that any reduction in the interest of a minority stockholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of Prime Pacific common stock, including the application of certain constructive ownership rules, holders of Prime Pacific common stock should consult their own tax advisors regarding the potential tax consequences of the merger to them.

Information Reporting

A U.S. holder of Prime Pacific common stock who receives Coastal common stock as a result of the merger should retain records pertaining to the merger, including records relating to the number of shares and the basis of such U.S. holder’s Prime Pacific common stock. Each U.S. holder of Prime Pacific common stock who is required to file a U.S. federal income tax return and who is a “significant holder” that receives Coastal common stock in the merger will be required to file a statement with such U.S. federal income tax return in accordance with Treasury Regulations Section 1.368-3 setting forth such U.S. holder’s basis in the Prime Pacific common stock surrendered, the fair market value of the Coastal common stock received in the merger, and certain other information. A “significant holder” is a holder of Prime Pacific common stock who, immediately before the merger, owned at least 5% of the outstanding stock of Prime Pacific or securities of Prime Pacific with a basis for federal income taxes of at least $1.0 million.

This discussion does not address tax consequences that may vary with, or are contingent upon, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we strongly urge you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF PRIME PACIFIC

The purpose of this discussion and analysis is to provide the reader with an overview of the financial condition and changes to financial condition and results of operations for Prime Pacific for the years ending December 31, 2014 and December 31, 2013. The financial information as of December 31, 2014 and for the years ended December 31, 2014 and 2013 is derived from the Prime Pacific audited financial statements that are included as Annex D to this proxy statement/offering circular. For a complete understanding of this discussion, reference should be made to the audited financial statements of Prime Pacific included as Annex D to this proxy statement/offering circular.

Results of Operations

Prime Pacific had net income for the year ended December 31, 2014 of $2,804,000 or $0.50 per basic common share outstanding, compared to net income for 2013 of $822,000, or $0.21 per basic common share outstanding. Starting primarily in the year ended December 31, 2012, Prime Pacific Bank initiated a concentrated effort towards SBA lending. Combined with the reduction in non-performing loans, expense control, and an improving market environment, Prime Pacific Bank saw increased income through the generation and selling of SBA originated loans.

Net interest income of $4,776,000 and $4,747,000 for the years ending December 31, 2014 and 2013, respectively, were basically identical. Loan balances at year end December 31, 2014 and 2013 were $90,746,000 and $92,043,000, respectively. Total assets were $120,346,000 and $122,248,000 for years ended December 31, 2014 and 2013, respectively. Non-performing loans at December 31, 2014 decreased by 48.4% from December 31, 2013 which contributed to reduced expenses in 2014 associated with these non-performing assets.

Due to improved loan quality, including reduced nonperforming loans, the Bank did not make a provision for loan losses in 2014 and only $50,000 in 2013. As of December 31, 2014, 99% of the outstanding loans were current and paying as agreed.

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During 2014, Prime Pacific raised additional capital in the amount of $5,629,400. This new capital was used to pay off Prime Pacific’s $5,000,000 trust preferred debt instrument (TRUP) and downstream funds to Prime Pacific Bank as additional capital.

Prime Pacific’s retirement of the TRUP at a 30% discount generated a one-time gain before taxes of $1,500,000. In addition excess property held by Prime Pacific Bank was sold also generating a one-time before tax gain of $757,000.

The above capital items allowed Prime Pacific Bank to achieve a Tier 1 leverage ratio of 9.59% and a total risk based capital ratio of 14.20%, both above the minimum required by regulation.

Non-interest income for the year ended December 31, 2014 was $6,354,000 compared to $3,102,000 for the year ended December 31, 2013. This doubling in non-interest income was partially due to the gain on sales of loans of $3,385,000 in 2014 compared to $2,626,000 in 2013. Non-interest income for 2014 also included the TRUP and property sale gains mentioned above.

Non-interest expenses were $6,899,000 and $6,610,000 for the years ending December 31, 2014 and 2013, respectively.

BUSINESS OF COASTAL

General

Coastal

Coastal is a bank holding company that was incorporated in 2003 under the laws of the State of Washington and is headquartered in Everett, Washington. Coastal’s only subsidiary is Coastal Community Bank, a commercial bank chartered under the laws of the State of Washington.

As of March 31, 2015, on a consolidated basis, Coastal had total assets of $581.3 million, deposits of $505.7 million and stockholders’ equity of $53.3 million.

Coastal’s principal office is located at 5415 Evergreen Way, Everett, Washington 98203 and its telephone number is (425) 257-9000.

Coastal Community Bank

Coastal Community Bank was founded in 1997 and currently has 11 offices in Snohomish and Island Counties in Washington. Coastal Community Bank offers a full range of commercial banking services to meet the needs of businesses and consumers in the Puget Sound area. The services offered include checking accounts, money market accounts, NOW accounts, savings accounts, and certificates of deposit. Additional deposit products and services include money market accounts, lockbox services, couriers, coin and currency, wire transfer, merchant credit card processing, remote office capture (merchant capture), office capture (branch capture), bank by phone, online bill pay, internet banking, mobile banking and safe deposit boxes. Loan programs offered through the banking offices include commercial loans and lines of credit, small business loans, letters of credit, consumer installment loans and lines of credit, home equity loans and lines of credit, commercial and residential mortgages, as well as residential and commercial construction loans. Investment advisory services are also offered to wealth management clients.

All of Coastal Community Bank’s branches are full-service banking offices and provide drive-through banking facilities and 24-hour automated teller machines, which are integrated into multi-state ATM networks. Coastal Community Bank also provides internet banking services through its website, www.coastalbank.com. Coastal Community Bank’s website and the information contained therein or connected thereto are not intended to be incorporated into this proxy statement/offering circular.

Market Area and Competition

Coastal Community Bank’s primary market area consists of Snohomish and Island Counties in Washington. Coastal Community Bank faces significant competition for the attraction of deposits and the origination of loans. The most direct competition for deposits has historically come from the several financial institutions operating in Coastal Community Bank’s primary market area and, to a lesser extent, from other financial services companies such as brokerage firms, credit unions and insurance companies. Coastal Community Bank also faces competition for investors’ funds from money market funds and other corporate and government securities. Coastal Community Bank’s competition for loans also comes primarily from financial institutions in its market area and, to a lesser extent, from other financial services providers such as mortgage companies and mortgage brokers.

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As of June 30, 2014, the most recent date for which information is publicly available, there were 25 banks with an aggregate of 184 branch offices and approximately $8.9 billion in deposits in Snohomish County. At that date, Coastal Community Bank maintained eight branch offices in Snohomish County with approximately $384.2 million in deposits, which represents approximately 4.3% of total Snohomish County deposits.

Similarly, as of June 30, 2014, the most recent date for which information is publicly available, there were nine banks with an aggregate of 23 branch offices and approximately $1.0 billion in deposits in Island County. At that date, Coastal Community Bank maintained two branch offices in Island County with approximately $44.0 million in deposits, which represents approximately 4.3% of total Island County deposits.

Regulation and Supervision

The banking industry is extensively regulated under both federal and applicable state laws. The following discussion is a summary of certain statutes and regulations applicable to bank and financial holding companies and their subsidiaries and provides specific information relevant to Coastal and Coastal Community Bank. Regulation of financial institutions is intended primarily for the protection of depositors, deposit insurance funds and the banking system, and generally is not intended for the protection of stockholders.

As a bank holding company under federal law, Coastal is subject to regulation under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the examination and reporting requirements of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”). Coastal Community Bank is a Washington State chartered commercial bank and is subject to the supervision and regulation of the Washington State Department of Financial Institutions. As a member bank of the Federal Reserve System, Coastal Community Bank is also subject to regulation by the Federal Reserve Bank of San Francisco. The Federal Deposit Insurance Corporation (the “FDIC”) insures the deposits of Coastal Community Bank to the maximum extent permitted by law.

State and federal law govern the activities in which Coastal may engage, the investments it may make and the aggregate amount of loans that may be granted to one borrower. Various consumer and compliance laws and regulations also affect Coastal’s operations.

The banking industry is affected by the monetary and fiscal policies of the Federal Reserve Board. An important function of the Federal Reserve Board is to regulate the national supply of bank credit to moderate recessions and to curb inflation. Among the instruments of monetary policy used by the Federal Reserve Board to implement its objectives are: open-market operations in U.S. Government securities, changes in the discount rate and the federal funds rate (which is the rate banks charge each other for overnight borrowings) and changes in reserve requirements on bank deposits.

Acquisitions

Under the BHCA, a bank holding company may not directly or indirectly acquire ownership or control of more than 5% of the voting shares or substantially all of the assets of any bank holding company or bank or merge or consolidate with another bank holding company without the prior approval of the Federal Reserve Board. Current Federal law authorizes interstate acquisitions of banks and bank holding companies without geographic limitation. Furthermore, a bank headquartered in one state is authorized to merge with a bank headquartered in another state, as long as neither of the states have opted out of such interstate merger authority, and subject to any state requirement that the target bank shall have been in existence and operating for a minimum period of time, not to exceed five years; and subject to certain deposit market-share limitations. After a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where a bank headquartered in that state could have established or acquired branches under applicable federal or state law.

Other Safety and Soundness Regulations

The Federal Reserve Board has enforcement powers over bank holding companies and their non-banking subsidiaries. The Federal Reserve Board also has enforcement powers over Coastal Community Bank, since it is a member bank of the Federal Reserve System. The Federal Reserve Board has authority to prohibit activities that represent unsafe or unsound practices or constitute violations of law, rule, regulation, administrative order or written agreement with a federal regulator. These powers may be exercised through the issuance of cease and desist orders, written agreements, supervisory directives, civil money penalties or other actions.

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There also are a number of obligations and restrictions imposed on bank holding companies and their depository institution subsidiaries by federal law and regulatory policy that are designed to reduce potential loss exposure to the depositors of such depository institutions and to the FDIC insurance fund in the event the depository institution is insolvent or is in danger of becoming insolvent. For example, under requirements of the Federal Reserve Board with respect to bank holding company operations, a bank holding company is required to serve as a source of financial strength to its subsidiary depository institutions and to commit financial resources to support such institutions in circumstances where it might not do so otherwise. In addition, the “cross-guarantee” provisions of federal law require insured depository institutions under common control to reimburse the FDIC for any loss suffered or reasonably anticipated by the Deposit Insurance Fund (“DIF”) as a result of the insolvency of commonly controlled insured depository institutions or for any assistance provided by the FDIC to commonly controlled insured depository institutions in danger of failure. The FDIC may decline to enforce the cross-guarantee provision if it determines that a waiver is in the best interests of the DIF. The FDIC’s claim for reimbursement under the cross guarantee provisions is superior to claims of stockholders of the insured depository institution or its holding company, but is subordinate to claims of depositors, secured creditors and nonaffiliated holders of subordinated debt of the commonly controlled insured depository institution.

Banking regulators also have broad enforcement power to impose civil money penalties and other civil and criminal penalties, and to appoint a conservator in order to conserve the assets of any such institution for the benefit of depositors and other creditors.

Under Washington state law, when the stockholders’ equity of a Washington state-chartered bank becomes impaired, the Commissioner of the Washington Department of Financial Institutions will require Coastal Community Bank to make the impairment good. Failure to make the impairment good may result in the Commissioner’s taking possession of the bank and liquidating it.

Dividends

Coastal is a legal entity separate and distinct from Coastal Community Bank. The majority of Coastal’s potential revenue is from dividends paid to Coastal by Coastal Community Bank. Coastal Community Bank is subject to laws and regulations that limit the amount of dividends it can pay. In addition, Coastal and Coastal Community Bank are subject to various regulatory restrictions relating to making dividends, including requirements to maintain capital at or above regulatory minimums, and to remain “well-capitalized” under the prompt corrective action rules. The Federal Reserve Board has indicated generally that it may be an unsafe or unsound practice for a bank holding company to make dividends unless the bank holding company’s net income over the preceding year is sufficient to fund the dividends and the expected rate of earnings retention is consistent with the organization’s capital needs, asset quality and overall financial condition. Coastal Community Bank is currently prohibited from paying dividends due to its negative balance of retained earnings.

In addition to the limitations placed on dividends at the holding company level, there are various legal and regulatory limits on the extent to which Coastal Community Bank may make dividends or otherwise supply funds to Coastal. Coastal Community Bank is subject to laws and regulations of Washington and the Federal Reserve Board which place certain restrictions on dividends including the requirement that a bank must have positive retained earnings. Coastal and Coastal Community Bank have not paid dividends in the past and do not expect to pay dividends in the future.

Regulatory Capital Requirements

Coastal Community Bank must comply with capital adequacy standards established by the Washington Department of Financial Institutions and the Federal Reserve Board, as applicable. Failure to meet capital adequacy standards could subject Coastal Community Bank to a variety of enforcement remedies, including the issuance of a capital directive, the termination of deposit insurance by the FDIC and certain other restrictions on their business.

In early July 2013, the Federal Reserve Board and the FDIC approved revisions to their capital adequacy guidelines and prompt corrective action rules that implement the revised standards of the Basel Committee on Banking Supervision, commonly called Basel III, and address relevant provisions of the Dodd-Frank Act. “Basel III” refers to two consultative documents released by the Basel Committee on Banking Supervision in December 2009, the rules text released in December 2010, and loss absorbency rules issued in January 2011, which include significant changes to bank capital, leverage and liquidity requirements.

The rules include new risk-based capital and leverage ratios, which became effective January 1, 2015, and revised the definition of what constitutes “capital” for purposes of calculating those ratios. The new minimum capital level requirements applicable to Coastal Community Bank are: (i) a new common equity Tier 1 capital ratio of 4.5%; (ii) a Tier 1 capital ratio of 6% (increased from 4%); (iii) a total capital ratio of 8% (unchanged from current rules); and (iv) a Tier 1 leverage ratio of 4% for all institutions. In addition, the rules assign a higher risk weight (150%) to exposures that are more than 90 days past due or are on nonaccrual status and to certain commercial real estate facilities that finance the acquisition, development or construction of real property. The rules also eliminate the inclusion of certain instruments, such as trust preferred securities, from Tier 1 capital. However, instruments issued prior to May 19, 2010 will be grandfathered for institutions with consolidated assets of $15 billion or less. In addition, Tier 2 capital is no longer limited to the amount of Tier 1 capital included in total capital. Mortgage servicing rights, certain deferred tax assets and investments in unconsolidated subsidiaries over designated percentages of common stock will be required to be deducted from capital, subject to a two-year transition period. Finally, Tier 1 capital will include accumulated other comprehensive income (which includes all unrealized gains and losses on available for sale debt and equity securities), subject to a two-year transition period.

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The rules also establish a “capital conservation buffer” of 2.5% above the new regulatory minimum capital requirements, which must consist entirely of common equity Tier 1 capital and would result in the following minimum ratios: (i) a common equity Tier 1 capital ratio of 7.0%, (ii) a Tier 1 capital ratio of 8.5%, and (iii) a total capital ratio of 10.5%. The new capital conservation buffer requirement will be phased in beginning in January 2016 at 0.625% of risk-weighted assets and would increase by that amount each year until fully implemented in January 2019. An institution would be subject to limitations on paying dividends, engaging in share repurchases, and paying discretionary bonuses if its capital level falls below the buffer amount. These limitations would establish a maximum percentage of eligible retained income that could be utilized for such actions.

The FDIC also has authority to establish individual minimum capital requirements in appropriate cases upon a determination that an institution’s capital level is or may become inadequate in light of particular risks or circumstances.

Affiliate Transactions

Coastal Community Bank is subject to Regulation W, which comprehensively implemented statutory restrictions on transactions between a bank and its affiliates. Regulation W combines the Federal Reserve Board’s interpretations and exemptions relating to Sections 23A and 23B of the Federal Reserve Act. Regulation W and Section 23A place limits on the amount of loans or extensions of credit to, investments in, or certain other transactions with affiliates, and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. In general, Coastal Community Bank’s “affiliates” are Coastal and Coastal’s non-bank subsidiaries, if any.

Regulation W and Section 23B prohibit, among other things, a bank from engaging in certain transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the bank, as those prevailing at the time for comparable transactions with non-affiliated companies. Regulation W and Section 23A also place restrictions on the type of permissible collateral to secure extensions of credit to an affiliate.

Coastal Community Bank is also subject to certain restrictions on extensions of credit to executive officers, directors, certain principal stockholders and their related interests. Such extensions of credit must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties and must not involve more than the normal risk of repayment or present other unfavorable features.

Deposit Insurance

Coastal Community Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC. Deposit insurance per account owner is currently $250,000. Under the FDIC’s risk-based assessment system, insured institutions are assigned a risk category based on supervisory evaluations, regulatory capital levels and certain other factors. An institution’s assessment rate depends upon the category to which it is assigned, and certain adjustments specified by FDIC regulations. Institutions deemed less risky pay lower assessments. The FDIC may adjust the scale uniformly, except that no adjustment can deviate more than two basis points from the base scale without notice and comment. No institution may pay a dividend if in default of the federal deposit insurance assessment.

The Dodd-Frank Act required the FDIC to revise its procedures to base its assessments upon each insured institution’s total assets less tangible equity instead of deposits. The FDIC finalized a rule, effective April 1, 2011, that set the assessment range at 2.5 to 45 basis points of total assets less tangible equity.

The FDIC has authority to increase insurance assessments. A significant increase in insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Coastal Community Bank. Management cannot predict what insurance assessment rates will be in the future.

Consumer Protection Laws

In connection with its lending and leasing activities, Coastal Community Bank is subject to a number of federal and state laws designed to protect borrowers and promote lending to various sectors of the economy and population. These laws include the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Home Mortgage Disclosure Act, the Real Estate Settlement Procedures Act, and their respective state law counterparts.

Federal law currently contains extensive customer privacy protection provisions. Under these provisions, a financial institution must provide to its customers, at the inception of the customer relationship and annually thereafter, the institution’s policies and procedures regarding the handling of customers’ nonpublic personal financial information. These provisions also provide that, except for certain limited exceptions, an institution may not provide such personal information to unaffiliated third parties unless the institution discloses to the customer that such information may be so provided and the customer is given the opportunity to opt out of such disclosure. Federal law makes it a criminal offense, except in limited circumstances, to obtain or attempt to obtain customer information of a financial nature by fraudulent or deceptive means.

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The Dodd-Frank Wall Street Reform and Consumer Protection Act created the Consumer Financial Protection Bureau (“Bureau”), a governmental agency housed within the United States Federal Reserve System. The Bureau is responsible for enforcing most of the existing consumer protection laws, and for creating new consumer protection regulations to prevent practices that may be unfair, deceptive or abusive. The Bureau has direct examination authority over financial institutions with consolidated assets of more than $10 billion. Those financial institutions with less than $10 billion in consolidated assets are not subject to direct supervision by the Bureau, but are subject to the Bureau’s rules and regulations.

The Community Reinvestment Act (the “CRA”) requires the primary federal bank regulatory agencies to assess a Bank’s records in meeting the credit needs of the communities they serve, including low- and moderate-income neighborhoods and persons. Institutions are assigned one of four ratings: “Outstanding,” “Satisfactory,” “Needs to Improve” or “Substantial Noncompliance.” This assessment is reviewed for any bank that applies to merge or consolidate with or acquire the assets or assume the liabilities of an insured depository institution, or to open or relocate a branch office. The CRA record of each subsidiary bank of a financial holding company, such as Coastal, also is assessed by the Federal Reserve Board in connection with any acquisition or merger application. The most recent CRA rating for Coastal Community Bank is “Satisfactory.”

USA Patriot Act

The USA Patriot Act of 2001 (the “Patriot Act”) contains anti-money laundering measures affecting insured depository institutions, broker-dealers and certain other financial institutions. The Patriot Act requires such financial institutions to implement policies and procedures to combat money laundering and the financing of terrorism, and grants the Secretary of the Treasury broad authority to establish regulations and to impose requirements and restrictions on financial institutions’ operations. In addition, the Patriot Act requires the federal bank regulatory agencies to consider the effectiveness of a financial institution’s anti-money laundering activities when reviewing bank mergers and bank holding company acquisitions.

Personnel

As of June 30, 2015, Coastal Community Bank had 126 full-time employees and 27 part-time employees, none of whom is represented by a collective bargaining unit. Coastal Community Bank believes that its relationship with its employees is good.

Legal Proceedings

There are no legal proceedings pending or threatened against Coastal or Coastal Community Bank which management expects, after consultation with legal counsel, to have a material adverse effect on Coastal’s consolidated financial position, results of operations or cash flows.

Properties

Coastal owns four properties, located in Southwest Everett, Sultan, Arlington and Snohomish, Washington. The property located in Southwest Everett serves as Coastal’s administrative offices and a branch office, and the other three owned properties are all operated as branch offices. Coastal leases its remaining eight facilities located in Everett, Monroe, Freeland, Camano Island, Darrington, Stanwood and Bellingham, Washington. With the exception of the leased office in Bellingham, which serves as a loan production office, all leased properties are operated as branch offices. Coastal’s current lease agreements regarding its leased properties expire over a period of time ranging from January 2016 to February 2025.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF COASTAL

The discussion presented below analyzes major factors and trends regarding Coastal’s consolidated financial condition as of December 31, 2014 and results of operations for the years ended December 31, 2014 and December 31, 2013. The financial information as of December 31, 2014 and for the years ended December 31, 2014 and 2013 is derived from the Coastal audited financial statements that are included as Annex E to this proxy statement/offering circular. For a complete understanding of this discussion, reference should be made to the audited financial statements of Coastal included as Annex E to this proxy statement/offering circular.

Overview

Coastal is a bank holding company whose primary asset and principal activity are its ownership of 100% of the outstanding shares of Coastal Community Bank. Coastal conducts a commercial banking business which consists of attracting deposits from the general public and applying those funds to the origination of commercial, consumer and real estate loans (including commercial loans secured by real estate). Coastal’s profitability depends upon net interest income, which is the difference between interest income generated from interest-earning assets (such as loans and investments) less the interest expense incurred on interest-bearing liabilities (such as customer deposits and other borrowed funds). Net interest income is affected by the relative amounts of interest-earning assets and interest-bearing liabilities, and the interest rates earned and paid on these balances. Net interest income is dependent upon Coastal’s interest rate spread, which is the difference between the average yield earned on its interest-earning assets and the average rate paid on interest-bearing liabilities. When the interest-earning assets approximate or exceed interest bearing liabilities, any positive interest rate spread will generate net interest income. The interest rate spread is impacted by interest rates, deposit flows, and loan demand. Additionally, Coastal’s profitability is affected by such factors as the level of non-interest income and expenses, the provision for loan losses, and the effective tax rate paid by Coastal on its income. Non-interest income consists primarily of fees and income from various deposit account products and services offered to customers and gains on sales of loans (SBA loans). Non-interest expense consists of compensation and benefits, occupancy related expenses, and other operating expenses.

Analysis of Financial Condition

Loans and Asset Quality

Coastal’s loans are diversified by borrower and industry group and are concentrated in real estate loans. At December 31, 2014, Coastal’s loan portfolio, net of allowance for loan losses, was $437.3 million compared to total loans, net of allowance for loan losses, of $364.3 million at December 31, 2013. In recent years, Coastal has implemented an organic growth strategy by hiring additional bankers in its market area. It takes approximately three to five years for new bankers to build out their loan portfolio. As a result, the increased number of bankers added in 2012 through 2014 are the primary reason behind the 2014 loan growth. Coastal also opened two new branches in 2013, located in Snohomish and Smokey Point, Washington, and these new branches house lenders that have also contributed to loan growth.

The following table shows the loan portfolio at the dates indicated:

	At December 31,
	2014		2013
(Dollars in thousands)	Amount	Percent	Amount	Percent
Commercial and agricultural	$51,088	11.83%	$37,511	10.42%
Real estate:
Construction, land and land development	37,397	8.66	29,565	8.21
Residential 1-4 family	53,925	12.49	54,140	15.04
Commercial real estate	286,698	66.41	236,729	65.76
Consumer and other loans	2,638	0.61	2,065	0.57
Total loans	431,746	100.00%	360,010	100.00%
Net deferred origination fees	(627)		(693)
Allowance for losses	(5,557)		(4,268)

Loans, net	$425,562		$355,049

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	At December 31,
	2012		2011		2010
(Dollars in thousands)	Amount	Percent	Amount	Percent	Amount	Percent
Commercial and agricultural	$30,907	10.47%	$30,018	13.67%	$18,449	10.55%
Real estate:
Construction, land and land development	21,363	7.24	17,135	7.80	39,295	22.47
Residential 1-4 family	55,589	18.83	40,447	18.42	13,099	7.49
Commercial real estate	185,540	62.86	131,102	59.69	102,629	58.68
Consumer and other loans	1,760	0.60	915	0.42	1,419	0.81
Total loans	295,159	100.00%	219,617	100.00%	174,891	100.00%
Net deferred origination fees	(432)		(114)		10
Allowance for losses	(3,845)		(3,343)		(4,267)

Loans, net	$290,882		$216,160		$170,634

The following table sets forth certain information at December 31, 2014 regarding the dollar amount of loan principal repayments becoming due during the periods indicated.

December 31, 2014
(Dollars in thousands)	Commercial and Agricultural	Construction, Land and Land Development	Residential 1-4 Family	Commercial Real Estate	Consumer and Other Loans	Total Loans

Amounts due in:
One year or less	$19,477	$27,411	$12,271	$38,151	$825	$98,135
More than 1-5 years	18,113	8,952	29,429	108,129	1,813	166,436
More than 5-10 years	11,818	29	7,210	124,413	—	143,470
More than 10 years	1,680	1,005	5,015	16,005	—	23,705
Total	$51,088	$37,397	$53,925	$286,698	$2,638	$431,746

The following table sets forth all loans at December 31, 2014 that are due after December 31, 2015 and have either fixed interest rates or floating or adjustable interest rates:

(Dollars in thousands)	Fixed Rates	Floating or Adjustable Rates	Total at December 31, 2015

Commercial and agricultural	$22,609	$9,004	$31,613
Real estate:
Construction, land and land development	7,995	1,991	9,986
Residential 1-4 family	24,792	16,862	41,654
Commercial real estate	111,180	137,366	248,546
Consumer and other loans	1,621	191	1,812
Total	$168,197	$165,414	$333,611

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Coastal’s financial statements are prepared on the accrual basis of accounting, including the recognition of interest income on its loan portfolio, unless a loan is placed on a non-accrual basis. Loans are placed on non-accrual when there are serious doubts regarding the collectability of all principal and interest due under the terms of the loan. Amounts received on non-accrual loans generally are applied first to principal and then to interest after all principal has been collected. The classification of a loan on non-accrual status does not necessarily indicate that the principal is uncollectible, in whole or in part. A determination as to collectability is made by Coastal on a case-by-case basis. Coastal considers both the adequacy of the collateral and the other resources of the borrower in determining the steps to be taken to collect non-accrual loans. The final determination as to these steps is made on a case-by-case basis. Alternatives that are considered are foreclosure, collecting on guaranties, restructuring the loan, or initiating collection lawsuits.

The following table provides information with respect to Coastal’s non-performing assets at the dates indicated:

	At December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010
Non-accrual loans:
Commercial and agricultural	$59	$7	$16	$25	$32
Real estate:
Construction, land and land development	—	46	—	950	1,396
Residential 1-4 family	—	133	758	1,177	1,377
Commercial real estate	1,462	2,417	548	441	3,358
Consumer and other loans	—	—	—	—	—
Total non-accrual loans	1,521	2,603	1,322	2,593	6,163

Accruing loans past due 90 days or more:
Commercial and agricultural	—	—	—	—	—
Real estate:
Construction, land and land development	—	—	—	—	—
Residential 1-4 family	—	—	—	103	—
Commercial real estate	—	—	919	—	—
Consumer and other loans	—	—	—	—	—
Total accruing loans past due 90 days or more	—	—	919	103	—
Total non-performing loans	1,521	2,603	2,241	2,696	6,163

Real estate owned	3,059	1,903	1,967	6,056	6,328

Troubled debt restructurings, accruing	5,467	3,742	5,974	5,761	8,793

Total non-performing assets	$10,047	$8,248	$10,182	$14,513	$21,284

Total non-performing loans to total loans	0.35%	0.72%	0.76%	1.23%	3.52%

Total non-performing assets to total assets	1.84%	1.92%	2.74%	4.88%	8.84%

In originating loans, Coastal’s management recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a secured loan, the quality of the collateral for such loan. The allowance for loan losses represents Coastal’s estimate of the allowance necessary to provide for potential loan loss exposure. In making this determination, Coastal analyzes the ultimate collectability of its loan portfolio, incorporating feedback provided by internal loan staff and examinations performed by regulatory agencies. Coastal makes an ongoing evaluation as to the adequacy of the allowance for loan losses.

The allowance for loan losses is based on estimates, and ultimate losses will vary from current estimates. These estimates are reviewed quarterly and adjustments are reported as provision expense if it becomes necessary to increase or decrease the allowance to ensure the balance is adequate given the risk inherent in the loan portfolio.

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The following table sets forth an analysis of the activity in Coastal’s allowance for loan losses for the periods indicated:

	At or For the Year Ended December 31,
(Dollars in thousands)	2014	2013	2012	2011	2010

Allowance at beginning of period	$4,268	$3,845	$3,343	$4,267	$6,420

Provision for loan losses	1,690	1,493	1,588	1,080	4,070

Charge-offs:
Commercial and agricultural	—	—	—	—	893
Real estate:
Construction, land and land development	15	—	317	842	4,323
Residential 1-4 family	280	881	777	1,046	947
Commercial real estate	200	293	363	230	105
Consumer and other loans	3	144	—	3	943
Total charge-offs	498	1,318	1,457	2,121	7,211

Recoveries:
Commercial and agricultural	3	—	18	—	813
Real estate:
Construction, land and land development	15	—	—	66	152
Residential 1-4 family	77	248	305	11	17
Commercial real estate	—	—	48	40	6
Consumer and other loans	2	—	—	—	—
Total recoveries	97	248	371	117	988

Net charge-offs	(401)	(1,070)	(1,086)	(2,004)	(6,223)

Allowance at end of period	5,557	4,268	3,845	3,343	4,267

Allowance to non-performing loans	365.35%	163.96%	171.58%	124.00%	69.24%
Allowance to total loans	1.29%	1.19%	1.30%	1.52%	2.44%
Net charge-offs to average loans	0.09%	0.30%	0.37%	0.92%	3.61%

The following table sets forth the breakdown of Coastal’s allowance for loan losses by loan category at the dates indicated:

	At December 31,
(Dollars in thousands)	2014		2013
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
Commercial and agricultural	$1,028	0.24%	$391	0.11%
Real estate:
Construction, land and land development	1,231	0.29	299	0.08
Residential 1-4 family	925	0.21	616	0.17
Commercial real estate	2,107	0.49	2,744	0.77
Consumer and other loans	39	0.01	18	0.00

Unallocated	227	0.05	200	0.06

Total allowance for loan losses	$5,557	1.29%	$4,268	1.19%

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	At December 31,
(Dollars in thousands)	2012		2011		2010
	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans	Allowance Allocated to Loan Portfolio	Loan Category as a % of Total Loans
Commercial and agricultural	$209	0.07%	$164	0.07%	$726	0.42%
Real estate:
Construction, land and land development	125	0.04	993	0.45	376	0.21
Residential 1-4 family	417	0.14	1,448	0.66	1,451	0.83
Commercial real estate	1,294	0.44	675	0.31	1,608	0.92
Consumer and other loans	5	0.00	8	0.00	51	0.03

Unallocated	1,795	0.61	55	0.03	55	0.03

Total allowance for loan losses	$3,845	1.30%	$3,343	1.52%	$4,267	2.44%

Investment Activities

Coastal’s investment portfolio represented 2.5% of Coastal’s asset base as of December 31, 2014. Coastal’s management has structured the investment portfolio to minimize interest rate risk, build sufficient liquidity, and maximize return. Coastal’s financial planning anticipates income streams based on normal maturity and reinvestment. Coastal has adopted FASB ASC 320, and classified investments as held-to-maturity or available-for-sale.

The following table sets forth the cost and fair value of Coastal’s investment securities at the dates indicated:

	At December 31,
	2014		2013		2012
(Dollars in thousands)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Securities available-for-sale:

U.S. Treasury securities	$4,002	$4,002	$2,001	$2,001	$—	$—
U.S. government securities	5,998	5,998	7,997	7,923	13,494	13,519
U.S. Agency collateralized mortgage obligations	650	655	1,102	1,106	2,003	2,035
Mortgage-backed securities	182	186	365	370	—	—
Municipals	500	495	505	491	1,193	1,201
Total available-for-sale securities	11,332	11,288	11,970	11,891	16,690	16,755

Securities held-to-maturity:

Mortgage-backed securities	2,469	2,469	2,548	2,548	50	50
Corporate collateralized mortgage obligations	—	—	—	—	—	—
Total held-to-maturity securities	2,469	2,469	2,548	2,548	50	50

Total investment securities	$13,801	$13,757	$14,518	$14,439	$16,740	$16,805

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The following table sets forth the stated maturities and weighted average yields of investment securities at December 31, 2014.

	One Year or Less		More than One Year to Five Years		More than Five Years to Ten Years		More than Ten Years		Total
December 31, 2014 (Dollars in thousands)	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield	Carrying Value	Weighted Average Yield
Securities available-for-sale:
U.S. Treasury securities	$4,002	0.07%	$—	—%	$—	—%	$—	—%	$4,002	—%
U.S. government securities	—	—	6,230	0.89	—	—	—	—	6,230	—
U.S. Agency collateralized mortgage obligations	—	—	—	—	—	—	—	—	—	—
Mortgage-backed securities	—	—	—	—	—	—	832	1.84	832	—
Municipals	—	—	—	—	268	1.42	—	—	268	1.42

Total available-for-sale	4,002		6,230		268		832		11,332

Securities held to maturity:
Mortgage-backed securities	—	—	—	—	—	—	2,469	2.64	2,469	—
Corporate collateralized mortgage obligations	—	—	—	—	—	—	—	—	—	—

Total held to maturity	—		—		—		2,469

Total	$4,002		$6,230		$268		3,301		$13,801

Deposit Activities

Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, regular savings accounts, term certificate accounts (including jumbo certificates in denominations of $100,000 or more) and retirement savings plans. In recent years, Coastal has implemented an organic deposit growth strategy by hiring additional bankers and opening new branches in its market area to serve local businesses. It takes approximately three to five years for new bankers and branches to grow deposits in their markets. As a result, the new bankers and branches added in 2012 through 2014 are the primary reason behind the 2014 deposit growth. Coastal opened two new branches in 2013, located in Snohomish and Smokey Point, Washington, and these new branches house additional bankers that have significantly contributed to Coastal’s deposit growth.

The following table sets forth Coastal’s deposits as a percentage of total deposits for the dates indicated:

	At December 31,
	2014		2013		2012
(Dollars in thousands)	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits	Amount	Percent of Total Deposits

Demand, non-interest bearing	$138,931	29.4%	$113,337	30.6%	$85,544	26.1%
Now and money market	188,531	40.0	145,698	39.4	126,395	38.5
Savings	24,193	5.1	17,724	4.8	12,609	3.8
Time deposits less than $100,000	44,001	9.3	49,289	13.3	65,041	19.8
Time deposits $100,000 and over	76,505	16.2	44,036	11.9	38,719	11.8
Total	$472,161	100.0%	$370,084	100.0%	$328,308	100.0%

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The following table sets forth the time remaining until maturity for certificate of deposits of $100,000 or more at December 31, 2014.

(Dollars in thousands)	Certificates of Deposit
Maturity Period:
Three months or less	$14,194
Over three through six months	25,309
Over six through twelve months	29,861
Over twelve months	51,144
Total	$120,508

Borrowing Activities

The following table sets forth Coastal’s outstanding borrowings and weighted averages for the dates indicated:

	At or For the Year Ended December 31,
(Dollars in thousands)	2014	2013	2012
Maximum amount outstanding at any month-end during period:
Federal Home Loan Bank advances	$15,800	$14,800	$6,000

Average outstanding balance during period:
Federal Home Loan Bank advances	$10,937	$6,492	$6,492
Weighted average interest rate during period:
Federal Home Loan Bank advances	0.77%	0.84%	0.96%

Balance outstanding at end of period:
Federal Home Loan Bank advances	$15,800	$14,800	$6,000

Weighted average interest rate at end of period:
Federal Home Loan Bank advances	0.86%	0.86%	0.82%

Liquidity

Liquidity measures Coastal’s ability to meet maturing obligations and its existing commitments, to withstand fluctuations in deposit levels, to fund its operations, and to provide for customers' credit needs. Coastal’s liquidity principally depends on cash flows from operating activities, investment in and maturity of assets, changes in balances of deposits and borrowings, and its ability to borrow funds. Coastal’s investment securities portfolio, federal funds sold, and cash due from bank deposit balances serve as its primary sources of liquidity. At December 31, 2014, 25.5% of Coastal’s deposit liabilities were in the form of time deposits of $100,000 or more. Management believes these deposits to be a stable source of funds.

Capital Resources

Coastal’s stockholders’ equity at December 31, 2014, was $52.5 million compared with $38.5 million at December 31, 2013. As of December 31, 2014, Coastal Community Bank’s Tier 1 leverage ratio was 10.10%, which exceeds the minimum and “well capitalized” federal regulatory capital maintenance requirements. Coastal raised $12.0 million in a private placement offering in 2014. A total of 9,600,000 shares were offered at $1.25 a share. The offering increased equity by $11.5 million and, when combined with $2.3 million in net income and $0.2 million of stock based compensation in 2014, account for the $14.0 million net increase in equity for the year ended December 31, 2014.

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Results of Operations

General

The following table summarizes Coastal’s results of operations and sets forth Coastal’s return on equity and assets for the periods indicated:

Year Ended December 31,				Change 2014/2013		Change 2013/2012
(Dollars in thousands)	2014	2013	2012	$	%	$	%
Net interest income	$20,328	$17,016	$13,950	$3,312	19.46%	$3,066	92.57%
Provision for loan losses	1,690	1,493	1,588	197	13.19	(95)	(48.22)
Non-interest income	3,316	2,097	1,665	1,039	49.55	432	41.58
Non-interest expense	18,300	14,447	12,544	3,853	26.67	1,903	49.39
Income tax expense (benefit)	1,127	1,130	190	(3)	(0.27)	940	NM
Net income	2,347	2,043	1,293	304	14.88	750	246.71

Return on average equity	5.43%	5.56%	4.26%		(0.13)		1.30
Return on average assets	0.49	0.51	0.35		(0.02)		0.16
Dividend payout ratio	—	—	—		—		—
Equity to assets ratio	9.61	8.97	8.17		(0.64)		0.80

NM means not meaningful.

Net Income

Coastal’s net income was $2.3 million for the year ended December 31, 2014 compared to $2.0 million for the year ended December 31, 2013. The primary factors contributing to the increase in net income were increased net interest income of $3.3 million from growth in loans offset by $4.0 million in increased expense (including provision for loan losses) from implementing Coastal’s growth initiatives. Non-interest income was $1.0 million higher in 2014 primarily as a result of $0.8 million of gains on sales of SBA loans. Federal income tax expense was essentially unchanged as a result of the composition of income and income before federal income tax being only $0.3 million more than 2013 income.

Coastal’s net income was $2.0 million for the year ended December 31, 2013 compared to $1.3 million for the year ended December 31, 2012. The primary factors contributing to the $0.7 million increase in net income were increased net interest income of $3.0 million from growth in loans offset by $1.8 million in increased expense (including provision for loan losses) from implementing our growth initiatives. Non-interest income was $0.4 million higher in 2013 as a result of decreased losses on the sale of other real estate owned due to real estate values stabilizing. Federal income tax expense increased $0.9 million due to increased income before federal tax and favorable tax adjustments recorded in 2012 that were nonrecurring.

Interest Income

Interest income was $22.4 million for the year ended December 31, 2014 compared to $18.7 million for the year ended December 31, 2013. The primary factor contributing to the increase in interest income was increased loan volume. Loans increased $71.8 million in 2014 and totaled $431.1 million at December 31, 2014. Interest income on loans increased $3.7 million in 2014 as a result. Coastal’s emphasis on hiring new bankers and loan officers and organic loan growth were the main reasons for the loan growth.

Interest income was $18.7 million for the year ended December 31, 2013 compared to $15.9 million for the year ended December 31, 2012. The primary factor contributing to the increase in interest income was increased loan volume. Loans increased $64.6 million in 2013 and totaled $359.3 million at December 31, 2013. Interest income on loans increased $2.8 million. Coastal’s emphasis on hiring new bankers and loan officers and organic loan growth were the main reasons for the loan growth.

Interest Expense

Interest expense was $2.0 million for the year ended December 31, 2014 compared to $1.7 million for the year ended December 31, 2013. The primary factor contributing to the increase in interest expense was increased deposit volume due to Coastal’s organic growth strategies. Interest bearing deposits increased $76.5 million from $256.7 million at December 31, 2013 to $333.2 million at December 31, 2014. Growth in interest bearing deposit and increased borrowings resulted in Coastal’s interest costs increasing by $276,000 in 2014. In addition, slightly higher interest costs of 0.66% for 2014 compared to 0.64% for 2013 caused interest expense to increase $59,000 during the year ended December 31, 2014. Management promoted and grew money market accounts by $21.3 million in 2014 and the average cost of a money market account increased to 0.53% in 2014 compared to 0.44% in 2013. Competition for money market accounts was aggressive in Coastal’s markets in 2014 with some local and regional competitors advertising rates of 1.00% or more to grow their money market deposits.

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Interest expense was $1.7 million for the year ended December 31, 2013 compared to $1.9 million for the year ended December 31, 2012. The primary factor contributing to the decrease in interest expense was the lower interest rate environment. Interest expense on interest bearing liabilities (deposits and borrowings) decreased $249,000 in 2013 due to the lower rate environment. In particular, interest costs associated with time deposits declined $163,000 due to higher rate time deposits maturing and being replaced by lower rate time deposits. Total time deposits decreased $10.4 million from $103.8 million at December 31, 2012 to $93.3 million at December 31, 2013. Management emphasized core deposits (checking, savings, and money market accounts) over non-core deposits (time deposits accounts) and purposely decreased time deposits to reduce deposit costs.

Provision for Loan Losses

The amount of the provision for loan losses is based on periodic evaluations of the loan portfolio, with particular attention directed toward non-performing and other potential problem loans. During these evaluations, consideration was given to such factors as management's evaluation of specific loans, the level and composition of non-performing loans, historical loss experience, results of examinations by regulatory agencies, the market value of collateral, the strength and availability of guaranties, concentrations of credits, and other judgmental factors.

For the year ended December 31, 2014, Coastal recorded a provision for loan and lease losses of $1.7 million compared with a provision for loan and lease losses of $1.5 million for the year ended December 31, 2013. The increase in the provision for loan and leases losses was primarily the result of loan growth. Loans grew $71.8 million in 2014 and totaled $431.1 million at December 31, 2014. Net charge-offs were $0.4 million in 2014, representing a decrease of $0.7 million compared to net charge-offs of $1.1 million in 2013. Lower net charge-offs decreased the amount of the provision for loan and lease losses needed in 2014 due to loan growth. Improved business and credit environment conditions along with management actions have led to improved credit quality in the loan portfolio and lower net charge-offs.

For the year ended December 31, 2013, Coastal recorded a provision for loan and lease losses of $1.5 million compared with a provision for loan and lease losses of $1.6 million for the year ended December 31, 2012. The $0.1 million decrease in the provision for loan and leases losses was primarily the result of slightly lower loan growth. Loans grew $64.6 million in 2013 compared to $75.2 million in 2012. Loans totaled $359.3 million at December 31, 2013. Net charge-offs were $1.1 million in 2013 which was comparable to the $1.1 million in net charge-offs for 2012.

Coastal’s management believes those additional provisions, primarily for loan growth along with decreased net charge-offs, were adequate to maintain an appropriate allowance for loan losses given the size and risk inherent in Coastal’s loan portfolio.

Non-Interest Income

Non-interest income is generated primarily from sales of loans (SBA), point of sale fees and service charges on deposit accounts. Non-interest income for the year ended December 31, 2014 was $3.1 million as compared to $2.1 million for the year ended December 31, 2013. The increase in non-interest income was primarily due to gains on sales of SBA loans. Gains on sales of SBA loans were $1.2 million in 2014 compared to $0.3 million in 2013. Management has made a conscientious effort to originate SBA loans and sell a proportion of those loans to increase non-interest income. Generally, the guaranteed portion of the loan balance is sold (typically 75%) and the unguaranteed portion (typically 25%) is retained in the loan portfolio.

Non-interest income for the year ended December 31, 2013 was $2.1 million as compared to $1.7 million for the year ended December 31, 2012. The increase in non-interest income was primarily due to a $0.4 million decrease in loss on sale of other real estate owned. Loss on sale of other real estate owned is reported as part of non-interest income and reduces the amount of non-interest income. In 2013, Coastal recognized a $16,000 gain on sale of other real estate owned as compared to a $358,000 loss on sale of other real estate owned in 2012. Gain on sale of SBA loans decreased $185,000 to $320,000 for 2013 as compared to $505,000 for 2012 due to decreased SBA loan originations. Point-of-sale fees increased $133,000 to $570,000 for 2013 as compared to $437,000 for 2012.

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Non-Interest Expense

Non-interest expense totaled $18.3 million for the year ended December 31, 2014 as compared to $14.4 million for the year ended December 31, 2013. The $3.9 million increase in non-interest expense was primarily attributable to management’s implementation of Coastal’s growth initiatives. The growth initiatives resulted in Coastal growing at above market rates in 2014. Deposits grew $102.1 million or 27.6% in 2014 while loans grew $71.8 million or 20.0% in 2014. Coastal further invested into its infrastructure through the addition of experienced bankers and two branches which opened in 2013. While those two branches were opened in 2013, their first full year of expenses was not incurred until 2014. Salary and employee benefits expense increased $2.2 million in 2014 and will help Coastal to continue growing. It takes three to five years for new bankers and branches to build their deposit and loan portfolios. Advertising expenses were increased $461,000 to $713,000 in 2014 from $252,000 in 2013 to improve name recognition, develop a distinctive brand for Coastal, and increase deposit and loan volume. Write downs on repossessed assets totaled $439,000 for 2014 compared to $252,000 for 2013. During 2014, management also decided to write down certain repossessed assets rather than continue to incur substantial legal costs to protect their interests. The remaining $0.8 million in increased non-interest expenses is spread amongst various categories and from increased costs associated with customer growth and includes data processing, FDIC assessments, staffing expense, and other expenses.

Non-interest expense totaled $14.4 million for the year ended December 31, 2013 as compared to $12.5 million for the year ended December 31, 2012. The $1.9 million increase in non-interest expense was primarily attributable to management’s implementation of Coastal’s growth initiatives. The growth initiatives resulted in Coastal growing at above market rates in 2013. Deposits grew $41.2 million or 12.7% in 2013 while loans grew $64.6 million or 22.7% in 2013. Core deposits (checking, savings, and money market) grew $52.2 million or 23.3%. Coastal further invested into its infrastructure by hiring experienced bankers and opening two branches in the first half of 2013. Salary and employee benefits expense increased $2.0 million in 2013 and will help Coastal to continue to implement its growth strategy. Write downs on other real estate owned decreased $683,000 from $764,000 in 2012 to $81,000 in 2013 as a result of real estate values stabilizing in our market area. The remaining $0.6 million in increased non-interest expenses is spread amongst various categories primarily from increased costs associated with customer growth and includes such items as data processing, staffing expense, and other expenses.

Income Tax Expense

Income tax expense totaled $1.1 million for the year ended December 31, 2014 as compared to $1.1 million for the year ended December 31, 2013 and $190,000 for the year ended December 31, 2012. The increase in income tax expense from the year ended December 31, 2012 was primarily the result of increased income before federal tax. Income before federal tax in 2013 was $3.2 million while income before federal tax in 2012 was $1.5 million. Coastal calculated federal income taxes at a statutory tax rate of 34%.

Average Balances and Yields

The following table sets forth information regarding average balances of assets and liabilities, as well as the total dollar amounts of interest income and dividends from average interest-earning assets and interest expense on average interest-bearing liabilities and the resulting average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Yields are not presented on a tax-equivalent basis and any adjustments necessary to present yields on a tax-equivalent basis are insignificant.

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	Year Ended December 31,
	2014			2013			2012
(Dollars in thousands)	Average Balance	Interest & Dividends	Yield / Cost	Average Balance	Interest & Dividends	Yield / Cost	Average Balance	Interest & Dividends	Yield / Cost

Interest Earning Assets:
Interest bearing due from	$43,870	$123	0.28%	$37,537	$143	0.38%	$32,713	$138	0.42%
Investment Securities:
U.S. Treasury securities	3,990	2	0.05	256	—	0.05	—	—	0.00
U.S. Government securities	6,321	60	0.95	9,427	87	0.92	14,029	156	1.11
U.S. Agency collateralized mortgage obligations	884	16	1.81	1,567	24	1.53	—	—	0.00
Mortgage-backed securities	2,751	62	2.25	2,452	60	2.45	1,550	30	1.94
Corporate collateralized mortgage obligations	31	2	6.45	43	3	6.98	55	4	7.27
Municipals	502	7	1.39	1,131	13	1.15	957	9	0.94
Total investment securities	14,479	149	1.03	14,876	187	1.26	16,591	199	1.20

Loans:
Commercial and agricultural	46,155	2,704	5.86	37,053	2,161	5.83	34,895	2,116	6.06
Real estate:
Construction, land and land development	35,536	1,908	5.37	25,036	1,440	5.75	21,788	1,218	5.59
Residential 1-4 family	58,553	3,025	5.65	55,750	2,997	5.38	48,561	2,634	5.42
Commercial real estate	256,168	14,319	5.59	205,865	11,707	5.69	157,375	9,497	6.03
Consumer and other	2,151	129	6.00	1,143	78	6.82	963	78	7.48
Total loans, net of discount	393,563	22,085	5.61	324,847	18,383	5.66	263,582	15,537	5.89
Total interest earning assets	451,912	22,357	4.95	377,260	18,713	4.96	312,886	15,874	5.07
Non-interest earning assets	28,280			25,257			25,103
Total assets	$480,192			$402,517			$337,989

Interest Bearing Liabilities:
Interest bearing savings and demand deposits:
Now	$35,766	$136	0.38%	$33,511	$128	0.38%	$26,626	$148	0.56%
Money market	128,740	687	0.53	107,452	473	0.44	85,345	367	0.43
Savings	21,598	43	0.20	15,450	41	0.20	11,340	23	0.20
Time deposits less than $100,000	50,026	448	0.90	60,768	540	0.89	77,199	841	1.09
Time deposits $100,000 and more	57,754	547	0.95	37,391	339	0.91	30,428	308	1.01

Total interest-bearing deposits	293,884	1,861	0.63	254,572	1,511	0.59	230,938	1,687	0.73
Borrowings
FHLB advances	10,937	89	0.81	6,492	55	0.85	6,492	64	0.99
Federal Reserve overnight borrowings	3	—	0.96	—	—	0..00	7	—	0.74
Trust preferred securities	3,609	85	2.36	3,609	108	2.99	3,609	94	2.60
Senior subordinated securities	—	—	0.00	200	26	13.01	589	81	13.76
Total borrowings	14,549	174	1.20	10,300	189	1.83	10,697	239	2.23

Total interest-bearing liabilities	308,433	2,035	0.66	264,872	1,700	0.64	241,635	1,926	0.80

Non-interest-bearing deposits	125,446			96,973			65,904
Other liabilities	2,299			2,090			2,317

Total liabilities	436,178			363,936			309,856

Total stockholders' equity	44,014			38,582			28,133
Total liabilities and stockholders' equity	480,192			402,517			337,989
Net interest income	20,322			17,013			13,948
Interest rate spread	4.29%			4.32%			4.28%
Net interest margin	4.50			4.51			4.46
Average interest-earning assets to average interest-bearing liabilities	146.52%			142.43%			129.49%

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Rate/Volume Analysis

The following table sets forth the effects of changing rates and volumes on Coastal’s net interest income. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to changes in both rate and volume that cannot be segregated have been allocated proportionately based on the changes due to rate and the changes due to volume.

	Year Ended 12/31/2014 Compared to Year Ended 12/31/2013			Year Ended 12/31/2013 Compared to Year Ended 12/31/2012
	Increase (Decrease) Due to			Increase (Decrease) Due to
(Dollars in thousands)	Volume	Rate	Net	Volume	Rate	Net
Interest income:
Loans receivable	$3,857	$(155)	$3,702	$3,488	$(642)	$2,846
Interest-bearing due from	22	(42)	(20)	19	(14)	5
Investment securities	(5)	(33)	(38)	(22)	10	(12)
Total interest-earning assets	3,874	(230)	3,644	3,485	(646)	2,839

Interest expense:
Interest-earning checking accounts	9	(1)	8	33	(53)	(20)
Money market	104	110	214	97	9	106
Savings accounts	12	—	12	8	—	8
Time deposits	88	28	116	(107)	(163)	(270)
Total interest-bearing deposits	213	137	350	31	(207)	(176)

Total borrowings	63	(78)	(15)	(8)	(42)	(50)
Total interest-bearing liabilities	276	59	335	23	(249)	(226)

Net change in net interest income	$3,598	$(289)	$3,309	$3,462	$(397)	$3,065

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MANAGEMENT OF COASTAL

Board of Directors and Executive Officers

The board of directors of Coastal and Coastal Community Bank currently consists of ten directors. The directors are divided into three classes with each class serving a three-year term. Coastal’s articles of incorporation provide that no director may be removed by Coastal’s stockholders without cause except by a vote of 80% of the outstanding shares entitled to vote. Cause for removal exists only if Coastal’s board of directors has reasonable grounds to believe that Coastal has suffered or will suffer substantial injury as a result of the gross negligence of the director whose removal is proposed.

The executive officers of Coastal and Coastal Community Bank are elected annually by the board of directors and serve at the discretion of the board of directors. All of the executive officers of Coastal and Coastal Community Bank are full-time employees. Neither Coastal nor Coastal Community Bank has any significant employees other than those executive officers listed below.

The following table sets forth certain information regarding the directors and executive officers of Coastal and Coastal Community Bank. Unless otherwise stated, each person has held his or her current occupation for the past five years. Ages presented are as of December 31, 2014. There are no family relationships between any directors or executive officers of Coastal or Coastal Community Bank.

Name	Position	Age	Term of Office	Outside Occupation

Executive Officers:

Eric Sprink (1)	President and Chief Executive Officer of Coastal and Coastal Community Bank	43	September 2006 to Present	None

Joel Edwards	Executive Vice President and Chief Financial Officer of Coastal and Coastal Community Bank	54	November 2012 to Present (2)	None

Laura Byers	Executive Vice President and Chief Marketing Officer of Coastal Community Bank	59	November 2004 to Present	None

John Dickson	Corporate Secretary, Executive Vice President and Chief Operations Officer of Coastal Community Bank	55	June 2010 to Present	None

Tyler Ferguson	Executive Vice President and Chief Data Officer of Coastal Community Bank	39	November 2006 to Present	None

Pam Hammond	Executive Vice President and Chief Risk Officer of Coastal Community Bank	63	February 2004 to Present	None

Lyle Ryan	Executive Vice President and Chief Production Officer of Coastal Community Bank	62	June 2010 to Present	None

Board of Directors:

Andrew Dale	Director	47	April 2012 to Present	Managing Partner of Montlake Capital

John Haugen, Jr.	Director	66	July 2003 to Present	Retired President of Crown Photo Systems, Inc.

Steven Hovde	Director	60	April 2012 to Present	President and Chief Executive Officer of The Hovde Group

Thomas Lane	Director	44	July 2003 to Present	Chief Executive Officer of Dwayne Lane’s Crown Auto Centers

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Name	Position	Age	Term of Office	Outside Occupation

Board of Directors (continued):

Charles Nelson	Director	55	July 2003 to Present	President and Chief Executive Officer of Washington Athletic Club

James Shaffer	Director	70	July 2003 to Present	President of Shaffer Crane and Equipment and Shaffer Industries, Inc.

Andy Skotdal	Director	44	July 2003 to Present	President and General Manager of KRKO-HDI, KKXA-HDI and Everettpost.com

Eric Sprink (1)	Director	43	September 2006 to Present	President and Chief Executive Officer of Coastal and Coastal Community Bank

Jack Thompson	Director	43	April 2012 to Present	Investment Manager, CJA Private Equity

Greg Tisdel	Director	58	July 2003 to Present	President of RKG Property Management and Special Advisor to Economic Alliance Snohomish County

(1)	On April 9, 2013, Mr. Sprink entered into an employment agreement with Coastal and Coastal Community Bank. For more information regarding Mr. Sprink’s employment agreement, see “—Compensation of Directors and Executive Officers—Employment Agreement.”
(2)	From December 2011 to November 2012, Mr. Edwards served as Senior Vice President – Administration Officer of AmericanWest Bank. From March 2009 to December 2011, Mr. Edwards served as Executive Vice President and Chief Financial Officer of Viking Bank.

Compensation of Directors and Executive Officers

Fiscal 2014 Compensation

For the year ended December 31, 2014, the aggregate annual compensation paid by Coastal to (i) the three highest paid persons where were executive officers or directors of Coastal during 2014 and (ii) the eleven members of Coastal’s board of directors during 2014 totaled $897,000. Kathy De Teurk, a former member of the board of directors, retired as a director of Coastal and Coastal Community Bank during the first quarter of 2015.

Employment Agreement

On April 9, 2013, Coastal and Coastal Community Bank entered into an employment agreement with Eric Sprink, President and Chief Executive Officer of both Coastal and Coastal Community Bank. The employment agreement has a term of five years and contains a number of specific provisions related to Mr. Sprink’s employment with Coastal and Coastal Community Bank. The agreement includes a minimum salary requirement, and allows for the payment of performance bonuses at the end of each fiscal year in accordance with a specified bonus policy. The agreement also includes other provisions related to compensation and employee benefits and provides for certain termination provisions, both with and without cause, and contains certain change in control, confidentiality and non-competition provisions.

If, prior to the expiration of the employment agreement’s term and following a change in control of Coastal or Coastal Community Bank (as such term is defined in the employment agreement), either (i) Coastal or Coastal Community Bank terminates Mr. Sprink’s employment without cause (other than for disability) or (ii) Mr. Sprink terminates his employment for good reason (as such term is defined in the employment agreement), Mr. Sprink is entitled to receive a single cash payment equal to one and a half times his W-2 income received from Coastal and/or Coastal Community Bank for the year prior to the consummation of the transaction resulting in the change in control of Coastal or Coastal Community Bank.

The employment agreement was entered into based on negotiations between Coastal and Coastal Community Bank and Mr. Sprink, and was approved by the board of directors of Coastal and Coastal Community Bank prior to execution. Coastal and Coastal Community Bank do hot have any other employment or similar agreement with any other employee.

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Stock-Based Compensation

Under Coastal’s 2006 Stock Option and Equity Compensation Plan, 3,600,000 shares of Coastal common stock may be issued to directors, officers and employees of Coastal and Coastal Community Bank. The plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. Under the plan, an “award” will mean the grant of a stock option, restricted share, stock appreciation right or restricted stock unit.

Coastal previously maintained two stock option plans which were frozen upon the adoption of Coastal’s 2006 Stock Option and Compensation Plan. Under the first plan, Coastal could grant options for up to 550,000 shares of its common stock to employees. Under the second plan, Coastal could grant options for up to 178,200 shares of its common stock to directors. The exercise price of each option equaled the fair market value of Coastal’s stock on the date of grant, and an option’s maximum term was ten years.

Total outstanding options under these plans were 1,884,218 at December 31, 2014.

Stock Bonus Plan

Coastal maintains a directors’ stock bonus plan that expires in May 2018 under which Coastal may grant up to 125,000 shares. Stock may be granted to directors who have attended at least 75% of the scheduled board meetings during the prior year. The amount of shares granted to the Chairman of the board of directors is equal to a total market value of $7,500 per year on grant date and the amount of shares granted to other directors is equal to a total market value of $5,000 per year on grant date. Grants vest on the second anniversary of the date awarded, contingent on the director still being a director of Coastal at the time of vesting. Directors unable to receive stock may receive cash in lieu. Unvested shares outstanding under this plan totaled 75,499 at December 31, 2014.

Employee Benefit Plans

401(k) Plan. Coastal maintains a combined 401(k) and profit-sharing plan covering substantially all employees. Contributions to the 401(k) plan may consist of matching contributions for employees, who have completed one year or more of service, equal to a percentage of employee 401(k) contributions, which Coastal will determine each year. Company matching contributions are approved by the board of directors annually on a discretionary basis. Effective January 1, 2009, Coastal’s board of directors suspended company-matching contributions and no contributions were made by Coastal to the plan from 2010 through 2012. In 2013, Coastal resumed company-matching contributions and provided matching contributions and total matching contributions for the year ended December 31, 2014 totaled $235,000. In October 2010, Coastal’s board of directors amended the plan to include an employee stock ownership plan component. At December 31, 2014, the plan held 398,309 shares of Coastal common stock.

Salary Continuation Agreements. In 2002, Coastal entered into amended and restated salary continuation agreements with two former senior executive officers, Leroy Pintar and Pamela Hagenston. The agreements were designed to supplement retirement benefits for Mr. Pintar and Ms. Hagenston. The benefits may be funded by bank-owned life insurance policies, which policies had a cash surrender value of $5,938,000 at December 31, 2014. Liabilities to employees, which are accrued over the terms of the agreements, were $1,429,000 at December 31, 2014. Compensation expense related to this plan was $144,000 for the year ended December 31, 2014 and payments of accrued benefits totaling $98,000 were made by Coastal for the year ended December 31, 2014.

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DESCRIPTION OF CAPITAL STOCK OF COASTAL

The following summary describes the material terms of Coastal’s capital stock and is subject to, and qualified by, Coastal’s articles of incorporation and bylaws and the applicable provisions of the Washington Business Corporation Act.

General

Coastal is authorized to issue: (i) 100,000,000 shares of common stock, no par value, of which 1,000,000 shares are designated as Class B nonvoting common stock and 8,000,000 shares are designated as Class C nonvoting common stock; and (ii) 500,000 shares of preferred stock with no par value. As of the date of this proxy statement/offering circular, (i) 46,162,888 shares of common stock were outstanding, of which 500,000 are shares of Class B nonvoting common stock and 1,307,218 are shares of Class C nonvoting common stock, were outstanding and (ii) no shares of preferred stock were outstanding.

Common Stock

Voting Rights. The holders of Coastal’s common stock, other than holders of Class B nonvoting common stock and Class C nonvoting common stock, possess exclusive voting rights in Coastal. The holders of Coastal’s common stock elect Coastal’s board of directors and act on other matters that are required to be presented to them under Washington law or that are otherwise presented to them by the board of directors. Each holder of common stock, other than holders of Class B nonvoting common stock and Class C nonvoting common stock, is entitled to one vote per share on all matters presented to stockholders. Holders of Coastal’s common stock are not entitled to cumulate their votes in the election of directors.

Conversions; Transfers. The Class C nonvoting common stock may not be converted into common stock except by a transferee as a result of a permissible transfer. The Class C nonvoting common stock may not be transferred except: (i) to Coastal; (ii) in a public offering registered under the Securities Act of 1933, as amended; (iii) to a majority buyer of Coastal’s voting securities; or (iv) in a transfer where the transferee will receive less than 2% of any class of voting securities of Coastal.

Repurchase. Coastal may use its unreserved and unrestricted surplus to repurchase its shares, which will be held as authorized but unissued shares.

Preemptive Rights. Holders of Coastal capital stock do not have a preemptive right to acquire unissued shares of Coastal or obligations which are convertible into Coastal stock.

Preferred Stock and Other Issuances

Coastal’s articles of incorporation authorize Coastal’s board of directors, without stockholder action, to issue stock in one or more classes or series within a class and to establish the designations, powers, preferences, limitations and rights of such shares before issuance as the board of directors may from time to time determine.

COMPARISON OF RIGHTS OF STOCKHOLDERS

The rights of stockholders of Prime Pacific are currently governed by Prime Pacific’s articles of incorporation and bylaws and by Washington law. The rights of stockholders of Coastal are currently governed by Coastal’s articles of incorporation and bylaws and by Washington law. If the merger is completed, Prime Pacific stockholders who receive Coastal common stock will become Coastal stockholders and their rights will likewise be governed by Coastal’s articles of incorporation and bylaws and by Washington law.

The following is a summary of the material differences between the rights of a Prime Pacific stockholder and the rights of a Coastal stockholder. This summary is not a complete statement of the differences between the rights of Prime Pacific stockholders and the rights of Coastal stockholders, and is qualified in its entirety by reference to the governing law of each corporation and to the articles of incorporation and bylaws of each corporation. Copies of Coastal’s articles of incorporation and bylaws are filed as exhibits to Coastal’s Form 1-A of which this proxy statement/offering circular is a part, and are incorporated herein by reference. Copies of Prime Pacific’s articles of incorporation and bylaws are available upon written request addressed to John R. Pfeifer, Corporate Secretary, Prime Pacific Financial Services, Inc., at 2502 196th Street, SW, Suite 108, Lynnwood, Washington 98036.

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Authorized Stock

Coastal	Prime Pacific

•     Coastal’s articles of incorporation authorize 100,500,000 shares of capital stock, consisting of 100,000,000 shares of common stock with no par value per share, and 500,000 shares of preferred stock with no par value per share.

•     The board of directors of Coastal has authorized 1,000,000 shares of Class B Nonvoting Common Stock (“Class B Stock”) and 8,000,000 shares of Class C Nonvoting Common Stock (“Class C Stock”), out of the total common share capital stock.

• Prime Pacific’s articles of incorporation authorize 5,000,000 shares of capital stock with no par value, and 5,000,000 shares of preferred stock with no par value per share.

Voting Rights

Coastal	Prime Pacific

•     The board of directors determines the preferences, limitations, and voting rights of any class of shares and any series within a class of shares before issuance.

•     The holders of the common stock, except for holders of Class B Stock and Class C Stock, exclusively possess all voting power in Coastal.

•     Each share of common stock, other than Class B Stock and Class C Stock, is entitled to one vote.

•     Holders of common stock do not have a preemptive right to acquire unissued shares of Coastal or obligations which are convertible into Coastal stock.

•      Holders of voting common stock may not cumulate their votes for the election of directors.

•     The board of directors determines the preferential and preemptive rights of any class of shares, whether now or later authorized.

•     Each share of common stock is entitled to one vote.

•     Holders of any class of shares do not have any preemptive or preferential rights or to any obligations convertible into Prime Pacific stock.

•     Holders of common stock may not cumulate their votes for the election of directors.

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Required Vote for Authorization of Certain Actions

Coastal	Prime Pacific

•     Coastal’s articles of incorporation require a vote of two-thirds (2/3) of outstanding shares entitled to vote for the approval of a merger, share exchange, sale of assets, dissolution or similar transaction, unless (i) such transaction is approved by a majority vote of the board or directors or (ii) the consideration offered for such a transaction is determined to be fair market value by the majority of directors, in which case, only a majority vote of the outstanding shares is required.

•     Coastal’s articles of incorporation require a vote of 80% of the outstanding shares entitled to vote to remove a director from office without cause.

•     Prime Pacific’s articles of incorporation require a vote of two-thirds (2/3) of outstanding shares for the approval of (i) a merger, share exchange or consolidation; (ii) sale, exchange or lease of all or substantially all of the assets; unless either (i) or (ii) is recommended by a majority of the board of directors, in which case, only a majority vote of the outstanding shares is required.

Stockholders’ Meetings

Coastal	Prime Pacific

•     Coastal must deliver notice of a stockholder meeting at least ten (10) days and at most sixty (60) days before the meeting to each stockholder entitled to vote, unless the purpose of the meeting is to amend the articles of incorporation, to act on a plan of merger or share exchange, a proposed sale of all or substantially all the assets, or the dissolution, in which case, notice must be delivered no less than twenty (20) and not more than sixty (60) days before the meeting.

•      A special meeting may be called at any time by the Chief Executive Officer, President, any member of the board of directors, or the holders of at least one-third (1/3) of shares entitled to vote on an issue proposed at the meeting.

•      For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than seventy (70) days before the meeting, and, in the event of calling a meeting of stockholders, not less than ten (10) days before the meeting. If no record date is fixed, the date on which notice of a meeting was mailed or the date on which the resolution of the board of directors declaring dividend is adopted, will be the record date.

•      The board of directors or any stockholder entitled to vote may nominate directors for election or propose new business.

•     To nominate a director or propose new business, stockholders must give written notice to Coastal’s Chairperson not less than fourteen (14) days and not more than sixty (60) days before any meeting of the stockholders is called for the election of directors.

•     Prime Pacific must deliver notice of an annual or special meeting at least ten (10) days and at most sixty (60) days before the meeting to each stockholder of record.

•      Special meetings may be called by the board of directors or stockholders owning, in aggregate, 25% or more of the outstanding capital stock.

•      For purposes of determining stockholders entitled to vote at a meeting, the board of directors may fix a record date that is not more than sixty (60) days before the meeting, and, in the event of calling a meeting of stockholders, not less than ten (10) days before the meeting. If no record date is fixed, the date on which notice of a meeting was mailed or the date on which the resolution of the board of directors declaring dividend is adopted, will be the record date.

•      To nominate a director, stockholders must give written notice to Prime Pacific’s Chairperson or President not less than fourteen (14) days and not more than fifty (50) days before any meeting of the stockholders is called for the election of directors.

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Action by Stockholders Without a Meeting

Coastal	Prime Pacific
• Stockholders may act without a meeting if all stockholders entitled to vote on the action give written consent and deliver the written consent to Coastal.	— Stockholders may act without a meeting if all stockholders entitled to vote on the action give written consent and deliver the written consent to Coastal.

Board of Directors

Coastal	Prime Pacific

•     Coastal’s articles of incorporation provide that the number of directors, to be fixed by resolution of the board of directors, shall be between seven (7) and seventeen (17).

•     The board of directors is divided into three classes as equal in number as possible, and approximately one-third of the directors are elected at each annual meeting.

•      The number of directors elected by the stockholders at the preceding annual meeting may be increased by no more than two (2) directors by the board of directors between annual meetings of the stockholders. Any decrease in the number of directors, other than a resignation, removal or death of a director, will not have the effect of shortening the term of any incumbent director and will be apportioned among the three classes so as to maintain such classes as nearly equal as possible.

•      Each director serves a three-year term.

•     No person over the age of 72 may be nominated, elected, re-elected, or appointed as a director.

•      Vacancies on the board of directors may be filled by the remaining directors or by the stockholders entitled to vote for the vacated position.

•      Directors are elected by majority vote by the stockholders entitled to vote.

•      Coastal’s bylaws provide that directors may be removed, with or without cause, at a special meeting of the stockholders called expressly for that purpose by a majority vote of the shares entitled to vote at an election of directors.

•     Prime Pacific’s articles of incorporation provide that the number of directors, to be fixed by a majority of the board of directors or by majority of the stockholders at any regular or special meeting, shall be between five (5) and fifteen (15).

•     The board of directors is divided into three classes as equal in number as possible, and approximately one-third of the directors are elected at each annual meeting.

•     The number of directors elected by the stockholders at the preceding annual meeting may be increased by no more than two (2) directors by the board of directors between annual meetings of the stockholders.

•     Each director serves a three-year term.

•     Vacancies on the board of directors may be filled only by a majority vote of the remaining directors. A director appointed by the board of directors to fill a vacancy shall serve only until the term of the class to which the director was elected expires.

•     The entire board of directors may be removed only with cause at a special meeting of the stockholders called expressly for that purpose, by a majority vote of stockholders entitled to vote at an election of directors.

•     Individual directors may be removed for cause at a special meeting of the stockholders called expressly for that purpose, but if the votes cast against a director’s removal would be sufficient to elect such director (if then-cumulatively voted at an election of the entire board of directors), then such director will not be removed.

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• Coastal’s articles of incorporation provide that directors may be removed without cause with a vote of 80% of the outstanding shares entitled to vote. Directors may be removed for cause only if the board of directors has reasonable grounds to believe that Coastal has suffered or will suffer substantial injury as a result of the gross negligence or dishonesty of the director whose removal is proposed.

Amendment of Bylaws

Coastal	Prime Pacific

•     Coastal’s articles of incorporation provide that the bylaws may be amended or repealed upon the majority vote of stockholders entitled to vote at any regular or special meeting of the stockholders if notice of the proposed amendment is contained in the notice of the meeting.

•     Coastal’s bylaws provide that the bylaws may be amended or repealed by the majority vote of the board of directors at any regular or special meeting of the board; provided that the directors may not amend the bylaws that affect the qualifications, classifications, term of office or compensation of the directors. Any amendment or repeal of the bylaws by the directors are expressly subject to change or repeal by the stockholders.

• Prime Pacific’s bylaws may be amended or repealed by a majority vote of the majority of the board of directors at any meeting of the board of directors; provided that a written statement of the proposed action is mailed or delivered to all directors at least two (2) days prior to any such meetings. The stockholders may concurrently amend or repeal the bylaws.

Amendment of Articles of Incorporation

Coastal	Prime Pacific
• Coastal’s articles of incorporation may be amended or repealed in any manner prescribed or permitted by the Washington Business Corporation Act.	• Prime Pacific’s articles of incorporation may be amended or repealed by a majority vote of the stockholders; except with respect to amendments or repeal of Articles 5 (Board of Directors), 13 (Approval of Certain Transactions), and 15 (Amendment to Certain Provisions), where a vote of no less than two-thirds (2/3) of the outstanding shares is required.

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COMPARATIVE MARKET PRICES AND DIVIDENDS

Coastal’s common stock is not listed on a national securities exchange and there is currently no public market for Coastal’s common stock. However, prior to the closing of the merger, Coastal has agreed to obtain the written commitment of a broker-dealer to act as a market maker for Coastal common stock following the closing. Coastal has never paid any dividends and has no plans to pay dividends to stockholders in the future.

Prime Pacific’s shares are quoted on the OTC Bulletin Board under the symbol “PPFS.BB.” Three brokers make a market in Prime Pacific’s common stock: Wedbush Securities Inc., Knight Equity Marketing, L.P., and Domestic Securities, Inc. Trades that have occurred cannot be characterized as amounting to an active market. The following table includes data obtained from the quotemedia.com web site, and does not include any other transfers as to which Prime Pacific has no information as to the purchase or sale price. Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. Prime Pacific has not paid any dividends during any of the periods presented below.

	Number of Shares Traded	High Sales Price	Low Sales Price
Year Ended December 31, 2015:
Third Quarter (through _________, 2015)
Second Quarter	16,284	1.40	1.15
First Quarter	21,054	1.41	1.13

Year Ended December 31, 2014:
Fourth Quarter	12,251	$1.37	$1.12
Third Quarter	3,100	1.89	1.12
Second Quarter	1,700	1.99	1.05
First Quarter	2,668	0.70	0.70

Year Ended December 31, 2013:
Fourth Quarter	13,096	$0.99	$0.40
Third Quarter	7,663	0.40	0.40
Second Quarter	999	0.34	0.33
First Quarter	35,121	0.45	0.27

The last reported trade in Prime Pacific’s common stock occurred ________, 2015, in a transaction for _____ shares at $____ per share.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF PRIME PACIFIC

The following table sets forth certain information as of _____________, 2015 regarding the shares of Prime Pacific common stock beneficially owned, directly or indirectly, by all directors and executive officers of Prime Pacific as a group. As of _________, 2015, no Prime Pacific stockholder beneficially owned more than 10% of Prime Pacific’s outstanding common stock.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Amount and Nature of Beneficial Ownership Acquirable (1)	Percent of Outstanding Voting Common Stock (2)

All Directors and Executive Officers of Coastal as a Group 5415 Evergreen Way Everett, Washington 98203	1,535,877	103,678

(1) Represents options to acquire shares of Prime Pacific common stock exercisable within 60 days of _____________, 2015.

(2) Based on ___________ shares of Coastal common stock outstanding as of _______________, 2015.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT OF COASTAL

The following table sets forth certain information as of _____________, 2015 regarding the shares of Coastal voting common stock beneficially owned, directly or indirectly, by (i) all directors and executive officers of Coastal as a group and (ii) stockholders who beneficially own more than 10% of Coastal’s outstanding voting common stock. Unless otherwise specified below, all shares are directly owned by the stockholders listed in the table.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Amount and Nature of Beneficial Ownership Acquirable (1)	Percent of Outstanding Voting Common Stock (2)

Steven Hovde (Director) 5415 Evergreen Way Everett, Washington 98203	8,326,517		—

Jack Thompson (Director) 5415 Evergreen Way Everett, Washington 98203	8,324,769	(3)	—

Andrew Dale (Director) 5415 Evergreen Way Everett, Washington 98203	7,480,140	(4)	—

All Directors and Executive Officers of Coastal as a Group 5415 Evergreen Way Everett, Washington 98203	26,640,990	(5)	392,911

(1)	Represents options to acquire shares of Coastal common stock exercisable within 60 days of _____________, 2015.
(2)	Based on ___________ shares of Coastal voting common stock outstanding as of _______________, 2015.
(3)	Includes 5,120,551 shares of voting common stock held by CJA Private Equity Financial Restructuring Master Fund I LP, for which Mr. Thompson serves as portfolio manager.
(4)	Includes 5,840,140 shares of voting common stock held by Montlake Capital II, LP and Montlake Capital II-B. Mr. Dale is a Managing Partner of Montlake Capital.
(5)	Includes shares of common stock beneficially owned by Directors Hovde, Thompson and Dale.

LEGAL MATTERS

The validity of the shares of Coastal common stock to be issued in connection with the merger has been passed upon by Kilpatrick Townsend & Stockton LLP, Washington, D.C. Certain United States federal income tax consequences of the merger have been passed upon by Kilpatrick Townsend & Stockton LLP, Washington, D.C., and by Miller Nash Graham & Dunn LLP, Seattle, Washington.

EXPERTS

The consolidated financial statements of Coastal as of December 31, 2014 and for each of the fiscal years in the two-year period ended December 31, 2014 have been included herein in reliance upon the report of Stovall, Grandey & Allen, L.L.P., Fort Worth, Texas, an independent registered certified public accounting firm, included elsewhere in this proxy statement/offering circular, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Prime Pacific as of December 31, 2014 and for each of the fiscal years in the two-year period ended December 31, 2014 have been included herein in reliance upon the report of Stovall, Grandey & Allen, L.L.P, Fort Worth, Texas, an independent registered certified public accounting firm, included elsewhere in this proxy statement/offering circular, and upon the authority of said firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a Form 1-A of which this proxy statement/offering circular is a part. The Form 1-A, including the exhibits, contains additional relevant information about us and our common stock. You may read and copy the Form 1-A at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Securities and Exchange Commission’s public reference room.

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Annex A

AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER

DATED AS OF JUNE 29, 2015

BY AND BETWEEN

COASTAL FINANCIAL CORPORATION

AND

PRIME PACIFIC FINANCIAL SERVICES, INC.

TABLE OF CONTENTS

(cont’d)

EXHIBITS

Exhibit A         Plan of Bank Merger

ii

Amended and Restated Agreement and Plan of Merger

This is an Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2015 (“Agreement”), by and between Coastal Financial Corporation, a Washington corporation (“Coastal”), and Prime Pacific Financial Services, Inc., a Washington corporation (“Prime Pacific”).

Introductory Statement

Coastal and Prime Pacific have previously entered into an Agreement and Plan of Merger, dated as of April 16, 2015 (the “Effective Date”, and such agreement, the “Original Agreement”), which they desire to amend and restate to effect certain changes with respect to the terms of such acquisition and their agreements with respect thereto, effective as of the date hereof, including the issuance of Coastal Common Stock under amendments to Regulation A under the Securities Act that went into effect on June 19, 2015;

The Boards of Directors of Coastal and Prime Pacific have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which Prime Pacific will, subject to the terms and conditions set forth herein, merge with and into Coastal (the “Merger”), so that Coastal is the surviving corporation (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”) in the Merger;

For Federal income tax purposes, it is intended that the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code;

As an inducement to and condition of Coastal’s willingness to enter into the Original Agreement, concurrently with the entry of the parties into the Original Agreement, (a) each of the directors and certain shareholders of Prime Pacific have entered into support agreements with Coastal, pursuant to which, among other things, such persons agree to vote all their shares of Prime Pacific Common Stock in favor of approval of this Agreement, the Merger and any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby, and (b) Glenn A. Deutsch has entered into a change in control agreement and a restrictive covenant agreement with Coastal; and

The parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

In consideration of their mutual promises and obligations hereunder, the parties hereto adopt and make this Agreement and prescribe the terms and conditions hereof and the manner and basis of carrying it into effect, which shall be as follows:

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ARTICLE I
Definitions

The following terms are defined in this Agreement in the Section indicated:

Defined Term	Location of Definition
Adjusted Stock Option	Section 2.9(c)
Adjusted Tangible Common Equity	Section 6.14(a)
Aggregate Appraised Value	Section 6.14(b)
Articles of Merger	Section 2.3
Bank Merger	Section 2.10
Change in Recommendation	Section 6.8(a)
Closing	Section 2.2
Closing Date	Section 2.2
Coastal	preamble
Coastal Common Stock	Section 2.5(a)
Coastal Disclosure Schedule	Section 4.2
Coastal’s Reports	Section 4.2(g)
Code	Introductory Statement
Continuing Employee	Section 6.11(a)
Core Deposit	Section 7.2(f)
Covered Person	Section 4.1(c)(v)
Dissenting Shares	Section 3.2
Disqualification Event	Section 4.1(c)(v)
Effective Date	Introductory Statement
Effective Time	Section 2.3
Exchange Agent	Section 3.1
Exchange Fund	Section 3.1
Exchange Ratio	Section 2.5(a)
Fairness Opinion	Section 4.1(t)
Form 1-A	Section 6.9
In-the-Money Prime Pacific Option	Section 2.9(a)
Indemnified Party	Section 6.12(a)
Intellectual Property	Section 4.1(p)
Letter of Transmittal	Section 3.3(a)
Maximum Insurance Amount	Section 6.12(c)
Merger	Introductory Statement
Merger Consideration	Section 2.5(a)
New Certificates	Section 3.1
Notice of Superior Proposal	Section 8.1(g)
Old Certificates	Section 3.1
Original Agreement	Introductory Statement
Prime Pacific	preamble
Prime Pacific 401(k) Plan	Section 6.11(c)
Prime Pacific Bank	Section 2.10
Prime Pacific Common Stock	Section 2.5(a)

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Prime Pacific Disclosure Schedule	Section 4.1
Prime Pacific Employee Plans	Section 4.1(r)(i)
Prime Pacific Equity Awards	Section 4.1(c)(iii)
Prime Pacific Option	Section 2.9(a)
Prime Pacific Stock Option Consideration	Section 2.9(a)
Prime Pacific Qualified Plan	Section 4.1(r)(iv)
Prime Pacific Regulatory Agreement	Section 4.1(l)
Prime Pacific’s Reports	Section 4.1(g)
Proxy Statement	Section 6.9
Regulatory Agency	Section 4.1(g)
Shareholder Meeting	Section 6.8(a)
Surviving Corporation	Introductory Statement
Systems	Section 4.1(p)(ii)

In addition, for purposes of this Agreement:

“Acquisition Proposal” means any proposal or offer with respect to any of the following (other than the transactions contemplated hereunder): (i) any merger, consolidation, share exchange, business combination, or other similar transaction involving Prime Pacific or any of its Subsidiaries; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 25% or more of Prime Pacific’s consolidated assets in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 25% or more of the outstanding shares of Prime Pacific’s capital stock or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in an any of the foregoing.

“Agreement” means this Agreement, as amended, modified or amended and restated from time to time in accordance with its terms.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Business Day” shall mean any day other than a Saturday, a Sunday or any other day that Coastal Community Bank is authorized or required to be closed.

“CRA” means the Community Reinvestment Act.

“Environmental Law” means any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, directive, executive or administrative order, judgment, decree, injunction, or agreement with any Governmental Entity relating to (i) the protection, preservation or restoration of the environment (which includes, without limitation, air, water vapor, surface water, groundwater, drinking water supply, soil, surface land, subsurface land, plant and animal life or any other natural resource), or to human health or safety as it relates to Hazardous Materials, or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Materials, in each case as amended and as now in effect. The term Environmental Law includes, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Clean Water Act, the Federal Resource Conservation and Recovery Act of 1976, the Federal Solid Waste Disposal Act, the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970 as it relates to Hazardous Materials, the Federal Hazardous Substances Transportation Act, the Emergency Planning and Community Right-To-Know Act, the Safe Drinking Water Act, each as amended and as now in effect.

A-3

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that is considered one employer with Prime Pacific under Section 4001(b)(1) of ERISA or Section 414 of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Shares” shall consist of (i) Dissenting Shares and (ii) shares held directly or indirectly by Coastal (other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted).

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means generally accepted accounting principles.

“Governmental Entity” means any court, administrative agency or commission or other governmental authority or instrumentality.

“Hazardous Material” means any substance (whether solid, liquid or gas) which is or could be detrimental to human health or safety or to the environment, currently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or by quantity, including any substance containing any such substance as a component. Hazardous Material includes, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance, oil or petroleum, or any derivative or by-product thereof, radon, radioactive material, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl.

“knowledge” means, in the case of Prime Pacific, the actual and constructive knowledge, after due inquiry and reasonable inquiry of the persons who would reasonably be expected to have actual knowledge of the relevant matter, of Glenn A. Deutsch, Donald Kiser, Charles Dodd or Elizabeth Norsby and, in the case of Coastal, the actual and constructive knowledge, after due inquiry and reasonable inquiry of the persons who would reasonably be expected to have actual knowledge of the relevant matter, of Eric Sprink, Joel Edwards or Pam Hammond.

“Lien” means any charge, mortgage, pledge, security interest, claim, lien or encumbrance.

A-4

“Loan” means a loan, lease, advance, credit enhancement, guarantee or other extension of credit.

“Loan Property” means any property in which the applicable party (or a subsidiary of it) holds a security interest and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“Material Adverse Effect” means an effect which is material and adverse to the business, financial condition or results of operations of Prime Pacific or Coastal, as the context may dictate, and its Subsidiaries taken as a whole; provided, however, that any such effect resulting from any (i) changes in laws, rules or regulations or generally accepted accounting principles or regulatory accounting requirements or interpretations thereof that apply to both Coastal and Prime Pacific, or to financial and/or depository institutions generally, (ii) changes in economic conditions affecting financial institutions generally, including but not limited to, changes in the general level of market interest rates, (iii) actions and omissions of Coastal or Prime Pacific taken with the prior written consent of the other or (iv) direct effects of compliance with this Agreement on the operating performance of the parties, including expenses incurred by the parties in consummating the transactions contemplated by this Agreement, shall not be considered in determining if a Material Adverse Effect has occurred.

“OCC” means the Office of the Comptroller of the Currency.

“Participation Facility” means any facility in which the applicable party (or a Subsidiary of it) participates in the management (including all property held as trustee or in any other fiduciary capacity) and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

“person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization or other entity.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means a corporation, partnership, joint venture or other entity in which Prime Pacific or Coastal, as the case may be, has, directly or indirectly, an equity interest representing 50% or more of any class of the capital stock thereof or other equity interests therein.

“Superior Proposal” means an unsolicited, bona fide written offer made by a third party to consummate an Acquisition Proposal that (i) Prime Pacific’s Board of Directors determines in good faith, after consulting with its outside legal counsel and its financial advisor, would, if consummated, result in a transaction that is more favorable to the shareholders of Prime Pacific from a financial point of view than the transactions contemplated hereby, including any adjustments to the terms and conditions of such transactions proposed by Coastal in response to such Acquisition Proposal (taking into account all legal, financial, regulatory and other aspects of the proposal and the entity making the proposal), (ii) is not conditioned on obtaining financing, and (iii) is for 100% of the outstanding shares of Prime Pacific Common Stock.

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“Taxes” means all income, franchise, gross receipts, real and personal property, real property transfer and gains, wage and employment taxes.

“Washington DFI” means the Washington State Department of Financial Institutions.

“WBCA” means the Washington Business Corporation Act.

ARTICLE II
The Merger

2.1           The Merger. Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the WBCA, Prime Pacific will merge with and into Coastal at the Effective Time. Coastal shall be the Surviving Corporation in the Merger, and shall continue its corporate existence under the laws of the State of Washington. Upon consummation of the Merger, the separate corporate existence of Prime Pacific shall terminate.

2.2           Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place in the offices of Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Washington, DC, or at such other location as is agreed to by the parties hereto, as soon as practicable following satisfaction or waiver of the conditions to Closing set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

2.3           Effective Time. Subject to the terms and conditions of this Agreement, on or before the Closing Date, Coastal shall cause to be filed with the Secretary of State of the State of Washington articles of merger (the “Articles of Merger”), as provided in RCW 23B.11.090. The Merger shall become effective as of the date and time specified in the Articles of Merger (such date and time, the “Effective Time”).

2.4           Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the WBCA.

2.5          Effect on Outstanding Shares of Prime Pacific Common Stock.

(a)          By virtue of the Merger, automatically and without any action on the part of the holder thereof, each share of common stock, no par value per share, of Prime Pacific (“Prime Pacific Common Stock”) issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into 0.8047 of share (the “Exchange Ratio”) of common stock of Coastal, no par value per share (“Coastal Common Stock”), subject to adjustment pursuant to Section 6.14 (such shares being referred to herein as the “Merger Consideration”).

(b)          Notwithstanding any other provision of this Agreement, no fraction of a share of Coastal Common Stock and no certificates or scrip therefor will be issued in the Merger; instead, each fraction of a share of Coastal Common Stock that would otherwise be issued to a holder of Prime Pacific Common Stock shall be rounded up to the nearest whole share.

A-6

(c)          If, between the date of this Agreement and the Effective Time, the outstanding shares of Coastal Common Stock shall have been changed into a different number of shares or into a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratio shall be adjusted appropriately to provide the holders of Prime Pacific Common Stock the same economic effect as contemplated by this Agreement prior to such event.

(d)          As of the Effective Time, each Excluded Share, other than Dissenting Shares, shall be canceled and retired and shall cease to exist, and no exchange or payment shall be made with respect thereto. All shares of Coastal Common Stock that are held by Prime Pacific, if any, other than shares held in a fiduciary capacity or in satisfaction of a debt previously contracted, shall be canceled and shall constitute authorized but unissued shares. In addition, no Dissenting Shares shall be converted into shares of Coastal Common Stock pursuant to this Section 2.5 but instead shall be treated in accordance with the provisions set forth in Section 3.2 of this Agreement.

2.6           Effect on Outstanding Shares of Coastal Common Stock. At and after the Effective Time, each share of Coastal Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be affected by the Merger.

2.7           Directors of Surviving Corporation After Effective Time. At and after the Effective Time, until their respective successors are duly elected or appointed and qualified, the directors of the Surviving Corporation shall consist of the directors of Coastal serving immediately prior to the Effective Time.

2.8           Articles of Incorporation and Bylaws. The articles of incorporation of Coastal, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law. The bylaws of Coastal, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

2.9          Treatment of Stock Options.

(a)          As of or immediately prior to the Effective Time, each option to purchase shares of Prime Pacific Common Stock that is outstanding immediately prior to the Effective Time (a “Prime Pacific Option”) with an exercise price per share less than $1.36 per share (an “In-the-Money Prime Pacific Option”), whether or not then vested or exercisable, shall be cancelled by Prime Pacific in exchange for a cash payment by Prime Pacific equal to the positive difference between $1.36 and the exercise price per share multiplied by the number of shares of Prime Pacific Common Stock subject to such In-the-Money Prime Pacific Option (the “Prime Pacific Stock Option Consideration”), less any applicable withholding taxes. In exchange for the Prime Pacific Stock Option Consideration, Prime Pacific shall cause each holder of an In-the-Money Prime Pacific Option to execute an option cancellation and release agreement in form and substance reasonably satisfactory to Coastal prior to the payment of the Prime Pacific Stock Option Consideration.

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(b)          Except as set forth in the following paragraph, as of or immediately prior to the Effective Time, Prime Pacific shall cause all other outstanding Prime Pacific Options (i.e. those with an exercise price per share equal to or greater than $1.36) to be cancelled and/or terminated without payment of any consideration therefor.

(c)          At the Effective Time, each Prime Pacific Option granted under Prime Pacific’s 2009 Stock Option and Equity Compensation Plan, whether vested or unvested, that is outstanding and unexercised immediately prior to the Effective Time and that has an exercise price per share equal to or greater than $1.36 shall be converted automatically into an option (an “Adjusted Stock Option”) to purchase, on the same terms and conditions as were applicable under such Prime Pacific Option immediately prior to the Effective Time (including vesting terms), the number of shares of Coastal Common Stock (rounded down to the nearest whole number of shares) equal to the product of (i) the number of shares of Prime Pacific Common Stock subject to such Prime Pacific Option immediately prior to the Effective Time, multiplied by (ii) the Exchange Ratio, which Adjusted Stock Option shall have an exercise price per share of Coastal Common Stock equal to the quotient (rounded up to the nearest whole cent) obtained by dividing (1) the exercise price per share of Prime Pacific Common Stock subject to such Prime Pacific Option immediately prior to the Effective Time, by (2) the Exchange Ratio.

(d)          At or prior to the Effective Time, the Board of Directors of Prime Pacific and its compensation committee, as applicable, shall adopt any resolutions and take any actions that are necessary or appropriate to effectuate the provisions of this Section 2.9.

2.10         Bank Merger. Concurrently with the execution and delivery of the Original Agreement, Coastal Community Bank, a wholly owned subsidiary of Coastal, and Prime Pacific Bank, N.A. (“Prime Pacific Bank”), a wholly owned subsidiary of Prime Pacific, entered into the Plan of Bank Merger, in the form attached hereto as Exhibit A, pursuant to which Prime Pacific Bank will merge with and into Coastal Community Bank (the “Bank Merger”). The parties intend that the Bank Merger will become effective simultaneously with or immediately following the Effective Time.

2.11         Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, prior to the Effective Time, Coastal may specify that the structure of the transactions contemplated by this Agreement be revised and the parties shall enter into such alternative transactions as Coastal may reasonably determine to effect the purposes of this Agreement; provided, however, that such revised structure shall not (i) alter or change the amount or kind of the Merger Consideration or (ii) materially impede or delay the receipt of any regulatory approval referred to in, or the consummation of the transactions contemplated by, this Agreement. In the event that Coastal elects to make such a revision, the parties agree to execute appropriate documents to reflect the revised structure.

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ARTICLE III
Delivery Of Merger Consideration

3.1           Exchange Agent. At or prior to the Effective Time, Coastal shall deposit with a bank or trust company designated by Coastal and reasonably acceptable to Prime Pacific (the “Exchange Agent”), for the benefit of the holders of certificates representing Prime Pacific Common Stock (“Old Certificates”), for exchange in accordance with this Article II, (a) certificates, or at Coastal’s option, evidence of shares in book entry form, representing the Coastal Common Shares (“New Certificates”), to be given to the holders of Prime Pacific Common Stock pursuant to Section 2.5 and this Article III in exchange for outstanding shares of such Prime Pacific Common Stock, and (b) cash in an amount sufficient to allow the Exchange Agent to make all payments required pursuant to this Article III (such New Certificates and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Coastal, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Coastal, or as otherwise directed by Coastal.

3.2           Appraisal Rights. Each issued and outstanding share of Prime Pacific Common Stock the holder of which has perfected his right to dissent under the WBCA and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to such rights as are granted by the WBCA. Prime Pacific shall give Coastal prompt notice upon receipt by Prime Pacific of any such demands for payment of the fair value of such shares of Prime Pacific Common Stock, any withdrawals of such notice and any other instruments provided pursuant to applicable law (any shareholder duly making such demand being hereinafter called a “Dissenting Shareholder”). Prime Pacific shall not, except with the prior written consent of Coastal, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Shareholder as may be necessary to perfect appraisal rights under the WBCA. Prime Pacific shall give Coastal the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation. If any Dissenting Shareholder shall effectively withdraw or lose (through failure to perfect or otherwise) his, her or its right to such payment at or prior to the Effective Time, such holder’s shares of Prime Pacific Common Stock shall be converted into a right to receive the Merger Consideration in accordance with the applicable provisions of this Agreement.

3.3          Exchange Procedures.

(a)          Appropriate transmittal materials (“Letter of Transmittal”) in a form satisfactory to Coastal and Prime Pacific shall be mailed as soon as practicable after the Effective Time to each holder of record of Prime Pacific Common Stock as of the Effective Time who has not previously surrendered his, her or its Old Certificates. A Letter of Transmittal will be deemed properly completed only if accompanied by certificates representing all shares of Prime Pacific Common Stock to be converted thereby.

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(b)          At and after the Effective Time, each Old Certificate (except as specifically set forth in Section 2.5) shall represent only the right to receive the Merger Consideration.

(c)          The Letter of Transmittal shall (i) specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon delivery of the Old Certificates to the Exchange Agent, (ii) be in a form and contain any other provisions as Coastal may reasonably determine and (iii) include instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon the proper surrender of the Old Certificates to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal, the holder of such Old Certificates shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Coastal Common Stock that such holder has the right to receive pursuant to Section 2.5, if any, and a check in the amount equal to the cash that such holder has the right to receive, including any dividends or other distributions to which such holder is entitled pursuant to Section 3.3(d). Old Certificates so surrendered shall forthwith be canceled. As soon as practicable following receipt of the properly completed Letter of Transmittal and any necessary accompanying documentation, the Exchange Agent shall distribute Coastal Common Stock and cash as provided herein. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Coastal Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled thereto. If there is a transfer of ownership of any shares of Prime Pacific Common Stock not registered in the transfer records of Prime Pacific, the Merger Consideration shall be issued to the transferee thereof if the Old Certificates representing such Prime Pacific Common Stock are presented to the Exchange Agent, accompanied by all documents required, in the reasonable judgment of Coastal and the Exchange Agent, to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

(d)          No dividends or other distributions declared or made after the Effective Time with respect to Coastal Common Stock issued pursuant to this Agreement shall be remitted to any person entitled to receive shares of Coastal Common Stock hereunder until such person surrenders his, her or its Old Certificates in accordance with this Section 3.3. Upon the surrender of such person’s Old Certificates, such person shall be entitled to receive any dividends or other distributions, without interest thereon, which subsequent to the Effective Time had become payable but not paid with respect to shares of Coastal Common Stock represented by such person’s Old Certificates.

(e)          The stock transfer books of Prime Pacific shall be closed immediately upon the Effective Time and from and after the Effective Time there shall be no transfers on the stock transfer records of Prime Pacific of any shares of Prime Pacific Common Stock. If, after the Effective Time, Old Certificates are presented to Coastal, they shall be canceled and exchanged for the Merger Consideration deliverable in respect thereof pursuant to this Agreement in accordance with the procedures set forth in this Section 3.3.

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(f)          Any dividends or other distributions to be paid pursuant to this Section 3.3 or any proceeds from any investments thereof that remains unclaimed by the shareholders of Prime Pacific for six months after the Effective Time shall be repaid by the Exchange Agent to Coastal upon the written request of Coastal. After such request is made, any shareholders of Prime Pacific who have not theretofore complied with this Section 3.3 shall look only to Coastal for the Merger Consideration deliverable in respect of each share of Prime Pacific Common Stock such shareholder holds, as determined pursuant to Section 2.5 of this Agreement, without any interest thereon. If outstanding Old Certificates are not surrendered prior to the date on which such payments would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by any abandoned property, escheat or other applicable laws, become the property of Coastal (and, to the extent not in its possession, shall be paid over to it), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party to this Agreement (or any affiliate thereof) shall be liable to any former holder of Prime Pacific Common Stock for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)          Coastal and the Exchange Agent shall be entitled to rely upon Prime Pacific’s stock transfer books to establish the identity of those persons entitled to receive the Merger Consideration, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Old Certificate, Coastal and the Exchange Agent shall be entitled to deposit any Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

(h)          If any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Exchange Agent or Coastal, the posting by such person of a bond in such amount as the Exchange Agent may direct as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration deliverable in respect thereof pursuant to Section 2.5.

ARTICLE IV
Representations and Warranties

4.1           Representations and Warranties of Prime Pacific. Except as disclosed in the disclosure schedule delivered by Prime Pacific to Coastal concurrently with the execution of the Original Agreement (the “Prime Pacific Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Prime Pacific Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Prime Pacific that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of Section 4.1 shall be deemed to qualify (a) any other section of Section 4.1 specifically referenced or cross-referenced and (b) other sections of Section 4.1 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Prime Pacific represents and warrants to Coastal as follows, as of the Effective Date:

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(a)          Organization and Qualification. Prime Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly registered as a bank holding company under the BHC Act. Prime Pacific has the corporate power and authority to own, lease and operate all of its properties and assets and to conduct the business currently being conducted by it. Prime Pacific is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Prime Pacific. Prime Pacific engages only in activities (and holds properties only of the types) permitted to bank holding companies by the BHC Act and the rules and regulations of the FRB promulgated thereunder.

(b)          Subsidiaries.

(i)          The Prime Pacific Disclosure Schedule sets forth with respect to each of Prime Pacific’s Subsidiaries its name, its jurisdiction of incorporation, Prime Pacific’s percentage ownership, the number of shares of stock owned or controlled by Prime Pacific and the name and number of shares held by any other person who owns any stock of the Subsidiary. Prime Pacific owns of record and beneficially all the capital stock of each of its Subsidiaries free and clear of any Liens. There are no contracts, commitments, agreements or understandings relating to Prime Pacific’s right to vote or dispose of any equity securities of its Subsidiaries. Prime Pacific’s ownership interest in each of its Subsidiaries is in compliance with all applicable laws, rules and regulations relating to direct or indirect equity investments by bank holding companies.

(ii)         Each of Prime Pacific’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and assets and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on such Subsidiary.

(iii)        The outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable. No shares of capital stock of any Subsidiary of Prime Pacific are or may be required to be issued by virtue of any options, warrants or other rights, no securities exist that are convertible into or exchangeable for shares of such capital stock or any other debt or equity security of any Subsidiary, and there are no contracts, commitments, agreements or understandings of any kind for the issuance of additional shares of capital stock or other debt or equity security of any Subsidiary or options, warrants or other rights with respect to such securities.

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(iv)        No Subsidiary of Prime Pacific other than Prime Pacific Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. The deposit accounts of Prime Pacific Bank are insured by the FDIC to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Prime Pacific’s knowledge, threatened. Prime Pacific Bank is a member in good standing of the Federal Home Loan Bank of Seattle. Prime Pacific Bank engages only in activities (and holds properties only of the types) permitted by the rules and regulations of the OCC.

(c)          Capital Structure.

(i)          The authorized capital stock of Prime Pacific consists of: 25,000,000 shares of Prime Pacific Common Stock; 5,000,000 shares of nonvoting common stock, no par value per share; and 5,000,000 shares of preferred stock, no par value per share.

(ii)         As of the Effective Date, no shares of capital stock or other voting securities of Prime Pacific are issued, reserved for issuance or outstanding, other than (A) 9,537,218 shares of Prime Pacific Common Stock and (B) 127,319 shares of Prime Pacific Common Stock reserved for issuance pursuant to outstanding Prime Pacific Options. All of the issued and outstanding shares of Prime Pacific Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and were issued in full compliance with all applicable federal and state securities laws.

(iii)        The Prime Pacific Disclosure Schedule sets forth a true, correct and complete list of all equity awards outstanding as of the Effective Date (the “Prime Pacific Equity Awards”) specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such Prime Pacific Equity Award, (C) the grant date of each such Prime Pacific Equity Award, (D) the Prime Pacific Stock Plan under which each such Prime Pacific Equity Award was granted, (E) the exercise price for each such Prime Pacific Equity Award that is a Prime Pacific Stock Option, (F) the vesting schedule applicable to each such Prime Pacific Equity Award (including whether the vesting will be accelerated by the execution of this Agreement or the consummation of the Merger), and (G) the expiration date of each such Prime Pacific Equity Award that is a Prime Pacific Stock Option. Other than the Prime Pacific Equity Awards, no equity-based awards (including any cash awards where the amount of payment is determined in whole or in part based on the price of any capital stock of Prime Pacific or any of its Subsidiaries) are outstanding.

(iv)        No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Prime Pacific may vote are issued or outstanding.

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(v)         Except as set forth in this Section 4.1(c), neither Prime Pacific nor any of its Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, rights, convertible securities, commitments or agreements of any character obligating Prime Pacific or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any additional shares of capital stock of Prime Pacific or obligating Prime Pacific or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right, convertible security, commitment or agreement. As of the Effective Date, there are no outstanding contractual obligations of Prime Pacific or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Prime Pacific or any of its Subsidiaries. There are no voting trusts, shareholder agreements, proxies or other agreements in effect pursuant to which Prime Pacific or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Prime Pacific Common Stock or other equity interests of Prime Pacific.

(d)          Authority. Prime Pacific has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Prime Pacific. The Board of Directors of Prime Pacific has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Prime Pacific and its shareholders and has directed that this Agreement and the transactions contemplated hereby be submitted to Prime Pacific’s shareholders for adoption at a meeting of such shareholders and has adopted a resolution to the foregoing effect. Except for the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Prime Pacific Common Stock, no other corporate proceedings on the part of Prime Pacific are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Prime Pacific and constitutes a valid and binding obligation of Prime Pacific, enforceable against Prime Pacific in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(e)          No Violations. The execution, delivery and performance of this Agreement by Prime Pacific do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Prime Pacific or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of Prime Pacific or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Prime Pacific or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Prime Pacific or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect on Prime Pacific.

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(f)          Consents and Approvals. Except for filings of applications and notices, as applicable, with the FRB and the Washington DFI, receipt of approvals or non-objections with respect to such applications and notices, and expiration of the related waiting period associated therewith, no consents or approvals of, or filings or registrations with, any Governmental Entity are required to be made or obtained in connection with the execution and delivery by Prime Pacific of this Agreement or the consummation by Prime Pacific of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the Effective Date, to Prime Pacific’s knowledge, there is no reason pertaining to Prime Pacific why any of the approvals referred to in this Section 4.1(f) should not be obtained without the imposition of any material condition or restriction described in Section 7.1(b).

(g)          Governmental Filings. Prime Pacific and each of its Subsidiaries has filed all reports, schedules, registration statements and other documents that it has been required to file since January 1, 2012 (collectively, “Prime Pacific’s Reports”) with the FRB, the OCC, or any state regulatory authority (collectively, “Regulatory Agencies”). No administrative actions have been taken or threatened or orders issued in connection with any of Prime Pacific’s Reports. As of their respective dates, each of Prime Pacific’s Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of Prime Pacific’s Reports fairly presented in all material respects the financial position of Prime Pacific on a consolidated basis, Prime Pacific alone or each of Prime Pacific’s Subsidiaries alone, as the case may be, and was prepared in accordance with GAAP or applicable regulations.

(h)          Financial Statements.

(i)          Prime Pacific has previously provided to Coastal copies of (i) the consolidated balance sheets of Prime Pacific and its Subsidiaries as of December 31, 2013 and 2012 and related consolidated statements of income, cash flows and changes in shareholders’ equity for each of the years in the two-year period ended December 31, 2013, together with the notes thereto, accompanied by the audit report of Prime Pacific’s independent public auditors and (ii) the unaudited consolidated balance sheet of Prime Pacific and its Subsidiaries as of December 31, 2014 and the related consolidated statement of income for the year ended December 31, 2014. Such financial statements were prepared from the books and records of Prime Pacific and its Subsidiaries, fairly present the consolidated financial position of Prime Pacific and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Prime Pacific and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby; provided, however, that the unaudited financial statements for interim periods are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack a statement of cash-flows and footnotes. The books and records of Prime Pacific and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

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(ii)         Since January 1, 2012, (i) neither Prime Pacific nor any of its Subsidiaries, nor, to the knowledge of Prime Pacific, any director, officer, auditor, accountant or representative of Prime Pacific or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of Prime Pacific, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Prime Pacific or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or written claim that Prime Pacific or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Prime Pacific or any of its Subsidiaries, whether or not employed by Prime Pacific or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Prime Pacific or any of its officers, directors or employees to the Board of Directors of Prime Pacific or any committee thereof or to the knowledge of Prime Pacific, to any director or officer of Prime Pacific.

(i)          Undisclosed Liabilities. Neither Prime Pacific nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Prime Pacific as of December 31, 2013, except for (i) liabilities incurred since December 31, 2013 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Prime Pacific and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

(j)          Absence of Certain Changes or Events. Since January 1, 2014:

(i)          Prime Pacific and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices;

(ii)         no event or events have occurred that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Prime Pacific; and

(iii)        none of the events specified in Section 5.2 (other than clauses (f), or (i)) have occurred.

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(k)          Litigation. There is no suit, action, investigation, claim or proceeding pending, or to Prime Pacific’s knowledge, threatened against or involving it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) (i) that involves a Governmental Entity and, in the case of current or former directors or executive officers, arises out of or relates to their service to Prime Pacific or any of its Subsidiaries, (ii) that (A) involves a claim for damages in excess or $25,000 or that might or is reasonably likely to result in a material restriction on its or any of its Subsidiaries’ businesses, or, after the Effective Time, the business of Coastal and any of its affiliates, or (B) is reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement, or (iii) that challenges the validity or propriety of this Agreement. There is no injunction, order, judgment, decree or regulatory restriction imposed upon Prime Pacific or any of its Subsidiaries or the assets of Prime Pacific or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Coastal, Surviving Corporation or any of their respective affiliates).

(l)          Absence of Regulatory Actions. Neither Prime Pacific nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2014, a recipient of any supervisory letter from, or since January 1, 2014, has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Entity, specific to Prime Pacific or its Subsidiaries, that, in each of any such cases, currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Prime Pacific Disclosure Schedule, a “Prime Pacific Regulatory Agreement”), nor has Prime Pacific or any of its Subsidiaries been advised in writing or, to Prime Pacific’s knowledge, orally, since January 1, 2012, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Prime Pacific Regulatory Agreement. Except for examinations of Prime Pacific and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business and pursuant to the Prime Pacific Regulatory Agreements, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Prime Pacific, investigation into the business or operations of Prime Pacific or any of its Subsidiaries since January 1, 2012. There (x) is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Prime Pacific or any of its Subsidiaries, and (y) have been no material formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Prime Pacific or any of its Subsidiaries since January 1, 2012. There is no claim, action, suit, proceeding, investigation or notice of violation (whether civil, criminal or administrative) pending or, to the knowledge of Prime Pacific, threatened against any officer or director of Prime Pacific or any of its Subsidiaries in connection with the performance of his or her duties as an officer or director of Prime Pacific or any of its subsidiaries.

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(m)          Compliance with Laws. Prime Pacific and each of its Subsidiaries hold, and have at all times since January 1, 2012 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), and, to the knowledge of Prime Pacific, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Prime Pacific and each of its Subsidiaries have since January 1, 2012 complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Prime Pacific or any of its Subsidiaries, including (to the extent applicable to Prime Pacific or its Subsidiaries), all laws related to data protection or privacy, the USA PATRIOT Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Neither Prime Pacific nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Prime Pacific.

(n)          Taxes. All federal, state, local and foreign Tax returns required to be filed by or on behalf of Prime Pacific or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Prime Pacific or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Prime Pacific’s balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of Prime Pacific or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where Prime Pacific or any of its Subsidiaries do not file Tax returns that Prime Pacific or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Prime Pacific or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Prime Pacific’s balance sheet (in accordance with GAAP). Prime Pacific and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. Prime Pacific and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Prime Pacific and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Prime Pacific nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and neither Prime Pacific nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a Prime Pacific Option or upon the issuance of any Prime Pacific Common Stock), that would not be fully deductible by reason of Section 162(m) of the Code.

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(o)          Agreements.

(i)          The Prime Pacific Disclosure Schedule lists, and Prime Pacific has made available to Coastal, a complete and correct copy of, any contract, arrangement, commitment or understanding (whether written or oral) to which Prime Pacific or any of its Subsidiaries is a party or is bound:

(A)         with any executive officer or other key employee of Prime Pacific or any of its Subsidiaries the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Prime Pacific or any of its Subsidiaries of the nature contemplated by this Agreement;

(B)         with respect to the employment of any directors, officers, employees or consultants;

(C)         any of the benefits of which will be increased, or the vesting or payment of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement (including any stock option plan, phantom stock or stock appreciation rights plan, restricted stock plan or stock purchase plan);

(D)         containing covenants that limit the ability of Prime Pacific or any of its Subsidiaries to compete in any line of business or with any person, or that involve any restriction on the geographic area in which, or method by which, Prime Pacific (including any successor thereof) or any of its Subsidiaries may carry on its business (other than as may be required by law or any regulatory agency);

(E)         pursuant to which Prime Pacific or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity;

(F)         that relates to the incurrence of indebtedness by Prime Pacific or any of its Subsidiaries (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice, or intercompany indebtedness) in the principal amount of $50,000 or more including any sale and leaseback transactions, capitalized leases and other similar financing transactions;

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(G)         which is a lease or license with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee, involving a liability or obligation as obligor in excess of $25,000 on an annual basis;

(H)         that grants any right of first refusal, right of first offer or similar right with respect to any assets, rights or properties of Prime Pacific or its Subsidiaries; or

(I)         that is a vendor agreement or joint marketing agreement, including any consulting agreement, data processing, software programming or licensing contract, involving (1) the payment of more than $5,000 over the remaining term of the agreement (other than any such contracts which are terminable by Prime Pacific or any of its Subsidiaries on sixty (60) days’ or less notice without any required payment or other conditions, other than the condition of notice) or (2) the payment of more than $5,000 payable as a result of the termination of the agreement or the consummation of the Merger.

(ii)         Neither Prime Pacific nor any of its Subsidiaries is in default under (and no event has occurred which, with due notice or lapse of time or both, would constitute a default under) or is in violation of any provision of any note, bond, indenture, mortgage, deed of trust, loan agreement, lease or other agreement to which it is a party or by which it is bound or to which any of its respective properties or assets is subject and, to the knowledge of Prime Pacific, no other party to any such agreement (excluding any loan or extension of credit made by Prime Pacific or any of its Subsidiaries) is in default in any respect thereunder, except for such defaults or violations that would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect on Prime Pacific.

(p)          Intellectual Property.

(i)          Prime Pacific and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all patents, copyrights, trade secrets, trade names, service marks and trademarks material to its business. The Prime Pacific Disclosure Schedule sets forth a complete and correct list of all material trademarks, trade names, service marks and copyrights owned by or licensed to Prime Pacific or any of its Subsidiaries for use in its business, and all licenses and other agreements relating thereto and all agreements relating to third party intellectual property that Prime Pacific or any of its Subsidiaries is licensed or authorized to use in its business, including without limitation any software licenses (collectively, the “Intellectual Property”). With respect to each item of Intellectual Property owned by Prime Pacific or any of its Subsidiaries, the owner possesses all right, title and interest in and to the item, free and clear of any Lien. With respect to each item of Intellectual Property that Prime Pacific or any of its Subsidiaries is licensed or authorized to use, the license, sublicense or agreement covering such item is legal, valid, binding, enforceable and in full force and effect. Neither Prime Pacific nor any of its Subsidiaries has received any charge, complaint, claim, demand or notice alleging any interference, infringement, misappropriation or violation with or of any intellectual property rights of a third party (including any claims that Prime Pacific or any of its Subsidiaries must license or refrain from using any intellectual property rights of a third party). To the knowledge of Prime Pacific, neither Prime Pacific nor any of its Subsidiaries has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of third parties and no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any intellectual property rights of Prime Pacific or any of its Subsidiaries.

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(ii)         In each case, except as would not reasonably be likely to have, either individually or in the aggregate, a Material Adverse Effect on Prime Pacific: (i) the computer, information technology and data processing systems, facilities and services used by Prime Pacific and each of its Subsidiaries, including all software, hardware, networks, communications facilities, platforms and related systems and services (collectively, the “Systems”), are reasonably sufficient for the conduct of the respective businesses of Prime Pacific and such Subsidiaries as currently conducted; and (ii) the Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the respective businesses of Prime Pacific and each of its Subsidiaries as currently conducted. To Prime Pacific’s knowledge, no third party has gained unauthorized access to any Systems owned or controlled by Prime Pacific or any of its Subsidiaries, and Prime Pacific and each of its Subsidiaries have taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Systems are secure from unauthorized access and free from any disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement, or destruction of, software, data or other materials. Prime Pacific and each of its Subsidiaries has implemented backup and disaster recovery policies, procedures and systems consistent with generally accepted industry standards and sufficient to reasonably maintain the operation of the respective businesses of Prime Pacific and each of its Subsidiaries in all material respects.

(iii)        To Prime Pacific’s knowledge, Prime Pacific and each of its Subsidiaries has (i) complied in all material respects with its published privacy policies and internal privacy policies and guidelines, including with respect to the collection, storage, transmission, transfer, disclosure, destruction and use of personally identifiable information and (ii) taken commercially reasonable measures to ensure that all personally identifiable information in its possession or control is protected against loss, damage, and unauthorized access, use, modification, or other misuse. To Prime Pacific’s knowledge, there has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Prime Pacific, any of its Subsidiaries or any other person.

(q)          Labor Matters. Prime Pacific and its Subsidiaries are in material compliance with all applicable laws respecting employment, retention of independent contractors, employment practices, terms and conditions of employment, and wages and hours. Neither Prime Pacific nor any of its Subsidiaries is or has ever been a party to, or is or has ever been bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization with respect to its employees, nor is Prime Pacific or any of its Subsidiaries the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it or any such Subsidiary to bargain with any labor organization as to wages and conditions of employment nor has any such proceeding been threatened, nor is there any strike, other labor dispute or organizational effort involving Prime Pacific or any of its Subsidiaries pending or, to the knowledge of Prime Pacific, threatened.

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(r)          Employee Benefit Plans.

(i)          The Prime Pacific Disclosure Schedule contains a complete and accurate list of all pension, retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, group insurance, severance and other benefit plans, contracts, agreements and arrangements, including, but not limited to, “employee benefit plans,” as defined in Section 3(3) of ERISA, incentive and welfare policies, contracts, plans and arrangements and all trust agreements related thereto with respect to any present or former directors, officers or other employees of Prime Pacific or any of its Subsidiaries (hereinafter referred to collectively as the “Prime Pacific Employee Plans”). Prime Pacific has previously delivered or made available to Coastal true and complete copies of each written agreement, plan or document referenced in the Prime Pacific Disclosure Schedule, along with, where applicable, copies of the most recently filed IRS Form 5500 or 5500-C. There has been no announcement or commitment by Prime Pacific or any of its Subsidiaries to create an additional Prime Pacific Employee Plan, or to amend any Prime Pacific Employee Plan, except for amendments required by applicable law or by this Agreement.

(ii)         There is no pending or threatened litigation, administrative action or proceeding relating to any Prime Pacific Employee Plan other than claims for benefits. All of the Prime Pacific Employee Plans comply in all material respects with all applicable requirements of ERISA, the Code and other applicable laws. There has occurred no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to the Prime Pacific Employee Plans that is likely to result in the imposition of any penalties or taxes upon Prime Pacific or any of its Subsidiaries under Section 502(i) of ERISA or Section 4975 of the Code.

(iii)        No Prime Pacific Employee Plan is subject to Title IV of ERISA. Neither Prime Pacific, its Subsidiaries, nor any ERISA Affiliate has contributed to any “multiemployer plan,” as defined in Section 3(37) of ERISA, on or after September 26, 1980.

(iv)        Each Prime Pacific Employee Plan that is an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) and is intended to be qualified under Section 401(a) of the Code (a “Prime Pacific Qualified Plan”) has received a favorable determination letter from the IRS, and Prime Pacific and its Subsidiaries are not aware of any circumstances likely to result in revocation of any such favorable determination letter. Each Prime Pacific Qualified Plan that is an “employee stock ownership plan” (as defined in Section 4975(e)(7) of the Code) has satisfied all of the applicable requirements of Sections 409 and 4975(e)(7) of the Code and the regulations thereunder in all material respects and any assets of any such Prime Pacific Qualified Plan that, as of the end of the plan year, are not allocated to participants’ individual accounts are pledged as security for, and may be applied to satisfy, any securities acquisition indebtedness.

(v)         Neither Prime Pacific nor any of its Subsidiaries has any obligations for post-retirement or post-employment welfare benefits under any Prime Pacific Employee Plan that cannot be amended or terminated upon 60 days’ notice or less without incurring any liability thereunder, except for coverage required by Part 6 of Title I of ERISA or Section 4980B of the Code, or similar state laws, the cost of which is borne by the insured individuals.

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(vi)        All contributions required to be made with respect to any Prime Pacific Employee Plan by applicable law or regulation or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Prime Pacific Employee Plan, for any period through the Effective Date have been timely made or paid in full, or to the extent not required to be made or paid on or before the Effective Date, have been properly reflected in the financial statements of Prime Pacific. Each Prime Pacific Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA either (A) is funded through an insurance company contract and is not a “welfare benefit fund” within the meaning of Section 419 of the Code or (B) is unfunded.

(s)          Properties.

(i)          A list and description of all real property owned or leased by Prime Pacific or a Subsidiary of Prime Pacific is set forth in the Prime Pacific Disclosure Schedule. Prime Pacific and each of its Subsidiaries has good and marketable title to all real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer), in each case free and clear of any Liens except (i) liens for taxes not yet due and payable and (ii) such easements, restrictions and encumbrances, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. Each lease pursuant to which Prime Pacific or any of its Subsidiaries as lessee, leases real or personal property is valid and in full force and effect and neither Prime Pacific nor any of its Subsidiaries, nor, to Prime Pacific’s knowledge, any other party to any such lease, is in default or in violation of any material provisions of any such lease. A complete and correct copy of each such lease has been made available to Coastal. All real property owned or leased by Prime Pacific or any of its Subsidiaries are in a good state of maintenance and repair (normal wear and tear excepted), conform in all material respects with all applicable ordinances, regulations and zoning laws and are considered by Prime Pacific to be adequate for the current business of Prime Pacific and its Subsidiaries. To the knowledge of Prime Pacific, none of the buildings, structures or other improvements located on any real property owned or leased by Prime Pacific or any of its Subsidiaries encroaches upon or over any adjoining parcel or real estate or any easement or right-of-way.

(ii)         Prime Pacific and each of its Subsidiaries has good and marketable title to all tangible personal property owned by it, free and clear of all Liens except such Liens, if any, as are not material in character, amount or extent, and do not materially detract from the value, or materially interfere with the present use of the properties subject thereto or affected thereby. With respect to personal property used in the business of Prime Pacific and its Subsidiaries that is leased rather than owned, neither Prime Pacific nor any of its Subsidiaries is in default under the terms of any such lease.

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(iii)        Prime Pacific has previously delivered to Coastal with respect to each parcel of real property owned by it (including any property acquired in a judicial foreclosure proceeding or by way of a deed in lieu of foreclosure or similar transfer) the following documents: (A) the deed pursuant to which Prime Pacific acquired the real property; (B) owner’s title insurance policy; (C) the most recent survey of the property in its possession; and (D) any environmental site assessment in its possession.

(t)          Fairness Opinion. Prior to the execution of the Original Agreement, Prime Pacific received an opinion (which, if initially rendered orally, has been or will be confirmed by a written opinion, dated the same date) from Performance Trust Capital Partners, LLC (the “Fairness Opinion”), to the effect that, as of the date thereof, and based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of Prime Pacific Common Stock. Such opinion has not been amended or rescinded in any material respect as of the date of this Agreement.

(u)          Fees. Other than for the delivery of Fairness Opinion to Prime Pacific by Performance Trust Capital Partners, LLC pursuant to an agreement dated February 12, 2015, a true and complete copy of which has previously been provided to Coastal, neither Prime Pacific nor any of its Subsidiaries, nor any of their respective officers, directors, employees or agents, has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Prime Pacific or any of its Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

(v)         Environmental Matters.

(i)          Each of Prime Pacific and its Subsidiaries, the Participation Facilities, and, to the knowledge of Prime Pacific, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

(ii)         There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Prime Pacific, threatened, before any court, governmental agency or board or other forum against Prime Pacific or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Prime Pacific or any of its Subsidiaries or any Participation Facility.

(iii)        To the knowledge of Prime Pacific, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Prime Pacific or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

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(iv)        Neither Prime Pacific nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

(v)         There are no underground storage tanks at any properties owned or operated by Prime Pacific or any of its Subsidiaries or any Participation Facility. Neither Prime Pacific nor any of its Subsidiaries nor, to the knowledge of Prime Pacific, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by Prime Pacific or any of its Subsidiaries or any Participation Facility.

(vi)        During the period of (A) Prime Pacific’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Prime Pacific’s or its Subsidiary’s participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Prime Pacific, prior to the period of (A) Prime Pacific’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Prime Pacific’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

(w)          Loan Portfolio; Allowance for Loan Losses.

(i)          With respect to each Loan owned by Prime Pacific or its Subsidiaries in whole or in part:

(A)         the note and the related security documents are each legal, valid and binding obligations of the maker or obligor thereof, enforceable against such maker or obligor in accordance with their terms;

(B)         neither Prime Pacific nor any of its Subsidiaries, nor any prior holder of a Loan, has modified the note or any of the related security documents in any material respect or satisfied, canceled or subordinated the note or any of the related security documents except as otherwise disclosed by documents in the applicable Loan file;

(C)         Prime Pacific or a Subsidiary of Prime Pacific is the sole holder of legal and beneficial title to each Loan (or Prime Pacific’s or its Subsidiary’s applicable participation interest, as applicable), except as otherwise referenced on the books and records of Prime Pacific or a Subsidiary of Prime Pacific;

(D)         the original note and the related security documents are included in the Loan files, and copies of any documents in the Loan files are true and correct copies of the documents they purport to be and have not been suspended, amended, modified, canceled or otherwise changed except as otherwise disclosed by documents in the applicable Loan file; and

(E)         with respect to a Loan held in the form of a participation, the participation documentation is legal, valid, binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

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(ii)         Except as set forth in the Prime Pacific Disclosure Schedule, neither Prime Pacific nor any of its Subsidiaries is a party to any written or oral (i) Loan in which Prime Pacific or any Subsidiary of Prime Pacific is a creditor which, as of February 28, 2015, had an outstanding balance of $25,000 or more and under the terms of which the obligor was, as of February 28, 2015, over 90 days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or principal shareholder of Prime Pacific or any of its Subsidiaries (as such terms are defined in 12 C.F.R. Part 215).

(iii)        The Prime Pacific Disclosure Schedule sets forth a true, correct and complete list of all of the Loans of Prime Pacific and its Subsidiaries that, as of December 31, 2014, were classified by Prime Pacific as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the aggregate principal amount of and accrued and unpaid interest on such Loans as of such date.

(iv)        Neither the terms of any Loan, any of the documentation for any Loan, the manner in which any Loans have been administered and serviced, nor Prime Pacific’s practices of approving or rejecting Loan applications, violate any federal, state, or local law, rule or regulation applicable thereto, including, without limitation, the Truth In Lending Act, Regulations O and Z of the Federal Reserve Board, the CRA, the Equal Credit Opportunity Act, and any state laws, rules and regulations relating to consumer protection, installment sales and usury.

(v)         Neither Prime Pacific nor any of its Subsidiaries is bound by an agreement pursuant to which Loans or pools of Loans or participations in Loans have been sold that contains any obligation of Prime Pacific or any of its Subsidiaries to repurchase such Loans or interests therein. The Prime Pacific Disclosure Schedule sets forth a true and correct report regarding the current status of (i) repurchase requests received by Prime Pacific or any of its Subsidiaries to repurchase any Loan or interests therein, and (ii) Prime Pacific’s and its Subsidiaries’ reserves in respect of potential repurchase requests to repurchase any Loan or interests therein.

(vi)        There are no outstanding Loans made by Prime Pacific or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Prime Pacific or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(vii)       The allowance for loan losses reflected in Prime Pacific’s audited balance sheet at December 31, 2013 was, and the allowance for loan losses shown on the balance sheets in Prime Pacific’s Reports for periods ending after such date, in the opinion of management, was or will be adequate, as of the dates thereof, under GAAP.

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(x)          Anti-takeover Provisions Inapplicable. Prime Pacific and its Subsidiaries have taken all actions required to exempt Coastal, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.

(y)          Material Interests of Certain Persons. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions between Prime Pacific or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Prime Pacific or any of its Subsidiaries or any person who beneficially owns five percent (5%) or more of the outstanding Prime Pacific Common Stock (or any of such person’s immediate family members or affiliates) on the other hand, other than banking transactions made in the ordinary course of business.

(z)          Insurance. In the opinion of management, Prime Pacific and its Subsidiaries are presently insured for amounts deemed reasonable by management against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The Prime Pacific Disclosure Schedule contains a list of all policies of insurance carried and owned by Prime Pacific or any of Prime Pacific’s Subsidiaries showing the name of the insurance company and agent, the nature of the coverage, the policy limit, the annual premiums and the expiration date. All of the insurance policies and bonds maintained by Prime Pacific and its Subsidiaries are in full force and effect, Prime Pacific and its Subsidiaries are not in default thereunder, all premiums and other payments due under any such policy have been paid and all material claims thereunder have been filed in due and timely fashion.

(aa)         Investment Securities; Derivatives.

(i)          Each of Prime Pacific and its Subsidiaries has good title to all securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business to secure obligations of Prime Pacific or its Subsidiaries. Such securities are valued on the books of Prime Pacific in accordance with GAAP in all material respects.

(ii)         Except for restrictions that exist for securities that are classified as “held to maturity,” none of the investment securities held by Prime Pacific or any of its Subsidiaries is subject to any restriction (contractual or statutory) that would materially impair the ability of the entity holding such investment freely to dispose of such investment at any time.

(iii)        Neither Prime Pacific nor any of its Subsidiaries is a party to or has agreed to enter into an exchange-traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is a derivative contract (including various combinations thereof) or owns securities that (A) are referred to generically as “structured notes,” “high risk mortgage derivatives,” “capped floating rate notes” or “capped floating rate mortgage derivatives” or (B) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes.

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(bb)         Indemnification. Except as provided in the articles of incorporation or bylaws of Prime Pacific and the similar organizational documents of its Subsidiaries, neither Prime Pacific nor any of its Subsidiaries is a party to any agreement that provides for the indemnification of any of its present or former directors, officers or employees, or other persons who serve or served as a director, officer or employee of another corporation, partnership or other enterprise at the request of Prime Pacific and, to the knowledge of Prime Pacific, there are no claims for which any such person would be entitled to indemnification under the articles of incorporation or bylaws of Prime Pacific or the similar organizational documents of any of its Subsidiaries, under any applicable law or regulation or under any indemnification agreement.

(cc)         Corporate Documents and Records. A complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of Prime Pacific and each of Prime Pacific’s Subsidiaries, as in effect as of the date of this Agreement, has been made available to Coastal. Neither Prime Pacific nor any of Prime Pacific’s Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of Prime Pacific and each of Prime Pacific’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their shareholders. Prime Pacific and each of its Subsidiaries maintains accounting records that fairly and accurately reflect, in all material respects, its transactions, and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management’s general or specific authorization and (ii) recorded as necessary to permit the preparation of financial statements in accordance with GAAP.

(dd)         Prime Pacific Information. The information regarding Prime Pacific and its Subsidiaries included in the Proxy Statement, and all supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied, or to be supplied, by Prime Pacific for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by the Agreement shall be accurate in all material respects.

(ee)         CRA, Anti-Money Laundering, and OFAC. Prime Pacific Bank has received a rating of “satisfactory” in its most recent examination or interim review with respect to the CRA. Prime Pacific is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist that would cause Prime Pacific Bank or any other Subsidiary of Prime Pacific: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Prime Pacific Bank. The board of directors of Prime Pacific Bank (or where appropriate of any other Subsidiary of Prime Pacific) has adopted, and Prime Pacific Bank (or such other Subsidiary of Prime Pacific) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Prime Pacific Bank (or such other Subsidiary of Prime Pacific) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

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(ff)         Tax Treatment of the Merger. To Prime Pacific’s knowledge, there is no fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the Code.

4.2           Representations and Warranties of Coastal. Except as disclosed in the disclosure schedule delivered by Coastal to Prime Pacific concurrently with the execution of the Original Agreement (the “Coastal Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Coastal Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Coastal that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect and (iii) any disclosures made with respect to a section of Section 4.2 shall be deemed to qualify (a) any other section of Section 4.2 specifically referenced or cross-referenced and (b) other sections of Section 4.2 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections, Coastal represents and warrants to Prime Pacific as follows, as of the Effective Date:

(a)          Organization and Qualification. Coastal is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and is duly registered as a bank holding company under the BHC Act. Coastal has the corporate power and authority to own, lease and operate all of its properties and assets and to conduct the business currently being conducted by it. Coastal is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on Coastal.

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(b)          Subsidiaries.

(i)          Each of Coastal’s Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to own, lease and operate its properties and assets and to conduct the business currently being conducted by it and is duly qualified or licensed as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect on such Subsidiary.

(ii)         The outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable.

(iii)        No Subsidiary of Coastal other than Coastal Community Bank is an “insured depository institution” as defined in the Federal Deposit Insurance Act, as amended, and the applicable regulations thereunder. The deposit accounts of Coastal Community Bank are insured by the FDIC to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to Coastal’s knowledge, threatened. Coastal Community Bank is a member in good standing of the Federal Home Loan Bank of Seattle. Coastal Community Bank engages only in activities (and holds properties only of the types) permitted by Washington law and the rules and regulations of the Washington DFI promulgated thereunder.

(c)          Capital Structure.

(i)          The authorized capital stock of Coastal consists of: 68,000,000 shares of Coastal Common Stock, of which 1,000,000 shares are designated Class B Nonvoting Common Stock, no par value per share and 1,500,000 shares are designated Class C Nonvoting Common Stock, no par value per share; and 500,000 shares of preferred stock, no par value per share.

(ii)         As of the Effective Date, no shares of capital stock or other voting securities of Coastal are issued, reserved for issuance or outstanding, other than (A) 46,162,888 shares of Coastal Common Stock, of which 500,000 shares are Class B Nonvoting Common Stock and 1,307,218 shares are Class C Nonvoting Common Stock and (B) 1,877,718 shares of Coastal Common Stock reserved for issuance pursuant to outstanding options to acquire Coastal Common Stock. All the issued and outstanding shares of Coastal Common Stock, Class B Nonvoting Common Stock and Class C Nonvoting Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof, and were issued in full compliance with all applicable federal and state securities laws.

(iii)        The Coastal Disclosure Schedule sets forth a true, correct and complete list of all equity awards outstanding as of the Effective Date held by the directors and executive officers of Coastal specifying, on a holder-by-holder basis, (A) the name of each holder, (B) the number of shares subject to each such award, (C) the grant date of each such award, (D) the exercise price for each such award that is a stock option, (E) the vesting schedule applicable to each award, and (F) the expiration date of each such award that is a stock option.

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(iv)        No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which shareholders of Coastal may vote are issued or outstanding.

(v)         The shares of Coastal Common Stock to be issued in exchange for shares of Prime Pacific Common Stock upon consummation of the Merger in accordance with this Agreement have been duly authorized and when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and subject to no preemptive rights. With respect to the Coastal Common Stock to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of Coastal, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of Coastal participating in the offering, any beneficial owner of 20% or more of Coastal’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with Coastal in any capacity at the time of sale (each, a “Covered Person”) is or will be subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Coastal has exercised reasonable care to determine whether any Covered Person is subject to a Disqualification Event.

(d)          Authority. Coastal has all requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly approved by the Board of Directors of Coastal. The Board of Directors of Coastal has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Coastal and its shareholders. No other corporate proceedings on the part of Coastal are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Coastal and constitutes a valid and binding obligation of Coastal, enforceable against Coastal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally and to general principles of equity, whether applied in a court of law or a court of equity.

(e)          No Violations. The execution, delivery and performance of this Agreement by Coastal do not, and the consummation of the transactions contemplated by this Agreement will not, (i) assuming all required governmental approvals have been obtained and the applicable waiting periods have expired, violate any law, rule or regulation or any judgment, decree, order, governmental permit or license to which Coastal or any of its Subsidiaries (or any of their respective properties) is subject, (ii) violate the articles of incorporation or bylaws of Coastal or the similar organizational documents of any of its Subsidiaries or (iii) constitute a breach or violation of, or a default under (or an event which, with due notice or lapse of time or both, would constitute a default under), or result in the termination of, accelerate the performance required by, or result in the creation of any Lien upon any of the properties or assets of Coastal or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, indenture, deed of trust, loan agreement or other agreement, instrument or obligation to which Coastal or any of its Subsidiaries is a party, or to which any of their respective properties or assets may be subject except, in the case of (iii), for any such breaches, violations or defaults that would not, individually or in the aggregate, have, or reasonably be expected to result in, a Material Adverse Effect on Coastal.

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(f)          Consents and Approvals. Except for filings of applications and notices, as applicable, with the FRB and the Washington DFI, receipt of approvals or non-objections with respect to such applications and notices, and expiration of the related waiting period associated therewith, no consents or approvals of, or filings or registrations with, any Governmental Entity are required to be made or obtained in connection with the execution and delivery by Coastal of this Agreement or the consummation by Coastal of the Merger and the other transactions contemplated by this Agreement, including the Bank Merger. As of the Effective Date, Coastal has no knowledge of any reason pertaining to Coastal why any of the approvals referred to in this Section 4.2(f) should not be obtained without the imposition of any material condition or restriction described in Section 7.1(b).

(g)          Governmental Filings. Coastal and each of its Subsidiaries has filed all reports, schedules, registration statements and other documents that it has been required to file since January 1, 2012 (collectively, “Coastal’s Reports”) with the FRB, the FDIC, the Washington DFI or any other state regulatory authority. No administrative actions have been taken or threatened or orders issued in connection with any of Coastal’s Reports. As of their respective dates, each of Coastal’s Reports complied in all material respects with all laws or regulations under which it was filed (or was amended so as to be in compliance promptly following discovery of such noncompliance). Any financial statement contained in any of Coastal’s Reports fairly presented in all material respects the financial position of Coastal on a consolidated basis, Coastal alone or each of Coastal’s Subsidiaries alone, as the case may be, and was prepared in accordance with GAAP or applicable regulations.

(h)          Financial Statements.

(i)          The consolidated balance sheets of Coastal and its Subsidiaries as of December 31, 2014 and 2013 and related consolidated statements of income, cash flows and changes in shareholders’ equity for each of the years in the two-year period ended December 31, 2014, together with the notes thereto, accompanied by the audit report of Coastal’s independent public auditors have previously been made available to Prime Pacific. Such financial statements were prepared from the books and records of Coastal and its Subsidiaries, fairly present the consolidated financial position of Coastal and its Subsidiaries in each case at and as of the dates indicated and the consolidated results of operations, retained earnings and cash flows of Coastal and its Subsidiaries for the periods indicated, and, except as otherwise set forth in the notes thereto, were prepared in accordance with GAAP consistently applied throughout the periods covered thereby. The books and records of Coastal and its Subsidiaries have been, and are being, maintained in all respects in accordance with GAAP and any other legal and accounting requirements and reflect only actual transactions.

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(ii)         Since January 1, 2012, (i) neither Coastal nor any of its Subsidiaries, nor, to the knowledge of Coastal, any director, officer, auditor, accountant or representative of Coastal or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the knowledge of Coastal, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Coastal or any of its Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or written claim that Coastal or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Coastal or any of its Subsidiaries, whether or not employed by Coastal or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Coastal or any of its officers, directors or employees to the Board of Directors of Coastal or any committee thereof or to the knowledge of Coastal, to any director or officer of Coastal.

(i)          Undisclosed Liabilities. Neither Coastal nor any of its Subsidiaries has incurred any debt, liability or obligation of any nature whatsoever (whether accrued, contingent, absolute or otherwise and whether due or to become due) other than liabilities reflected on or reserved against in the consolidated balance sheet of Coastal as of December 31, 2014, except for (i) liabilities incurred since December 31, 2014 in the ordinary course of business consistent with past practice that, either alone or when combined with all similar liabilities, have not had, and would not reasonably be expected to have, a Material Adverse Effect on Coastal and (ii) liabilities incurred for legal, accounting, financial advising fees and out-of-pocket expenses in connection with the transactions contemplated by this Agreement.

(j)          Absence of Certain Changes or Events. Since January 1, 2015:

(i)          Coastal and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course of such businesses consistent with their past practices; and

(ii)         no event or events have occurred that have had, or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Coastal.

(k)          Litigation. There is no suit, action, investigation, claim or proceeding pending, or to Coastal’s knowledge, threatened against or involving it or any of its Subsidiaries or any of the current or former directors or executive officers of it or any of its Subsidiaries (and it is not aware of any basis for any such suit, action or proceeding) (i) that involves a Governmental Entity and, in the case of current or former directors or executive officers, arises out of or relates to their service to Coastal or any of its Subsidiaries, (ii) that (A) individually or in the aggregate would reasonably be expected to have a Material Adverse Effect on Coastal, or (B) is reasonably likely to materially prevent or delay it from performing its obligations under, or consummating the transactions contemplated by, this Agreement, or (iii) that challenges the validity or propriety of this Agreement. There is no injunction, order, judgment, decree or regulatory restriction imposed upon Coastal or any of its Subsidiaries or the assets of Coastal or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Coastal.

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(l)          Absence of Regulatory Actions. Neither Coastal nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2014, a recipient of any supervisory letter from, or since January 1, 2014, has adopted any policies, procedures or board resolutions at the request or suggestion of any Governmental Entity, specific to Coastal or its Subsidiaries, that, in each of any such cases, currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies, its management or its business (each, whether or not set forth in the Coastal Disclosure Schedule, a “Coastal Regulatory Agreement”), nor has Coastal or any of its Subsidiaries been advised in writing or, to Coastal’s knowledge, orally, since January 1, 2012, by any Governmental Entity that it is considering issuing, initiating, ordering, or requesting any such Coastal Regulatory Agreement. Except for examinations of Coastal and its Subsidiaries conducted by a Regulatory Agency in the ordinary course of business, no Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Coastal, investigation into the business or operations of Coastal or any of its Subsidiaries since January 1, 2012. There (x) is no material unresolved violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Coastal or any of its Subsidiaries, and (y) have been no material formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency with respect to the business, operations, policies or procedures of Coastal or any of its Subsidiaries since January 1, 2012. There is no claim, action, suit, proceeding, investigation or notice of violation (whether civil, criminal or administrative) pending or, to the knowledge of Coastal, threatened against any officer or director of Coastal or any of its Subsidiaries in connection with the performance of his or her duties as an officer or director of Coastal or any of its subsidiaries.

(m)          Compliance with Laws. Coastal and each of its Subsidiaries hold, and have at all times since January 1, 2012 held, all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), and, to the knowledge of Coastal, no suspension or cancellation of any such necessary license, franchise, permit or authorization is threatened. Coastal and each of its Subsidiaries have since January 1, 2012 complied in all material respects with and are not in material default or violation under any law, statute, order, rule or regulation of any Governmental Entity applicable to Coastal or any of its Subsidiaries, including (to the extent applicable to Coastal or its Subsidiaries), all laws related to data protection or privacy, the USA PATRIOT Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Foreign Corrupt Practices Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, and any other law relating to bank secrecy, discriminatory or abusive or deceptive lending or any other product or service, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans. Neither Coastal nor any of its Subsidiaries has been given notice or been charged with any violation of, any law, ordinance, regulation, order, writ, rule, decree or condition to approval of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on Coastal.

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(n)          Taxes. All federal, state, local and foreign Tax returns required to be filed by or on behalf of Coastal or any of its Subsidiaries have been timely filed or requests for extensions have been timely filed and any such extension shall have been granted and not have expired, and all such filed returns are complete and accurate in all material respects. All Taxes shown on such returns, all Taxes required to be shown on returns for which extensions have been granted and all other taxes required to be paid by Coastal or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Coastal’s balance sheet (in accordance with GAAP). There is no audit examination, deficiency assessment, tax investigation or refund litigation with respect to any Taxes of Coastal or any of its Subsidiaries, and no claim has been made in writing by any authority in a jurisdiction where Coastal or any of its Subsidiaries do not file Tax returns that Coastal or any such Subsidiary is subject to taxation in that jurisdiction. All Taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation relating to Coastal or any of its Subsidiaries have been paid in full or adequate provision has been made for any such Taxes on Coastal’s balance sheet (in accordance with GAAP). Coastal and its Subsidiaries have not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect. Coastal and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and Coastal and each of its Subsidiaries has timely complied with all applicable information reporting requirements under Part III, Subchapter A of Chapter 61 of the Code and similar applicable state and local information reporting requirements. Neither Coastal nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or would result, individually or in the aggregate, in connection with this Agreement in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code and neither Coastal nor any of its Subsidiaries has made any payments and is not a party to any agreement, and does not maintain any plan, program or arrangement, that could require it to make any payments (including any deemed payment of compensation upon the exercise of a Coastal Option or upon the issuance of any Coastal Common Stock), that would not be fully deductible by reason of Section 162(m) of the Code.

(o)          Environmental Matters.

(i)          Each of Coastal and its Subsidiaries, the Participation Facilities, and, to the knowledge of Coastal, the Loan Properties are, and have been, in substantial compliance with all Environmental Laws.

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(ii)         There is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or, to the knowledge of Coastal, threatened, before any court, governmental agency or board or other forum against Coastal or any of its Subsidiaries or any Participation Facility (A) for alleged noncompliance with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at or on a site owned, leased or operated by Coastal or any of its Subsidiaries or any Participation Facility.

(iii)        To the knowledge of Coastal, there is no suit, claim, action, demand, executive or administrative order, directive, investigation or proceeding pending or threatened before any court, governmental agency or board or other forum relating to or against any Loan Property (or Coastal or any of its Subsidiaries in respect of such Loan Property) (A) relating to alleged noncompliance with, or liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Hazardous Material, whether or not occurring at a Loan Property.

(iv)        Neither Coastal nor any of its Subsidiaries has received any notice, demand letter, executive or administrative order, directive or request for information from any Governmental Entity or any third party indicating that it may be in violation of, or liable under, any Environmental Law.

(v)         There are no underground storage tanks at any properties owned or operated by Coastal or any of its Subsidiaries or any Participation Facility. Neither Coastal nor any of its Subsidiaries nor, to the knowledge of Coastal, any other person or entity, has closed or removed any underground storage tanks from any properties owned or operated by Coastal or any of its Subsidiaries or any Participation Facility.

(vi)        During the period of (A) Coastal’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Coastal’s or its Subsidiary’s participation in the management of any Participation Facility, there has been no release of Hazardous Materials in, on, under or affecting such properties. To the knowledge of Coastal, prior to the period of (A) Coastal’s or its Subsidiary’s ownership or operation of any of their respective current properties or (B) Coastal’s or its Subsidiary’s participation in the management of any Participation Facility, there was no contamination by or release of Hazardous Material in, on, under or affecting such properties.

(p)          Anti-takeover Provisions Inapplicable. Coastal and its Subsidiaries have taken all actions required to exempt Coastal, the Agreement, the Plan of Bank Merger, the Merger and the Bank Merger from any provisions of an antitakeover nature contained in their organizational documents, and the provisions of any federal or state “anti-takeover,” “fair price,” “moratorium,” “control share acquisition” or similar laws or regulations.

(q)          Corporate Documents and Records. A complete and correct copy of the articles of incorporation, bylaws and similar organizational documents of Coastal and each of Coastal’s Subsidiaries, as in effect as of the date of this Agreement, has been made available to Prime Pacific. Neither Coastal nor any of Coastal’s Subsidiaries is in violation of its articles of incorporation, bylaws or similar organizational documents. The minute books of Coastal and each of Coastal’s Subsidiaries constitute a complete and correct record of all actions taken by their respective boards of directors (and each committee thereof) and their shareholders. Coastal and each of its Subsidiaries maintains accounting records that fairly and accurately reflect, in all material respects, its transactions, and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (i) executed in accordance with management’s general or specific authorization and (ii) recorded as necessary to permit the preparation of financial statements in accordance with GAAP.

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(r)          Coastal Information. The information regarding Coastal and its Subsidiaries included in the Proxy Statement, and all supplements thereto, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information supplied, or to be supplied, by Coastal for inclusion in applications to Governmental Entities to obtain all permits, consents, approvals and authorizations necessary or advisable to consummate the transactions contemplated by the Agreement shall be accurate in all material respects.

(s)          CRA, Anti-Money Laundering, and OFAC. Coastal Community Bank has received a rating of “Satisfactory” in its most recent examination or interim review with respect to the CRA. Coastal is not aware of, has not been advised of, and has no reason to believe that any facts or circumstances exist that would cause Coastal Community Bank or any other Subsidiary of Coastal: (i) to be deemed not to be in satisfactory compliance in any material respect with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance in any material respect with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and the regulations promulgated thereunder, as well as the provisions of the information security program adopted by Coastal Community Bank. The board of directors of Coastal Community Bank (or where appropriate of any other Subsidiary of Coastal) has adopted, and Coastal Community Bank (or such other Subsidiary of Coastal) has implemented, an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with Section 326 of the Patriot Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the Patriot Act and the regulations thereunder, and Coastal Community Bank (or such other Subsidiary of Coastal) has complied in all material respects with any requirements to file reports and other necessary documents as required by the Patriot Act and the regulations thereunder.

(t)          Tax Treatment of the Merger. Coastal has no knowledge of any fact or circumstance relating to it that would prevent the transactions contemplated by this Agreement from qualifying as a reorganization under Section 368 of the Code.

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ARTICLE V
Conduct Pending the Merger

5.1           Conduct of Business of Prime Pacific Prior to the Effective Time. During the period from the Effective Date to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Prime Pacific Disclosure Schedule), required by law or as consented to in writing by Coastal (such consent not to be unreasonably withheld), (a) Prime Pacific shall, and shall cause its Subsidiaries to, (i) conduct its business in the regular, ordinary and usual course consistent with past practice and (ii) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships, and (b) take no action that would reasonably be likely to adversely affect or delay the ability to obtain any necessary approvals of any Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its respective covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

5.2           Forbearances by Prime Pacific. Except as expressly contemplated or permitted by this Agreement, as set forth in the Prime Pacific Disclosure Schedule or as required by law, during the period from the Effective Date to the Effective Time or earlier termination of this Agreement, Prime Pacific shall not, nor shall Prime Pacific permit any of its Subsidiaries to, without the prior written consent of Coastal, which consent shall not be unreasonably withheld:

(a)          (i)          incur, modify, extend or renegotiate any indebtedness for borrowed money, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, other than (A) the creation of deposit liabilities in the ordinary course of business consistent with past practice and (B) overnight advances from the Federal Home Loan Bank of Seattle;

(ii)         prepay any indebtedness or other similar arrangements so as to cause Prime Pacific to incur any prepayment penalty thereunder;

(b)          (i)          adjust, split, combine or reclassify any capital stock;

(ii)         make, declare or pay any dividend or any other distribution on its capital stock;

(iii)        grant any stock options, stock appreciation rights, performance shares, restricted stock units, restricted shares or other equity based awards or interests, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(iv)        issue any additional shares of capital stock or any securities or obligations convertible or exercisable for any shares of its capital stock except pursuant to the exercise of stock options outstanding as of the Effective Date; or

(v)         directly or indirectly redeem, purchase or otherwise acquire any shares of its capital stock;

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(c)          sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, except in the ordinary course of business consistent with past practice or pursuant to contracts or agreements in force at the Effective Date;

(d)          except pursuant to contracts or agreements in force at the date of or permitted by this Agreement, make any equity investment, either by purchase of stock or securities, contributions to capital, property transfers, or purchase of any property or assets of any other individual, corporation or other entity;

(e)          enter into, renew, amend or terminate any contract or agreement, or make any change in any of its leases or contracts, other than with respect to those involving aggregate payments of less than, or the provision of goods or services with a market value of less than, $10,000 per annum and other than contracts or agreements covered by Section 5.2(f);

(f)          make, renegotiate, renew, increase, extend, modify or purchase any loan, lease (credit equivalent), advance, credit enhancement or other extension of credit, or make any commitment in respect of any of the foregoing, except (i) in conformity with existing lending practices in amounts not to exceed an aggregate of $500,000 with respect to any individual borrower, or (ii) loans or advances as to which Prime Pacific has a binding obligation to make such loans or advances as of the Effective Date; in each case, without first submitting a copy of the loan write up containing the information customarily submitted to the Loan Committee of Prime Pacific Bank to the chief credit officer of Coastal Community Bank three (3) full Business Days prior to taking such action; provided, that, if Coastal Community Bank objects in writing to such loan or loan commitment within two (2) full Business Days after receiving such loan write up, Prime Pacific Bank shall obtain the unanimous approval of the members of the Loan Committee of Prime Pacific Bank prior to making such loan or loan commitment;

(g)          change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(h)          except for loans or extensions of credit made on terms generally available to the public, make or increase any loan or other extension of credit, or commit to make or increase any such loan or extension of credit, to any director or executive officer of Prime Pacific or Prime Pacific Bank, or any entity controlled, directly or indirectly, by any of the foregoing, other than renewals of existing loans or commitments to loan;

(i)          (i)          increase the compensation or benefits payable to any current or former employee, officer, director or consultant (who is a natural person), except for annual raises on the anniversary of an employee’s hire date, which shall not exceed 3% of such employee’s then current compensation;

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(ii)         pay or award, or commit to pay or award, any bonuses or incentive compensation not required by any existing plan or agreement;

(iii)        enter into, adopt or terminate any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant (who is a natural person);

(iv)        grant or accelerate the vesting of any equity-based awards or other compensation;

(v)         enter into any new, or amend (whether in writing or through the interpretation of) any existing, employment, severance, change in control, retention, bonus guarantee, or collective bargaining agreement or arrangement;

(vi)        elect to any senior executive office any person who is not a member of its senior executive officer team as of the date of this Agreement or elect to its Board of Directors any person who is not a member of its Board of Directors as of the date of this Agreement; or

(vii)       hire any employee with annual compensation in excess of $50,000, or terminate the employment or services of any employee in a position of Vice President or above or whose annual compensation is greater than $50,000, other than for cause;

(j)          settle any claim, suit, action or proceeding, except for consideration not in excess of $20,000 individually or $50,000 in the aggregate or that would not impose any material restriction on its operations or the operations of any of its Subsidiaries or the Surviving Corporation or affect the Merger and other transactions contemplated hereby;

(k)          amend its articles of incorporation or bylaws, or similar governing documents;

(l)          restructure or materially change its investment securities portfolio or its interest rate risk position, through purchases, sales or otherwise, or in the manner in which the portfolio is classified;

(m)          make any investment in any debt security, including mortgage-backed and mortgage-related securities, other than U.S. government securities with final maturities not greater than one year;

(n)          make any capital expenditures other than pursuant to binding commitments existing on the Effective Date and other than expenditures necessary to maintain existing assets in good repair or to make payment of necessary taxes;

(o)          establish or commit to the establishment of any new branch or other office facilities or file any application to relocate or terminate the operation of any banking office;

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(p)          take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement;

(q)          implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

(r)          knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or

(s)          agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

Any request by Prime Pacific or response thereto by Coastal shall be made in accordance with the notice provisions of Section 9.7 and shall note that it is a request pursuant to this Section 5.2.

5.3          Forbearances by Coastal. Except as expressly contemplated or permitted by this Agreement, as set forth in the Coastal Disclosure Schedule or as required by law, during the period from the Effective Date to the Effective Time or earlier termination of this Agreement, Coastal shall not, nor shall Coastal permit any of its Subsidiaries to, without the prior written consent of Prime Pacific, which consent shall not be unreasonably withheld:

(a)          take any action that would adversely affect or delay its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby;

(b)          take any action that is intended to or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger set forth in Article VI not being satisfied or in a violation of any provision of this Agreement;

(c)          knowingly take action that would prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or

(d)          agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors in support of, any of the actions prohibited by this Section 5.3.

Any request by Coastal or response thereto by Prime Pacific shall be made in accordance with the notice provisions of Section 9.7 and shall note that it is a request pursuant to this Section 5.3.

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ARTICLE VI
Covenants

6.1          Acquisition Proposals.

(a)          Except as permitted by this Agreement, Prime Pacific shall not, and shall not authorize or permit any of its Subsidiaries or any of its Subsidiaries’ officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by Prime Pacific or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing non-public information), or take any other action to facilitate, any inquiries, discussions or the making of any proposal that constitutes or could reasonably be expected to lead to an Acquisition Proposal, (ii) participate in any discussions or negotiations, or otherwise communicate in any way with any person (other than Coastal), regarding an Acquisition Proposal or (iii) enter into or consummate any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the transactions contemplated hereby. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer, director or employee of Prime Pacific or any of the Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by Prime Pacific or any of its Subsidiaries shall be deemed to be a breach of this Section 6.1 by Prime Pacific. Notwithstanding the foregoing, Prime Pacific may, in response to a Superior Proposal that has not been withdrawn and that did not otherwise result from a breach of this Section 6.1, (x) furnish non-public information with respect to Prime Pacific to the person who made such Superior Proposal pursuant to a confidentiality agreement on terms no more favorable to such person than the non-disclosure agreement between Prime Pacific and Coastal dated January 15, 2015 (the “Confidentiality Agreement”) and (y) participate in discussions or negotiations with such person regarding such Superior Proposal, if and so long as Prime Pacific’s Board of Directors determines in good faith, after consultation with and based upon the advice of its outside legal counsel, that failing to take such action would constitute a breach of its fiduciary duties under applicable law.

(b)          Prime Pacific will notify Coastal immediately orally (within one day) and in writing (within three days) of receipt of any Acquisition Proposal, any request for non-public information that could reasonably be expected to lead to an Acquisition Proposal, or any inquiry with respect to or that could reasonably be expected to lead to an Acquisition Proposal, including, in each case, the identity of the person making such Acquisition Proposal, request or inquiry and the terms and conditions thereof, and shall provide to Coastal any written materials received by Prime Pacific or any of its Subsidiaries in connection therewith. Prime Pacific will keep Coastal informed of any developments with respect to any such Acquisition Proposal, request or inquiry immediately upon the occurrence thereof.

(c)          Prime Pacific will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted prior to the date of this Agreement with respect to any of the foregoing. Prime Pacific will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of Section 6.1(a) of the obligations undertaken in this Section 6.1. Prime Pacific will promptly request each person (other than Coastal) that has executed a confidentiality agreement in the 12 months prior to the Effective Date in connection with its consideration of a business combination with Prime Pacific or any of its Subsidiaries to return or destroy all confidential information previously furnished to such person by or on behalf of Prime Pacific or any of its Subsidiaries. Prime Pacific shall not release any third party from, or waive any provisions of, any confidentiality agreements or standstill agreement to which it or any of its Subsidiaries is a party.

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6.2          Advice of Changes. Each of Coastal and Prime Pacific shall promptly advise the other of any fact, change, event or circumstance known to it (i) that has had or is reasonably likely to have a Material Adverse Effect on it or (ii) which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein or that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article VII; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

6.3          Access and Information.

(a)          Upon reasonable notice and subject to applicable laws, Prime Pacific shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of Coastal reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, personnel, information technology systems and records, and each shall reasonably cooperate with Coastal in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, nondisclosure and similar agreements with service providers), and, during such period, Prime Pacific shall, and shall cause its Subsidiaries to, make available to Coastal such information concerning its business, properties and personnel as Coastal may reasonably request. Coastal shall use commercially reasonable efforts to minimize any interference with Prime Pacific’s regular business operations during any such access. Upon reasonable notice and subject to applicable laws, Coastal shall, and shall cause each of its Subsidiaries to, furnish or otherwise make available to the officers, employees, accountants, counsel, advisors and other representatives of Prime Pacific such information concerning its businesses as is reasonably relevant to Prime Pacific and its shareholders in connection with the transactions contemplated by this Agreement. No party shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)          Each party shall hold all information furnished by or on behalf of it or any of its Subsidiaries or representatives pursuant to Section 6.3(a) in confidence to the extent required by, and in accordance with, the provisions of the Confidentiality Agreement.

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(c)          No investigation by Coastal, Prime Pacific or their respective representatives pursuant to this Section 6.3 shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement shall give either Coastal or Prime Pacific, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

(d)          From the Effective Date until the Effective Time, Prime Pacific shall, and shall cause Prime Pacific’s Subsidiaries to, promptly provide Coastal with (i) a copy of each report filed with federal or state banking regulators, (ii) a copy of each periodic report to its senior management and all materials relating to its business or operations furnished to its Board of Directors, and (iii) a copy of each press release made available to the public.

6.4          Applications; Consents.

(a)          The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, no later than fifteen (15) days after the date of this Agreement, or as soon thereafter as practicable, Coastal and Prime Pacific shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required in order to obtain the Requisite Regulatory Approvals. Coastal and Prime Pacific shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. The parties shall cooperate with each other in connection therewith (including the furnishing of any information and any reasonable undertaking or commitments that may be required to obtain the Requisite Regulatory Approvals). Coastal and Prime Pacific shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Prime Pacific or Coastal, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. Each party will provide the other with copies of any applications and all correspondence relating thereto prior to filing, other than any portions of material filed in connection therewith that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality and subject to applicable laws relating to the exchange of information. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement, and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement, and to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences; provided that Coastal shall be permitted to redact from copies provided to Prime Pacific of written materials submitted or intended for submission by Coastal to the FRB or the Washington DFI, information relating to the business or operations of Coastal to the extent that access to such information is not required for Company to reasonably assess the status of matters relating to consummation of the transactions contemplated by this Agreement, and Coastal need not include Prime Pacific in meetings, or portions of meetings, between Coastal (or any of its affiliates) and the FRB or the Washington DFI in which the business or operations of Coastal will be discussed with the FRB or the Washington DFI, provided that if such a discussion is germane to the status of matters relating to the consummation of the transactions contemplated by this Agreement, Coastal will promptly inform Prime Pacific of the occurrence of such a meeting and the general subject discussed and provide Prime Pacific with summary information conveying the import of the matters discussed.

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(b)          Coastal shall take any action required to be taken under any applicable state securities laws in connection with the Merger and each of Prime Pacific and Coastal shall furnish all information concerning it and the holders of Prime Pacific Common Stock as may be reasonably requested in connection with any such action.

6.5           Antitakeover Provisions. Prime Pacific and its Subsidiaries shall take all steps required by any relevant federal or state law or regulation or under any relevant agreement or other document to exempt or continue to exempt Coastal, Coastal Community Bank, the Agreement, the Plan of Bank Merger and the Merger from any provisions of an antitakeover nature in Prime Pacific’s or its Subsidiaries’ articles of incorporation and bylaws, or similar organizational documents, and the provisions of any federal or state antitakeover laws.

6.6           Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including using efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations, applications and filings (including, without limitation, filings under any applicable state securities laws) and obtaining any required contractual consents and regulatory approvals.

6.7           Publicity. The initial press release announcing this Agreement shall be a joint press release. Thereafter, except in respect of any announcement required by (i) applicable law or regulation, or (ii) a request by a Governmental Entity, each of Prime Pacific and Coastal agrees to consult with the other and to obtain the advance approval of the other (which approval shall not be unreasonably withheld, conditioned or delayed) before issuing any press release or, to the extent practical, otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

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6.8         Shareholder Meeting.

(a)          Prime Pacific will submit to its shareholders this Agreement and any other matters required to be approved or adopted by shareholders in order to carry out the intentions of this Agreement. In furtherance of that obligation, Prime Pacific will take, in accordance with applicable law and its articles of incorporation and bylaws, all action necessary to call, give notice of, convene and hold a meeting of its shareholders (the “Shareholder Meeting”) as promptly as practicable for the purpose of considering and voting on approval and adoption of this Agreement and the transactions provided for in this Agreement. Prime Pacific’s Board of Directors will use all reasonable best efforts to obtain from Prime Pacific’s shareholders a vote approving this Agreement. Except as provided in this Agreement, (i) Prime Pacific’s Board of Directors shall recommend to Prime Pacific’s shareholders approval of this Agreement, (ii) the Proxy Statement shall include a statement to the effect that Prime Pacific’s Board of Directors has recommended that Prime Pacific’s shareholders vote in favor of the approval of this Agreement and (iii) neither Prime Pacific’s Board of Directors nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of Prime Pacific’s Board of Directors that Prime Pacific’s shareholders vote in favor of approval of this Agreement or make any statement in connection with the Shareholder Meeting inconsistent with such recommendation (collectively, a “Change in Recommendation”). Notwithstanding the foregoing, if (x) Prime Pacific has complied in all material respects with its obligations under Section 6.1, (y) Prime Pacific (1) has received an unsolicited bona fide written Acquisition Proposal from a third party that Prime Pacific’s Board of Directors concludes in good faith constitutes a Superior Proposal after giving effect to all of the adjustments that may be offered by Coastal pursuant to clause (3) below, (2) has notified Coastal, at least five Business Days in advance, of it is intention to effect a Change in Recommendation, specifying the material terms and conditions of any such Superior Proposal and furnishing to Coastal a copy of the relevant proposed transaction documents, if such exist, with the person making such Superior Proposal and (3) during the period of not less than five Business Days following Prime Pacific’s delivery of the notice referred to in clause (2) above and prior to effecting such Change in Recommendation, has negotiated, and has used reasonable best efforts to cause its financial and legal advisors to negotiate, with Coastal in good faith (to the extent that Coastal desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal and (z) Prime Pacific’s Board of Directors, after consultation with and based on the advice of counsel, determines in good faith that it would result in a violation of its fiduciary duties under applicable law to recommend this Agreement, then in submitting the Agreement to shareholders at the Shareholder Meeting it may submit the Agreement without recommendation, or following submission of the Agreement to shareholders it may withdraw, amend or modify its recommendation, in which case the Board of Directors may communicate the basis for its lack of a recommendation, or the withdrawal, amendment or modification of its recommendation, to the shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law.

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(b)          Prime Pacific shall adjourn or postpone the Shareholder Meeting, if, (i) as of the time for which such meeting is originally scheduled there are insufficient shares of Prime Pacific Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or (ii) if on the date of such meeting Prime Pacific has not received proxies representing a sufficient number of shares necessary to obtain the requisite vote for adoption of this Agreement. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Shareholder Meeting shall be convened and this Agreement shall be submitted to the shareholders of Prime Pacific at the Shareholder Meeting, for the purpose of voting on the adoption of this Agreement and the other matters contemplated hereby, and nothing contained herein shall be deemed to relieve Prime Pacific of such obligation. Prime Pacific shall only be required to adjourn or postpone the Shareholder Meeting twice pursuant to this Section 6.8(b).

6.9           Proxy Statement. For the purpose of (i) furnishing the information specified in Regulation A under the Securities Act to the holders of Prime Pacific Common Stock and (ii) holding the Shareholder Meeting, Coastal shall prepare, and Prime Pacific shall cooperate in the preparation of, an offering circular/proxy statement and related materials relating to the matters to be submitted to the Prime Pacific shareholders at the Shareholder Meeting (such offering circular/proxy statement and related materials and any amendments or supplements thereto, the “Proxy Statement”). Coastal shall file with the SEC a Form 1-A: Offering Statement (the “Form 1-A”) in which the Proxy Statement will be included as an offering circular, and Coastal shall use its reasonable best efforts to cause the Form 1-A to be qualified by the SEC as promptly as practicable after filing. Coastal shall notify Prime Pacific promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form 1-A or for additional information and shall supply Prime Pacific with copies of all correspondence between Coastal and the SEC or its staff with respect to the Proxy Statement or the Form 1-A. Upon request, Prime Pacific will furnish to Coastal the information required to be included in the Proxy Statement with respect to its business and affairs and shall have the right to review and consult with Coastal and approve the form of, and any characterizations of such information included in, the Proxy Statement before its being filed with the SEC. If at any time before the Shareholder Meeting any information relating to Coastal or Prime Pacific, or any of their respective affiliates, officers or directors, should be discovered by Coastal or Prime Pacific, which should be set forth in an amendment or supplement to the Proxy Statement or the Form 1-A so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the shareholders of Prime Pacific.

6.10         Notification of Certain Matters. Each party shall give prompt notice to the other of: (i) any event or notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by it or any of its Subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract material to the financial condition, properties, businesses or results of operations of each party and its Subsidiaries taken as a whole to which each party or any Subsidiary is a party or is subject; and (ii) any event, condition, change or occurrence which individually or in the aggregate has, or which, so far as reasonably can be foreseen at the time of its occurrence, is reasonably likely to result in a Material Adverse Effect. Each of Prime Pacific and Coastal shall give prompt notice to the other party of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with any of the transactions contemplated by this Agreement.

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6.11       Employee Benefit Matters.

(a)          All persons who are employees of Prime Pacific Bank immediately prior to the Effective Time and whose employment is not specifically terminated at or prior to the Effective Time (a “Continuing Employee”) shall, at the Effective Time, become employees of Coastal Community Bank; provided, however, that in no event shall any of Prime Pacific Bank’s employees be officers of Coastal Community Bank, or have or exercise any power or duty conferred upon such an officer, unless and until duly elected or appointed to such position in accordance with the bylaws of Coastal Community Bank. All of the Continuing Employees shall be employed at the will of Coastal Community Bank and no contractual right to employment shall inure to such employees because of this Agreement.

(b)          Continuing Employees who become participants in a Coastal Community Bank or Coastal compensation and benefit plan shall, for purposes of determining eligibility for and for any applicable vesting periods of such employee benefits only (and not for benefit accrual purposes except for vacation or as otherwise specifically set forth herein) be given credit for meeting eligibility and vesting requirements in such plans for service as an employee of Prime Pacific or any Subsidiary or any predecessor thereto prior to the Effective Time. As of the Effective Time, Coastal shall make available employer-provided health and other employee welfare benefit plans to each Continuing Employee on the same basis as it provides such coverage to Coastal employees except that any pre-existing condition, eligibility waiting period or other limitations or exclusions otherwise applicable under such plans to new employees shall not apply to a Continuing Employee or their covered dependents who were covered under a similar Prime Pacific plan at the Effective Time of the Merger.

(c)          If requested by Coastal, Prime Pacific shall cause the Prime Pacific Bank 401(k) Salary Reduction Plan and Trust (the “Prime Pacific 401(k) Plan”) to be terminated effective immediately prior to the Closing Date and contingent upon the occurrence of the Closing. Prime Pacific shall provide Coastal with evidence that the Prime Pacific 401(k) Plan has been terminated (the form and substance of which shall be subject to reasonable review and comment by Coastal) not later than the day immediately preceding the Closing Date; and prior to the Closing Date and thereafter (as applicable), Prime Pacific and Coastal shall take any and all action as may be required, including amendments to the Prime Pacific 401(k) Plan and/or the 401(k) plan sponsored or maintained by Coastal, to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code) in an amount equal to the eligible rollover distribution portion of the account balance distributable to such Continuing Employee from the Prime Pacific 401(k) Plan to Coastal’s 401(k) plan.

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(d)          Subject to any required regulatory approval, all full-time employees of Prime Pacific and its Subsidiaries who are not covered by an employment, change in control or severance agreement and who are terminated at or prior to the Effective Time or who are terminated within one year following the Closing Date (other than for cause) shall receive a severance payment equal to two weeks of base compensation for each year of service, up to a maximum of 12 weeks of base compensation. For salaried employees, base compensation shall mean the employee’s annual base salary at the rate in effect on his or her termination date. For employees whose compensation is determined in whole or in part on the basis of commission income, base compensation shall mean the employee’s base salary at termination, if any, plus the commissions earned by the employee in the 12 full calendar months preceding his or her termination date. For hourly employees, base compensation shall mean the employee’s total hourly wages for the 12 full calendar months preceding his or her termination date.

(e)          Coastal shall honor the terms of the terms of the change in control severance agreements listed on the Prime Pacific Disclosure Schedule, unless superseded by an agreement entered into with Coastal, subject to any required regulatory approval.

(f)          Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Prime Pacific or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Coastal or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Prime Pacific or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Prime Pacific Employee Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Prime Pacific Employee Plan, or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, including any current or former employee, officer, director or consultant of Prime Pacific or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

6.12       Indemnification.

(a)          From and after the Effective Time through the sixth anniversary of the Effective Time, Coastal agrees to indemnify and hold harmless each present and former director and officer of Prime Pacific and its Subsidiaries and each officer or employee of Prime Pacific and its Subsidiaries that is serving or has served as a director or officer of another entity expressly at Prime Pacific’s request or direction (each, an “Indemnified Party”), against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, amounts paid in settlement, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, as they are from time to time incurred, in each case to the fullest extent such person would have been indemnified or have the right to advancement of expenses pursuant to Prime Pacific’s articles of incorporation and bylaws as in effect on the date of this Agreement.

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(b)          Any Indemnified Party wishing to claim indemnification under Section 6.12(a), upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Coastal thereof, but the failure to so notify shall not relieve Coastal of any liability it may have hereunder to such Indemnified Party if such failure does not materially and substantially prejudice Coastal.

(c)          Coastal shall use its reasonable best efforts to maintain Prime Pacific’s existing directors’ and officers’ liability insurance policy (or provide a policy providing comparable coverage and amounts on terms no less favorable to the persons currently covered by Prime Pacific’s existing policy, including Coastal’s existing policy if it meets the foregoing standard) covering persons who are currently covered by such insurance for a period of six years after the Effective Time; provided, however, that in no event shall Coastal be obligated to expend, in order to maintain or provide insurance coverage pursuant to this Section 6.12(c), an amount in excess of 200% of the amount of the annual premiums paid by Prime Pacific as of the Effective Date for such insurance (“Maximum Insurance Amount”); provided further, that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Insurance Amount, Coastal shall obtain the most advantageous coverage obtainable for an annual premium equal to the Maximum Insurance Amount. In lieu of the foregoing, Prime Pacific, at the request of Coastal, shall obtain at or prior to the Effective Time a prepaid “tail” policy providing single limit equivalent coverage to that described in the preceding sentence.

(d)          In the event Coastal or any of its successors or assigns (i) consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Coastal assume the obligations set forth in this Section 6.12.

(e)          The provisions of this Section 6.12 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her representatives.

6.13         Litigation and Claims. Each of Coastal and Prime Pacific shall promptly notify each other in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Coastal or Prime Pacific, as applicable, threatened against Coastal, Prime Pacific or any of their respective Subsidiaries that (a) questions or would reasonably be expected to question the validity of this Agreement or the other agreements contemplated hereby or thereby or any actions taken or to be taken by Coastal, Prime Pacific or their respective Subsidiaries with respect hereto or thereto, or (b) seeks to enjoin, materially delay or otherwise restrain the transactions contemplated hereby or thereby. Prime Pacific shall give Coastal the opportunity to participate at its own expense in the defense or settlement of any shareholder litigation against Prime Pacific and/or its directors or affiliates relating to the transactions contemplated by this Agreement, and no such settlement shall be agreed without Coastal’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

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6.14       Tangible Common Equity; Purchase Price Adjustment.

(a)          No fewer than five Business Days prior to the Closing Date, Prime Pacific shall deliver to Coastal a good faith estimate of Adjusted Tangible Common Equity, as of the Closing Date, which shall be subject to the approval of Coastal, which approval shall not be unreasonably withheld. “Adjusted Tangible Common Equity” shall mean the excess of (i) the total assets of Prime Pacific less (A) any asset that is considered an intangible asset under GAAP, including, without limitation, any goodwill and any other identifiable intangible assets recorded in accordance with GAAP, but excluding any SBA servicing assets recorded as an intangible asset, and (B) the amount, if any, by which the aggregate net book value of the land and buildings owned by Prime Pacific exceeds the Aggregate Appraised Value (as defined below), over (ii) the total liabilities of Prime Pacific, calculated in accordance with GAAP, as of the Closing Date, adjusted, as needed, to reflect the payment or accrual of all expenses incurred by Prime Pacific in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation professional fees, severance payments, option cancellation expenses, and the purchase of a directors’ and officers’ liability insurance policy tail.

(b)          Within 30 days of the date hereof, Coastal shall, at Coastal’s expense, order an appraisal with respect to each parcel of real estate owned by Prime Pacific (other than other real estate owned) from one or more appraisers licensed in the State of Washington reasonably acceptable by Prime Pacific. The aggregate fair market value of the land and buildings owned by Prime Pacific, as reflected in such appraisals, is referred to herein as the “Aggregate Appraised Value”.

(c)          Subject to Section 8.1(h), if the Adjusted Tangible Common Equity of Prime Pacific is less than $13,500,000: the Exchange Ratio shall be reduced by (i) the amount of such deficiency, divided by (ii) 1.69, and (C) further divided by the number of shares of Prime Pacific Common Stock outstanding on the Closing Date, rounded to four decimal places.

6.15         Market Maker. Prior to the Closing, Coastal shall obtain the written commitment of a broker-dealer to act as a market maker for Coastal Common Stock following the Closing.

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ARTICLE VII
Conditions to Consummation

7.1         Conditions to Each Party’s Obligations. The respective obligations of each party to effect the Merger shall be subject to the satisfaction of the following conditions:

(a)          Shareholder Approval. This Agreement shall have been approved by the requisite vote of Prime Pacific’s shareholders in accordance with applicable laws and regulations.

(b)          Regulatory Approvals. All regulatory authorizations, consents, orders or approvals from the FRB and any other approvals set forth in Sections 4.1(f) and 4.2(f) which are necessary to consummate the transactions contemplated by this Agreement, including the Merger, or those the failure of which to be obtained would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation, shall have been obtained and shall remain in full force and effect, and all statutory waiting periods shall have expired (such approvals and the expiration of such waiting periods being referred to herein as the “Requisite Regulatory Approvals”); and none of such approvals, consents or waivers shall contain any condition or requirement that would so materially and adversely impact the economic or business benefits to Coastal of the transactions contemplated hereby that, had such condition or requirement been known, Coastal would not, in its reasonable judgment, have entered into this Agreement, nor shall Coastal have been required or requested to enter into any written agreement or memorandum of understanding with the FRB or any other Regulatory Agency as a condition to receiving the Requisite Regulatory Approvals.

(c)          No Injunctions or Restraints; Illegality. No order, decree or injunction issued by any court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger or the Bank Merger shall be in effect and no Governmental Entity shall have instituted any proceeding for the purpose of enjoining or prohibiting the consummation of the Merger or the Bank Merger or any transactions contemplated by this Agreement. No statute, rule or regulation shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

(d)          Third Party Consents. Coastal and Prime Pacific shall have obtained the consent or approval of each person party to those agreements listed on the Prime Pacific Disclosure Schedule.

(e)          Blue Sky Laws. Coastal shall have received all required approvals by state securities or “blue sky” authorities with respect to the transactions contemplated by this Agreement.

(f)          Form 1-A. The Form 1-A shall have been qualified by the SEC and shall not be the subject of any stop order suspending the qualification of the Form 1-A nor shall proceedings for that purpose have been initiated and continuing.

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7.2         Conditions to the Obligations of Coastal. The obligations of Coastal to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Coastal:

(a)          Prime Pacific’s Representations and Warranties. Each of the representations and warranties of Prime Pacific contained in this Agreement and in any certificate or other writing delivered by Prime Pacific pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

(b)          Performance of Prime Pacific’s Obligations. Prime Pacific shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)          Officers’ Certificate. Coastal shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Prime Pacific to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

(d)          No Litigation. There shall not be any suit, claim, action or proceeding pending or overtly threatened against Coastal or Prime Pacific or any of their respective officers or directors or affiliates which shall reasonably be considered by Coastal to be materially burdensome in relation to the proposed Merger, or which Coastal reasonably believes would have a Material Adverse Effect on Coastal after giving effect to the Merger.

(e)          No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Prime Pacific.

(f)          Deposit Balances. Neither the total Core Deposit account balances at Prime Pacific Bank nor the total noninterest bearing deposit account balances at Prime Pacific Bank, each measured as the average for the 30 days immediately preceding the fifth Business Day prior to the Closing Date, shall be less than 95% of such amounts measured as of the date of this Agreement. “Core Deposit” shall mean all transaction, money market, and savings accounts.

(g)          Dissenters’ Rights. Dissenting Shares shall not exceed 5% of the outstanding shares of Prime Pacific Common Stock.

(h)          Tax Opinions. Coastal shall have received opinions of Kilpatrick, Townsend Stockton LLP dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory Coastal, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Coastal and Prime Pacific will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of Coastal, Prime Pacific and others.

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7.3         Conditions to the Obligations of Prime Pacific. The obligations of Prime Pacific to effect the Merger shall be further subject to the satisfaction of the following additional conditions, any one or more of which may be waived by Prime Pacific:

(a)          Coastal’s Representations and Warranties. Each of the representations and warranties of Coastal contained in this Agreement and in any certificate or other writing delivered by Coastal pursuant hereto shall be true and correct in all material respects at and as of the Closing Date as though made at and as of the Closing Date, except that those representations and warranties that address matters only as of a particular date need only be true and correct as of such date.

(b)          Performance of Coastal’s Obligations. Coastal shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c)          Officers’ Certificate. Prime Pacific shall have received a certificate signed by the chief executive officer and the chief financial or principal accounting officer of Coastal to the effect that the conditions set forth in Sections 7.3(a) and (b) have been satisfied.

(d)          Tax Opinions. Prime Pacific shall have received opinions of Miller Nash Graham & Dunn LLP, dated as of the Closing Date, in form and substance customary in transactions of the type contemplated hereby, and reasonably satisfactory to Prime Pacific, substantially to the effect that on the basis of the facts, representations and assumptions set forth in such opinions which are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and (ii) Coastal and Prime Pacific will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Such opinions may be based on, in addition to the review of such matters of fact and law as counsel considers appropriate, representations contained in certificates of officers of Coastal, Prime Pacific and others.

ARTICLE VIII
Termination

8.1          Termination. This Agreement may be terminated, and the Merger abandoned, at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, either before or after any requisite shareholder approval:

(a)          by the mutual written consent of Coastal and Prime Pacific; or

(b)          by either Coastal or Prime Pacific, in the event of the failure of Prime Pacific’s shareholders to approve the Agreement at the Shareholder Meeting; provided, however, that Prime Pacific shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 6.8; or

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(c)          by either Coastal or Prime Pacific, if either (i) any approval, consent or waiver of a Governmental Entity required to permit consummation of the transactions contemplated by this Agreement shall have been denied or (ii) any Governmental Entity of competent jurisdiction shall have issued a final, unappealable order enjoining or otherwise prohibiting consummation of the transactions contemplated by this Agreement; or

(d)          by either Coastal or Prime Pacific, in the event that the Merger is not consummated by December 31, 2015, unless the failure to so consummate by such time is due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; provided that Coastal may elect to extend such termination date for an additional three-month period in the event the condition in Section 7.1(b) has not been satisfied by December 31, 2015; or

(e)          by either Coastal or Prime Pacific (provided that the party seeking termination is not then in material breach of any representation, warranty, covenant or other agreement contained herein), in the event of a breach of any covenant or agreement on the part of the other party set forth in this Agreement, or if any representation or warranty of the other party shall have become untrue, in either case such that the conditions set forth in Sections 7.2(a) and (b) or Sections 7.3(a) and (b), as the case may be, would not be satisfied and such breach or untrue representation or warranty has not been or cannot be cured within thirty (30) days following written notice to the party committing such breach or making such untrue representations or warranty;

(f)          by Coastal, (i) if Prime Pacific shall have materially breached its obligations under Section 6.1 or Section 6.8 or (ii) if the Prime Pacific’s Board of Directors does not publicly recommend in the Proxy Statement that shareholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that shareholders approve and adopt this Agreement, the Board of Directors of Prime Pacific withdraws, qualifies or revises such recommendation or takes any action in any respect materially adverse to Coastal; or

(g)          by Prime Pacific if Prime Pacific has received a Superior Proposal and the Board of Directors of Prime Pacific has made a determination to accept such Superior Proposal; provided that Prime Pacific (i) has not materially breached its obligations under Section 6.1; (ii) has complied with its payment obligation under Section 8.2(b); and (iii) shall not terminate this Agreement pursuant to this Section 8.1(g) and enter into a definitive agreement with respect to the Superior Proposal until the expiration of five Business Days following Coastal’s receipt of written notice advising Coastal that Prime Pacific has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal (and including a copy thereof with all accompanying documentation, if in writing) identifying the person making the Superior Proposal and stating whether Prime Pacific intends to enter into a definitive agreement with respect to the Superior Proposal (a “Notice of Superior Proposal”). After providing such Notice of Superior Proposal, Prime Pacific shall provide a reasonable opportunity to Coastal during the five-day period to make such adjustments in the terms and conditions of this Agreement as would enable Prime Pacific to proceed with the Merger on such adjusted terms. Any material amendment of such Superior Proposal shall require a new Notice of Superior Proposal and Prime Pacific shall be required to comply again with the requirements of this Section 8.1(g); provided, however, that references to the five Business Day period above shall be deemed to be references to a two Business Day period; or

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(h)          by Coastal or Prime Pacific if the Adjusted Tangible Common Equity of Prime Pacific is less than $13,000,000; provided, however, that if Prime Pacific elects to exercise its termination right pursuant to this Section 8.1(h), Coastal shall have the option for a period of five Business Days following receipt of notice of termination by Prime Pacific to fix the Merger Consideration at the amount that would be calculated pursuant to Section 6.14 as if Adjusted Tangible Common Equity were $13,000,000, in which case no termination shall have occurred pursuant to this Section 8.1(h) and this Agreement shall remain in effect in accordance with its terms (except as the Merger Consideration shall have been so modified).

8.2          Termination Fee.

(a)          If Coastal terminates this Agreement pursuant to Section 8.1(f), then Prime Pacific shall pay to Coastal the amount of $450,000 within five Business Days after such termination.

(b)          If Prime Pacific terminates this Agreement pursuant to Section 8.1(g), then, simultaneously with such termination and as a condition thereof, Prime Pacific shall pay to Coastal the amount of $450,000.

(c)          If an Acquisition Proposal with respect to Prime Pacific shall have been publicly announced or otherwise communicated or made known to Prime Pacific’s Board of Directors (or any person shall have publicly announced, communicated or made known an intention to make an Acquisition Proposal) at any time after the date of this Agreement and (A) (i) thereafter this Agreement is terminated by either Coastal or Prime Pacific pursuant to Section 8.1(b), or (ii) thereafter this Agreement is terminated by Coastal pursuant to Section 8.1(e), and (B) if within 12 months after such termination Prime Pacific enters into a definitive agreement with respect to, or consummates, an Acquisition Proposal, then Prime Pacific shall pay to Coastal the amount of $450,000 on the date of such execution or consummation; provided, however, that if Prime Pacific has previously paid a termination fee pursuant to Section 8.2(d), the termination fee paid pursuant to this Section 8.1(c) shall be reduced to $200,000.

(d)          If this Agreement is terminated by Coastal or Prime Pacific pursuant to Section 8.1(e) of this Agreement as a result of a willful breach of the other party’s representations, warranties, covenants or obligations under this Agreement then either Coastal or Prime Pacific, as appropriate, shall pay the terminating party the amount of $250,000.

(e)          Any amount that becomes payable pursuant to this Section 8.2 shall be paid by wire transfer of immediately available funds to an account designated by the recipient in writing.

(f)          Each party acknowledges that the agreements contained in Section 8.2(a), (b), (c), and (d) are an integral part of the transactions contemplated by this Agreement, that without such agreements by the other party, neither party would have entered into this Agreement and that such amounts do not constitute a penalty. If Prime Pacific or Coastal fails to pay the amounts due under Section 8.2(a), (b), (c) or (d), as applicable, within the time periods specified, the party required to make the payment shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

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(g)          Notwithstanding anything contained in this Agreement to the contrary, the payment of the termination fee(s) pursuant to the provisions of this Section 8.2 is intended by the parties to be, and shall constitute, liquidated damages and shall be the sole and exclusive remedy and shall be in lieu of any and all claims that the party terminating this Agreement that is entitled to such fee and its officers, directors and shareholders have, or might have against the other parties and their respective officers, directors and shareholders for any claims arising from, or relating in any way to, this Agreement, and the party terminating this Agreement that is entitled to such termination fee and its officers, directors and shareholders shall not have any other rights or claims against the other parties and their respective officers, directors and shareholders.

8.3           Effect of Termination. In the event of termination of this Agreement by either Coastal or Prime Pacific as provided in Section 8.1, this Agreement shall forthwith become void and, subject to Section 8.2, have no effect, and there shall be no liability on the part of any party hereto or their respective officers and directors, except that (i) Sections 6.3(c), 8.2 and 9.6, shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

ARTICLE IX
Certain Other Matters

9.1           Interpretation. When a reference is made in this Agreement to Sections or Exhibits such reference shall be to a Section of, or Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for ease of reference only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Any reference to gender in this Agreement shall be deemed to include any other gender.

9.2           Survival. Only those agreements and covenants of the parties that are by their terms applicable in whole or in part after the Effective Time, including Section 6.12 of this Agreement, shall survive the Effective Time. All other representations, warranties, agreements and covenants shall be deemed to be conditions of the Agreement and shall not survive the Effective Time.

9.3           Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be: (i) waived in writing by the party benefited by the provision or (ii) amended or modified at any time (including the structure of the transaction) by an agreement in writing between the parties hereto except that, after the vote by the shareholders of Prime Pacific, no amendment or modification may be made that would reduce the amount or alter or change the kind of consideration to be received by holders of Prime Pacific Common Stock or that would contravene any provision of the WBCA, or the federal banking laws, rules and regulations.

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9.4           Counterparts. This Agreement may be executed in counterparts each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same instrument.

9.5           Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Washington, without regard to conflicts of laws principles (except to the extent that mandatory provisions of federal law are applicable).

9.6           Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.7           Notices. All notices, requests, acknowledgments and other communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand, overnight courier, facsimile transmission or email to such party at its address, facsimile number or email address set forth below or such other address or facsimile number or email address as such party may specify by notice (in accordance with this provision) to the other party hereto.

If to Coastal, to:

Coastal Community Bank
10520 19th Avenue SE
Everett, WA 98208
Attention:	Eric Sprink, President and CEO
Facsimile:	(425) 338-0504
Email:	esprink@coastalbank.com

With a copy (which shall not constitute notice) to:

Kilpatrick Townsend & Stockton LLP
607 14th Street, NW
Suite 900
Washington, DC 20005
Attention:	Aaron M. Kaslow, Esq.
Facsimile:	(202) 204-5600
Email:	akaslow@kilpatricktownsend.com

If to Prime Pacific, to:

Prime Pacific Bank
2502 196th Street SW
Suite 108
Lynwood, WA 98036
Attention:	Glenn Deutsch, President and CEO
Facsimile:	(425) 608-4166
Email:	glennd@primepacificbank.com

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With a copy (which shall not constitute notice) to:

Miller Nash Graham & Dunn LLP
Pier 70
2801 Alaskan Way, Suite 300
Seattle, WA 98121
Attention:	Stephen M. Klein, Esq.
Facsimile:	(206) 340-9599
Email:	steve.klein@millernash.com

9.8           Entire Agreement; etc. This Agreement, together with the Exhibits and the Disclosure Schedules, represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. All terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for Section 6.12, which confers rights on the parties described therein, nothing in this Agreement is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

9.9           Successors and Assigns; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by either party hereto without the written consent of the other party.

9.10         Specific Performance. Each of the parties hereto acknowledges that the other party would be irreparably damaged and would not have an adequate remedy at law for money damages in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each of the parties hereto therefore agrees that, without the necessity of proving actual damages or posting bond or other security, the other party shall be entitled to temporary or permanent injunction or injunctions to prevent breaches of such performance and to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may be entitled, at law or in equity.

9.11         Effectiveness of Amendment and Restatement. This Agreement amends and restates certain provisions of the Original Agreement and restates the terms of the Original Agreement in their entirety. All amendments to the Original Agreement effected by this Agreement, and all other covenants, agreements, terms and provisions of this Agreement, shall have effect as of the Effective Date unless expressly stated otherwise.

[Signature page follows]

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In Witness Whereof, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.

Coastal Financial Corporation

By:	/s/ Eric Sprink
Eric Sprink
President and Chief Executive Officer

Prime Pacific Financial Services, Inc.

By:	/s/ Glenn A. Deutsch
Glenn A. Deutsch
President and Chief Executive Officer

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Annex B

PERFORMANCE TRUST
CAPITAL PARTNERS

April 16, 2015

The Board of Directors
Prime Pacific Financial Services
2502 196th Street SW
Lynnwood, WA 98036

Ladies and Gentlemen:

You have requested the opinion of Performance Trust Capital Partners, LLC ("PT" or "we") as investment bankers as to the fairness, from a financial point of view, to the common shareholders of Prime Pacific Financial Services, Inc ("Prime Pacific") of the Merger Consideration (as defined below) in the proposed merger (the "Merger") of Prime Pacific with and into Coastal Financial Corporation ("Coastal") with Coastal as the surviving institution in the Merger ("the Fairness Opinion"). The proposed Transaction will occur pursuant to the Agreement and Plan of Merger (the "Agreement") to be entered into by and among Prime Pacific and Coastal. Additionally, pursuant to terms of a Plan of Merger by and between Prime Pacific Bank and Coastal Community Bank, Prime Pacific Bank will merge with and into Coastal Community Bank.

Pursuant to the terms of the Agreement and subject to the conditions set forth in the Agreement, at the Effective Time (as defined in the Agreement), by virtue of the Merger, automatically and without any action on the part of the common stock holders of Prime Pacific, each issued and outstanding share of common stock, no par value per share, of Prime Pacific ("Prime Pacific Common Stock") issued and outstanding at the Effective Time, other than Excluded Shares, shall become and be converted into 0.8047 of a share (the "Exchange Ratio") of common stock of Coastal, subject to adjustment as specified in the Agreement (such shares being referred to as the "Stock Consideration."). Each share of Prime Pacific Common Stock held by persons (i) who are not accredited investors or who do not confirm their status as accredited investors or (ii) who beneficially own fewer than 1,000 shares of Prime Pacific Common Stock shall be converted into the right to receive $1.36 in cash, without interest, subject to adjustment as specified in the Agreement (the "Cash Consideration"). Coastal may, in consultation with Prime Pacific permit certain of these holders to exchange their shares of Prime Pacific Common Stock for the Stock Consideration. The Cash Consideration and the Stock Consideration combined constitute the Merger Consideration. The complete terms and conditions of the Merger are more fully set out in the Agreement. Capitalized terms used in this letter have the meanings assigned to them in the Agreement.

PERFORMANCE TRUST
CAPITAL PARTNERS
1 World Trade Center
121 SW Salmon St., Suite 1148
Portland, OR 97204
P 503 471 1485 | F 240 332 5614
www.performancetrust.com

B-1

Prime Pacific Financial Services
April 16, 2015
Page 2 of 4

PT has not acted as financial advisor to Prime Pacific. We are solely providing a Fairness Opinion to the board of directors of Prime Pacific (the "Board"). As part of our investment banking business, PT is regularly engaged in the valuation of financial institutions and their securities with mergers and acquisitions and other corporate transactions. As specialists in the securities of banking companies, we have experience in, and knowledge of the valuation of financial institutions. We are acting exclusively for the benefit of the Board in providing this opinion and will receive a fee from Prime Pacific for our providing this opinion. Prime Pacific has agreed to indemnify us for certain liabilities arising out of our engagement and to reimburse us for certain expenses incurred in connection with our engagement.

Other than in connection with this present assignment, PT has not provided investment banking services to either Prime Pacific or Coastal during the past two years. We may in the future provide such services to Prime Pacific or Coastal and receive compensation for those services.

In connection with this Opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating conditions of Prime Pacific and Coastal and the Merger, including among other things:

(1) the Agreement dated April 16, 2015 and the accompanying schedules;
(2) the audited financial statements for the three years ended December 31, 2014 of Prime Pacific and Coastal;
(3) the unaudited financial statements for the two months ending February 28, 2015 of Prime Pacific and Coastal;
(4) other publicly available financial statements and other historical information of Prime Pacific and Coastal; and
(5) other information concerning the businesses and operations of Prime Pacific furnished to us by Prime Pacific and Coastal or which we were directed to use for the purposes of our analysis.

Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analysis included, among other things, the following:

PERFORMANCE TRUST
CAPITAL PARTNERS
1 World Trade Center
121 SW Salmon St., Suite 1148
Portland, OR 97204
P 503 471 1485 | F 240 332 5614
www.performancetrust.com

B-2

Prime Pacific Financial Services
April 16, 2015
Page 3 of 4

We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally.

This opinion addresses only the fairness, from a financial point of view, as of the date of this letter, of the Merger Consideration in the proposed Merger, to the holders of Prime Pacific Common Stock. We express no view or opinion as to any terms or other aspects of the Merger or any related transaction, including without limitation, the form or structure of the Merger or any related transaction, any consequences of the Merger to Prime Pacific, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. We also express no opinion regarding any legal, regulatory, accounting, tax or similar matters relating to Prime Pacific or Coastal, their respective shareholders or relating to or arising out of or as a consequence of the Merger, including whether or not the Merger qualifies as a tax-free reorganization for United States federal income tax purposes. We further express no view or opinion as to any advice or opinions provided by any

PERFORMANCE TRUST
CAPITAL PARTNERS
1 World Trade Center
121 SW Salmon St., Suite 1148
Portland, OR 97204
P 503 471 1485 | F 240 332 5614
www.performancetrust.com

B-3

Prime Pacific Financial Services
April 16, 2015
Page 4 of 4

Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date of this letter and the information made available as of the same date. We have told you that subsequent developments may affect the conclusion reached in this opinion. PT does not have an obligation to update, revise or reaffirm this opinion in the future.

This letter is addressed to the Board solely in connection with the Board's consideration of the financial terms of the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of Prime Pacific Common Stock. Our opinion does not address the underlying business decision of the Board to engage in the Merger, the form or structure of the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for Prime Pacific or the effect of any other transaction in which Prime Pacific might engage. This opinion is not to be used for any other purpose and may not be published, referred to, reproduced, disseminated or quoted from, in whole or part, nor shall any public reference to PT be made, without our prior written consent, which consent shall not be unreasonably withheld. We do, however, consent to the inclusion and reference to this letter in any proxy statement, information statement or tender offer document to be delivered to the holders of Prime Pacific Common Stock in connection with the proposed Merger if and only if this letter is quoted in full or attached as an exhibit to such document and this letter has not been withdrawn prior to the date of such document.

This opinion does not constitute a recommendation to the Board as to how it should vote on the Merger or to any holder of Prime Pacific Common Stock or shareholder of any other entity as to how to vote in connection with the Merger or any other matter, nor does it constitute a recommendation on whether or not any such shareholder should enter into a voting, shareholders', or affiliates' agreement with respect to the Merger or exercise any dissenters' or appraisal rights that may be available to such holder.

This opinion has been reviewed and approved by our internal committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.

Very truly yours,

Performance Trust Capital Partners, LLC

PERFORMANCE TRUST
CAPITAL PARTNERS

1 World Trade Center
121 SW Salmon St., Suite 1148
Portland, OR 97204
P 503 471 1485 | F 240 332 5614
www.performancetrust.com

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Annex C

Chapter 23B.13 of the Revised Code of Washington

(Washington Business Corporation Act)

DISSENTERS’ RIGHTS

23B.13.010

Definitions.

As used in this chapter:

(1) “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) “Dissenter” means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) “Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) “Interest” means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) “Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) “Shareholder” means the record shareholder or the beneficial shareholder.

[1989 c 165 § 140.]

23B.13.020

Right to dissent.

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder’s shares in the event of, any of the following corporate actions:

(a) A plan of merger, which has become effective, to which the corporation is a party (i) if shareholder approval was required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation, and the shareholder was entitled to vote on the merger, or (ii) if the corporation was a subsidiary and the plan of merger provided for the merger of the subsidiary with its parent under RCW 23B.11.040;

(b) A plan of share exchange, which has become effective, to which the corporation is a party as the corporation whose shares have been acquired, if the shareholder was entitled to vote on the plan;

(c) A sale or exchange, which has become effective, of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder was entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

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(d) An amendment of the articles of incorporation, whether or not the shareholder was entitled to vote on the amendment, if the amendment effects a redemption or cancellation of all of the shareholder’s shares in exchange for cash or other consideration other than shares of the corporation;

(e) Any action described in RCW 23B.25.120; or

(f) Any corporate action approved pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(g) A plan of entity conversion in the case of a conversion of a domestic corporation to a foreign corporation, which has become effective, to which the domestic corporation is a party as the converting entity, if: (i) The shareholder was entitled to vote on the plan; and (ii) the shareholder does not receive shares in the surviving entity that have terms as favorable to the shareholder in all material respects and that represent at least the same percentage interest of the total voting rights of the outstanding shares of the surviving entity as the shares held by the shareholder before the conversion.

(2) A shareholder entitled to dissent and obtain payment for the shareholder’s shares under this chapter may not challenge the corporate action creating the shareholder’s entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.831 through 25.10.886, the articles of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder’s shares shall terminate upon the occurrence of any one of the following events:

(a) The proposed corporate action is abandoned or rescinded;

(b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

(c) The shareholder’s demand for payment is withdrawn with the written consent of the corporation.

[2014 c 83 § 15; 2013 c 97 § 1. Prior: 2009 c 189 § 41; 2009 c 188 § 1404; 2003 c 35 § 9; 1991 c 269 § 37; 1989 c 165 § 141.]

23B.13.030

Dissent by nominees and beneficial owners.

(1) A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in the shareholder’s name only if the shareholder dissents with respect to all shares beneficially owned by any one person and delivers to the corporation a notice of the name and address of each person on whose behalf the shareholder asserts dissenters’ rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter’s other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters’ rights as to shares held on the beneficial shareholder’s behalf only if:

(a) The beneficial shareholder submits to the corporation the record shareholder’s consent to the dissent not later than the time the beneficial shareholder asserts dissenters’ rights, which consent shall be set forth either (i) in a record or (ii) if the corporation has designated an address, location, or system to which the consent may be electronically transmitted and the consent is electronically transmitted to the designated address, location, or system, in an electronically transmitted record; and

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(b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

[2002 c 297 § 35; 1989 c 165 § 142.]

23B.13.200

Notice of dissenters’ rights.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval by a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, the shareholder consent described in RCW 23B.07.040(1)(b) and the notice described in RCW 23B.07.040(3)(a) must include a statement that shareholders are or may be entitled to assert dissenters’ rights under this chapter and be accompanied by a copy of this chapter.

[2009 c 189 § 42; 2002 c 297 § 36; 1989 c 165 § 143.]

23B.13.210

Notice of intent to demand payment.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted to a vote at a shareholders’ meeting, a shareholder who wishes to assert dissenters’ rights must (a) deliver to the corporation before the vote is taken notice of the shareholder’s intent to demand payment for the shareholder’s shares if the proposed corporate action is effected, and (b) not vote such shares in favor of the proposed corporate action.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is submitted for approval without a vote of shareholders in accordance with RCW 23B.07.040, a shareholder who wishes to assert dissenters’ rights must not execute the consent or otherwise vote such shares in favor of the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to payment for the shareholder’s shares under this chapter.

[2009 c 189 § 43; 2002 c 297 § 37; 1989 c 165 § 144.]

23B.13.220

Dissenters’ rights — Notice.

(1) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved at a shareholders’ meeting, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders who satisfied the requirements of RCW 23B.13.210(1) a notice in compliance with subsection (5) of this section.

(2) If proposed corporate action creating dissenters’ rights under RCW 23B.13.020 is approved without a vote of shareholders in accordance with RCW 23B.07.040, the notice delivered pursuant to RCW 23B.07.040(3)(b) to shareholders who satisfied the requirements of RCW 23B.13.210(2) shall comply with subsection (5) of this section.

(3) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(a)(ii), the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders of the subsidiary other than the parent a notice in compliance with subsection (5) of this section.

(4) In the case of proposed corporate action creating dissenters’ rights under RCW 23B.13.020(1)(d) that, pursuant to RCW 23B.10.020(4)(b), is not required to be approved by the shareholders of the corporation, the corporation shall within ten days after the effective date of the corporate action deliver to all shareholders entitled to dissent under RCW 23B.13.020(1)(d) a notice in compliance with subsection (5) of this section.

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(5) Any notice under subsection (1), (2), (3), or (4) of this section must:

(a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters’ rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1), (2), (3), or (4) of this section is delivered; and

(e) Be accompanied by a copy of this chapter.

[2013 c 97 § 2; 2009 c 189 § 44; 2002 c 297 § 38; 1989 c 165 § 145.]

23B.13.230

Duty to demand payment.

(1) A shareholder sent a notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the notice pursuant to RCW 23B.13.220(5)(c), and deposit the shareholder’s certificates, all in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder’s share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder’s share certificates where required, each by the date set in the notice, is not entitled to payment for the shareholder’s shares under this chapter.

[2013 c 97 § 3; 2002 c 297 § 39; 1989 c 165 § 146.]

23B.13.240

Share restrictions.

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for payment under RCW 23B.13.230 is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

[2009 c 189 § 45; 1989 c 165 § 147.]

23B.13.250

Payment.

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder’s shares, plus accrued interest.

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(2) The payment must be accompanied by:

(a) The corporation’s balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(b) An explanation of how the corporation estimated the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter’s right to demand payment under RCW 23B.13.280; and

(e) A copy of this chapter.

[1989 c 165 § 148.]

23B.13.260

Failure to take corporate action.

(1) If the corporation does not effect the proposed corporate action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to effect the proposed corporate action, it must send a new dissenters’ notice under RCW 23B.13.220 and repeat the payment demand procedure.

[2009 c 189 § 46; 1989 c 165 § 149.]

23B.13.270

After-acquired shares.

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters’ notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection (1) of this section, after the effective date of the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter’s demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under RCW 23B.13.280.

[2009 c 189 § 47; 1989 c 165 § 150.]

23B.13.280

Procedure if shareholder dissatisfied with payment or offer.

(1) A dissenter may deliver a notice to the corporation informing the corporation of the dissenter’s own estimate of the fair value of the dissenter’s shares and amount of interest due, and demand payment of the dissenter’s estimate, less any payment under RCW 23B.13.250, or reject the corporation’s offer under RCW 23B.13.270 and demand payment of the dissenter’s estimate of the fair value of the dissenter’s shares and interest due, if:

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(a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter’s shares or that the interest due is incorrectly calculated;

(b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

(c) The corporation does not effect the proposed corporate action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter’s demand under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter’s shares.

[2009 c 189 § 48; 2002 c 297 § 40; 1989 c 165 § 151.]

23B.13.300

Court action.

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation’s principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

[1989 c 165 § 152.]

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23B.13.310

Court costs and counsel fees.

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

(b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

[1989 c 165 § 153.]

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Annex D

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Shareholders

of Prime Pacific Financial Services, Inc.

Lynnwood, WA

We have audited the accompanying consolidated financial statements of Prime Pacific Financial Services, Inc. and Subsidiaries, which comprise the balance sheets as of December 31, 2014 and 2013 and the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America; this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Prime Pacific Financial Services, Inc. and Subsidiaries as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

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Other Matters

Our audits were conducted for the purpose of forming an opinion on the financial statements taken as a whole. The other financial information on pages 43-45 is presented for the purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the other financial information is fairly stated in all material respects in relation to the financial statements taken as a whole.

STOVALL, GRANDEY & ALLEN, L.L.P.
Fort Worth, Texas
May 5, 2015

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PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013

ASSETS
Cash and due from banks - Note 2	$435	$455
Interest-bearing deposits at other financial institutions	12,059	9,348
Investment in unconsolidated subsidiary	-	155
Investment securities - Note 3	6,783	6,046
Federal Home Loan Bank and
Federal Reserve Bank stock, at cost - Note 1	608	539

Loans - Note 4	90,746	92,043
Less: Allowance for loan losses - Note 4	(1,741)	(2,101)

Net loans	89,005	89,942

Premises and equipment, net of accumulated depreciation - Note 5	5,508	6,726
Foreclosed real estate	-	1,773
Bank owned life insurance	1,425	1,384
Net deferred tax asset - Note 8	2,581	4,023
SBA servicing asset	1,372	808
Accrued interest receivable	298	281
Other assets	272	768

Total Assets	$120,346	$122,248

LIABILITIES
Deposits - Note 6	$106,983	$110,791
Debentures payable - Note 7	-	5,155
Other liabilities:
Accrued interest payable	45	466
Accrued expenses and other liabilities	200	337
Total other liabilities	245	803

Total Liabilities	107,228	116,749

Commitments and contingencies - Notes 5, 10, 11, 12, 13 and 14

SHAREHOLDERS' EQUITY - Notes 15 and 21
Preferred stock, no par value:
Authorized - 5,000,000 shares; No shares issued and outstanding	-	-
Common stock - nonvoting, no par value:
Authorized - 5,000,000 shares; No shares issued and outstanding	-	-
Common stock - voting, no par value:
Authorized - 25,000,000 shares
Issued and outstanding - 9,536,673 and 3,906,053 shares at December 31, 2014 and 2013, respectively	16,619	11,835
Retained deficit	(3,534)	(6,338)
Accumulated other comprehensive income, net of tax of $17 and $3 at December 31, 2014 and 2013, respectively	33	2
Total Shareholders' Equity	13,118	5,499

Total Liabilities and Shareholders' Equity	$120,346	$122,248

The accompanying notes are an integral part of these financial statements.

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PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands, Except for Income per Share)

	2014	2013

Interest income
Interest and fees on loans	$5,271	$5,302
Interest on investment securities	144	114
Interest on federal funds sold and interest-bearing deposits with financial institutions	28	23
Other interest income	3	2
Total interest income	5,446	5,441

Interest expense
On deposits	583	555
On borrowed funds	87	89
Total interest expense	670	644
Net interest income	4,776	4,797

Provision for loan losses - Note 4	-	50
Net interest income after provision for loan losses	4,776	4,747

Non-interest income
Service charges on deposit accounts	40	50
Gain (loss) on sales of premises and equipment	757	(128)
Gain on sales of loans	3,385	2,626
Net gain on sales of foreclosed real estate	101	64
Discount on debt prepayment	1,500	-
Other	571	490
Total non-interest income	6,354	3,102

Non-interest expense
Salaries and employee benefits	2,809	2,538
Occupancy	439	578
Data processing	348	344
Furniture, fixtures and equipment	147	158
Writedowns and expenses on other real estate	376	523
FDIC and OCC assessments	396	314
Outside professional services	1,642	1,407
Other	742	748
Total non-interest expense	6,899	6,610

Income before federal income tax	4,231	1,239

Federal income tax - Note 8	1,427	417

Net Income	$2,804	$822

Income Per Share:
Basic	$0.50	$0.21
Diluted	0.50	0.21

The accompanying notes are an integral part of these financial statements.

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PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013

Net Income	$2,804	$822

Other comprehensive income (loss), net of tax (benefit)
Securities available-for-sale:
Change in net unrealized gains, net of tax (benefit), during the year	31	(82)
Reclassification adjustment for net realized gains on sales, net of tax, during the year	-	-

Other comprehensive income (loss), net of tax (benefit)	31	(82)

Comprehensive Income	$2,835	$740

The accompanying notes are an integral part of these financial statements.

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PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

				Accumulated
	Shares of	Common		Other
	Common	Stock	Retained	Comprehensive
	Stock	Voting	Deficit	Income	Total

Balance at January 1, 2013	3,906,053	$11,835	$(7,160)	$84	$4,759

Comprehensive income (loss) for the year ended December 31, 2013			822	(82)	740

Balance at December 31, 2013	3,906,053	11,835	(6,338)	2	5,499

Sales of common stock	3,960,000	3,960			3,960

Debt conversion to common stock	669,400	670			670

Exercise of stock warrants	1,000,000	150			150

Exercise of stock options	1,220	1			1

Stock compensation expense		3			3

Comprehensive income for the year ended December 31, 2014			2,804	31	2,835

Balance at December 31, 2014	9,536,673	$16,619	$(3,534)	$33	$13,118

The accompanying notes are an integral part of these financial statements.

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PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,804	$822
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	215	262
Provision for loan losses	-	50
Net amortizaton on investment securities	53	116
Deferred income tax	1,427	417
Stock compensation expense	3	-
Discount on debt prepayment	(1,500)	-
Net gain on sales of foreclosed real estate	(101)	(64)
Writedowns on foreclosed real estate	309	337
(Gain) loss on sales of premises and equipment	(757)	128
Originations of loans held-for-sale	(21,217)	(26,475)
Proceeds from sales of loans held-for-sale	32,483	26,131
Gain on sales of loans	(3,385)	(2,626)
Earnings on bank owned life insurance	(41)	(42)
(Increase) decrease in interest receivable	(17)	59
Increase (decrease) in interest payable	(421)	82
Other, net	(204)	(678)
Total adjustments	6,847	(2,303)
Net Cash Provided (Used) by Operating Activities	9,651	(1,481)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net increase in interest-bearing deposits in other financial institutions	(2,711)	(2,466)
Purchases of investment securities:
Available-for-sale	(2,050)	(2,043)
Proceeds from principal payments on investment securities:
Available-for-sale	1,305	2,048
Purchases of Fed stock	(77)	(72)
Proceeds from redemptions of FHLB stock	8	7
Increase in loans made to customers, net of principal collections	(6,279)	(463)
Purchases of premises and equipment	(102)	(123)
Proceeds from sales of premises and equipment	1,862	3,186
Proceeds from sales of other real estate	900	4,665
Net Cash Provided (Used) by Investing Activities	$(7,144)	$4,739

The accompanying notes are an integral part of these financial statements.

D-7

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013

CASH FLOWS FROM FINANCING ACTIVITIES:
Net decrease in deposits	$(3,808)	$(3,359)
Proceeds from sales of common stock	3,960	-
Proceeds from exercise of stock options	1	-
Proceeds from exercise of stock warrants	150	-
Repayment of debentures	(2,830)	-
Net Cash Used by Financing Activities	(2,527)	(3,359)

Net decrease in cash and cash equivalents	(20)	(101)

Cash and cash equivalents at beginning of year	455	556

Cash and cash equivalents at end of year	$435	$455

SUPPLEMENTAL SCHEDULE OF OPERATING AND INVESTING ACTIVITIES:
Interest paid	$1,091	$562
Other real estate acquired through loan foreclosure	-	1,350
Bank financed sales of other real estate	665	-
Debt conversion to common stock	670	-

D-8

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies

Prime Pacific Financial Services, Inc. owns 100% of Prime Pacific Bank, N.A. (Bank) and Prime Pacific Premises, Inc. (Premises). Premises was formed on January 24, 2007 for the purpose of holding current branch real estate and real estate to be used for future facilities of the Bank.

Prime Pacific Financial Services, Inc. owns 100% of Prime Pacific Capital Trust I (Trust), which was formed July 31, 2007. Trust was formed to facilitate the acquisition of long-term funding. The Trust terminated in October 2014. Refer to Note 7 for additional information.

The consolidated financial statements include the accounts of Prime Pacific Financial Services, Inc. (the Corporation) and its wholly owned subsidiaries, Prime Pacific Bank, N.A. and Prime Pacific Premises, Inc. These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and practices within the banking industry. All significant intercompany transactions and balances have been eliminated upon consolidation. All dollar amounts, except per share information, are stated in thousands.

The Corporation determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity under accounting principles generally accepted in the United States of America. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provides the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Corporation consolidates voting interest entities in which it has all the voting interest. As defined in applicable accounting standards, variable interest entities (VIEs) are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in a VIE is present when an enterprise has both the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and an obligation to absorb losses or the right to receive benefits that could potentially be significant to the VIE. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Corporation’s wholly owned subsidiary, Prime Pacific Capital Trust I, is a VIE for which the Corporation is not the primary beneficiary. Accordingly, the accounts of this entity are not included in the Corporation’s consolidated financial statements.

Nature of Operations

The Bank operates branches located in Lynnwood, Kenmore and Mill Creek, Washington (located in Snohomish and King Counties in Western Washington). The Bank provides loan and deposit services to customers, who are predominately small- and middle-market businesses and individuals in western Washington. The Bank is a national bank. As a national bank, the Bank is subject to examination by the Office of the Comptroller of Currency. The Corporation is subject to examination by the Federal Reserve Bank.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

D-9

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Estimates, continued

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

Cash and Cash Equivalents and Cash Flows

For the purpose of presentation in the Statements of Cash Flows, the Corporation considers all amounts included in the balance sheet under cash and due from banks as cash and cash equivalents. Interest-bearing deposits at other financial institutions, federal funds sold, cash flows from loans and deposits are reported as net increases or decreases.

Investment Securities

The Corporation accounts for investment securities according to authoritative guidance issued by the Financial Accounting Standards Board (FASB). Under the FASB authoritative guidance, debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity or call date, whichever is applicable, for U.S. Government agencies and obligations of states and political subdivisions. The amortization of premiums and accretion of discounts are recognized on mortgage-backed securities based on the pro rata portion of principal paydowns received.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Such securities may be sold to implement the Corporation’s asset/liability management strategies and in response to changes in interest rates and similar forces. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income (loss). Realized gains (losses) on securities available-for-sale are included in other income and, when applicable, are reported as a reclassification adjustment in other comprehensive income (loss). Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their amortized cost that are other than temporary result in writedowns of the individual securities to their fair value. The related writedowns are included in earnings as realized losses. In estimating other than temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

D-10

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Federal Home Loan Bank and Federal Reserve Bank Stock

At December 31, 2014 and 2013, the Corporation had $415,000 and $338,000, respectively, recorded as stock in the Federal Reserve Bank (Fed). A minimum investment in Fed stock is required based on the amount of the Bank’s capital. At December 31, 2014 and 2013, the Corporation had $193,000 and $201,000, respectively, recorded for stock in the Federal Home Loan Bank (FHLB). As a member of the FHLB system, the Corporation is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of .5% of its outstanding mortgage related assets or 4.5% of advances from the FHLB. The recorded amount of FHLB stock equals its fair value because the shares can only be redeemed by the FHLB at the $100 per share par value. As a result of this, the Fed stock and FHLB stock are classified as restricted investment securities, carried at cost and evaluated annually for impairment. During 2014 and 2013, no impairment loss was recorded.

Loans

Loans are stated at the principal amount outstanding less discounts on the unguaranteed portion of SBA loans retained and the allowance for loan losses. Interest income on loans is recognized based upon the principal amounts outstanding. Generally the accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance on a cash-basis method, until the loans qualify for return to accrual status or principal is paid in full. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. Past due status is determined based on contractual terms.

Loan origination fees are recognized as income and loan origination costs are expensed as incurred, as management has determined that capitalization of these items would be immaterial to the consolidated financial statements.

Allowance for Loan Losses

The allowance for loan losses is comprised of amounts charged against income in the form of the provision for loan losses, less charged-off loans, net of recoveries. When available information confirms that specific loans or portions thereof are uncollectible, identified amounts are charged against the allowance for loan losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not demonstrated the ability or intent to bring the loan current; the Corporation has no recourse to the borrower or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

D-11

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Allowance for Loan Losses, continued

The allowance consists of specific, general and unallocated components. The specific component relates to loans that are classified as doubtful, substandard or special mention. For such loans that are also classified as impaired, an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors. An unallocated component is maintained to cover uncertainties that could affect management’s estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

In accordance with authoritative guidance issued by the FASB, a loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loans’ obtainable market price or the fair value of the collateral if the loan is collateral dependent. Smaller balance homogenous loans, such as residential mortgage loans and consumer loans, may be collectively evaluated for impairment; accordingly, the Corporation may not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject to a restructuring agreement.

Periodically, regulatory agencies review the Corporation’s allowance for loan losses as an integral part of their examination process, and may require the Corporation to make additions to the allowance based on their judgment about information available to them at the time of their examination.

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method based upon the estimated useful lives of the assets. Asset lives range from three to thirty-nine years. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less.

Maintenance and repairs are charged to operating expenses. Renewals and betterments are added to the asset accounts and depreciated over the periods benefited. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any gain or loss is reflected in the income and expense accounts. These assets are reviewed for impairment when events indicate their carrying value may not be recoverable. If management determines an impairment exists, the asset is reduced with an offsetting charge to expense.

D-12

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Foreclosed Real Estate

Foreclosed real estate is foreclosed property held pending disposition and is initially recorded at fair value less estimated selling costs when acquired, establishing a new cost basis. At foreclosure, if the fair value of the real estate acquired less estimated selling costs is less than the Corporation’s recorded investment in the related loan, a writedown is recognized through a charge to the allowance for loan losses. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent writedowns are recorded as a charge to income, if necessary, to reduce the carrying value of the property to its fair value less estimated selling costs. Sales of foreclosed real estate are accounted for according to authoritative guidance issued by the FASB.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Federal Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax and financial reporting of the allowance for loan losses, deferred loan fees, interest on nonaccrual loans, valuation allowances for other real estate, accumulated depreciation and amortization and carryforward of net operating losses.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Corporation, the Bank and Premises join in filing consolidated federal income tax returns. Taxes are paid by the Bank and Premises to the Corporation based on each entity’s separate taxable income.

The Companies maintain their records for financial reporting and income tax reporting on the accrual basis of accounting.

D-13

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Stock-Based Compensation

The Corporation has stock-based compensation plans which are more fully described in Note 15. The Corporation has adopted authoritative guidance issued by the FASB regarding accounting for stock compensation expense. As a result of adopting the FASB authoritative guidance, the Corporation’s net income before and after income taxes are $3,000 lower for the year ended December 31, 2014. No stock compensation expense was recorded during 2013.

Comprehensive Income (Loss)

The Corporation has adopted authoritative guidance issued by the FASB. The FASB authoritative guidance establishes standards for reporting and display of comprehensive income (loss) and its components. The Corporation reports comprehensive income (loss) in the statement of comprehensive income (loss).

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs in the amount of $56,000 and $13,000 were expensed during 2014 and 2013, respectively.

Fair Values of Financial Instruments

Authoritative guidance issued by the FASB requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. The FASB authoritative guidance excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

Cash and Cash Equivalents: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets’ fair values.

Interest-Bearing Deposits: Fair values for interest-bearing deposits are estimated using a discounted cash flow analysis that applies interest rates currently being offered on similar deposits to a schedule of aggregated contractual maturities on such deposits.

D-14

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Fair Values of Financial Instruments, continued

Investment Securities: Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

Federal Home Loan Bank and Federal Reserve Bank Stock: The carrying amounts reported in the balance sheet for FHLB and Fed stock approximates their fair values.

Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying amounts. The fair values for other loans (for example, fixed rate commercial real estate and rental property mortgage loans and commercial and industrial loans) are estimated using discounted cash flow analysis, based on interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Loan fair value estimates include judgments regarding future expected loss experience and risk characteristics. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable. The carrying amount of accrued interest receivable approximates its fair value.

Bank Owned Life Insurance: The carrying amount reported in the balance sheet for bank owned life insurance approximates its fair value.

Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities on such time deposits. The carrying amount of accrued interest payable approximates its fair value.

Junior Subordinated Deferrable Interest Debentures: The fair value is estimated based on the quoted market prices of these instruments.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the consolidated financial statements are available to be issued. The Corporation recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Corporation’s consolidated financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued. The Corporation has evaluated subsequent events from December 31, 2014 through May 5, 2015, the date the financial statements were available to be issued. Refer to Note 22 for additional information regarding subsequent events identified by the Corporation.

D-15

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

New Accounting Standards

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income. The amendments in this update require entities to report significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income. For all other amounts, an entity is required to cross-reference other disclosures that provide additional detail about these amounts. The amendments are effective for nonpublic entities during the interim and annual periods beginning after December 15, 2013. The Corporation adopted this guidance effective January 1, 2014 and it did not have a significant impact on the consolidated financial statements.

In January 2014, the FASB issued ASU No. 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. This guidance amended previous guidance related to residential real estate to clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendment requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendment will be effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods after December 31, 2015, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606). This guidance provides a comprehensive new revenue recognition standard that will supersede substantially all existing revenue recognition guidance. The new standard’s core principle is that a corporation will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the corporation expects to be entitled in exchange for those goods or services. In doing so, corporations will need to use more judgment and make more estimates than under existing guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The new authoritative guidance will be effective for annual reporting periods ending after December 15, 2017, and interim reporting periods beginning after December 31, 2018; however, earlier implementation is allowed (within certain parameters). The Corporation has no plans to adopt the new authoritative guidance early and the guidance is not expected to have a significant impact to the Corporation’s consolidated financial statements.

D-16

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

New Accounting Standards, continued

In June 2014, the FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): Repurchase-to-Maturity Transactions, Repurchase Financings and Disclosures. This guidance amended previous guidance related to repurchase-to-maturity transactions to require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendment requires separate accounting for repurchase financings, which entails the transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty. The amendment requires entities to disclose certain information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements. In addition, the amendment requires disclosures related to collateral, remaining contractual tenor and of the potential risks associated with repurchase agreements, securities lending transactions and repurchase-to-maturity transactions. The amendment will be effective for annual reporting periods beginning after December 31, 2014 and interim reporting periods after December 31, 2015, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-14, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure. This guidance amended previous guidance related to foreclosed home loans with government backed guarantees.  The amendment requires lenders to measure the unpaid principal and interest they expect to recover through the loan guarantee. The loan should be removed from the lender's asset total and added to the balance sheet as a new receivable.  The amendments will become effective for annual reporting periods ending after December 15, 2015 and interim reporting periods beginning after December 31, 2015, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

Note 2	Restrictions on Cash and Due From Banks

The Corporation is required to maintain reserve funds in cash or on deposit with the Federal Reserve Bank. The required reserve was $183,000 at December 31, 2014. The Corporation was not subject to a required reserve at December 31, 2013.

Note 3	Investment Securities

The amortized cost and fair values of investment securities at December 31, 2014 are as follows (in thousands):

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Government agency mortgage-backed securities	$6,732	$82	$(31)	$6,783
Total available-for-sale securities	$6,732	$82	$(31)	$6,783

The balance sheet as of December 31, 2014 reflects the fair value of available-for-sale securities in the amount of $6,783,000. A net unrealized gain of $51,000 is in the available-for-sale investment securities balance. The unrealized gain, net of tax, is included in shareholders’ equity.

D-17

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 3	Investment Securities, continued

The amortized cost and fair values of investment securities at December 31, 2013 are as follows (in thousands):

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Government agency mortgage-backed securities	$6,041	$78	$(73)	$6,046
Total available-for-sale securities	$6,041	$78	$(73)	$6,046

The balance sheet as of December 31, 2013 reflects the fair value of available-for-sale securities in the amount of $6,046,000. A net unrealized gain of $5,000 is in the available-for-sale investment securities balance. The unrealized gain, net of tax, is included in shareholders’ equity.

At December 31, 2014 and 2013, investment securities consist only of mortgage-backed securities which are not due at a single maturity date; therefore a schedule of contractual maturities is not presented.

There were no investment securities pledged as of December 31, 2014. Investment securities with fair market values of $736,000 at December 31, 2013 were pledged to the Federal Reserve Bank and for other purposes as required or permitted by law. Refer to Note 13 regarding additional information on unpledged investment securities.

During 2014 and 2013, there were no sales of investment securities. During 2014 and 2013, the Corporation received proceeds totaling $8,000 and $7,000, respectively, from redemptions of FHLB stock. The redemptions of FHLB stock were at par value with no realized gains or losses.

Information pertaining to securities with gross unrealized losses at December 31, 2014 and 2013, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (in thousands):

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2014:
Federal agencies	$2,269	$(11)	$411	$(20)	$2,680	$(31)
Total	$2,269	$(11)	$411	$(20)	$2,680	$(31)

December 31, 2013:
Federal agencies	$3,360	$(73)	$-	$-	$3,360	$(73)
Total	$3,360	$(73)	$-	$-	$3,360	$(73)

D-18

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 3	Investment Securities, continued

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2014, the five debt securities with unrealized losses have depreciated 1.15% from the Corporation’s amortized cost basis. These securities are guaranteed by either the U.S. Government or other governments. The unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale, no declines are deemed to be other-than-temporary.

Note 4	Loans and Allowance for Loan Losses

An analysis of loan categories at December 31, 2014 and 2013 is as follows (in thousands):

	2014	2013
Commercial and industrial loans	$6,979	$8,592
Real estate (RE) loans:
Construction, land and land development	1,263	924
Residential 1-4 family	14,773	15,205
Commercial RE	66,979	66,518
Consumer loans	751	804
Overdrafts	1	-
	90,746	92,043

Less: Allowance for loan losses	(1,741)	(2,101)
Loans, net	$89,005	$89,942

At December 31, 2014, there are loans held-for-sale included above in commercial and industrial loans and commercial RE loans totaling $194,000 and $2,859,000, respectively. At December 31, 2013, there are loans held-for-sale included above in commercial and industrial loans and commercial RE loans totaling $1,125,000 and $9,808,000, respectively. These loans represent the SBA guaranteed portion that management intends to sell in the secondary market.

D-19

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Transactions in the allowance for loan losses in 2014 are summarized as follows (in thousands):

	Commercial and Industrial	Construction, Land and Land Development	Residential 1-4 Family	Commercial RE	Consumer and Other	Unallocated	2014 Total
Allowance for Loan Losses:

Balance, beginning of year	$261	$39	$630	$746	$10	$415	$2,101
Provisions, charged (credited) to income	160	(36)	(431)	(446)	(2)	755	-
	421	3	199	300	8	1,170	2,101
Loans charged-off	(415)	-	-	(22)	(4)	-	(441)
Recoveries of loans previously charged-off	51	-	8	22	-	-	81
Net (charge-offs) recoveries	(364)	-	8	-	(4)	-	(360)

Balance, end of year	$57	$3	$207	$300	$4	$1,170	$1,741
Ending balance:
Individually evaluated for impairment	$-	$3	$174	$103	$-	$-	$280
Ending balance:
Collectively evaluated for impairment	57	-	33	197	4	1,170	1,461

Balance, end of year	$57	$3	$207	$300	$4	$1,170	$1,741

Loans:
Ending balance:
Individually evaluated for impairment	$3	$593	$6,552	$5,359	$-		$12,507
Ending balance:
Collectively evaluated for impairment	6,976	670	8,221	61,620	752		78,239

Ending balance total loans	$6,979	$1,263	$14,773	$66,979	$752		$90,746

D-20

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Transactions in the allowance for loan losses in 2013 are summarized as follows (in thousands):

	Commercial and Industrial	Construction, Land and Land Development	Residential 1-4 Family	Commercial RE	Consumer and Other	Unallocated	2013 Total
Allowance for Loan Losses:

Balance, beginning of year	$71	$36	$1,250	$818	$21	$158	$2,354
Provisions, charged (credited) to income	163	(8)	(345)	(6)	(11)	257	50
	234	28	905	812	10	415	2,404
Loans charged-off	-	-	(294)	(79)	-	-	(373)
Recoveries of loans previously charged-off	27	11	19	13	-	-	70
Net (charge-offs) recoveries	27	11	(275)	(66)	-	-	(303)

Balance, end of year	$261	$39	$630	$746	$10	$415	$2,101
Ending balance:
Individually evaluated for impairment	$213	$34	$556	$366	$-	$-	$1,169
Ending balance:
Collectively evaluated for impairment	48	5	74	380	10	415	932

Balance, end of year	$261	$39	$630	$746	$10	$415	$2,101

Loans:
Ending balance:
Individually evaluated for impairment	$440	$751	$7,074	$5,598	$-		$13,863
Ending balance:
Collectively evaluated for impairment	8,152	173	8,131	60,920	804		78,180

Ending balance total loans	$8,592	$924	$15,205	$66,518	$804		$92,043

D-21

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Federal regulations require that the Corporation periodically evaluate the risks inherent in its loan portfolio. In addition, the Corporation's regulatory agencies have authority to identify problem loans and, if appropriate, require them to be reclassified. There are three classifications for problem loans: Substandard, Doubtful and Loss. Substandard loans have one or more defined weaknesses and are characterized by the distinct possibility that the Corporation will sustain some loss if the deficiencies are not corrected. Doubtful loans have the weaknesses of loans classified as "Substandard," with additional characteristics that suggest the weaknesses make collection or recovery in full after liquidation of collateral questionable on the basis of currently existing facts, conditions and values. There is a high possibility of loss in loans classified as "Doubtful." A loan classified as "Loss" is considered uncollectible and of such little value that continued classification of the credit as a loan is not warranted. If a loan or a portion thereof is classified as "Loss," it must be charged-off, meaning the amount of the loss is charged against the allowance for loan losses, thereby reducing that reserve. The Corporation also classifies some loans as "Watch" or "Other Assets Especially Mentioned" ("OAEM"). Loans classified as Watch are performing assets and classified as pass credits but have elements of risk that require more monitoring than other performing loans. Loans classified as OAEM are assets that continue to perform but have shown deterioration in credit quality and require close monitoring.

Loans by credit quality risk rating at December 31, 2014 and 2013 are as follows (in thousands):

	Pass	Other Assets Especially Mentioned	Sub- Standard	Doubtful	Total
December 31, 2014:
Commercial and industrial loans	$6,372	$604	$3	$-	$6,979
Real estate (RE) loans:
Construction, land and land development	1,263	-	-	-	1,263
Residential 1-4 family	13,141	285	1,347	-	14,773
Commercial RE	60,282	658	6,039	-	66,979
Consumer and other loans	752	-	-	-	752
Total loans	$81,810	$1,547	$7,389	$-	$90,746

December 31, 2013:
Commercial and industrial loans	$7,479	$-	$688	$425	$8,592
Real estate (RE) loans:
Construction, land and land development	924	-	-	-	924
Residential 1-4 family	11,192	292	3,721	-	15,205
Commercial RE	57,403	2,683	6,432	-	66,518
Consumer and other loans	712	-	92	-	804
Total loans	$77,710	$2,975	$10,933	$425	$92,043

As reflected in the past due table on Page 24, at December 31, 2014, 99% of the outstanding loans were current and paying as agreed.

D-22

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

An analysis of nonaccrual loans by category at December 31, 2014 and 2013 is as follows (in thousands):

	2014	2013
Commercial and industrial loans	$3	$440
Real estate (RE) loans:
Residential 1-4 family	220	529
Commercial RE	1,335	2,143
Total nonaccrual loans	$1,558	$3,112

At December 31, 2014 and 2013, $1,467,000 and $1,327,000, respectively, of the nonaccrual loans were current and paying as agreed.

At December 31, 2014 and 2013, a summary of information pertaining to impaired loans is as follows (in thousands):

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2014:
Commercial and industrial loans	$7	$-	$3	$3	$-	$221	$-
Real estate (RE) loans:
Construction, land and land development	593	-	593	593	3	672	39
Residential 1-4 family	6,942	1,716	4,836	6,552	174	6,813	295
Commercial RE	5,494	1,334	4,025	5,359	103	5,479	231
Total	$13,036	$3,050	$9,457	$12,507	$280	$13,185	$565

December 31, 2013:
Commercial and industrial loans	$444	$-	$440	$440	$213	$233	$-
Real estate (RE) loans:
Construction, land and land development	751	-	751	751	34	825	44
Residential 1-4 family	7,589	1,094	5,980	7,074	556	7,998	282
Commercial RE	6,116	1,360	4,238	5,598	366	5,950	204
Total	$14,900	$2,454	$11,409	$13,863	$1,169	$15,006	$530

The Corporation has no commitments to loan additional funds to borrowers whose loans are impaired.

D-23

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Troubled Debt Restructurings

The restructuring of a loan is considered a “troubled debt restructuring” if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. There were no troubled debt restructurings that were initiated during 2014 and 2013. At December 31, 2014 and 2013, there were two troubled debt restructurings which occurred in prior years which were on nonaccrual. These loans totaled $1,465,000 and $1,508,000 at December 31, 2014 and 2013, respectively. Included in these totals were 1-4 family residential loans totaling $130,000 and $148,000 and commercial real estate loans totaling $1,335,000 and $1,360,000 at December 31, 2014 and 2013, respectively. At December 31, 2014 and 2013, all other loans restructured in prior years were paying in accordance with the restructured terms. Concessions granted on these loans include reduction of interest rates and restructuring payments to match borrower’s cash flow.

The following table illustrates an age analysis of past due loans as of December 31, 2014 and 2013 (in thousands):

December 31, 2014:	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or More Past Due and Still Accruing
Commercial and industrial loans	$-	$-	$-	$6,979	$6,979	$-
Real estate (RE) loans:
Construction, land and land development	-	-	-	1,263	1,263	-
Residential 1-4 family	-	90	90	14,683	14,773	-
Commercial RE	-	-	-	66,979	66,979	-
Consumer and other loans	-	-	-	752	752	-
Total	$-	$90	$90	$90,656	$90,746	$-

December 31, 2013:
Commercial and industrial loans	$-	$425	$425	$8,167	$8,592	$-
Real estate (RE) loans:
Construction, land and land development	-	-	-	924	924	-
Residential 1-4 family	-	-	-	15,205	15,205	-
Commercial RE	474	1,360	1,834	64,684	66,518	-
Consumer and other loans	-	-	-	804	804	-
Total	$474	$1,785	$2,259	$89,784	$92,043	$-

D-24

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

The Corporation primarily grants commercial, consumer and real estate loans to customers within Western Washington State with the exception of SBA loans which are granted to customers throughout Washington State and Northern Oregon. A substantial portion of its debtors’ ability to honor their contracts is dependent upon the commercial and real estate economic sectors in that geographic area.

Note 5	Premises and Equipment

The investment in premises and equipment at December 31, 2014 and 2013 is as follows (in thousands):

	2014	2013
Land	$1,557	$2,661
Buildings	4,098	4,098
Leasehold improvements	503	469
Furniture and equipment	1,795	1,692
In process	-	36
	7,953	8,956

Less accumulated depreciation and amortization	(2,445)	(2,230)
Premises and equipment, net	$5,508	$6,726

Depreciation and amortization on premises and equipment charged to expense totaled $215,000 and $262,000 for the years ended December 31, 2014 and 2013, respectively.

The Corporation leases from a related party the land where its Mill Creek branch facility is located under an operating lease expiring in 2027. Rental expense for the years ended December 31, 2014 and 2013 was $104,000 and $102,000, respectively, which is included in occupancy expense.

Minimum net rental commitments under non-cancellable leases having an original or remaining term of more than one year for future years ending December 31 are as follows (in thousands):

2015	$104
2016	105
2017	115
2018	120
2019	120
Thereafter	970
Total	$1,534

D-25

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 6	Deposits

The carrying amounts of deposits at December 31, 2014 and 2013 are as follows (in thousands):

	2014	2013
Demand	$11,785	$7,562
Interest-bearing transaction accounts	18,055	20,846
Savings	11,344	9,473
Time deposits less than $100,000	14,736	16,964
Time deposits $100,000 and over	51,063	55,946
Total deposits	$106,983	$110,791

Maturities of time deposits for each of the next five years are as follows (in thousands):

2015	$49,832
2016	15,967
2017	-
2018	-
2019	-
Total	$65,799

Included in deposits at December 31, 2014 and 2013 are non-brokered institutional deposits obtained from institutions outside of the Corporation’s primary market area totaling $30,356,000 and $34,310,000, respectively.

Note 7	Debentures Payable

On July 31, 2007, Prime Pacific Financial Services, Inc. issued $5,155,000 Floating Rate Junior Subordinated Deferrable Interest Debentures due October 6, 2037 to Prime Pacific Capital Trust I (“Trust”). The trust is considered a variable interest entity for which the Corporation is not the primary beneficiary. Accordingly, the accounts of the trust are not included in the Corporation’s consolidated financial statements. See Note 1 – Summary of Significant Accounting Policies for additional information about the Corporation’s consolidation policy. Details of the Corporation’s transactions with this trust are presented on the next page.

D-26

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 7	Debentures Payable, continued

On July 31, 2007, Trust issued 5,000 Floating Rate Capital Securities with each Security having a liquidation amount of $1,000 (total of $5,000,000). The securities represent preferred beneficial interests in the assets of the trust. The trust preferred securities had an original maturity date of October 6, 2037 and are redeemable with the approval of the Federal Reserve Board in whole or in part at the option of the Corporation at any time after October 6, 2012, and in whole at any time upon the occurrence of certain events affecting their tax or regulatory capital treatment. Interest is charged at a rate of LIBOR plus 1.43%. At December 31, 2013, the interest rate was 1.67285%. Interest was payable quarterly, beginning October 6, 2007. Trust also issued 155 Common Securities with each Security having a liquidation amount of $1,000 (total of $155,000). These Common Securities were issued to Prime Pacific Financial Services, Inc. The proceeds of the offering of trust preferred securities and common equity securities were used to purchase $5,155,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures, which have terms substantially similar to the trust preferred securities.

The Corporation entered into a payment and cancellation agreement with the holder of the trust preferred securities in October 2014. The holder agreed to a 30% discount, as well as conversion of a portion of the debt into 669,400 shares of common stock at the offering rate of $1 per share. This resulted in the Corporation recording a discount on debt prepayment of $1,500,000. As a result of this transaction, the Common Securities held by the Corporation were redeemed, the Floating Rate Junior Subordinated Debentures were paid in full and the Trust was terminated.

The Corporation exercised its right under the terms of the Debenture agreement to defer payment of interest beginning with the October 2009 interest payment. As part of the payment and cancellation agreement, all unpaid accrued interest was paid during October 2014. At December 31, 2013, accrued interest payable totaling $422,000 is recorded in the consolidated balance sheets for these interest payments that had been deferred.

Note 8	Federal Income Taxes

The components of the federal income tax for December 31, 2014 and 2013 were as follows (in thousands):

	2014	2013
Current benefit	$-	$-
Deferred tax	1,427	417
Total income tax	$1,427	$417

D-27

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 8	Federal Income Taxes, continued

The principal factors causing a variation from the statutory tax rate are as follows (in thousands):

	2014	2013
Federal income tax at statutory rate of 34%	$1,439	$421
Bank owned life insurance income	(14)	(14)
Other	2	10
Federal income tax	$1,427	$417

The net deferred tax asset at December 31, 2014 and 2013 is comprised of the following temporary differences and carryforward items (in thousands):

	2014	2013
Deferred Tax Asset:
Allowance for loan losses	$92	$48
Nonaccrual interest	50	162
Valuation allowances on other real estate	232	149
Net operating loss carryforward	2,379	3,819
Other	1	1
Total Deferred Tax Asset	2,754	4,179

Deferred Tax Liability:
Deferred loan fees	(55)	(58)
Depreciation and amortization	(98)	(92)
Unrealized gain on available-for-sale securities	(17)	(3)
Federal Home Loan Bank stock dividends	(3)	(3)
Total Deferred Tax Liability	(173)	(156)
Net Deferred Tax Asset	$2,581	$4,023

At December 31, 2014, the Corporation has tax net operating losses totaling $6,996,000 which may be carried forward up to twenty years to offset future taxable income and begin to expire in 2030. A valuation allowance has not been established because management believes it is more likely than not that all of the deferred tax assets will be realized based on projections of future taxable income.

Note 9	Related Party Transactions

During 2014 and 2013, the Corporation had transactions made in the ordinary course of business with certain of its officers, directors and principal shareholders. All loans included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

D-28

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 9	Related Party Transactions, continued

A summary of these transactions follows (in thousands):

	Balance Beginning of Year	Additions	Amounts Collected	Balance End of Year
For the year ended:
December 31, 2014	$782	$51	$(155)	$678
December 31, 2013	$810	$84	$(112)	$782

The Corporation held deposits for certain of its officers, directors and principal shareholders in the amount of $3,156,000 and $2,578,000 at December 31, 2014 and 2013, respectively.

The Corporation has entered into a lease agreement with a related party for the land at its Mill Creek branch facility. Refer to Note 5 for additional information regarding this lease agreement.

During 2014 and 2013, the Corporation paid one of its shareholders broker’s fees totaling $1,223,000 and $1,221,000, respectively, relating to SBA loans which were referred to the Bank by the shareholder.

Note 10	Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, there are outstanding various commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not reflected in the financial statements. The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Corporation uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheets.

Financial instruments whose contract amount represents credit risk were as follows (in thousands):

	2014	2013

Commitments to extend credit	$4,372	$2,134
Standby letters of credit	-	-

D-29

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 10	Financial Instruments with Off-Balance-Sheet Risk, continued

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation’s experience has been that approximately 50% of loan commitments are drawn upon by customers. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit.

The Corporation has not been required to perform on any financial guarantees during 2014 or 2013. The Corporation has not incurred any material losses on its commitments in 2014 or 2013.

Note 11	Compensated Absences

Employees of the Corporation are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Corporation’s policy is to recognize the costs of compensated absences when actually paid to employees.

Note 12	Commitments and Contingent Liabilities

The Corporation is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Corporation.

Note 13	Line of Credit

The Corporation has a line of credit with the Federal Home Loan Bank of Seattle. At December 31, 2014, the Corporation had $8,978,000 available to borrow on this line of credit which is based on the Corporation maintaining a collateral arrangement of physically pledged loans and unpledged investment securities held in safekeeping by FHLB. At December 31, 2014 and 2013, there were no outstanding borrowings on this line of credit.

D-30

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 14	Concentration of Credit Risk

The Corporation maintains its cash accounts with several correspondent banks. Generally, accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. There were no uninsured deposits in other financial institutions as of December 31, 2014 and 2013. Furthermore, federal funds sold are essentially uncollateralized loans to other financial institutions. Management regularly evaluates the credit risk associated with the counterparties to these transactions and believes that the Corporation is not exposed to any significant credit risks on cash and cash equivalents.

Most of the Corporation’s business activity is with customers located in the state of Washington. Concentrations of credit by type of loan are set forth in Note 4.

Note 15	Stock Options

During 2009, the 2009 Stock Option and Equity Compensation Plan (“2009 Plan”) was adopted. At this time, the previous plans were terminated. This termination did not affect any outstanding shares previously granted under these plans. The 2009 Plan provides for a maximum number of shares subject to or issued under awards of all types as 100,000, of which a maximum of 25,000 shares may be issued to Directors. As of December 31, 2014, there were 27,650 shares available to grant under this plan. Included in the 27,650 shares are 5,400 shares that may be granted to directors. The exercise price of each option equals the fair value of the Corporation’s common stock on the date of grant. Options granted under the 2009 Plan are exercisable for ten years from the date of grant. Options granted to directors are 100% vested upon grant and options granted to employees/officers are 20% vested immediately upon grant and vest ratably on January 1 for the next four years.

Prior to adoption of the 2009 Plan, the previous Plans allowed for the grant of both incentive and non-qualified options for up to 264,801 shares of its common stock to certain key employees and directors. The exercise price of each option equals the fair value of the Corporation’s common stock on the date of grant. The options under the Plans are exercisable for ten years from the date of grant. Prior to January 1, 2006, all options vested immediately. Beginning in 2006, options are 20% vested immediately upon grant and vest ratably on January 1 for the next four years.

The compensation cost that has been charged against income for stock options was $3,000 for the year ended December 31, 2014. There was no compensation cost charged against income for stock options for the year ended December 31, 2013. No income tax expense was recognized for share-based compensation arrangements for the years ended December 31, 2014 and 2013.

Beginning January 1, 2006, the Corporation began accounting for stock-based awards to employees and directors using the fair value method, in accordance with authoritative guidance issued by the FASB. The Corporation currently uses the Black-Scholes valuation model to estimate the fair value of stock option awards. The following assumptions are used in the Black-Scholes model: expected volatility, expected dividends, expected term and risk-free rate. Expected volatilities are based on the historical volatility of the Corporation’s stock and other factors. The Corporation uses historical data to estimate option exercise and employee termination within the model. The expected term of options granted is determined from the output of the option valuation model and management’s experience and represent the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. The assumptions are determined at the date of grant and are not subsequently adjusted for actual.

D-31

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 15	Stock Options, continued

Listed below are the assumptions used to determine the stock compensation expense relating to the options granted during 2014 and 2013.

	2014	2013
Expected volatility	45.53%	50.42%
Weighted-average volatility	45.53%	50.42%
Expected dividends	0%	0%
Expected term (in years)	6.3yrs.	7.5 yrs
Risk-free rate	1.85%	2.37%

A summary of option activity under the Plans as of December 31, 2014 and 2013, and changes during the years then ended, are presented below:

Options	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term
Outstanding at January 1, 2013	74,860	$9.92
Granted	31,850	0.75
Exercised	-	-
Forfeited or expired	(6,069)	8.94
Outstanding at December 31, 2013	100,641	$7.08	4.77
Vested or expected to vest at December 31, 2013	100,641	$7.08	4.77
Exercisable at December 31, 2013	75,161	$9.22	3.01

Outstanding at January 1, 2014	100,641	$7.08	4.77
Granted	40,500	1.07
Exercised	(1,220)	0.88
Forfeited or expired	(11,776)	7.16
Outstanding at December 31, 2014	128,145	$5.23	6.11
Vested or expected to vest at December 31, 2014	128,145	$5.23	6.11
Exercisable at December 31, 2014	93,280	$6.79	4.59

D-32

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 15	Stock Compensation Plans, continued

During 2014 and 2013, there were 40,500 and 31,850 options granted, respectively. During 2014, there were 1,220 options exercised for total proceeds of $1,000. There were no options exercised during 2013.

A summary of the status of the Corporation’s nonvested shares relating to stock options as of December 31, 2014, and changes during the year then ended, is presented below:

Nonvested Shares	Shares	Weighted- Average Grant-Date Fair Value
Nonvested at January 1, 2014	25,480	$0.42
Granted	40,500	0.75
Vested	(29,835)	0.72
Forfeited	(1,280)	0.42
Nonvested at December 31, 2013	34,865	$0.55

As of December 31, 2014, there was $40,000 of unrecognized compensation cost related to nonvested shares of stock options granted under the Plans. This expense is expected to be recorded over a weighted average period of 4 years.

Note 16	Profit-Sharing Plan

The Corporation’s defined contribution profit-sharing plan covers substantially all employees who are age 21 and older and who have completed one quarter of service. Generally, employees are eligible to defer up to the maximum amount allowed by the IRS of their gross compensation, with employer contributions to the plan made at the discretion of the board of directors. During 2014, the Corporation made contributions to the plan totaling $62,000. During 2013, the Corporation did not make any contributions to this Plan.

Note 17	Restriction on Dividends

In the ordinary course of business, the Corporation is dependent upon dividends from Prime Pacific Bank, N.A. to provide funds for the payment of dividends to shareholders and to provide for other cash requirements. Banking regulations may limit the amount of dividends that may be paid. Approval by regulatory authorities is required if the effect of dividends declared would cause the regulatory capital of Prime Pacific Bank, N.A. to fall below specified minimum levels. Approval is also required if dividends declared exceed the net profits for that year combined with the retained net profits for the preceding two years. At December 31, 2014, Prime Pacific Bank, N.A. could not pay dividends to the Corporation without prior regulatory approval.

D-33

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 18	Regulatory Matters

Banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined).

Under the capital adequacy guidelines on the regulatory framework for prompt corrective action (as set forth in the table on the next page), the Bank met the criteria to be considered adequately capitalized as of December 31, 2014 and 2013. While the Bank is considered “well” capitalized under standard bank regulatory guidelines as shown in the table on the next page, the high level of non-performing assets and the written agreement entered into with the Office of the Comptroller of the Currency require the Bank to maintain its Tier 1 Capital (to Adjusted Total Assets) ratio at 9% and its Total Risk-based Capital ratio at 12%. As of December 31, 2014, the Bank’s Tier 1 Capital and Total Risk-based Capital ratios shown on the next page met the requirements of the Consent Order. At December 31, 2013, the Bank’s actual Tier 1 Capital and Total Risk-based Capital ratios are below the required 9% and 12%, respectively. The risk-based capital amounts shown on the next page have been adjusted for disallowed deferred tax assets totaling $2,815,000 and $3,846,000 as of December 31, 2014 and 2013, respectively. The Consent Order does not specify a Tier 1 Capital to Risk-Weighted Assets ratio; therefore, the table on the next page assumes that the Bank would be subject to the 6.00% ratio as defined in the Prompt Corrective Action definitions to be considered well-capitalized.

Beginning January 1, 2015, community banking organizations became subject to a new regulatory rule recently adopted by federal banking agencies (commonly referred to as Basel III). The new rule establishes a new regulatory capital framework that incorporates revisions to the Basel capital framework, strengthens the definition of regulatory capital, increases risk-based capital requirements, and amends the methodologies for determining risk-weighted assets. These changes are expected to increase the amount of capital required by community banking organizations. Basel III includes a multiyear transition period from January 1, 2015 through December 31, 2019.

Management believes that, as of December 31, 2014, the Bank would meet all capital adequacy requirements under the Basel III Capital rules on a fully phased-in basis as if such requirements were currently in effect; however, final rules are subject to regulatory discretion and could result in the need for additional capital levels in the future.

D-34

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 18	Regulatory Matters, continued

The Bank’s actual and required capital amounts and ratios are as follows (dollars in thousands):

	Actual		Minimum Required for Capital Adequacy Purposes		Required to be Well Capitalized under the Consent Order
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2014:
Total Risk-based Capital (to Risk-weighted Assets)	$12,865	14.20%	$7,248	8.00%	$10,872	12.00%

Tier 1 Capital (to Risk-weighted Assets)	$11,725	12.94%	$3,624	4.00%	$5,436	6.00%

Tier 1 Capital (to Adjusted Total Assets)	$11,725	9.59%	$4,889	4.00%	$11,001	9.00%

As of December 31, 2013:
Total Risk-based Capital (to Risk-weighted Assets)	$9,075	10.52%	$6,900	8.00%	$10,350	12.00%

Tier 1 Capital (to Risk-weighted Assets)	$7,985	9.26%	$3,450	4.00%	$5,175	6.00%

Tier 1 Capital (to Adjusted Total Assets)	$7,985	6.63%	$4,815	4.00%	$10,835	9.00%

On August 31, 2009, the Bank entered into a Written Agreement with the Comptroller of the Currency. The Written Agreement requires the Bank to take certain actions to strengthen board oversight, strengthen credit risk management, reduce loan concentrations, improve asset quality, review and revise methodology for the allowance for loan losses and maintain specified capital levels over various established timelines.

On December 30, 2009, the Corporation entered into a Written Agreement with the Federal Reserve Bank of San Francisco. The Written Agreement places restrictions on the Corporation regarding payment of dividends, payment of interest and principal payments on debentures and trust preferred securities, incurring new debt and redemption of stock without prior approval of the Federal Reserve Bank.

The 2014 report of examination issued by the OCC reflected that the Bank was in compliance with each of the seven actionable articles in the Consent Order. However, the Consent Order will remain in place until the Bank has demonstrated that the processes that have been implemented are sustainable and are effective in improving the Bank’s overall condition.

D-35

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 19	Fair Value Measurements

The Corporation has adopted authoritative guidance issued by the FASB regarding fair value measurements for financial assets and financial liabilities. The authoritative guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements.

The authoritative guidance issued by the FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The authoritative guidance issued by the FASB requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

•	Level 2 Inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•	Level 3 Inputs: Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

D-36

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 19	Fair Value Measurements, continued

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Corporation’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Corporation’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Corporation’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available-for-Sale: U.S. Treasury securities are reported at fair value utilizing Level 1 inputs. Other securities classified as available-for-sale are reported at fair value utilizing Level 2 inputs. For these securities, the Corporation obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things.

Impaired Loans: Certain impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.

Foreclosed Real Estate: Foreclosed real estate represents foreclosed assets that are reported at the fair value less estimated selling costs of the underlying property. The fair values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on information obtained from customized discounting criteria.

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure the fair value (in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2014:
Available-For-Sale
U.S. government agency mortgage-backed securities	$-	$6,783	$-	$6,783
Totals	$-	$6,783	$-	$6,783
December 31, 2013:
Available-For-Sale
U.S. government agency mortgage-backed securities	$-	$6,046	$-	$6,046
Totals	$-	$6,046	$-	$6,046

D-37

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 19	Fair Value Measurements, continued

Certain financial assets are measured at fair value on a non-recurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets measured at fair value on a non-recurring basis include certain impaired loans reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.

The following table summarizes financial assets measured at fair value on a non-recurring basis as of December 31, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure the fair value (in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

December 31, 2014:
Impaired loans	$-	$12,507	$-	$12,507
Less specific valuation allowance for possible loan losses	-	(280)	-	(280)
Impaired loans, net	$-	$12,227	$-	$12,227

December 31, 2013:
Impaired loans	$-	$13,863	$-	$13,863
Less specific valuation allowance for possible loan losses	-	(1,169)	-	(1,169)
Impaired loans, net	$-	$12,694	$-	$12,694

Certain nonfinancial assets are measured at fair value on a non-recurring basis. Nonfinancial assets measured at fair value on a non-recurring basis include foreclosed real estate which, upon initial recognition, are remeasured and reported at fair value through a charge-off to the allowance for loan losses and certain foreclosed real estate, which subsequent to their initial recognition, are remeasured at fair value through a writedown included in other non-interest expense. The fair value of foreclosed real estate is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. At December 31, 2014, the Corporation did not have any foreclosed real estate. At December 31, 2013, the Corporation held foreclosed real estate totaling $1,773,000. Fair values were determined using Level 2 measurements.

D-38

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 19	Fair Value Measurements, continued

The following table presents foreclosed assets that were remeasured and reported at fair value (in thousands):

	2014	2013
Foreclosed assets remeasured at initial recognition:
Carrying value of foreclosed assets prior to remeasurement	$-	$1,447
Charge-offs recognized in the allowance for loan losses	-	(97)
Fair Value	$-	$1,350

Foreclosed assets remeasured subsequent to initial recognition:
Carrying value of foreclosed assets prior to remeasurement	$714	$3,930
Writedowns included in other non-interest expense	(309)	(337)
Fair Value	$405	$3,593

Charge-offs recognized upon loan foreclosures are generally offset by general or specific allocations of the allowance for loan losses and generally do not significantly impact the Corporation’s provision for loan losses. Regulatory guidelines require the Corporation to reevaluate the fair value of foreclosed real estate on at least an annual basis.

Note 20	Fair Values of Financial Instruments

The estimated fair values of the Corporation’s financial instruments that are reported in the Corporation’s consolidated balance sheets at December 31, 2014 and 2013 are as follows (in thousands):

	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial assets:
Cash and due from banks	$435	$435	$455	$455
Interest-bearing deposits	12,059	12,059	9,348	9,348
Investment securities	6,783	6,783	6,046	6,046
FHLB and Fed stock	608	608	539	539
Loans, net	89,005	89,494	89,942	90,956
Bank owned life insurance	1,425	1,425	1,384	1,384
Accrued interest receivable	298	298	281	281

Financial liabilities:
Deposits	106,983	104,727	110,791	108,653
Debentures payable	-	-	5,155	5,155
Accrued interest payable	45	45	466	466

D-39

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 20	Fair Values of Financial Instruments, continued

The carrying amounts in the table on the previous page are included in the balance sheet under the applicable captions.

Note 21	Equity Transactions

The Articles of Incorporation were amended during 2012 to increase authorized capital stock of the Corporation to 35,000,000 shares, of which 25,000,000 shares shall be voting common stock, with no par value, 5,000,000 shares shall be non-voting common stock, with no par value and 5,000,000 shares shall be preferred stock, with no par value. At December 31, 2014 and 2013, there were no outstanding shares of non-voting common stock and preferred stock.

The Corporation had a private placement stock offering during 2014. During 2014, the Corporation issued 3,960,000 shares of common stock at $1.00 per share for total proceeds of $3,960,000. These proceeds were used to make a capital injection totaling $710,000 into Prime Pacific Bank, N.A and to pay-off the debentures. Refer to Note 7 for additional information regarding the debentures.

On December 28, 2012, there were stock warrants totaling 1,000,000 issued in conjunction with the stock issuance in 2012. These warrants provide for an exercise price of $.15 per share and are exercisable for a period of 3 years from the issuance date. The warrant agreements place restrictions on the holder regarding the sale, transfer, pledge or assignment of the warrants. In addition, there are provisions for an adjustment to the purchase price and number of shares if there is a merger or sale of assets, reclassification of shares or subdivision or combination of shares. As of December 31, 2013, none of these stock warrants had been exercised. All of the outstanding stock warrants were exercised during 2014 for total proceeds of $150,000.

Note 22	Subsequent Event

During March 2015, the Board of Directors of the Corporation entered into a Definitive Agreement with another financial institution to merge the two entities. For the merger to take place, approval of regulatory agencies and the Corporation’s shareholders is required.

D-40

Note 23	Condensed Financial Information - Parent Company Only

CONDENSED BALANCE SHEETS

	2014	2013
Assets
Cash	$21	$25
Investment in subsidiaries	13,851	11,389
Other assets	-	240
Total Assets	$13,872	$11,654

Liabilities
Accrued expenses and other liabilities	$179	$427
Debentures payable	-	5,155
Total Liabilities	179	5,582

Shareholders' equity	13,693	6,072
Total Liabilities and Shareholders' Equity	$13,872	$11,654

CONDENSED STATEMENTS OF INCOME

	2014	2013

Income
Dividend income from subsidiaries	$155	$-
Interest income	3	2
Discount on debt prepayment	1,500	-
Total income	1,658	2

Expenses
Interest	87	89
Other operating expenses	237	31
Total expenses	324	120
Income (loss) before federal income taxes and equity in undistributed income of subsidiaries	1,334	(118)

Federal income tax (benefit)	401	(40)

Income (loss) before equity in undistributed income of subsidiaries	933	(78)

Equity in undistributed income of subsidiaries	1,873	902
Net Income	$2,806	$824

D-41

Note 23	Condensed Financial Information - Parent Company Only, continued

CONDENSED STATEMENTS OF CASH FLOWS

	2014	2013
Cash Flows from Operating Activities:
Net income	$2,806	$824
Adjustments to reconcile net income to net cash used by operating activities:
Equity in undistributed income of subsidiaries	(1,873)	(902)
Discount on debt prepayment	(1,500)	-
Other - net	(8)	57

Net Cash Used by Operating Activities	(575)	(21)

Cash Flows from Investing Activities:
Capital injection in Bank subsidiary	(710)	-

Net Cash Used by Investing Activities	(710)	-

Cash Flows from Financing Activities:
Proceeds from sales of commom stock	3,960	-
Proceeds from exercise of stock options	1	-
Proceeds from exercise of stock warrants	150	-
Repayment of debentures	(2,830)	-

Net Cash Provided by Financing Activities	1,281	-

Net decrease in cash	(4)	(21)

Cash at beginning of year	25	46

Cash at end of year	$21	$25

SUPPLEMENTAL SCHEDULE OF OPERATING AND INVESTING ACTIVITIES:
Interest paid	$509	$-
Debt conversion to common stock	670	-

D-42

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2014

(Dollars in Thousands)

	PRIME PACIFIC	PRIME	PRIME		CONSOLIDATED
	FINANCIAL	PACIFIC	PACIFIC		BALANCES
	SERVICES, INC.	BANK, N.A.	PREMISES, INC.	ELIMINATIONS	2014

ASSETS
Cash and due from banks	$21	$435	$46	$(67)	$435
Interest-bearing deposits in other financial institutions	-	12,059	-	-	12,059
Investment in subsidiaries	13,851	-	-	(13,851)	-
Investment securities	-	6,783	-	-	6,783
Federal Home Loan Bank and
Federal Reserve Bank stock, at cost	-	608	-	-	608

Loans	-	91,769	-	(1,023)	90,746
Less: Allowance for loan losses	-	(1,741)	-	-	(1,741)

Net loans	-	90,028	-	(1,023)	89,005

Premises and equipment, net of accumulated depreciation	-	5,361	1,019	(872)	5,508
Bank owned life insurance	-	1,425	-	-	1,425
Net deferred tax asset	-	2,815	-	(234)	2,581
SBA servicing asset	-	1,372	-	-	1,372
Accrued interest receivable	-	298	-	-	298
Other assets	-	277	-	(5)	272

Total Assets	$13,872	$121,461	$1,065	$(16,052)	$120,346

LIABILITIES
Deposits	$-	$107,050	$-	$(67)	$106,983
Other liabilities:
Accrued interest payable	-	45	-	-	45
Accrued expenses and other liabilities	5	200	-	(5)	200
Note payable	-	-	1,023	(1,023)	-
Debentures payable Net deferred tax liability	174	-	357	(531)	-
Total other liabilities	179	245	1,380	(1,559)	245

Total Liabilities	179	107,295	1,380	(1,626)	107,228

SHAREHOLDERS' EQUITY
Preferred stock, no par value:
Authorized - 5,000,000 shares No shares issued and outstanding	-	-	-	-	-
Common stock - nonvoting, no par value:
Authorized - 5,000,000 shares No shares issued and outstanding	-	-	-	-	-
Common stock - voting, no par value:
Authorized - 25,000,000 shares Issued and outstanding - 9,536,673 shares	16,619	15,595	750	(16,345)	16,619
Retained deficit	(2,959)	(1,462)	(1,065)	1,952	(3,534)
Accumulated other comprehensive income, net of tax	33	33	-	(33)	33

Total Shareholders' Equity	13,693	14,166	(315)	(14,426)	13,118

Total Liabilities and Shareholders' Equity	$13,872	$121,461	$1,065	$(16,052)	$120,346

See Independent Auditor's Report.

D-43

PRIME PACIFIC FINANCIAL SERVICES, INC. AND SUBSIDIARIES

CONSOLIDATING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in Thousands)

	PRIME PACIFIC	PRIME	PRIME		CONSOLIDATED
	FINANCIAL	PACIFIC	PACIFIC		BALANCES
	SERVICES, INC.	BANK, N.A.	PREMISES, INC.	ELIMINATIONS	2014

Interest income
Interest and fees on loans	$-	$5,349	$-	$(78)	$5,271
Interest on investment securities	-	144	-	-	144
Interest on federal funds sold and interest- bearing deposits with financial institutions	-	28	-	-	28
Other interest income	3	-	-	-	3

Total interest income	3	5,521	-	(78)	5,446

Interest expense
On deposits	-	583	-	-	583
On borrowed funds	87	-	78	(78)	87

Total interest expense	87	583	78	(78)	670

Net interest income (expense)	(84)	4,938	(78)	-	4,776

Provision for loan losses	-	-	-	-	-

Net interest income (expense) after provision for loan losses	(84)	4,938	(78)	-	4,776

Non-interest income
Service charges on deposits accounts	-	40	-	-	40
Dividend income from subsidiaries	155	-	-	(155)	-
Equity in undistributed income of subsidiaries	1,873	-	-	(1,873)	-
Gain on sales of premises and equipment	-	757	-	-	757
Gain on sales of loans	-	3,385	-	-	3,385
Net gain on sales of foreclosed real estate	-	101	-	-	101
Discount on debt prepayment	1,500	-	-	-	1,500
Other	-	571	273	(273)	571

Total non-interest income	3,528	4,854	273	(2,301)	6,354

Non-interest expense
Salaries and employee benefits	-	2,809	-	-	2,809
Occupancy	-	549	159	(269)	439
Data processing	-	348	-	-	348
Furniture, fixtures and equipment	-	147	-	-	147
Writedowns and expenses on foreclosed real estate	-	376	-	-	376
FDIC and OCC assessments	-	396	-	-	396
Outside professional services	232	1,410	-	-	1,642
Other	5	737	-	-	742

Total non-interest expense	237	6,772	159	(269)	6,899

Income before federal income tax	3,207	3,020	36	(2,032)	4,231

Federal income tax	401	1,016	12	(2)	1,427

Net Income	$2,806	$2,004	$24	$(2,030)	$2,804

See Independent Auditor's Report.

D-44

PRIME PACIFIC BANK, N.A.

AVERAGE BALANCES AND NET INTEREST INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014			2013
		Interest			Interest
	Average	Income/	Average	Average	Income/	Average
	Balance	(Expense)	Rate	Balance	(Expense)	Rate

Interest Earning Assets:
Loans	$93,634	$5,349	5.7%	$90,208	$5,380	6.0%
Investment securities	6,170	144	2.3%	6,190	114	1.8%
Interest-bearing deposits in banks and federal funds sold	11,950	28	0.2%	9,455	23	0.2%
Total interest earning assets/ interest income	111,754	5,521	4.9%	105,853	5,517	5.2%

Cash and due from banks	422			474
Premises and equipment - net	6,130			8,704
Allowance for loan losses	(1,863)			(2,311)
Other assets	7,943			11,321
Total Assets	$124,386			$124,041

Interest Bearing Liabilities:
Deposits:
Savings and interest-bearing demand	28,982	(91)	0.3%	30,211	(94)	0.3%
Time	72,563	(492)	0.7%	74,362	(461)	0.6%
Short-term borrowings	1	-	0.0%	1	-	0.0%
Total interest bearing liabilities/ interest expense	101,546	(583)	0.6%	104,574	(555)	0.5%

Demand deposits	9,846			7,979
Other liabilities	376			338
Shareholders' equity	12,618			11,150
Total Liabilities and Shareholders' Equity	$124,386			$124,041

Net interest income		$4,938			$4,962

Net Interest Income as a Percentage of Average Earning Assets:
Interest income			4.9%			5.2%
Interest expense			-0.5%			-0.5%

Net interest income			4.4%			4.7%

See Independent Auditor's Report.

D-45

Annex E

INDEPENDENT AUDITOR’S REPORT

The Board of Directors and Shareholders

of Coastal Financial Corporation

Everett, Washington

We have audited the accompanying consolidated financial statements of Coastal Financial Corporation and Subsidiary, which comprise the balance sheets as of December 31, 2014 and 2013, and the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal controls relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coastal Financial Corporation and Subsidiary as of December 31, 2014 and 2013 and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

E-1

Other Matters

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The other financial information on pages 43-44 is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

STOVALL, GRANDEY & ALLEN, L.L.P.

Fort Worth, Texas

March 9, 2015

E-2

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013
ASSETS
Cash and due from banks	$10,530	$6,507
Interest-bearing deposits in banks - Note 2	69,637	32,118
Investment securities - Note 3	13,757	14,439
Investment in unconsolidated subsidiary - Note 9	109	109
Other investments - Note 1	2,583	2,282

Loans - Note 4	431,119	359,317
Allowance for loan losses - Note 4	(5,557)	(4,268)
Net loans	425,562	355,049

Bank premises and equipment, net - Note 5	10,461	5,639
Other real estate owned and repossessed assets	3,409	2,693
Accrued interest receivable	1,279	1,087
Bank owned life insurance - Note 18	5,938	5,751
Deferred tax asset - Note 10	2,406	2,664
Other assets	839	559
Total Assets	$546,510	$428,897

LIABILITIES
Deposits - Note 6	$472,161	$370,084
FHLB advances - Note 7	15,800	14,800
Trust preferred securities - Note 9	3,609	3,609
Deferred compensation - Note 18	1,429	1,384
Accrued interest payable	219	172
Other liabilities	771	361
Total Liabilities	493,989	390,410

Commitments and contingencies - Notes 5, 7, 12, 13, 14, 15 and 16

SHAREHOLDERS' EQUITY - Notes 17, 18, 19, 20 and 21
Preferred stock, no par value: Authorized: 500,000 shares; issued and outstanding: 0 shares in 2014 and 2013	-	-
Common stock, no par value: Authorized: 68,000,000 shares; issued and outstanding: 46,066,021 shares in 2014 and 36,446,370 shares in 2013	51,859	40,196
Retained earnings (deficit)	691	(1,656)
Accumulated other comprehensive loss, net of tax benefit	(29)	(53)

Total Shareholders' Equity	52,521	38,487
Total Liabilities and Shareholders' Equity	$546,510	$428,897

The accompanying notes are an integral part of these financial statements.

E-3

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013
Interest income
Interest and fees on loans	$22,085	$18,383
Interest on investment securities	152	190
Interest on interest-bearing deposits with financial institutions	123	142
Total interest income	22,360	18,715

Interest expense
On deposits	1,858	1,510
On borrowed funds	174	189
Total interest expense	2,032	1,699

Net interest income	20,328	17,016

Provision for loan losses - Note 4	1,690	1,493
Net interest income after provision for loan losses	18,638	15,523

Non-interest income
Gain on sales of loans	1,160	320
POS fees	665	570
NSF fees	358	344
Service charges on deposit accounts	231	219
Bank owned life insurance earnings	208	210
Merchant services income	178	120
Gain on sales of other real estate owned	-	16
Other	336	298
Total non-interest income	3,136	2,097

Non-interest expense
Salaries and employee benefits	10,455	8,230
Occupancy	1,736	1,789
Data processing	1,154	937
Advertising	713	252
Director and staff expenses	603	466
Writedowns on repossessed assets	439	-
FDIC assessments	332	298
POS expense	325	268
Excise taxes	303	256
Legal and professional fees	270	389
Business development	263	209
OREO operating expense	93	51
Writedowns on OREO	69	81
Other	1,545	1,221
Total non-interest expense	18,300	14,447

Income before federal income tax	3,474	3,173

Federal income tax expense - Note 10	1,127	1,130
Net Income	$2,347	$2,043

The accompanying notes are an integral part of these financial statements.

E-4

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013

Net Income	$2,347	$2,043

Other Comprehensive Income (Loss), net of tax
Securities available-for-sale:
Change in net unrealized gain (loss) during the year	24	(96)
Reclassification adjustment for net gains included in net income	-	-
Other comprehensive income (loss), net of tax	24	(96)

Comprehensive Income	$2,371	$1,947

The accompanying notes are an integral part of these financial statements.

E-5

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

				Accumulated
	Shares of		Retained	Other
	Common	Common	Earnings	Comprehensive
	Stock	Stock	(Deficit)	Income (Loss)	Total

Balance at January 1, 2013	30,526,680	$33,933	$(3,699)	$43	$30,277

Stock issued, net of stock issuance costs	5,919,690	6,123			6,123

Stock-based compensation		140			140

Comprehensive income (loss) for the year ended December 31, 2013			2,043	(96)	1,947

Balance at December 31, 2013	36,446,370	40,196	(1,656)	(53)	38,487

Stock issued, net of stock issuance costs	9,600,000	11,515			11,515

Issuance of vested stock awards	22,897				-

Stock repurchased from KSOP	(3,246)	(4)			(4)

Stock-based compensation		152			152

Comprehensive income for the year ended December 31, 2014			2,347	24	2,371

Balance at December 31, 2014	46,066,021	$51,859	$691	$(29)	$52,521

The accompanying notes are an integral part of these financial statements.

E-6

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013

(Dollars in Thousands)

	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,347	$2,043
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,690	1,493
Depreciation and amortization	487	415
Writedowns on OREO	69	81
Writedowns on repossessed assets	439	-
Gain on sales of other real estate owned	-	(16)
Gain on sales of loans	(1,160)	(320)
Net premium amortization on investment securities	75	63
Deferred tax expense	246	1,130
Stock-based compensation	152	140
Bank owned life insurance earnings	(208)	(210)
Change in other assets and other liabilities	(15)	(171)

Total adjustments	1,775	2,605

Net Cash Provided by Operating Activities	4,122	4,648

CASH FLOWS FROM INVESTING ACTIVITIES:
(Increase) decrease in interest-bearing deposits at other banks	(37,519)	2,276
Purchases of investment securities available-for-sale	(12,035)	(3,215)
Purchases of investment securities held-to-maturity	-	(2,568)
Net purchase of other stock investments	(301)	(300)
Maturities and calls of investment securities available-for-sale	12,604	7,877
Maturities and calls of investment securities held-to-maturity	74	64
Increase in loans made to customers, net	(72,374)	(65,646)
Purchases of premises and equipment	(5,310)	(434)
Cash proceeds from sales of OREO and repossessed assets	201	254

Net Cash Used by Investing Activities	(114,660)	(61,692)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net increase in demand deposits, interest-bearing transaction accounts and savings	74,866	52,211
Net increase (decrease) in time deposits	27,181	(10,435)
Proceeds from issuance of FHLB advances	6,000	11,800
Repayment of FHLB advances	(5,000)	(3,000)
Repayment of senior subordinated securities	-	(500)
Cash proceeds from sales of common stock	12,000	6,512
Stock issuance costs	(486)	(389)

Net Cash Provided by Financing Activities	114,561	56,199

Net increase (decrease) in cash and due from banks	4,023	(845)

Cash and due from banks at beginning of year	6,507	7,352

Cash and due from banks at end of year	$10,530	$6,507

The accompanying notes are an integral part of these financial statements.

E-7

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013, continued

(Dollars in Thousands)

	2014	2013

SUPPLEMENTAL SCHEDULE OF OPERATING AND INVESTING ACTIVITIES:
Interest paid	$1,985	$2,116
Income taxes paid	881	107
Acquisition of foreclosed and repossessed properties	1,469	138
Financed sales of foreclosed properties	-	93

SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS:
Fair value adjustment of securities available-for-sale, net of tax	24	(96)
Contribution of foreclosed property	44	-

E-8

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies

The consolidated financial statements include the accounts of Coastal Financial Corporation (the Corporation) and its wholly owned subsidiary, Coastal Community Bank (the Bank). These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and practices within the banking industry. All significant intercompany transactions and balances have been eliminated upon consolidation. All dollar amounts, except per share information, are stated in thousands in the financial statements.

The Corporation determines whether it has a controlling financial interest in an entity by first evaluating whether the entity is a voting interest entity or a variable interest entity under accounting principles generally accepted in the United States of America. Voting interest entities are entities in which the total equity investment at risk is sufficient to enable the entity to finance itself independently and provides the equity holders with the obligation to absorb losses, the right to receive residual returns and the right to make decisions about the entity’s activities. The Corporation consolidates voting interest entities in which it has all the voting interest. As defined in applicable accounting standards, variable interest entities (VIEs) are entities that lack one or more of the characteristics of a voting interest entity. A controlling financial interest in an entity is present when an enterprise has a variable interest, or a combination of variable interests, that will absorb a majority of the entity’s expected losses, receive a majority of the entity’s residual returns, or both. The enterprise with a controlling financial interest, known as the primary beneficiary, consolidates the VIE. The Corporation’s wholly owned subsidiary, Coastal (WA) Statutory Trust I (the Trust), is a VIE for which the Corporation is not the primary beneficiary. Accordingly, the accounts of this entity are not included in the Corporation’s consolidated financial statements.

Nature of Operations

The Bank was formed in 1997 and operates in the State of Washington with its main branch in Everett, Washington. The Bank provides a full range of banking services through its branches in Sultan, Monroe, Whidbey Island, Darrington, Camano Island, Stanwood, Silver Lake, Snohomish, Smokey Point and Evergreen Way (opened January 5, 2015). The Bank provides loan services to customers, who are predominately small- and middle-market businesses and individuals in Washington. Its funding sources are deposits from customers, public entities and borrowings from the Federal Home Loan Bank of Seattle. The Bank operates under a state bank charter and provides full banking services. As a state member bank, the Bank is subject to regulation by the Washington Department of Financial Institutions and the Federal Reserve Bank.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. In connection with the determination of the estimated losses on loans, management obtains independent appraisals for significant collateral.

E-9

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Cash Equivalents and Cash Flows

For the purpose of presentation in the Statements of Cash Flows, the Corporation considers all amounts included in the balance sheet under “cash and due from banks” as cash equivalents. Interest-bearing deposits at other financial institutions, federal funds sold, cash flows from loans and deposits are reported as net increases or decreases under Cash Flows from Investing Activities or from Financing Activities.

The Corporation maintains its cash in depository institution accounts, which, at times, may exceed federally insured limits. The Corporation monitors these institutions and has not experienced any losses in such accounts.

Investment Securities

The Corporation accounts for investment securities according to authoritative guidance issued by the Financial Accounting Standards Board (FASB). Under the provisions of the FASB authoritative guidance, debt securities that management has the ability and intent to hold to maturity are classified as held-to-maturity and carried at amortized cost. The amortization of premiums and accretion of discounts are recognized in interest income using methods approximating the interest method over the period to maturity.

Debt securities not classified as held-to-maturity are classified as available-for-sale. Such securities may be sold to implement the Corporation’s asset/liability management strategies and in response to changes in interest rates and similar forces. Securities available-for-sale are carried at fair value with unrealized gains and losses reported in other comprehensive income. Realized gains (losses) on securities available-for-sale are included in noninterest income and, when applicable, are reported as a reclassification adjustment in other comprehensive income. Gains and losses on sales of securities are determined on the specific-identification method.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their amortized cost that are other than temporary result in writedowns of the individual securities to their fair value. The related writedowns are included in earnings as realized losses. In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Other Investments

Other Investments on the balance sheet consists of investments in stock of Federal Home Loan Bank, Federal Reserve Bank and Pacific Coast Banker’s Bancshares. The Bank, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of FHLB in an amount equal to: 3.5% of advances outstanding, plus the greater of, 5% of the outstanding balance of loans sold to FHLB or 0.5% of mortgage loans as of the prior year end. The recorded amount of FHLB stock equals its fair value because the shares can only be redeemed by FHLB at the $100 per share par value. The investment in FHLB stock was $947,000 and $961,000, at December 31, 2014 and 2013, respectively.

E-10

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Other Investments, continued

In July 2008, the Bank became a member of the Federal Reserve Bank. As a Federal Reserve member bank, the Bank is required to own stock in the Federal Reserve Bank (the “FRB”) in an amount based on its capital. The recorded amount of the FRB stock equals its fair value because the shares can only be redeemed by the FRB at their par value. The investment in FRB stock was $1,535,000 and $1,221,000 at December 31, 2014 and 2013, respectively.

The investment in Pacific Coast Banker’s Bancshares stock consists of an equity security. This investment is carried at its cost of $100,000 at December 31, 2014 and 2013, which approximates its fair value.

Loans and Allowance for Loan Losses

Loans are stated at the principal amount outstanding less the allowance for loan losses and net of any deferred fees or costs on originated loans, and unamortized premiums or discounts on purchased loans. Loan fees and certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method. Interest income on loans is recognized based upon the principal amounts outstanding. Generally the accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due or when they are past due 90 days as to either principal or interest, unless they are well secured and in the process of collection. When interest accrual is discontinued, all unpaid accrued interest is reversed against current income. If management determines that the ultimate collectibility of principal or interest is in doubt, cash receipts on nonaccrual loans are applied to reduce the principal balance on a cash-basis method, until the loans qualify for return to accrual status or principal is paid in full. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current, borrower has demonstrated ability to make regular payments, and future payments are reasonably assured. Past due status is determined based on contractual terms.

The allowance for loan losses is comprised of amounts charged against income in the form of the provision for loan losses, less charged-off loans, net of recoveries. When available information confirms that specific loans or portions thereof are uncollectible, identified amounts are charged against the allowance for loan losses. The existence of some or all of the following criteria will generally confirm that a loss has been incurred: the loan is significantly delinquent and the borrower has not demonstrated the ability or intent to bring the loan current; the Corporation has no recourse to the borrower or if it does, the borrower has insufficient assets to pay the debt; the estimated fair value of the loan collateral is significantly below the current loan balance, and there is little or no near-term prospect for improvement. Subsequent recoveries, if any, are credited to the allowance for loan losses.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

E-11

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Loans and Allowance for Loan Losses, continued

The allowance consists of specific and general components. The specific component relates to loans that are classified as substandard or doubtful. For such loans that are also classified as impaired (including troubled debt restructurings), an allowance is established when the discounted cash flows (or collateral value or observable market price) of the impaired loan is lower than the carrying value of that loan. The general component covers various loans and is based on the probability of default and loss given default, type of loan, peer information, risk rating and adjusted for qualitative factors.

In accordance with authoritative guidance issued by the FASB, a loan is considered impaired when, based on current information and events, it is probable that the Corporation will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan-by-loan basis for commercial and construction loans by either the present value of expected future cash flows discounted at the loan’s effective interest rate, the loan’s obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Homogenous loans, such as residential mortgage loans and consumer loans, are collectively evaluated for impairment; accordingly, the Corporation does not separately identify individual consumer and residential loans for impairment disclosures, unless such loans are subject to a restructuring agreement.

Periodically, regulatory agencies review the Corporation’s allowance for loan losses as an integral part of their examination process, and may require the Corporation to make additions to the allowance based on their judgment about information available to them at the time of their examination.

Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation. Depreciation expense is computed using the straight-line method based upon the estimated useful lives of the assets. Asset lives range from three to thirty-nine years. Leasehold improvements are amortized over the term of the lease or the estimated useful life of the improvement, whichever is less.

Maintenance and repairs are charged to operating expenses. Renewals and betterments are added to the asset accounts and depreciated over the periods benefited. Depreciable assets sold or retired are removed from the asset and related accumulated depreciation accounts and any gain or loss is reflected in the income and expense accounts. These assets are reviewed for impairment when events indicate their carrying value may not be recoverable. If management determines an impairment exists, the asset is reduced with an offsetting charge to expense.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when: (1) the assets have been isolated from the Corporation, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Corporation does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

E-12

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Other Real Estate Owned

Other real estate owned is foreclosed property held pending disposition and is initially recorded at fair value less estimated selling costs when acquired, establishing a new cost basis. At foreclosure, if the fair value of the real estate acquired less estimated selling costs is less than the Corporation’s recorded investment in the related loan, a writedown is recognized through a charge to the allowance for loan losses. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent writedowns are recorded as a charge to income, if necessary, to reduce the carrying value of the property to its fair value less estimated selling costs. Sales of other real estate owned are accounted for according to authoritative guidance issued by the FASB.

Federal Income Taxes

Income taxes are provided for the tax effects of the transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the tax and financial reporting of the allowance for loan losses, deferred loan fees, deferred compensation, net operating loss carryforwards and accumulated depreciation and amortization.

The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The deferred tax provision represents the difference between the net deferred tax asset/liability at the beginning and end of the year. Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Corporation and the Bank join in filing consolidated federal income tax returns. Taxes are paid by the Bank to the Corporation based on the separate taxable income of the Bank. The Companies maintain their records on the accrual basis of accounting for financial reporting and for income tax reporting purposes.

In accordance with authoritative guidance issued by the FASB, the Corporation performed an evaluation to determine if there were any uncertain tax positions that would have an impact on the consolidated financial statements. No uncertain tax positions were identified. The December 31, 2011 through December 31, 2014 tax years remain subject to examination by the Internal Revenue Service. The Corporation does not believe that any reasonably possible changes will occur within the next 12 months which will have a material impact on the consolidated financial statements. The Corporation records incurred penalties and interest in other noninterest expense. There were no penalties and interest assessed by taxing authorities during 2014 or 2013.

Stock-Based Compensation

The Corporation has stock-based compensation plans described more fully in Note 17. The Corporation was required to adopt authoritative guidance issued by the FASB regarding stock compensation effective January 1, 2006. As permitted by this guidance, the Corporation accounts for stock option awards using the calculated value method.

E-13

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

Comprehensive Income

The Corporation has adopted authoritative guidance issued by the FASB, which establishes standards for reporting and display of comprehensive income and its components. The Corporation reports comprehensive income in the statement of comprehensive income.

Advertising Costs

Advertising costs are expensed as incurred or over the period of the campaign/promotion. Advertising costs in the amount of $713,000 and $252,000 were expensed during 2014 and 2013, respectively.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before the consolidated financial statements are available to be issued. The Corporation recognizes in the consolidated financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the consolidated financial statements. The Corporation’s consolidated financial statements do not recognize subsequent events that did not exist at the date of the balance sheet but arose after the balance sheet date and before the consolidated financial statements are available to be issued. The Corporation has evaluated subsequent events from December 31, 2014 through March 9, 2015, the date the financial statements were available to be issued. The Corporation did not note any subsequent events requiring disclosure or adjustment to these financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the 2014 presentation, with no effect on net income and shareholders’ equity as previously reported.

New Accounting Standards

In February 2013, the FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income. The amendments in this update require entities to report significant reclassifications out of accumulated other comprehensive income on the respective line items in net income if the amount being reclassified is required under U.S. generally accepted accounting principles to be reclassified in its entirety to net income. For all other amounts an entity is required to cross-reference other disclosures that provide additional detail about these amounts. The amendments are effective during the interim and annual periods beginning after December 15, 2013. The Corporation adopted this guidance effective January 1, 2013 and it did not have a significant impact on the consolidated financial statements.

In 2013, the Financial Accounting Standards Board (the “FASB”) issued authoritative guidance which defines the criteria for determination of whether an entity meets the definition of a public business entity.  The definition of a public business entity will be used in considering the scope of new financial guidance that does or does not apply to public business entities.  The Corporation has determined that it meets the definition of a public business entity and has applied provisions in the authoritative guidance after 2013, as applicable.

E-14

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 1	Summary of Significant Accounting Policies, continued

New Accounting Standards, continued

In 2014, the FASB amended its authoritative guidance related to residential real estate to clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendment requires interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendment will be effective for annual and interim reporting periods beginning after December 31, 2014, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In 2014, the FASB issued a comprehensive new revenue recognition standard that will supersede substantially all existing revenue recognition guidance. The new standard’s core principle is that a corporation will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the corporation expects to be entitled in exchange for those goods or services. In doing so, corporations will need to use more judgment and make more estimates than under existing guidance. These may include identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. The new authoritative guidance will be effective for annual and interim reporting periods ending after December 15, 2016, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In 2014, the FASB amended its authoritative guidance related to repurchase-to-maturity transactions to require that repurchase-to-maturity transactions be accounted for as secured borrowings consistent with the accounting for other repurchase agreements. In addition, the amendment requires separate accounting for repurchase financings, which entails the transfer of a financial asset executed contemporaneously with a repurchase agreement with the same counterparty. The amendment requires entities to disclose certain information about transfers accounted for as sales in transactions that are economically similar to repurchase agreements. In addition, the amendment requires disclosures related to collateral, remaining contractual tenor and of the potential risks associated with repurchase agreements, securities lending transactions and repurchase-to-maturity transactions. The amendment will be effective for annual and interim reporting periods beginning after December 31, 2014, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

In 2014, the FASB amended its authoritative guidance related to foreclosed home loans with government backed guarantees.  The amendment requires lenders to measure the unpaid principal and interest they expect to recover through the loan guarantee. The loan should be removed from the lender's asset total and added to the balance sheet as a new receivable.  The amendments will become effective for annual and interim reporting periods ending after December 15, 2014, and is not expected to have a significant impact on the Corporation’s consolidated financial statements.

E-15

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 2	Restriction on Cash and Due from Banks

Federal Reserve Board regulations require that the Corporation maintain reserve funds in cash or on deposit with the Federal Reserve Bank, based on a percentage of certain deposits. The required reserve at December 31, 2014 and 2013 was $8,577,000 and $6,616,000, respectively.

Note 3	Investment Securities

The amortized cost and fair values of investment securities at December 31, 2014 and 2013 are as follows (dollars in thousands):

	December 31, 2014
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Treasury securities	$4,002	$-	$-	$4,002
U.S. Government agencies	5,998	-	(48)	5,950
U.S. Agency collateralized mortgage obligations	650	5	-	655
Residential mortgage-backed securities	182	4	-	186
Municipals	500	-	(5)	495
Total available-for-sale securities	11,332	9	(53)	11,288

Held-to-maturity:
Residential mortgage-backed securities	2,444	-	(67)	2,377
Corporate collateralized mortgage obligation	25	-	-	25
Total held-to-maturity securities	2,469	-	(67)	2,402
Total investment securities	$13,801	$9	$(120)	$13,690

The balance sheet as of December 31, 2014 reflects the fair value of available-for-sale securities of $11,288,000 and the amortized cost of held-to-maturity securities of $2,469,000. A net unrealized loss of $44,000 is in the available-for-sale investment securities balance of $11,288,000. The unrealized loss, net of tax benefit, is included in shareholders’ equity.

E-16

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 3	Investment Securities, continued

	December 31, 2013
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available-for-sale:
U.S. Treasury securities	$2,001	$-	$-	$2,001
U.S. Government agencies	7,997	2	(76)	7,923
U.S. Agency collateralized mortgage obligations	1,102	4	-	1,106
Residential mortgage-backed securities	367	3	-	370
Municipals	505	-	(14)	491
Total available-for-sale securities	11,972	9	(90)	11,891

Held-to-maturity:
Residential mortgage-backed securities	2,512	-	(216)	2,296
Corporate collateralized mortgage obligation	36	-	(1)	35
Total held-to-maturity securities	2,548	-	(217)	2,331
Total investment securities	$14,520	$9	$(307)	$14,222

The balance sheet as of December 31, 2013 reflects the fair value of available-for-sale securities of $11,891,000 and the amortized cost of held-to-maturity securities of $2,548,000. A net unrealized loss of $81,000 is in the available-for-sale investment securities balance of $11,891,000. The unrealized loss, net of tax benefit, is included in shareholders’ equity.

The amortized cost and fair value of debt securities at December 31, 2014, by contractual maturity, are shown below (dollars in thousands). Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties. Mortgage-backed securities and collateralized mortgage obligations are shown separately, since they are not due at a single maturity date.

	Available-for-Sale		Held-to-Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
Amounts maturing in:
One year or less	$4,002	$4,002	$-	$-
After one year through five years	6,230	6,183	-	-
After five years through ten years	268	262	-	-
	10,500	10,447	-	-

Residential mortgage-backed securities and collateralized mortgage obligations	832	841	2,469	2,402
Totals	$11,332	$11,288	$2,469	$2,402

E-17

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 3	Investment Securities, continued

Investment securities with carrying values of $12,396,000 and $11,941,000 at December 31, 2014 and 2013, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

There were no sales of investment securities during 2014 or 2013.

Information pertaining to securities with gross unrealized losses at December 31, 2014 and 2013 aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows (dollars in thousands):

	Less Than 12 Months		12 Months or Greater		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses
December 31, 2014:
U.S. Government agencies	$4,037	$(5)	$6,333	$(110)	$10,370	$(115)
Municipals	-	-	263	(5)	263	(5)
Total	$4,037	$(5)	$6,596	$(115)	$10,633	$(120)

December 31, 2013:
U.S. Government agencies	$8,574	$(293)	$-	$-	$8,574	$(293)
Municipals	270	(14)	-	-	270	(14)
Total	$8,844	$(307)	$-	$-	$8,844	$(307)

Management evaluates securities for other-than-temporary impairment at least on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Corporation to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

At December 31, 2014, there were 11 securities with unrealized losses. These securities had depreciated approximately 1% from the Corporation’s amortized cost basis. These securities are guaranteed by either the U.S. Government or local governments. These unrealized losses relate principally to current interest rates for similar types of securities. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred, and the results of reviews of the issuer’s financial condition. As management has the ability to hold debt securities until maturity, or for the foreseeable future if classified as available-for-sale or held-to-maturity, no declines are deemed to be other-than-temporary.

E-18

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses

An analysis of loan categories at December 31, 2014 and 2013 is as follows (dollars in thousands):

	2014	2013
Commercial and agricultural loans	$51,088	$37,511
Real estate (RE) loans:
Construction, land and land development	37,397	29,565
Residential 1-4 family	53,925	54,140
Commercial RE	286,698	236,729
Consumer and other loans	2,638	2,065
	431,746	360,010

Net deferred origination fees	(627)	(693)
Loans, net	$431,119	$359,317

Included in total loans are overdrafts of $947,000 at December 31, 2014 and $699,000 at December 31, 2013. The Corporation has pledged loans totaling $114,659,000 and $117,553,000 at December 31, 2014 and 2013, respectively, for borrowings at FHLB and FRB. See notes 7 and 15 for details.

Transactions in the allowance for loan losses in 2014 are summarized as follows (dollars in thousands):

	Commercial and Agricultural	Construction, Land and Land Development	Residential Real Estate	Commercial Real Estate	Consumer and Other	Unallocated	2014 Total
Allowance for Loan Losses:

Balance, beginning of year	$391	$299	$616	$2,744	$18	$200	$4,268
Provisions, charged or (credited) to income	637	932	512	(437)	19	27	1,690
	1,028	1,231	1,128	2,307	37	227	5,958
Loans charged-off	-	(15)	(280)	(200)	(3)	-	(498)
Recoveries of loans previously charged-off	-	15	77	-	5	-	97
Net charge-offs (recoveries)	-	-	(203)	(200)	2	-	(401)

Balance, end of year	$1,028	$1,231	$925	$2,107	$39	$227	$5,557
Amounts allocated to: Individually evaluated for impairment	$3	$276	$-	$309	$-	$-	$588
Amounts allocated to: Collectively evaluated for impairment	1,025	955	925	1,798	39	227	4,969

Balance, end of year	$1,028	$1,231	$925	$2,107	$39	$227	$5,557

Loans:
Individually evaluated for impairment	$59	$1,302	$-	$5,597	$-		$6,958
Collectively evaluated for impairment	51,029	36,095	53,925	281,101	2,638		424,788

Ending balance total loans	$51,088	$37,397	$53,925	$286,698	$2,638		$431,746

E-19

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Transactions in the allowance for loan losses in 2013 are summarized as follows (dollars in thousands):

	Commercial and Agricultural	Construction, Land and Land Development	Residential Real Estate	Commercial Real Estate	Consumer and Other	Unallocated	2013 Total
Allowance for Loan Losses:

Balance, beginning of year	$209	$125	$417	$1,294	$5	$1,795	$3,845
Provisions, charged or (credited) to income	282	174	836	1,743	53	(1,595)	1,493
	491	299	1,253	3,037	58	200	5,338
Loans charged-off	(100)	-	(881)	(293)	(44)	-	(1,318)
Recoveries of loans previously charged-off	-	-	244	-	4	-	248

Net charge-offs	(100)	-	(637)	(293)	(40)	-	(1,070)

Balance, end of year	$391	$299	$616	$2,744	$18	$200	$4,268
Amounts allocated to: Individually evaluated for impairment	$-	$-	$-	$350	$-	$-	$350
Amounts allocated to: Collectively evaluated for impairment	391	299	616	2,394	18	200	3,918

Balance, end of year	$391	$299	$616	$2,744	$18	$200	$4,268

Loans:
Individually evaluated for impairment	$7	$1,362	$133	$4,844	$-		$6,346
Collectively evaluated for impairment	37,504	28,203	54,007	231,885	2,065		353,664

Ending balance total loans	$37,511	$29,565	$54,140	$236,729	$2,065		$360,010

Federal regulations require that the Corporation periodically evaluate the risks inherent in its loan portfolio. In addition, the Corporation's regulatory agencies have authority to identify problem loans and, if appropriate, require them to be reclassified. There are three classifications for problem loans: Substandard, Doubtful and Loss. Substandard loans have one or more defined weaknesses and are characterized by the distinct possibility that the Corporation will sustain some loss if the deficiencies are not corrected. Doubtful loans have the weaknesses of loans classified as "Substandard," with additional characteristics that suggest the weaknesses make collection or recovery in full after liquidation of collateral questionable on the basis of currently existing facts, conditions and values. There is a high possibility of loss in loans classified as "Doubtful." A loan classified as "Loss" is considered uncollectible and of such little value that continued classification of the credit as a loan is not warranted. If a loan or a portion thereof is classified as "Loss," it must be charged-off, meaning the amount of the loss is charged against the allowance for loan losses, thereby reducing that reserve. The Corporation also classifies some loans as "Watch" or "Other Loans Especially Mentioned" ("OLEM"). Loans classified as Watch are performing assets and classified as pass credits but have elements of risk that require more monitoring than other performing loans. Loans classified as OLEM are assets that continue to perform but have shown deterioration in credit quality and require close monitoring.

E-20

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

Loans by credit quality risk rating at December 31, 2014 and 2013 are as follows (dollars in thousands):

	Pass	Other Loans Especially Mentioned	Sub- Standard	Doubtful	Total
December 31, 2014:
Commercial and agricultural loans	$51,029	$-	$59	$-	$51,088
Real estate (RE) loans:
Construction, land and land development	36,095	-	1,302	-	37,397
Residential 1-4 family	53,625	-	300	-	53,925
Commercial RE	279,827	626	6,245	-	286,698
Consumer and other loans	2,638	-	-	-	2,638
Subtotal	$423,214	$626	$7,906	$-	431,746
Less: Net deferred origination fees					(627)
Total loans					$431,119

December 31, 2013:
Commercial and agricultural loans	$37,370	$-	$141	$-	$37,511
Real estate (RE) loans:
Construction, land and land development	28,202	-	1,363	-	29,565
Residential 1-4 family	52,497	1,099	544	-	54,140
Commercial RE	230,620	1,098	5,011	-	236,729
Consumer and other loans	2,037	-	28	-	2,065
Subtotal	$350,726	$2,197	$7,087	$-	360,010
Less: Net deferred origination fees					(693)
Total loans					$359,317

Included in substandard loans in the previous table are loans which are no longer accruing interest. An analysis of nonaccrual loans by category at December 31, 2014 and 2013 is as follows (dollars in thousands):

	2014	2013
Commercial and agricultural loans	$59	$7
Real estate (RE) loans:
Construction, land and land development	-	46
Residential 1-4 family	-	133
Commercial RE	1,462	2,418
Total nonaccrual loans	$1,521	$2,604

E-21

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

At December 31, 2014 and 2013, a summary of information pertaining to impaired loans is as follows (dollars in thousands):

	Unpaid Contractual Principal Balance	Recorded Investment with No Allowance	Recorded Investment with Allowance	Total Recorded Investment	Related Allowance	Average Recorded Investment	Interest Income Recognized
December 31, 2014:
Commercial and agricultural loans	$60	$-	$59	$59	$3	$33	$3
Real estate (RE) loans:
Construction, land and land development	1,302	-	1,302	1,302	276	1,332	35
Residential 1-4 family	-	-	-	-	-	67	-
Commercial RE	5,639	-	5,597	5,597	309	5,220	157
Total	$7,001	$-	$6,899	$6,958	$588	$6,652	$195

December 31, 2013:
Commercial and agricultural loans	$17	$7	$-	$7	$-	$11	$2
Real estate (RE) loans:
Construction, land and land development	1,362	1,362	-	1,362	-	704	30
Residential 1-4 family	133	133	-	133	-	1,107	-
Commercial RE	4,844	4,116	728	4,844	350	5,022	129
Total	$6,356	$5,618	$728	$6,346	$350	$6,844	$161

The Corporation has no commitments to loan additional funds to borrowers whose loans are impaired.

The restructuring of a loan is considered a “troubled debt restructuring” if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses.

Troubled debt restructurings during 2014 are set forth in the following table (dollars in thousands):

	Number of Contracts	Balance at Restructuring Date	Balance at December 31, 2014

Commercial real estate	1	$1,739	$1,739

The concession granted on the above restructured loan includes payments of interest only for nine months.

There were no troubled debt restructurings during 2013. One commercial real estate loan, with current balance of $1,462,000, which was restructured in a prior year is on nonaccrual and not in compliance with the restructured terms at December 31, 2014.

E-22

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 4	Loans and Allowance for Loan Losses, continued

The following table illustrates an age analysis of past due loans as of December 31, 2014 and 2013 (dollars in thousands):

	30-89 Days Past Due	90 Days or More Past Due	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or More Past Due and Still Accruing
December 31, 2014:
Commercial and agricultural loans	$303	$-	$303	$50,785	$51,088	$-
Real estate (RE) loans:
Construction, land and land development	-	-	-	37,397	37,397	-
Residential 1-4 family	113	-	113	53,812	53,925	-
Commercial RE		-	-	286,698	286,698	-
Consumer and other loans	-	-	-	2,638	2,638	-
Subtotal	$416	$-	$416	$431,330	431,746	$-
Less: Net deferred origination fees					(627)
Total					$431,119

December 31, 2013:
Commercial and agricultural loans	$-	$-	$-	$37,511	$37,511	$-
Real estate (RE) loans:
Construction, land and land development	-	46	46	29,519	29,565	-
Residential 1-4 family	115	-	115	54,025	54,140	-
Commercial RE	153	193	346	236,383	236,729	-
Consumer and other loans	-	-	-	2,065	2,065	-
Subtotal	$268	$239	$507	$359,503	360,010	$-
Less: Net deferred origination fees					(693)
Total					$359,317

E-23

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 5	Bank Premises and Equipment

The investment in bank premises and equipment at December 31, 2014 and 2013, is as follows (dollars in thousands):

	2014	2013
Land	$2,444	$809
Buildings	4,579	2,710
Leasehold improvements	2,669	2,653
Furniture	1,112	1,052
Equipment	2,198	2,119
Software	403	248
Construction in process	1,263	-
	14,663	9,591

Less accumulated depreciation and amortization	(4,207)	(3,952)
Bank premises and equipment, net	$10,461	$5,639

Depreciation and amortization on premises and equipment charged to expense totaled $487,000 and $415,000 for the years ended December 31, 2014 and 2013, respectively. A security interest in the Sultan Branch and Stanwood Branch that was granted in May 2010 to a related party was released during 2013. Refer to Note 8 for additional information.

The Corporation leases certain branch and office facilities under operating leases with lease terms from three to twenty years. Many of these leases include renewal options and provide for rate adjustments based on changes in various economic indicators. The Corporation leases its Silver Lake and Everett facilities from related parties. See Note 11 for related party transactions. Gross rental expense was $944,000 for 2014 and $933,000 for 2013. Office space in the Everett Branch is sub-leased to various tenants on month-to-month and multi-year leases. Also, during 2014 the Evergreen Way building was leased to FEMA for three months for a total of $294,000. Gross lease and sublease income was $529,000 for 2014 and $227,000 for 2013, which is netted against occupancy expense.

The following table sets forth, as of December 31, 2014, the future minimum lease payments under noncancellable operating leases and future minimum income receivable under noncancellable operating subleases (dollars in thousands):

	Lease Payments	Sublease Income
2015	$909	$181
2016	834	181
2017	834	181
2018	591	45
2019	574	-
Thereafter	2,464	-
Total minimum payments required	$6,206	$588

E-24

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 6	Deposits

The composition of consolidated deposits at December 31, 2014 and 2013 is as follows (dollars in thousands):

	2014	2013
Demand, noninterest-bearing	$138,931	$113,337
Now and money market	188,531	145,698
Savings	24,193	17,724
Time deposits less than $100,000	44,001	49,289
Time deposits $100,000 and over	76,505	44,036
Total deposits	$472,161	$370,084

Maturities of time deposits for each of the next five years are as follows (dollars in thousands):

2015	$69,362
2016	31,391
2017	5,835
2018	1,999
2019	11,919
Total	$120,506

Included in deposits at December 31, 2014 and 2013 are institutional deposits obtained from institutions outside of the Corporation’s primary market area of $37,061,000 and $33,233,000, respectively.

Note 7	Federal Home Loan Bank Advances

Advances from the FHLB of Seattle totaled $15,800,000 and $14,800,000 at December 31, 2014 and 2013, respectively. At December 31, 2014, interest rates are fixed and range from 0.27% to 0.95%. The advances are secured by a blanket pledge of eligible collateral including first lien single family and multi-family mortgages with a value of $72,943,000 and $75,362,000 at December 31, 2014 and 2013, respectively. The Corporation has available borrowing capacity of an additional $13,870,000 from FHLB at December 31, 2014. Scheduled maturities of FHLB advances at December 31, 2014 are as follows (dollars in thousands):

2015	$9,000
2016	6,800
Total	$15,800

E-25

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 8	Senior Subordinated Securities

In June 2009, the Corporation issued $1,000,000 in Senior Subordinated Securities with a maturity date of June 2019 to entities owned by a shareholder/director. Interest was payable quarterly at a fixed rate of 9% per annum for five years then adjusted quarterly to the Wall Street Journal prime rate plus 4%. A modification agreement was signed on May 26, 2010 and the interest rate was reduced to 7.50% through August 14, 2014. In exchange for the modification of the interest rate, the Corporation granted a security interest in real property and improvements (Sultan Branch) and leasehold interest in real property (Stanwood Branch). The Senior Subordinated Securities are subordinate and junior to the Corporation’s other debt obligations. Warrants to purchase 50,000 shares of the Corporation’s common stock at $0.01 per share were issued in conjunction with the senior subordinated securities. The warrants were exercised immediately upon issuance when the fair value of the Corporation’s stock was $1.50 per share. In accordance with authoritative guidance issued by the FASB, a discount of $75,000 was recorded and was accreted over the term of the senior subordinated securities. The carrying amount of the securities was being reduced by the discount. Total interest of $24,000 was expensed during 2013 on this debt.

During 2012, debentures of $500,000 and accrued interest of $44,000 was converted to common stock of the Corporation.

In June 2013, the remaining subordinated debentures of $500,000 and accrued interest of $94,000 were paid in full. The Corporation recognized $26,000 in discount expense on repayment of the debentures in 2013. The security interest in real property and improvements for the Sultan and Stanwood branches was released in 2013.

Note 9	Trust Preferred Securities

Trust Preferred Securities represent preferred beneficial interests in the assets of Coastal (WA) Statutory Trust I (the “Trust”). The Trust holds certain junior subordinated debentures due December 15, 2034, issued by the Corporation on December 15, 2004, totaling $3,609,000. Distributions on the Trust Preferred Securities are payable at a floating rate, calculated quarterly, of three-month LIBOR plus 2.10% per annum (2.34% at December 31, 2014 and 2013). Cash distributions on the Trust Preferred Securities are made to the extent interest on the debentures is received by the Trust. The Trust’s obligations under the Trust Preferred Securities are fully and unconditionally guaranteed by the Corporation. Interest expense of $85,000 and $108,000 was recognized during 2014 and 2013, respectively, and accrued interest payable on these securities totaled $4,000 at December 31, 2014 and 2013. There are no principal payments due on these debentures in the next five years.

The Corporation exercised its right under the terms of the Debenture agreement to defer payment of interest beginning with the June 2009 interest payment. Under terms of the Corporation’s written agreement with the Federal Reserve Bank, these payments were prohibited without prior written approval of the FRB. In 2013 accrued interest in the amount of $458,000 was paid as the Corporation is no longer subject to any regulatory enforcement action with the FRB effective January 9, 2013.

E-26

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 10	Federal Income Taxes

The components of the federal income tax for December 31, 2014 and 2013 were as follows (dollars in thousands):

2014:	Corporation	Bank	Total
Current tax expense (benefit)	$(228)	$1,109	$881
Deferred tax expense	182	64	246
Total tax expense (benefit)	$(46)	$1,173	$1,127

2013:
Current tax expense (benefit)	$-	$-	$-
Deferred tax expense (benefit)	(128)	1,258	1,130
Total tax expense (benefit)	$(128)	$1,258	$1,130

The principal factors causing a variation from the statutory tax rate are as follows (dollars in thousands):

	2014	2013
Federal income taxes at statutory rate of 34%	$1,181	$1,079
Bank owned life insurance earnings	(71)	(72)
Effect of tax-exempt interest	(40)	(27)
Stock-based compensation	36	42
Non-deductible expenses	15	40
Other	6	68
Federal income tax expense	$1,127	$1,130

The net deferred tax asset at December 31, 2014 and 2013 is comprised of the following temporary differences and carryforward items (dollars in thousands):

	2014	2013
Deferred Tax Asset:
Allowance for loan losses	$1,660	$992
Deferred compensation	486	471
Repossessed asset writedowns	149	-
Other real estate owned writedowns	115	77
Interest on nonaccrual loans	42	37
Nonqualified stock options	21	9
Unrealized loss on available-for-sale securities	15	27
Net operating loss carryforward	-	1,206
Other	146	137
Total Deferred Tax Asset	2,634	2,956

Deferred Tax Liability:
Deferred income	(115)	(215)
Depreciation and amortization	(104)	(68)
Other	(9)	(9)
Total Deferred Tax Liability	(228)	(292)
Net Deferred Tax Asset	$2,406	$2,664

E-27

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 10	Federal Income Taxes, continued

At December 31, 2014, the Corporation reported taxable income of approximately $2,400,000 after utilizing the remainder of its net operating loss carryover of $3,613,000.

Note 11	Related Party Transactions

During 2014 and 2013, the Corporation had transactions made in the ordinary course of business with certain of its officers, directors and principal shareholders. All loans included in such transactions were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

A summary of these transactions follows (dollars in thousands):

	Balance Beginning of Year	Additions	Amounts Collected	Balance End of Year
For year ended:

December 31, 2014	$5,267	$39	$(479)	$4,827

December 31, 2013	$5,673	$363	$(769)	$5,267

The Corporation held deposits of $3,043,000 and $3,709,000 of directors, principal shareholders and executive officers at December 31, 2014 and 2013, respectively.

As discussed in Note 5, the Corporation leases two facilities from related parties. The Silver Lake facility is leased under a noncancellable operating lease from an entity which is owned by a director/shareholder. The lease term for the Silver Lake facility is for ten years, through June 2018, and is leased for $16,938 monthly. The Everett branch facility is leased from a group of investors, one of which is a director/shareholder. The Everett lease originated in 1997 for ten years and has been renewed through March 2024. Monthly rent under the Everett lease is $39,583. Rents paid during 2014 and 2013 under these related party leases totaled $678,000.

As discussed in Note 8, the Corporation issued $1,000,000 in Senior Subordinated Securities to entities owned by a shareholder/director in June 2009. A security interest in the Sultan and Stanwood Branches was granted in exchange for a reduction in the interest rate during 2010. During 2012, $500,000 in debentures and accrued interest of $44,000 were converted to common stock of the Corporation. During 2013, the remaining debentures of $500,000 and accrued interest of $94,000 were paid and the security interests were released.

Refer to Note 21 for equity transactions, including investment agreements and amounts paid for equity raise, with certain private equity firms and other accredited investors.

E-28

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 12	Financial Instruments with Off-Balance-Sheet Risk

In the normal course of business, there are various outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not reflected in the financial statements. The Corporation’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Corporation uses the same credit policies in making such commitments as it does for instruments that are included in the balance sheets.

Financial instruments whose contract amount represents credit risk were as follows (dollars in thousands):

	2014	2013
Commitments to extend credit:
Residential 1-4 family	$5,124	$4,353
Construction – residential 1-4 family	8,080	4,004
Construction – commercial real estate	11,970	7,687
Commercial and agricultural	29,577	26,793
Other	2,636	3,542
Total commitments to extend credit	$57,387	$46,379
Standby letters of credit	$628	$668

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Corporation evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Corporation upon extension of credit, is based on management’s credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Corporation to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Corporation’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Corporation would be required to fund the commitment. No losses were incurred in 2014 or 2013 under these commitments.

E-29

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 13	Compensated Absences

Employees of the Corporation are entitled to paid vacation, paid sick days and personal days off, depending on job classification, length of service and other factors. Upon termination of employment, no vacation, sick days or personal days are paid. Vacation must be used during the year it is earned; unused vacation time does not carry forward to the next benefit year. It is impracticable to estimate the amount of compensation for future absences, and accordingly, no liability has been recorded in the accompanying financial statements. The Corporation’s policy is to recognize the costs of compensated absences when actually paid to employees.

Note 14	Commitments and Contingent Liabilities

The Corporation is subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the financial position of the Corporation.

Note 15	Lines of Credit

The Corporation has established an $8.0 million unsecured line of credit with PCBB which expires in June 2015. There were no borrowings on this line at December 31, 2014 or 2013.

The Corporation has established a Borrower-in-Custody (BIC) arrangement with the Federal Reserve Bank which is secured by eligible loans. At December 31, 2014, the Corporation had pledged loans totaling $41,715,000 which provided available borrowing capacity of $23,996,000. At December 31, 2013, the Corporation had pledged loans totaling $42,191,000 which provided available borrowing capacity of $26,962,000. There were no borrowings outstanding on this line of credit at December 31, 2014 or 2013.

The Corporation also has a credit line with the FHLB of Seattle. Refer to Note 7 for additional information regarding FHLB advances.

Note 16	Concentration of Credit Risk

Most of the Corporation’s business activity is with customers located in the state of Washington. Investments in municipal securities involve governmental entities within the state. Generally, amounts placed or invested in bank accounts are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000 per bank. Uninsured deposits in bank accounts at December 31, 2014 and 2013 totaled $5,000 and $247,000, respectively. Loans are generally limited, by state banking regulations, to 20% of the Bank’s shareholder’s equity, excluding accumulated other comprehensive income (loss). The Corporation manages asset quality and controls credit risk through diversification of the loan portfolio and the application of policies designed to promote sound underwriting and loan monitoring practices. The Corporation regularly utilizes real estate as collateral to reduce the risk of credit loss in the loan portfolio. As of December 31, 2014, the Corporation has a concentration of credit in commercial real estate. Commercial real estate loans are typically secured by the Bank’s first lien position on the subject property. Standby letters of credit were granted primarily to commercial borrowers.

E-30

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 17	Stock-Based Compensation

The Corporation had two stock option plans which were frozen upon the adoption of the 2006 Stock Option and Compensation Plan. Under the first plan, the Corporation could grant options for up to 550,000 shares of its common stock to employees. Under the second plan, the Corporation could grant options for up to 178,200 shares of its common stock to directors. No options were granted under these plans during 2014 or 2013. Total outstanding options under these frozen plans are 4,000 and 32,712 at December 31, 2014 and 2013, respectively.

Under the 2006 Stock Option and Equity Compensation Plan, 1,950,000 shares of Corporation common stock may be issued to directors, officers and employees of the Corporation and the Bank. In April 2012, the Corporation’s shareholders approved an increase of 1,250,000 shares to be available for grant under the Plan bringing total shares to 1,950,000 from 700,000 previously. The 2006 Plan provides for the issuance of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock and restricted stock units. The exercise price of each option equals the fair market value of the Corporation’s stock on the date of grant, and an option’s maximum term is ten years. At December 31, 2014, there are 24,651 shares available for grant under this plan.

The Corporation uses the Black-Scholes option pricing model to estimate the fair value of each option grant on the date of grant or modification. The Corporation amortizes the estimated fair value to stock compensation expense using the straight-line method over the vesting period of the option. Following, is a description of the significant assumptions used in the option-pricing model:

Expected Term: The expected term is the period of time that granted options are expected to be outstanding. The Corporation estimates the expected term based on historical patterns of option exercises, as well as potential future events that may increase liquidity. These factors are believed to reflect future exercise behavior.

Expected Volatility: Because the Corporation’s stock is not traded in an active market, the Corporation calculates volatility by using the historical stock prices of similar banks going back over the estimated life of the option and averaging the volatilities of these banks.

Risk-Free Interest Rate: The Corporation bases the risk-free interest rate used in the Black-Scholes option valuation model on the market yield in effect at the time of the option grant provided from the Federal Reserve Board’s Statistical Releases and Historical publications from the Treasury constant maturities rates for the equivalent remaining terms.

Dividends: The Corporation does not have plans to pay cash dividends in the near future. Therefore, the Corporation uses an expected dividend yield of zero in the Black-Scholes option valuation model.

During 2014, the Corporation granted 198,968 nonqualified stock options to an employee with an exercise price of $1.25, which vest ratably over 5 years. The Corporation also granted 398,500 options to employees during 2014 with an exercise price of $1.10, which vest ratably over 10 years.

E-31

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 17	Stock-Based Compensation, continued

In 2013, one employee had a modification of awards. The modification cancelled two previous awards totaling 269,797 options, of which 65,969 were vested. The employee was concurrently granted 818,181 of incentive stock options and 131,819 of nonqualified stock options, both with an exercise price of $1.10 which vest ratably over 9 years. Total incremental compensation cost as a result of the modification is $707,000, which is the value of new options of $627,000, plus the remaining expense of the cancelled options of $168,000, less the value of the cancelled options of $88,000, and is to be amortized over the modified vesting period. In addition, the Corporation granted 100,000 stock options in 2013 to an employee with an exercise price of $1.10, which vest ratably over 5 years.

The following assumptions were used to estimate the value of options granted for the years ended December 31, 2014 and 2013:

	2014	2014	2013
Options granted	398,500	198,968	1,050,000
Expected term	10.00 years	7.50 years	9.78 years
Expected stock price volatility	52.56%	49.72%	52.32%
Risk free interest rate	2.68%	2.10%	1.73%
Expected dividends	Zero	Zero	Zero

A summary of stock option activity under all of the Corporation’s Plans as of December 31, 2014 and 2013, and changes during the years then ended is presented below.

Options	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term
Outstanding at January 1, 2013	709,759	$1.96	6.08
Granted	1,050,000	1.10	7.90
Exercised	-	-	-
Forfeited or expired	(270,297)	2.58	5.64
Outstanding at December 31, 2013	1,489,462	$1.24	7.45
Granted	597,468	1.15	9.44
Exercised	-	-	-
Forfeited or expired	(202,712)	1.77	4.54
Outstanding at December 31, 2014	1,884,218	$1.15	7.72
Exercisable at December 31, 2014	129,556	$1.26	7.58

There were 597,468 and 1,050,000 options granted under the 2006 Plan during 2014 and 2013, respectively. Stock compensation expense of $118,000 and $122,000 was recognized in 2014 and 2013, respectively, as a result of the stock options granted. There were no options exercised during the years ended December 31, 2014 and 2013.

E-32

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 17	Stock-Based Compensation, continued

A summary of the Corporation’s nonvested shares at December 31, 2014 and changes during the year is presented below:

Nonvested Shares	Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2013	1,446,750	$0.66
Granted	597,468	0.70
Forfeited	(115,556)	0.64
Vested	(174,000)	0.66
Nonvested at December 31, 2014	1,754,662	$0.68

As of December 31, 2014, there was $1,029,000 of total unrecognized compensation cost related to nonvested stock options granted under the Plan. Total unrecognized compensation costs will be adjusted for unvested forfeitures. The Corporation expects to recognize that cost over a period of approximately 9 years.

The following table summarizes information about stock options outstanding and exercisable at December 31, 2014:

Range of Exercise Prices	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Number Exercisable	Weighted Average Exercise Price
$0.85	100,000	$0.85	7.88	20,000	$0.85
1.10	1,303,500	1.10	7.80	105,556	1.10
1.25	198,968	1.25	9.88	-	1.25
1.35	277,750	1.35	5.81	-	1.35
6.41	1,500	6.41	.05	1,500	6.41
8.19	1,500	8.19	.50	1,500	8.19
8.49	1,000	8.49	.56	1,000	8.49
	1,884,218			129,556

In addition to stock options, the 2006 Plan allows for issuance of restricted stock awards. A total of 69,000 restricted shares were granted under this plan. All restricted shares were vested or forfeited.

E-33

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 18	Employee Benefit Plans

401(k) Plan

The Corporation has a combined 401(k) and profit-sharing plan covering substantially all employees. Contributions to the 401(k) plan may consist of matching contributions for employees, who have completed one year or more of service, equal to a percentage of employee 401(k) contributions, which the Corporation will determine each year. Corporation matching contributions will be approved by the board of directors annually on a discretionary basis. In 2014 and 2013, the Corporation provided matching contributions totaling $235,000 and $127,000, respectively. In October 2010, the Board approved a resolution amending the Plan and adopted the Coastal Community Bank 401(k) Employee Stock Ownership Plan (Plan). At the end of 2013, the Plan was amended to eliminate any future purchases of Corporation stock within the Plan. During 2014, the Plan redeemed 1,765 shares at $1.10 per share and 1,481 shares at $1.25 per share. During 2013, the Plan purchased 54,660 shares at $1.10 per share. At December 31, 2014 and 2013, the Plan held 398,309 and 401,555 shares, respectively, of Corporation stock.

Deferred Compensation Plan

The Corporation established a deferred compensation plan in 2003 for certain management personnel. The Plan is designed to supplement retirement benefits for participants. The benefits may be funded by bank-owned life insurance policies. The life insurance policies had a cash surrender value of $5,938,000 and $5,751,000 at December 31, 2014 and 2013, respectively. Liabilities to employees, which are being accrued over the life of the participant’s Plan, were $1,429,000 and $1,384,000 at December 31, 2014 and 2013, respectively. Compensation expense related to this Plan was $144,000 and $146,000 for the years ended December 31, 2014 and 2013, respectively. Payments of accrued benefits totaling $104,000 and $98,000 were made during 2014 and 2013, respectively.

Note 19	Stock Bonus Plan

The Corporation has a directors’ stock bonus plan. Under this Plan, the Corporation may grant up to 250,000 shares (152,186 shares remain available for grant at December 31, 2014). Stock is granted to directors who have attended at least 75 percent of the scheduled board meetings during the prior year. The amount of shares granted to each individual director was equal to a total market value of $2,000 per year on grant date.  The Plan was amended as follows during 2013: shares granted to each director will increase from total market value of $2,000 per year to $5,000 per year, with the exception of board chairman receiving $7,500 per year, and committee chairmen receiving $6,250 per year. Directors unable to receive stock will receive cash in lieu upon completion of vesting period. The amended Plan expires May 31, 2018. During 2014, there were 42,044 shares granted to eight directors at $1.10 per share. The Plan was amended in November 2014 to increase the number of shares that can be granted to 250,000. During 2013, there were 23,520 shares granted to eight directors at $0.85 per share.  Grants vest over two years from date awarded, contingent on the director still being a director of the Corporation.  Compensation expense recorded related to the Plan totaled $41,000 and $18,000 for the years ended December 31, 2014 and 2013, respectively.

E-34

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 20	Regulatory Matters

Banks are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under the regulatory capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital adequacy guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification under the prompt corrective action guidelines are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of: total risk-based capital and Tier 1 capital to risk-weighted assets (as defined in the regulations), and Tier 1 capital to adjusted total assets (as defined). A portion of the Bank’s deferred tax assets were disallowed in the calculation of regulatory capital at December 31, 2013. According to regulatory guidelines, only the amount of deferred tax assets that can be realized within the next twelve months based on projected taxable income is allowed in the computation. Disallowed deferred tax assets totaled $1,025,000 at December 31, 2013. There were no disallowed deferred tax assets at December 31, 2014.

Under the capital adequacy guidelines on the regulatory framework for prompt corrective action (as set forth in the table below), the Bank met the criteria to be considered well capitalized as of December 31, 2014. Such determination has been made based on the Bank’s Tier 1, total capital and leverage ratios. There have been no conditions or events since December 31, 2014 that management believes would change the Bank’s category.

Beginning January 1, 2015, community banking organizations became subject to a new regulatory rule recently adopted by federal banking agencies (commonly referred to as Basel III). The new rule establishes a new regulatory capital framework that incorporates revisions to the Basel capital framework, strengthens the definition of regulatory capital, increases risk-based capital requirements, and amends the methodologies for determining risk-weighted assets. These changes are expected to increase the amount of capital required by community banking organizations. Basel III includes a multiyear transition period from January 1, 2015 through December 31, 2019.

Management believes that, as of December 31, 2014, the Bank would meet all capital adequacy requirements under the Basel III Capital rules on a fully phased-in basis as if such requirements were currently in effect; however, final rules are subject to regulatory discretion and could result in the need for additional capital levels in the future.

E-35

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 20	Regulatory Matters, continued

The Bank’s actual and required capital amounts and ratios are as follows (dollars in thousands):

	Actual		Minimum Required for Capital Adequacy Purposes		Required to be Well Capitalized under the Prompt Corrective Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2014:
Tier 1 Capital (to average assets):	$53,342	10.10%	$21,126	4.00%	$26,407	5.00%

Tier 1 Capital (to risk-weighted assets):	$53,342	12.46%	$17,130	4.00%	$25,695	6.00%

Total Capital (to risk-weighted assets)	$58,698	13.71%	$34,260	8.00%	$42,824	10.00%

December 31, 2013:
Tier 1 Capital (to average assets):	$40,402	9.58%	$16,863	4.00%	$21,079	5.00%

Tier 1 Capital (to risk-weighted assets):	$40,402	11.56%	$13,984	4.00%	$20,976	6.00%

Total Capital (to risk-weighted assets)	$44,670	12.78%	$27,968	8.00%	$34,959	10.00%

On January 19, 2012, the Bank was released from the Consent Order with the State of Washington Department of Financial Institutions that was issued on January 19, 2010, as the condition of the Bank has improved. A Supervisory Directive was issued to address the remaining areas that need improvement including the reduction of classified assets, maintaining an adequate Allowance for Loan and Lease Losses (ALLL), strengthening the capital planning process, and developing a strategic plan commensurate with planned growth and risk profile of the institution. The Bank was released from this Supervisory Directive on January 8, 2013.

On August 3, 2012, the Company and the Bank entered into a Memorandum of Understanding (MOU) with the Federal Reserve Bank of San Francisco. The MOU requires management to reduce the level of classified assets, strengthen credit risk management practices, prohibits payment of dividends or payments of interest or principal on subordinated debentures or trust preferred securities without prior written consent of the Reserve Bank. The Bank was released from this MOU effective January 9, 2013.

Note 21	Equity Transactions

The Articles of Incorporation were amended during 2012 to provide that 1,500,000 shares of common stock (out of the 68,000,000 shares authorized) be designated as Class C nonvoting stock. At December 31, 2014 and 2013, respectively, there were 1,307,218 and 359,588 shares of Class C nonvoting stock issued and outstanding.

E-36

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 21	Equity Transactions, continued

During 2011, the Articles of Incorporation were amended to provide that 1,000,000 shares of common stock (out of the 68,000,000 shares authorized) be designated as Class B nonvoting stock. At December 31, 2014 and 2013, there were 500,000 shares of Class B nonvoting stock issued and outstanding. The Articles were amended during 2010 to increase the total number of authorized shares of stock to 68,500,000. After the amendment, total authorized common shares are 68,000,000 and preferred shares are 500,000.

The Corporation had private placement stock offerings during 2014 and 2013. During 2014, a total of 9,600,000 shares of stock were sold, raising additional capital of $12,000,000. During 2013, a total of 5,919,690 shares of stock were sold, raising additional capital of $6,512,000. As a result of these stock sales, additional capital of $9,400,000 and $5,000,000 was contributed to the Bank during 2014 and 2013, respectively. Sales proceeds were reduced by stock issuance costs of $485,000 in 2014 and $389,000 in 2013. Stock issuance costs of $429,000 and $357,000 in 2014 and 2013, respectively, were paid to firms affiliated with two directors.

In March 2011, the Corporation executed investment agreements with private equity firms and other accredited investors for the issuance of 8,000,000 shares of common stock at $1.00 per share. Each agreement includes a “dilutive transaction” clause which requires the Corporation to issue additional common stock to the investor if company stock is sold for less than $1.00 per share at any time during the two year period following March 2011. No stock was sold in 2013 for less than $1.00 per share. The agreements also grant to each investor an option to purchase an additional 3,250,000 shares of common stock at $1.00 per share provided the exercise of such option does not cause the investor to be deemed to control more than 9.9% of the Corporation’s voting stock without prior regulatory approval. The options expired on the first anniversary of the agreement.

Note 22	Fair Value of Financial Instruments

The estimated fair values of financial instruments that are reported in the Corporation’s consolidated balance sheets at December 31, 2014 and 2013, were as follows (dollars in thousands):

	2014		2013
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and due from bank	$10,530	$10,530	$6,507	$6,507
Interest-bearing deposits	69,637	69,637	32,118	32,118
Investment securities	13,757	13,690	14,439	14,222
Other investments	2,583	2,583	2,282	2,282
Loans receivable (net)	425,562	423,729	355,049	351,105
Accrued interest receivable	1,279	1,279	1,087	1,087
Bank owned life insurance	5,938	5,938	5,751	5,751

Financial Liabilities:
Deposits	472,161	472,777	370,084	370,417
FHLB advances	15,800	15,836	14,800	14,787
Trust preferred securities	3,609	3,609	3,609	3,609
Accrued interest payable	219	219	172	172

E-37

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 22	Fair Value of Financial Instruments

The Corporation assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, the fair values of the Corporation’s financial instruments will change when interest rate levels change, and that change may be either favorable or unfavorable to the Corporation. Management attempts to match maturities of assets and liabilities to the extent believed necessary to manage interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to prepay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities, and attempts to manage interest rate risk by adjusting terms of new loans and deposits, by investing in securities with terms that mitigate the Corporation’s overall interest rate risk.

The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

Cash and Due from Banks: The carrying amounts of cash and due from banks approximate fair values.

Interest-Bearing Deposits: The carrying amounts of interest-bearing deposits at other financial institutions approximate fair values.

Investment Securities: The fair value of securities is based on quoted market prices, pricing models, quoted prices of similar securities, independent pricing sources and discounted cash flows.

Other Investments: The carrying value of Federal Home Loan Bank, Pacific Coast Banker’s Bancshares stock, and Federal Reserve Bank stock approximates their fair value.

Loans: The fair value of variable rate loans that reprice frequently and have no significant change in credit risk is based on the carrying value. Fair value of fixed rate loans are estimated using discounted cash flow analyses using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of impaired loans is estimated using discounted cash flow analyses or underlying collateral values, where applicable.

Bank Owned Life Insurance: The fair value of BOLI policies are based on the various insurance contracts’ cash surrender value.

Deposits: The fair values disclosed for demand deposits (for example, interest-bearing checking accounts and savings accounts) are, by definition, equal to the amount payable on demand at the reporting date (that is, their carrying amounts). The fair values for time deposits are estimated using a discounted cash flow calculation that applies interest rates currently being offered on time deposits to a schedule of aggregated contractual maturities on such time deposits.

FHLB Advances: The fair value of the Corporation’s long-term borrowings are estimated using discounted cash flow analyses based on the Corporation’s current incremental borrowing rates for similar types of borrowing arrangements.

E-38

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 AND 2013

Note 22	Fair Value of Financial Instruments, continued

Trust Preferred Securities: The carrying value of the Corporation’s long-term trust preferred securities approximate the fair value. The trust preferred securities are variable rate liabilities that fluctuate with changes in interest rates over their remaining life.

Accrued Interest: The carrying amounts of accrued interest approximate its fair value.

Off-Balance-Sheet Instruments: The fair value of commitments to extend credit and standby letters of credit was estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the customers. Since the majority of the Corporation’s off-balance-sheet instruments consist of non-fee-producing, variable-rate commitments, the Corporation has determined they do not have a distinguishable fair value.

Note 23	Fair Value Measurements

The Corporation has adopted authoritative guidance issued by the FASB regarding fair value measurements for financial assets and financial liabilities. The authoritative guidance defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. The authoritative guidance issued by the FASB defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. The price in the principal (or most advantageous) market used to measure the fair value of the asset or liability shall not be adjusted for transaction costs. An orderly transaction is a transaction that assumes exposure to the market for a period prior to the measurement date to allow for marketing activities that are usual and customary for transactions involving such assets and liabilities; it is not a forced transaction. Market participants are buyers and sellers in the principal market that are (i) independent, (ii) knowledgeable, (iii) able to transact and (iv) willing to transact.

The authoritative guidance issued by the FASB requires the use of valuation techniques that are consistent with the market approach, the income approach and/or the cost approach. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable assets and liabilities. The income approach uses valuation techniques to convert future amounts, such as cash flows or earnings, to a single present amount on a discounted basis. The cost approach is based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). Valuation techniques should be consistently applied. Inputs to valuation techniques refer to the assumptions that market participants would use in pricing the asset or liability. Inputs may be observable, meaning those that reflect the assumptions market participants would use in pricing the asset or liability developed based on market data obtained from independent sources, or unobservable, meaning those that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In that regard, the authoritative guidance establishes a fair value hierarchy for valuation inputs that gives the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The fair value hierarchy is as follows:

•	Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

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COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

Note 23	Fair Value Measurements, continued

•	Level 2 Inputs: Inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. These might include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (such as interest rates, volatilities, prepayment speeds, credit risks, etc.) or inputs that are derived principally from or corroborated by market data by correlation or other means.

•	Level 3 Inputs: Unobservable inputs for determining the fair values of assets or liabilities that reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

A description of the valuation methodologies used for instruments measured at fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy, is set forth below.

In general, fair value is based upon quoted market prices, where available. If such quoted market prices are not available, fair value is based upon internally developed models that primarily use, as inputs, observable market-based parameters. Valuation adjustments may be made to ensure that financial instruments are recorded at fair value. These adjustments may include amounts to reflect counterparty credit quality and the Corporation’s creditworthiness, among other things, as well as unobservable parameters. Any such valuation adjustments are applied consistently over time. The Corporation’s valuation methodologies may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. While management believes the Corporation’s valuation methodologies are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date.

Securities Available-for-Sale: U.S. Treasury securities are reported at fair value utilizing Level 1 inputs. Other securities classified as available-for-sale are reported at fair value utilizing Level 2 inputs. For these securities, the Corporation obtains fair value measurements from an independent pricing service. The fair value measurements consider observable data that may include dealer quotes, market spreads, cash flows, the U.S. Treasury yield curve, live trading levels, trade execution data, market consensus prepayment speeds, credit information and the bond’s terms and conditions, among other things.

Impaired Loans: Certain impaired loans are reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.

Other Real Estate Owned and Repossessed Assets: Other real estate owned and repossessed assets represents foreclosed and repossessed assets that are reported at the fair value less estimated selling costs of the underlying property. The fair values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on information obtained from customized discounting criteria.

E-40

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

Note 23	Fair Value Measurements, continued

The following table summarizes financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure the fair value (dollars in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value
December 31, 2014:
Available-for-Sale
U.S. Treasury securities	$4,002	$-	$-	$4,002
U.S. Government agencies	-	5,950	-	5,950
U.S. Agency collateralized mortgage obligations	-	655	-	655
Mortgage-backed securities	-	186	-	186
Municipals	-	495	-	495
Totals	$4,002	$7,286	$-	$11,288

December 31, 2013:
Available-for-Sale
U.S. Treasury securities	$2,001	$-	$-	$2,001
U.S. Government agencies	-	7,923	-	7,923
U.S. Agency collateralized mortgage obligations	-	1,106	-	1,106
Mortgage-backed securities	-	370	-	370
Municipals	-	491	-	491
Totals	$2,001	$9,890	$-	$11,891

Certain financial assets are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments in certain circumstances (for example, when there is evidence of impairment). Financial assets measured at fair value on a nonrecurring basis include certain impaired loans reported at the fair value of the underlying collateral if repayment is expected solely from the collateral. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria.

E-41

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2014 and 2013

Note 23	Fair Value Measurements, continued

The following table summarizes financial assets measured at fair value on a nonrecurring basis as of December 31, 2014 and 2013, segregated by the level of the valuation inputs within the fair value hierarchy utilized to measure the fair value (dollars in thousands):

	Level 1 Inputs	Level 2 Inputs	Level 3 Inputs	Total Fair Value

December 31, 2014:
Impaired loans	$-	$6,958	$-	$6,958
Less specific valuation allowance for possible loan losses	-	(588)	-	(588)
Impaired loans, net	$-	$6,370	$-	$6,370

December 31, 2013:
Impaired loans	$-	$6,346	$-	$6,346
Less specific valuation allowance for possible loan losses	-	(350)	-	(350)
Impaired loans, net	$-	$5,996	$-	$5,996

Certain nonfinancial assets are measured at fair value on a nonrecurring basis. Nonfinancial assets measured at fair value on a nonrecurring basis include other real estate owned which, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for loan losses and certain other real estate owned, which subsequent to their initial recognition, were remeasured at fair value through a writedown included in other noninterest expense. The fair value of other real estate owned is estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. During the years ended December 31, 2014 and 2013, all fair value measurements for foreclosed assets utilized Level 2 inputs.

The following table presents foreclosed assets that were remeasured and reported at fair value (dollars in thousands):

	2014	2013
Foreclosed assets remeasured at initial recognition:
Carrying value of foreclosed assets prior to remeasurement	$1,622	$189
Charge-offs recognized in the allowance for loan losses	(153)	(51)
Fair Value	$1,469	$138

Foreclosed assets remeasured subsequent to initial recognition:
Carrying value of foreclosed assets prior to remeasurement	$216	$256
Writedowns included in other noninterest expense	(69)	(81)
Fair Value	$147	$175

Charge-offs recognized upon loan foreclosures are generally offset by general or specific allocations of the allowance for loan losses and generally do not significantly impact the Corporation’s provision for loan losses. Regulatory guidelines require the Corporation to reevaluate the fair value of other real estate owned on at least an annual basis.

E-42

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATING BALANCE SHEET

DECEMBER 31, 2014

(Dollars in Thousands)

	COASTAL	COASTAL		CONSOLIDATED
	FINANCIAL	COMMUNITY		BALANCES
	CORPORATION	BANK	ELIMINATIONS	2014
ASSETS
Cash and due from banks	$2,622	$10,530	$(2,622)	$10,530
Interest-bearing deposits in banks	-	69,637	-	69,637
Investment securities	-	13,757	-	13,757
Investment in subsidiaries	53,460	-	(53,351)	109
Other investments	-	2,583	-	2,583
Loans	-	431,119	-	431,119
Allowance for loan losses	-	(5,557)	-	(5,557)
Net loans	-	425,562	-	425,562

Bank premises and equipment, net	-	10,461	-	10,461
Other real estate owned and repossessed assets	-	3,409	-	3,409
Accrued interest receivable	-	1,279	-	1,279
Bank owned life insurance	-	5,938	-	5,938
Deferred tax asset	23	2,383	-	2,406
Other assets	35	804	-	839

Total Assets	$56,140	$546,343	$(55,973)	$546,510

LIABILITIES
Deposits	$-	$474,783	$(2,622)	$472,161
FHLB advances	-	15,800	-	15,800
Trust preferred securities	3,609	-	-	3,609
Deferred compensation	-	1,429	-	1,429
Accrued interest payable	4	215	-	219
Other liabilities	6	765	-	771

Total Liabilities	3,619	492,992	(2,622)	493,989

SHAREHOLDERS' EQUITY
Common stock, no par value: Authorized - 68,000,000 shares Issued and outstanding - 46,066,021 shares	51,859	8,355	(8,355)	51,859
Additional paid-in capital	-	44,905	(44,905)	-
Retained earnings	691	120	(120)	691
Accumulated other comprehensive loss, net of tax benefit	(29)	(29)	29	(29)

Total Shareholders' Equity	52,521	53,351	(53,351)	52,521

Total Liabilities and Shareholders' Equity	$56,140	$546,343	$(55,973)	$546,510

See Independent Auditor's Report.

E-43

COASTAL FINANCIAL CORPORATION AND SUBSIDIARY

CONSOLIDATING STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2014

(Dollars in Thousands)

	COASTAL	COASTAL		CONSOLIDATED
	FINANCIAL	COMMUNITY		BALANCES
	CORPORATION	BANK	ELIMINATIONS	2014

Interest income
Interest and fees on loans	$-	$22,085	$-	$22,085
Interest on investment securities	3	149	-	152
Interest on interest-bearing deposits with financial institutions	-	123	-	123

Total interest income	3	22,357	-	22,360

Interest expense
On deposits	-	1,858	-	1,858
On borrowed funds	85	89	-	174

Total interest expense	85	1,947	-	2,032

Net interest income (expense)	(82)	20,410	-	20,328

Provision for loan losses	-	1,690	-	1,690
Net interest income (expense) after provision for loan losses	(82)	18,720	-	18,638

Non-interest income
Gain on sales of loans	-	1,160	-	1,160
POS fees	-	665	-	665
NSF fees	-	358	-	358
Service charges on deposit accounts	-	231	-	231
Bank owned life insurance earnings	-	208	-	208
Merchant services income	-	178	-	178
Equity in undistributed income of subsidiary	2,436	-	(2,436)	-
Other	-	336	-	336

Total non-interest income	2,436	3,136	(2,436)	3,136

Non-interest expense
Salaries and employee benefits	-	10,455	-	10,455
Occupancy	-	1,736	-	1,736
Data processing	-	1,154	-	1,154
Advertising	-	713	-	713
Director and staff expenses	41	562	-	603
Writedowns on repossessed assets	-	439	-	439
FDIC assessments	-	332	-	332
POS expense	-	325	-	325
Excise taxes	-	303	-	303
Legal and professional fees		270	-	270
Business development	-	263	-	263
OREO operating expense	-	93	-	93
Writedowns on OREO	-	69	-	69
Other	12	1,533	-	1,545

Total non-interest expense	53	18,247	-	18,300

Income before income tax (benefit)	2,301	3,609	(2,436)	3,474
Federal income tax (benefit)	(46)	1,173	-	1,127

Net income	$2,347	$2,436	$(2,436)	$2,347

See Independent Auditor's Report.

E-44

FORM OF PROXY

PRIME PACIFIC FINANCIAL SERVICES, INC.

PLEASE SIGN AND RETURN IMMEDIATELY

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Tim McMahon and Glenn Deutsch, each with the full power to act alone and substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Prime Pacific Financial Services, Inc. (the “Company”) held of record by the undersigned on ______________, at the Special Meeting of Shareholders to be held on ______________, or any adjournment of such Special Meeting.

1.	Approval of Merger. To approve the Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2015, by and between Prime Pacific Financial Services, Inc. and Coastal Financial Corporation.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Adjournment. To approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Other Business. To transact such other business as may properly be presented at the Special Meeting and any adjournments or postponements of such meeting.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE MERGER AND ADJOURNMENT PROPOSALS.

Management knows of no other matters that may properly be, or which are likely to be, brought before the meeting. However, if any other matters are properly presented at the meeting, this proxy will be voted in accordance with the recommendations of the Board of Directors.

The Board of Directors recommends a vote “FOR” the listed propositions.

DATED: _________________	No. of Shares Owned: _________________

Signature of Shareholder	Signature of Shareholder

Print Name of Shareholder	Print Name of Shareholder

WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

PART III — EXHIBITS

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Amended and Restated Articles of Incorporation of Coastal Financial Corporation

2.2	Bylaws of Coastal Financial Corporation

6.1	Employment Agreement by and between Coastal Financial Corporation, Coastal Community Bank and Eric Sprink

6.2	Coastal Financial Corporation 2006 Stock Option and Equity Compensation Plan, as amended

6.3	Coastal Financial Corporation Directors’ Stock Bonus Plan

7.1	Amended and Restated Agreement and Plan of Merger, dated as of June 29, 2015, by and between Coastal Financial Corporation and Prime Pacific Financial Services, Inc. (included as Annex A to proxy statement/offering circular)

10.1	Powers of Attorney (included on signature page to offering statement)

11.1	Consent of Stovall, Grandey & Allen, L.L.P. (independent registered public accounting firm of Coastal Financial Corporation)*

11.2	Consent of Stovall, Grandey & Allen, L.L.P. (independent registered public accounting firm of Prime Pacific Financial Services, Inc.)*

11.3	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 12.1)

12.1	Legality Opinion of Kilpatrick Townsend & Stockton LLP*

_________________________________________

* To be filed by amendment.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, on ____________________.

COASTAL FINANCIAL CORPORATION

By:
Eric Sprink
President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned directors and officers of Coastal Financial Corporation (the “Company”) hereby severally constitute and appoint Eric Sprink and Joel Edwards, with full power of substitution, our true and lawful attorneys-in-fact and agents, to do any and all things in our names in the capacities indicated below which said Eric Sprink and Joel Edwards may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules regulations and requirements of the Securities and Exchange Commission, in connection with the Regulation A Offering Statement on Form 1-A of the Company, including specifically but not limited to, power and authority to sign for us in our names in the capacities indicated below, the Regulation A Offering Statement and any and all amendments thereto; and we hereby ratify and confirm all that said Eric Sprink and Joel Edwards shall lawfully do or cause to be done by virtue thereof.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

President and Chief Executive Officer and
Eric Sprink	Director (principal executive officer)

Executive Vice President and Chief
Joel Edwards	Financial Officer (principal financial and accounting officer)

Director
Andrew Dale

Director
John Haugen, Jr.

Director
Steven Hovde

Director
Thomas Lane

Director
Charles Nelson

Director
James Shaffer

Director
Andy Skotdal

Director
Jack Thompson

Director
Greg Tisdel